THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED JANUARY 13, 2000.

                                3,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                               ------------------

    VantageMed is offering 3,000,000 shares of its common stock. This is our initial public offering. We have applied for approval for quotation of our common stock on the Nasdaq National Market under the symbol "VMDC." We anticipate that the initial public offering price will be between $10.00 and $12.00 per share.

                            ------------------------

               AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                             ---------------------

                                                 PER SHARE              TOTAL
                                                 ---------              -----
Public offering price.....................
Underwriting discounts and commissions....
Proceeds to VantageMed....................

    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT, NOR HAS ANY STATE SECURITIES REGULATOR, APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    VantageMed has granted the underwriters a 30-day option to purchase up to an additional 450,000 shares of common stock to cover any over-allotments. The underwriters expect to deliver the shares of common stock to purchasers on or about January __, 2000.

                            ------------------------

ADVEST, INC.                                                 J.C. BRADFORD & CO.

                 THE DATE OF THIS PROSPECTUS IS         , 2000

                             DESCRIPTION OF ARTWORK

INSIDE FRONT COVER

    Two stripes run horizontally across the top of the page. Below is the caption "Extending Our Healthcare Information Technology Through the Internet." Centered horizontally below the caption is a large oval. Across the top edge of the oval is the caption, "VantageMed Future Internet Services..." Directly below, in the center top portion of the oval, are five lines of text as follows:
"Information Transfer"; "Insurance Eligibility & Authorizations"; "Electronic Medical Claims & Statements"; "Clinical Information"; and "Pharmacy Prescriptions & Refills." In the right half of the oval are five lines of text as follows: "Communications"; "Patient--Provider Messages"; and "Remote Provider Access to Office Administrative and Patient Data." In the left half of the oval are five lines of text as follows: "Services"; "Application Services Outsourcing"; "Medical Records Transcription"; "Automated Software Support and Upgrades." In the lower center of the oval is a triangle containing the word, "Internet." Across the lower edge of the oval is the caption, "Linking the Medical Practice to the Outside World." Below the oval, centered on the page, are two small triangles connecting the oval to three smaller linked ovals. These lower ovals are as follows: the left oval, with the caption, "Practice Management," contains a picture of a woman typing at a computer terminal; the right oval, with the caption, "Clinical Records," contains a picture of a doctor ministering to a patient; the middle oval, with the caption "Managed Care," shows a woman working at a computer terminal. In the center linked portion of these three ovals is the word, "Internet."

    In the lower right corner of the page is the caption, "10,000 Customer Sites Currently Using Our Systems" and the VantageMed logo. In the lower left corner of the page is the caption, "Integrated Systems with an Internet Advantage." A solid stripe runs across the bottom of the page.

INSIDE BACK COVER

    Centered horizontally across the top of the page is the caption, 'VantageMed Regional Offices. A National Company with a Local Presence. Products and Services Created on a National Scale...Sold and Supported Locally by 15 Strategically Located Offices.'

    Below this caption is a map of the United States with the State of Alaska appearing to the left of the top caption. This map is in contrasting pastel colors and is marked and the locations, including city names, of each of VantageMed's regional offices are marked with a dot. These regional offices include: Seattle, Washington; Sacramento and Van Nuys, California; Honolulu, Hawaii; Boulder, Colorado; Kansas City, Missouri; Little Rock, Arkansas; Houston, Texas; Springfield, Illinois; Birmingham, Alabama; Detroit, Michigan; Pittsburgh, Pennsylvania; Greensboro, North Carolina; Pompton Plains, New Jersey; and Boston, Massachusetts.

    Arranged below the map are logo for VantageMed and for the following VantageMed products: Ridgemark; eMCee; Therapist Helper; DentalMate; and Chart Keeper.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Summary.....................................................      1
Risk Factors................................................      4
Special Note Regarding Forward Looking Statements...........     13
Use of Proceeds.............................................     14
The Company.................................................     15
Dividend Policy.............................................     15
Dilution....................................................     16
Capitalization..............................................     17
Selected Consolidated Financial Data........................     18
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     19
Business....................................................     32
Management..................................................     44
Certain Transactions and Relationships......................     53
Principal Stockholders......................................     55
Description of Capital Stock................................     57
Shares Eligible for Future Sale.............................     62
Underwriting................................................     64
Legal Matters...............................................     65
Experts.....................................................     65
Where You Can Find More Information.........................     66
Index to Financial Statements...............................    F-1

                            ------------------------

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THE ENTIRE PROSPECTUS SHOULD BE READ CAREFULLY, INCLUDING THE RISK FACTORS SECTION AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS. UNLESS OTHERWISE INDICATED, THIS PROSPECTUS ASSUMES THAT THE UNDERWRITERS HAVE NOT EXERCISED THEIR OPTION TO PURCHASE ADDITIONAL SHARES, THAT A ONE-FOR-THREE REVERSE STOCK SPLIT HAS OCCURRED AND THAT ALL SHARES OF CONVERTIBLE PREFERRED STOCK AND A PROMISSORY NOTE IN THE PRINCIPAL AMOUNT OF $3.0 MILLION ISSUED TO FRIEDLI CORPORATE FINANCE HAVE BEEN AUTOMATICALLY CONVERTED INTO SHARES OF COMMON STOCK. VANTAGEMED, DENTALMATE, RIDGEMARK, EMCEE, THERAPIST HELPER, CHARTKEEPER AND MEDSOFT ARE TRADEMARKS OF VANTAGEMED CORPORATION OR ITS WHOLLY-OWNED SUBSIDIARIES. THIS PROSPECTUS ALSO CONTAINS OTHER TRADE NAMES AND TRADEMARKS OF VANTAGEMED AND OF OTHER COMPANIES.

                                  OUR BUSINESS

    VantageMed is a provider of healthcare information systems and services distributed to over 10,000 customer sites through a national network of 15 regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians, dentists, other healthcare providers and provider organizations. We provide our customers with:

    - Windows-based software products that are enabled for easy access to the Internet;

    - computer hardware and supplies;

    - product maintenance and support services; and

    - electronic processing of patient statements and insurance claims, commonly referred to as electronic transaction services.

    Since July 1997, we have acquired 26 healthcare information systems companies in order to build a national distribution network and increase our customer base. Historically, approximately 50% of our revenues have been generated from the sale of software and systems, with the remaining 50% of our revenues generated from customer support and electronic services.

    Initially, our products were sold primarily to physicians. Through our acquisitions, we have expanded our customer base to include dentists, behavioral health providers and provider organizations. Currently, in excess of 80% of our total revenues come from sales of products and services to existing customers. We believe these recurring revenues are a strong indicator of customer satisfaction and future revenue potential. We are leveraging our distribution network to increase our revenues through the sale of our Windows-based products and services. We have enhanced several of our products and services to provide easy access to the Internet and to facilitate the transfer of information over the Internet. These enhanced products and services are referred to throughout this prospectus as "Internet-enabled" products and services.

    Our installed customer base, software products and services, and Internet strategy have positioned us to address the information needs of healthcare providers through the implementation and continued development of our integrated technology solution.

                                  OUR INDUSTRY

    The healthcare industry's information technology infrastructure is characterized by numerous, incompatible and, in many cases, old or outdated software systems known as legacy products. Healthcare information is often communicated via paper, fax, and telephone, resulting in errors and delays. We believe that these inefficiencies lead to wasteful spending and have contributed to rising healthcare costs. In order to compete effectively in today's complex healthcare environment, healthcare providers need advanced integrated systems that streamline access to information and improve the flow of information among healthcare participants.

    The Internet has created a new means for healthcare providers and provider organizations to interact directly with patients and other healthcare participants. As a result, we believe that healthcare providers can benefit from technology solutions that integrate Internet functionality with software systems that support the management of healthcare practices. We are continuing to expand the Internet capabilities of our existing Windows-based products and developing new Windows-based, Internet-enabled products to increase our customers' access to information and their ability to communicate with numerous other healthcare participants. Since our customers are already utilizing our software products and services, we are a logical candidate to provide them with the next generation of Internet-based technology solutions.

    We believe both the healthcare information systems industry and the market it serves are highly fragmented, with over 500 geographically dispersed healthcare information systems companies serving healthcare providers throughout the U.S., primarily on a regional basis. This market dynamic presents significant opportunities to grow our business through strategic business combinations.

                                  OUR STRATEGY

    Our objective is to expand our market share through acquisitions and internal growth and to increase our recurring revenues in order to strengthen our position as a supplier of healthcare information systems and services. We intend to increase our revenues and market share through growth strategies that focus on:

    - offering Windows-based, Internet-enabled products and services;

    - enabling our customers to move from legacy products to our Windows-based, Internet-enabled products;

    - strengthening our national distribution network through the selective acquisition of established healthcare information systems companies in attractive regional markets;

    - cross-selling our products and services to existing customers and pursuing opportunities with new customers; and

    - forming strategic Internet affiliations to develop a full range of services for clinical, administrative and electronic commerce functions in order to become our customers' primary Internet interface.

                                  THE OFFERING

Common stock offered by VantageMed...........  3,000,000 shares
Common stock outstanding after this
  offering...................................  8,648,450 shares
Use of proceeds by VantageMed................  Repayment of approximately $3.5 million of indebtedness, working capital and general
                                               corporate purposes, including financing of
                                               possible future acquisitions. See "Use of
                                               Proceeds."
Proposed Nasdaq National Market symbol.......  VMDC

    The number of shares outstanding after the offering is based upon shares outstanding as of December 31, 1999 and assumes an initial public offering price of $11.00 per share and a closing date of January 31, 2000 for purposes of determining the number of shares we will issue upon conversion of the promissory notes in the principal amount of $3.0 million issued to Friedli Corporate Finance. The number of shares outstanding excludes, as of December 31, 1999, 451,878 shares of common stock available for issuance under our 1998 Stock Option/Stock Issuance Plan, 548,122 shares of common stock issuable upon exercise of outstanding stock options, 43,333 shares of common stock issuable upon the exercise of outstanding warrants and 83,784 shares of common stock issuable on the conversion of promissory notes convertible at the election of the holders.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     YEAR ENDED             NINE MONTHS ENDED
                                                                 DECEMBER 31, 1998          SEPTEMBER 30, 1999
                                                              ------------------------   ------------------------
                                                               ACTUAL    PRO FORMA(1)     ACTUAL    PRO FORMA(1)
                                                              --------   -------------   --------   -------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
  Software and systems......................................  $ 3,943      $ 10,053      $ 5,751      $  9,654
  Customer support and electronic services..................    5,430        13,335        6,709        10,857
                                                              -------      --------      -------      --------
    Total revenues..........................................    9,373        23,388       12,460        20,511
Operating Costs and Expenses:
  Software and systems......................................    2,146         4,464        2,603         3,803
  Customer support and electronic services..................    3,606         7,354        4,462         5,956
  Selling, general and administrative.......................    4,706        13,174        6,213        11,107
  Product development.......................................    1,500         3,330        2,797         3,543
  Depreciation and amortization.............................    1,472         5,943        2,578         4,539
                                                              -------      --------      -------      --------
    Total operating costs and expenses......................   13,430        34,265       18,653        28,948
                                                              -------      --------      -------      --------
Loss From Operations........................................   (4,057)      (10,877)      (6,193)       (8,437)
Interest expense, net.......................................     (207)         (274)        (419)         (484)
                                                              -------      --------      -------      --------
Loss Before Income Taxes....................................   (4,264)      (11,151)      (6,612)       (8,921)
                                                              -------      --------      -------      --------
Benefit for income taxes....................................     (343)       (1,387)      (3,284)       (3,652)
                                                              -------      --------      -------      --------
Net loss....................................................  $(3,921)     $ (9,764)     $(3,328)     $ (5,269)
                                                              =======      ========      =======      ========
Basic and diluted loss per share(2).........................  $ (1.82)     $  (3.22)     $ (1.16)     $  (1.54)
Weighted-average shares--basic and diluted(2)...............    2,158         3,032        2,877         3,415
Basic and diluted loss per share(3).........................               $  (2.96)                  $  (1.28)
Weighted-average shares--basic and diluted(3)...............                  3,301                      4,141

                                                                      AS OF SEPTEMBER 30, 1999
                                                              ----------------------------------------
                                                                                         PRO FORMA(5)
                                                               ACTUAL    PRO FORMA(4)     AS ADJUSTED
                                                              --------   -------------   -------------
CONSOLIDATED BALANCE SHEET DATA:
Net working capital.........................................  $(4,170)     $ (1,599)       $ 27,761
Total assets................................................   30,715        46,118          72,478
Long-term debt, net of current portion......................    2,243         3,095           3,095
Series A-1 preferred stock..................................        2             2              --
Series B preferred stock....................................       --            --              --
Accumulated deficit.........................................   (7,612)       (7,612)        (10,642)
Total stockholders' equity..................................   20,456        30,511          59,871

------------------------------

(1) The pro forma consolidated statement of operations data presents our consolidated results of operations as if our acquisitions had occurred as of January 1, 1998. The pro forma information is not necessarily indicative of what would have occurred had the acquisitions been made as of such periods, nor is it indicative of future results of operations.

(2) Common equivalent shares from preferred stock, stock options, warrants and convertible notes have been excluded from the computation of diluted earnings (loss) per share in all loss periods, as their effect is antidilutive.

(3) Includes shares of preferred stock converted to common shares as if the shares had been converted on the dates of their issuance. Series A-1 and B preferred shares convert into 0.33386 and 1.09 shares of common stock, respectively, assuming an offering price of $11 per share.

(4) The pro forma balance sheet presents information as if our acquisitions that occurred after September 30, 1999 occurred as of September 30, 1999 and has been adjusted to record the October issuance of a $3.0 million convertible promissory note with a beneficial conversion feature in the amount of $3.0 million.

(5) The pro forma as adjusted balance sheet data presents information as if our acquisitions that occurred after September 30, 1999 occurred as of September 30, 1999 and has been adjusted to reflect the conversion of all outstanding shares of preferred stock into 730,334 shares of common stock upon completion of this offering, conversion of a $3.0 million promissory note plus accrued interest into 555,856 shares of common stock upon completion of this offering, and receipt of the estimated net proceeds from the sale of the 3,000,000 shares of common stock offered by us at an assumed offering price of $11.00 per share, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses. The pro forma as adjusted balance sheet also records interest expense related to the beneficial conversion feature of the $3.0 million note and records the effect of the warrant issued to purchase 13,333 shares of common stock at 60% of the IPO share price.

                                  RISK FACTORS

    THE PURCHASE OF OUR COMMON STOCK INVOLVES A HIGH DEGREE OF INVESTMENT RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY, A HISTORY OF LOSSES, EXPECT OUR EXPENDITURES TO INCREASE AND OUR LOSSES TO CONTINUE, AND MAY NEVER ACHIEVE PROFITABILITY

    We have incurred operating losses since we became a Delaware corporation in April 1997. We operate with a negative cash flow primarily due to acquisition expenses, prior debt incurred by acquired companies and assumed by us, and the costs of improving our operating, sales and product development infrastructure. In our first two years of operation, we incurred aggregate net losses of $7.3 million, of which $3.4 million was amortization and depreciation. Our business strategies may not be successful and we may not be able to achieve or sustain revenue growth or profitability.

IF WE FAIL TO GENERATE RECURRING REVENUES FROM OUR EXISTING CUSTOMERS, WE MAY BE UNABLE TO ACHIEVE OR SUSTAIN REVENUE GROWTH AND PROFITABILITY

    Our financial success depends upon our ability to increase revenues derived from existing customers. To this end, we focus our marketing efforts on upgrading existing systems, and providing new software that enables our customers to migrate from legacy to Windows-based products. If existing customers fail to upgrade or migrate to our newer systems, we may not be able to increase our revenues or obtain profitability in the near term or at all.

IF WE FAIL TO INTERNET-ENABLE OUR PRODUCTS IN A TIMELY FASHION WE MAY LOSE OUR MARKET OPPORTUNITY AND MAY BE UNABLE TO ACHIEVE OR SUSTAIN REVENUE GROWTH AND PROFITABILITY

    Not all of our Windows-based products are Internet-enabled and those that are have not been tested in the market for any substantial length of time. If we fail to Internet-enable our products in a timely manner we may lose market share opportunities to competitors and may be unable to increase our revenues or to obtain profitability in the near term or at all.

INTERNET OR TELECOMMUNICATION SERVICE OR PERFORMANCE PROBLEMS OR SOFTWARE ERRORS ARISING AFTER THE INSTALLATION OF OUR SOFTWARE AT CUSTOMER SITES COULD DELAY MARKET ACCEPTANCE OF OUR PRODUCTS, LEAD TO CUSTOMER DISSATISFACTION AND LOSS OF REVENUE AND INJURE OUR BUSINESS REPUTATION

    The performance of our Internet-enabled products depends upon the efficient operation of Internet and telephone connections, web browsers and Internet service providers and upon the reliability of our software, including third-party software incorporated into our software. The Internet and related equipment has experienced periodic operational problems or outages. In addition, software errors that we fail to detect may result in software performance problems. The occurrence of any of these problems could cause customers to experience system delays, failures and loss of data. Such problems could lead to customer dissatisfaction, delays in market acceptance of our products, injury to our business reputation and a loss of revenue.

WE MAY BECOME SUBJECT TO STATE, FEDERAL OR FOREIGN TAXES THAT COULD HARM OUR BUSINESS

    We do not currently collect sales or other similar taxes with respect to revenues from consumers in states other than the state of origin. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies, similar to ours. Expansion of our operations into such states could subject revenues from these states to state sales taxes under current laws. In addition, a federal or foreign tax may potentially be imposed on products and services sold over the Internet. A successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the sale of merchandise or the imposition of federal taxes could seriously harm our business.

    On October 21, 1998, The Internet Tax Freedom Act was signed into law placing a three-year moratorium on new state and local taxes on e-commerce in the United States. The moratorium is expected to end on October 21, 2001. Failure to renew this legislation could result in the broad imposition of state and local taxes on e-commerce, which could seriously harm our business.

IF SECURITY AND LEGAL LIABILITY CONCERNS MAKE CUSTOMERS UNWILLING TO UTILIZE OUR PRODUCTS AND SERVICES TO TRANSMIT MEDICAL INFORMATION OVER THE INTERNET, THE DEMAND FOR OUR PRODUCTS MAY DIMINISH AND WE MAY BE UNABLE TO ACHIEVE OR SUSTAIN PROFITABILITY

    Potential customers may choose not to utilize our Internet-enabled software products because of concerns related to the transfer and management of medical information over the Internet, including:

    - security of the patient medical records being transferred through the Internet;

    - errors in the transmission of sensitive medical data over the Internet;

    - legal liability for data security failures or transmission errors; and

    - regulatory burdens imposed on healthcare participants who use the Internet to transfer confidential patient medical information.

    If these concerns prevent potential customers from buying our products and prevent existing customers from upgrading to our Internet-enabled products, our revenues may not increase and we may be unable to achieve or sustain profitability.

BREACHES OF NETWORK SECURITY COULD DAMAGE OUR BUSINESS REPUTATION, LEAD TO CUSTOMER DISSATISFACTION, DELAY MARKET ACCEPTANCE OF OUR PRODUCTS AND RESULT IN LEGAL AND FINANCIAL LIABILITY AND A LOSS OF REVENUE

    Our electronic transaction services involve the storage and transmission of confidential medical information through our network data centers, over the Internet and over dedicated private data lines. Despite the implementation of security measures, our infrastructure may be vulnerable to physical break-ins, computer viruses or similar disruptive problems. In the event of such a security breach, proprietary and confidential information could be misappropriated or our operations could be interrupted. These problems could damage our business reputation, lead to customer dissatisfaction and delay market acceptance of our products. We may also incur legal and financial liability and a loss of revenue as a result of such problems.

CONCERNS RELATED TO THE INFRASTRUCTURE, SPEED AND RELIABILITY OF THE INTERNET COULD DIMINISH THE DEMAND FOR AND DELAY MARKET ACCEPTANCE OF OUR PRODUCTS AND COULD KEEP US FROM BECOMING PROFITABLE

    The Internet may fail to become a viable mechanism for the delivery, exchange and management of healthcare information due to a number of factors that are out of our control, including:

    - communication speed;

    - reliability of Internet service;

    - Internet capacity;

    - lack of development of complementary products, such as communication devices; and

    - delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity.

    If concerns about such factors prevent potential customers from buying our products and/or prevent existing customers from upgrading to our Internet-enabled products, our Internet-enabled products may not gain market acceptance, our sales revenues may not increase and we may be unable to achieve or sustain profitability.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY CAUSE VOLATILITY OR DECLINE IN THE MARKET PRICE OF OUR COMMON STOCK

    It is possible that our revenues and operating results may be below the expectations of securities analysts or investors in future quarters. If we fail to meet or surpass the expectations of securities analysts or investors, the market price of our common stock will most likely decline. We expect that our quarterly revenue and operating results may fluctuate as a result of a number of factors, including:

    - future acquisitions;

    - entry into new healthcare markets;

    - introduction of new products and service offerings and reductions in prices of products by our competitors;

    - software defects, delays in development and other quality factors;

    - changes in customer demand for our applications and services; and

    - changes within the healthcare industry.

    We expect to increase activities and spending in substantially all of our operational areas. We base our expense levels in part upon our expectations concerning future revenues, and these expense levels are relatively fixed in the short term. If we have lower revenues, we may not be able to make corresponding reductions in our spending in the short term. Any shortfall in revenues would have a direct impact on our results of operations. Fluctuations in our quarterly results or the failure to meet analysts' expectations could affect the market price of our common stock in a manner unrelated to our long-term operating performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY WE MAY LOSE ASSETS OR INCUR COSTLY LITIGATION TO PROTECT OUR RIGHTS

    We rely primarily on a combination of copyrights, trademarks, trade secret laws and restrictions on disclosure to protect our intellectual property. We currently have no patents and limited registered copyrights covering technology related to our products. We have no plans to seek such legal protection and, if we do, protection may not be granted.

    Despite our efforts to protect our intellectual property, a third party or a former employee could copy, reverse engineer or otherwise obtain and use our intellectual property or trade secrets without authorization or could develop software competitive to ours.

    Our intellectual property may be misappropriated or infringed upon or may infringe upon the rights of others. Consequently, litigation may be necessary in the future to enforce our intellectual property rights, to protect our confidential information or trade secrets, or to determine the validity or scope of the rights of others. Litigation could result in substantial costs and diversion of management and other resources and may not successfully protect our intellectual property. Additionally, we may deem it advisable to enter into royalty or licensing agreements to resolve such claims. Such agreements, if required, may not be available on commercially reasonable or desirable terms or at all.

THE LOSS OF EXPERIENCED PERSONNEL TO COMPETITORS OR OUR INABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD SIGNIFICANTLY INTERRUPT OUR BUSINESS OPERATIONS

    Our future success will depend, to a significant extent, on the ability of our management to operate effectively, both individually and as a group. The loss of the services of any of our senior management could negatively impact our ability to carry out our business plan. We are dependent on our ability to attract, retain and motivate high caliber key personnel. Competition for qualified personnel in our industry is intense, and we may not be successful in attracting and retaining such personnel. There are a limited number of persons with the requisite skills available serve in these key positions and it may become increasingly difficult to hire such persons. Our business will suffer if we encounter delays in hiring these additional personnel. Competitors and others have in the past and may in the future attempt to recruit our employees.

YEAR 2000 PROBLEMS COULD CAUSE US TO LOSE REVENUES OR INCUR ADDITIONAL COSTS

    Many currently installed computer and software products are coded to accept only six-digit entries in the date code field rather than the eight-digit entries required to distinguish twenty-first century dates from twentieth century dates. This problem is commonly referred to as the "Year 2000" problem.

    We presently believe that the products we are developing and marketing are Year 2000 compliant. However, as a result of our acquisitions, we have acquired software that is not Year 2000 compliant and that some customers continue to use. It is our policy to notify such customers that their software and/or systems are not Year 2000 compliant and that we have no plans to make them ready for the Year 2000. However, we cannot guarantee that we will be able to identify and contact all such customers. We offer these customers an opportunity to upgrade to newer products that are Year 2000 compliant, but such customers may not upgrade and we may be subject to liability for the non-compliance of these acquired software products.

    We do not independently test third-party software that is incorporated into our products and instead rely on the representations made by the suppliers of such third-party software as to the Year 2000 compliance of their products. Therefore, it is possible that Year 2000 problems will occur with these internal and/or third-party systems. Such problems could have an adverse impact on our business, operating results and financial condition. The risk exists primarily in three areas:

    - potential warranty or other claims from our customers, which may result in significant expense to us;

    - failures of systems we use to run our business, which could disrupt our business operations; and

    - the potential for failures of our products due to Year 2000 problems associated with products developed by other vendors and used in conjunction with our products, which may require that we incur significant unexpected expenses.

OUR NEED FOR ADDITIONAL FINANCING IS UNCERTAIN, AS IS OUR ABILITY TO RAISE FURTHER FINANCING, IF REQUIRED

    We may need to raise additional funds to respond to business contingencies which may include the need to:

    - cover unexpected losses;

    - fund more rapid expansion;

    - fund additional marketing expenditures;

    - enhance our operating infrastructure;

    - respond to competitive pressures; or

    - acquire or develop complementary businesses or necessary technologies.

    Additional financing may not be available on terms favorable to us, or at all. In the event that such financing requires the issuance of additional shares of our capital stock, you will experience dilution in your ownership. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressure could be significantly limited.

OUR CHARTER PROVISIONS COULD HAVE THE EFFECT OF DELAYING OR PREVENTING CORPORATE TAKEOVERS

    Our certificate of incorporation authorizes our board of directors to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The authority to issue this preferred stock could enable our board of directors to deter our acquisition by another company. Additionally, our certificate of incorporation and bylaws contain the following features which could have the effect of delaying or preventing corporate takeovers:

    - a board of directors classified into three classes, which makes it more difficult to acquire immediate control of our board of directors because only a minority of the directors are elected each year;

    - requiring stockholder actions to occur only at duly called meetings of the stockholders, thereby reducing the ability of the stockholders to act contrary to the interests of the board of directors;

    - permitting only the board, chairman president, chief executive officer or holders of the least 20% of our outstanding shares to call a special meeting of the stockholders;

    - requiring advance notice from stockholders for director nominations or other stockholder proposals; and

    - requiring the affirmative vote of at least two-thirds of the stockholders to approve amendments to our certificate and bylaws that affect these anti-takeover provisions.

                 RISKS ASSOCIATED WITH OUR ACQUISITION STRATEGY

IF WE FAIL TO IDENTIFY OR NEGOTIATE THE PURCHASE OF COMPLEMENTARY ACQUISITION CANDIDATES OR IF COMPETITION FOR SUCH CANDIDATES INCREASES, WE MAY BE UNABLE TO GROW OUR BUSINESS AND EXPAND OUR DISTRIBUTION NETWORK AND MAY FAIL TO ACHIEVE OR SUSTAIN PROFITABILITY

    We believe that two of our competitors, Infocure Corporation and Medical Manager Corporation, are undertaking an acquisition strategy similar to ours. If competition for acquisition targets increases, there may be fewer qualified acquisition candidates available to us and the terms of such acquisitions may become less favorable. Identifying appropriate acquisition candidates, negotiating and consummating an acquisition can be a lengthy and costly process, may divert management's attention and may prevent us from growing our business and expanding our distribution network.

PROBLEMS INTEGRATING ACQUIRED COMPANIES COULD RESULT IN SUBSTANTIAL COSTS, DIVERT THE ATTENTION OF OUR MANAGEMENT TEAM, CAUSE US TO LOSE VALUABLE CUSTOMERS AND DILUTE THE VALUE OF OUR ACQUISITIONS

    When we acquire new businesses we must:

    - cross-train existing and acquired sales personnel;

    - standardize accounting, operational and financial functions of acquired businesses;

    - retain key acquired personnel; and

    - incorporate acquired technology into our existing products.

    Problems or delays in the integration process may result in substantial costs and the diversion of management's attention from our existing business. In addition, integration delays could cause us to lose key customers and employees from the acquired company thereby diluting the value of the acquired company.

WE HAVE DISCOVERED MATERIAL WEAKNESSES IN OUR INTERNAL ACCOUNTING CONTROLS WHICH MAY AFFECT OUR FINANCIAL REPORTING.

    During the integration of our acquired companies, we discovered material weaknesses in our internal accounting controls. These weaknesses include inadequate monitoring of key financial processes, inconsistent application of revenue recognition policies and procedures, difficulty in closing the books in some of our offices and inadequate financial reporting. We are implementing a common accounting software platform and closing procedures for all of our regional offices. We have developed and implemented revenue recognition guidelines, policies and procedures, and we are training our regional managers and accountants. We believe that these measures will correct the noted weaknesses. However, there can be no assurance that we will not continue to experience such deficiencies as we continue to further expand our operations.

TECHNICAL PROBLEMS WITH ACQUIRED TECHNOLOGY OR PRODUCTS COULD HARM OUR REPUTATION, RESULT IN UNEXPECTED COSTS AND CAUSE OUR REVENUES TO DECREASE

    Although we test and examine an acquisition target's technology and products prior to consummating an acquisition, there may be technical product problems that we fail to discover. These problems may result in unexpected costs that decrease our revenues and may result in customer dissatisfaction and harm to our business reputation.

WE MAY BECOME RESPONSIBLE FOR UNKNOWN OR UNEXPECTED FINANCIAL OR LEGAL LIABILITIES FOLLOWING AN ACQUISITION

    When we purchase a target company, we generally acquire all of that company's liabilities. Although we perform due diligence prior to an acquisition, we may become responsible for a liability that is unknown or greater than anticipated. Any recourse we may have against the former shareholders of an acquired company in such a situation is limited. Such unexpected liabilities could have a significant negative impact on our profits.

IF OUR ACQUISITION ACTIVITIES DIVERT THE ATTENTION OF OUR MANAGEMENT TEAM AWAY FROM THE DAY-TO-DAY OPERATIONS OF OUR COMPANY, PRODUCT DEVELOPMENT, EXISTING CUSTOMER RELATIONSHIPS AND FINANCIAL PERFORMANCE COULD SUFFER

    As a part of our growth strategy, we intend to acquire additional healthcare information systems companies. The identification and investigation of appropriate acquisition candidates and the negotiation of acquisitions will require a substantial investment of time on the part of our management team. These activities could divert time and attention from our product development and from the day-to-day operations of our company. These disruptions could in turn harm our relationships with existing customers and have a negative effect on our overall financial performance.

OUR ACQUISITION STRATEGY MAY REQUIRE US TO RAISE ADDITIONAL CAPITAL, WHICH COULD RESULT IN DILUTION

    We intend to finance future acquisitions by issuing shares of common and/or preferred stock for all or a substantial portion of the acquisition price. In the event that the potential acquisition candidates are unwilling to accept stock as part of the consideration for the sale of their businesses, we may decide to utilize more of our cash resources, if available, in order to maintain our acquisition program. This may result in the need to raise additional capital. To the extent we issue shares of our capital stock to finance acquisitions or raise capital, you will experience dilution in your ownership.

                       RISKS ASSOCIATED WITH OUR INDUSTRY

INTENSE COMPETITION IN THE MARKET FOR HEALTHCARE INFORMATION SYSTEMS AND SERVICES COULD PREVENT US FROM INCREASING OR SUSTAINING REVENUES AND PREVENT US FROM ACHIEVING OR SUSTAINING PROFITABILITY

    Our competitors vary in size, geographic coverage and scope of products and services offered. The market demand for certain products varies across geographic territories. Industry competitors include organizations such as Medical Manager Corporation, Physician Computer Network, Inc., Infocure Corporation, Medic Computer Systems, Inc., IDX Systems Corporation, CyCare, a division of McKessonHBOC, Quality Systems Inc., MedicaLogic Inc., Dentrix Dental Systems, Inc., and National Data Corporation. Additionally, within each regional market there are several smaller competitors who have developed technologically advanced products offered at lower prices. Finally, with the integration of clinical information systems into practice management systems, several well-funded pharmaceutical, medical supply and biotech companies have entered the practice management systems market. New healthcare information Internet companies may become direct competitors in the future. Many of our competitors have greater financial, research and development, technical, marketing and sales resources than we do. In addition, other entities not currently offering products and services similar to ours may enter our market. We may not be able to compete successfully with current and/or future competitors. Failure to do so could prevent us from increasing or sustaining revenues and achieving profitability.

ECONOMIC AND COST REDUCTION PRESSURES FACED BY HEALTHCARE PROVIDERS MAY LIMIT THE ABILITY OF OUR CUSTOMERS TO BUY OUR PRODUCTS AND SERVICES AND COULD LIMIT OUR PROFITABILITY

    Economic and cost reduction pressures may limit the ability of healthcare providers to make expenditures for new software systems or for upgrades to existing software systems. A reluctance or inability on the part of healthcare providers to make such expenditures could result in fewer sales and could limit our ability to achieve or sustain profitability.

IF WE FAIL TO RESPOND TO THE RAPIDLY CHANGING TECHNOLOGY THAT CHARACTERIZES OUR MARKET, OUR PRODUCTS MAY BE RENDERED OBSOLETE, WE MAY LOSE OUR MARKET OPPORTUNITY AND FAIL TO ACHIEVE OR SUSTAIN PROFITABILITY

    The market for our products is highly competitive and changes rapidly. Therefore, timely introduction of new products, features and services to existing customers will significantly impact our future success. We will be required to meet rapidly changing market demands, respond to market requirements, develop new proprietary solutions, and successfully market new products and enhancements to new customers and our existing customer base.

ANY FAILURE TO COMPLY WITH REGULATIONS GOVERNING THE CONFIDENTIALITY AND INTEGRITY OF HEALTHCARE INFORMATION TRANSMITTED ELECTRONICALLY COULD RESULT IN SEVERE LEGAL AND FINANCIAL LIABILITY, HARM OUR BUSINESS REPUTATION AND RESULT IN A SIGNIFICANT LOSS OF CUSTOMERS

    Federal regulations under the Health Insurance Portability and Accountability Act of 1996 governing the confidentiality and integrity of healthcare information transmitted electronically are complex and are evolving rapidly. Although we believe that our software products meet the current regulatory standards described more fully in the "Business" section of this prospectus, any failure on the part of our software to comply with current or future regulations could subject us to severe legal and financial liability. Such failures could also result in harm to our business reputation and a significant loss of customers.

FUTURE STATE OR FEDERAL LEGISLATION MAY IMPOSE RESTRICTIONS ON THE ABILITY TO TRANSMIT PATIENT DATA OVER THE INTERNET WITHOUT SPECIFIC PATIENT CONSENT AND COULD DIMINISH THE VALUE OF OUR INTERNET-ENABLED SOFTWARE PRODUCTS AND SERVICES AND LOWER OUR REVENUES AND PROFITS

    The confidentiality of patient records is the subject of substantial regulation by state and federal governments. Although compliance with these laws and regulations is at present principally the responsibility of healthcare providers, additional legislation governing the dissemination of medical records has been discussed. If such legislation imposes restrictions on the ability of third-party processors, like us, to transmit certain patient data without specific patient consent, the value of our Internet-enabled products and services to our customers could be diminished, causing our revenues to decrease.

OUR BILLING AND CLAIMS SERVICES ARE SUBJECT TO FEDERAL AND STATE REGULATION AND ANY NON-COMPLIANCE WITH THESE REGULATIONS COULD LEAD TO CIVIL, CRIMINAL AND FINANCIAL LIABILITY

    The performance of our billing and claims services are governed by numerous federal and state civil and criminal laws. Increased scrutiny has been placed on the billing and collection practices of healthcare providers and related entities. Although we believe that we are in compliance with any such regulations that may relate to the provision of our billing and claims services, any non-compliance could lead to civil monetary penalties, criminal fines, imprisonment or exclusion from participation in Medicare, Medicaid and other federally funded healthcare programs for us and the customer involved in the non-compliance.

REGULATIONS THAT RESTRICT THE ABILITY TO DISPENSE OR REFILL CONTROLLED SUBSTANCES THROUGH AN ELECTRONICALLY TRANSMITTED PRESCRIPTION COULD LIMIT THE FUNCTIONALITY OF OUR INTERNET-ENABLED SOFTWARE PRODUCTS AND COULD DIMINISH THE REVENUE GENERATED FROM THESE PRODUCTS

    The Federal Drug Enforcement Agency has promulgated regulations that may prohibit a pharmacy from dispensing and/or refilling controlled substances through an electronically transmitted prescription. These regulations may limit the scope of the prescription ordering and refill functions in our current and future Internet-enabled software products and may diminish the revenues we obtain from the sale of these products.

IF OUR SOFTWARE PRODUCTS ARE DEEMED MEDICAL DEVICES, WE WILL BE SUBJECT TO ADDITIONAL REGULATION THAT COULD RESULT IN CRIMINAL, CIVIL AND FINANCIAL LIABILITY, INCREASE OUR COSTS AND DELAY THE MARKETING OF OUR NEW OR EXISTING PRODUCTS

    The U.S. Food and Drug Administration has jurisdiction under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act to regulate computer products and software as medical devices if they are intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease in humans. We believe that our healthcare information systems are not subject to FDA regulation. If, however, the FDA determined that our products were subject to regulation, non-compliance with applicable requirements could result in, among other things, fines, injunctions, civil penalties, total or partial suspension of production, refusal by the government to approve products, revocation of approval or clearance previously granted and criminal prosecution. Future FDA policies, laws or regulations concerning the development or marketing of healthcare information systems may cause our products to be subject to FDA regulation, which could increase our costs or delay the marketing of new or existing products.

FUTURE REGULATIONS ENACTED BY CONGRESS OR BY STATE GOVERNMENTS MAY ADVERSELY IMPACT THE HEALTHCARE INDUSTRY IN WAYS THAT COULD DAMAGE OUR BUSINESS OPPORTUNITIES OR PROFITABILITY

    The healthcare industry is highly regulated and has been the subject of increasing levels of government regulation during the past several years. We cannot predict with any certainty the types of regulations that might be imposed or the impact that those regulations might have on our business. The adoption of regulations currently unanticipated by us or by the healthcare industry could impose burdensome requirements or restrictions on our products or on the activities of healthcare providers. These restrictions could decrease the demand for our products and could prevent us from growing our business and attaining profitability.

                      RISKS ASSOCIATED WITH THIS OFFERING

PURCHASERS OF OUR COMMON STOCK WILL EXPERIENCE IMMEDIATE SUBSTANTIAL DILUTION

    The purchasers of the shares of common stock sold in this offering will experience immediate and substantial dilution in the pro forma net tangible book value as of September 30, 1999 of their shares of $7.88 per share (assuming an initial public offering price of $11.00 per share).

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE

    Prior to this offering, there has been no public market for our common stock. An active trading market may not develop or be sustained upon consummation of the offering and the market price of the common stock may decline below the initial offering price. The market price of our common stock may fluctuate significantly due to a variety of factors, some of which are outside of our control, including:

    - announcements of technological innovations or new products or services by us or our competitors;

    - fluctuations in our quarterly and annual results of operations;

    - changes in the general condition of the economy or the healthcare or information technology industries;

    - changes in earnings estimates by public market analysts; and

    - changes in our business strategies.

THERE WILL BE A SUBSTANTIAL NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE FOLLOWING THIS OFFERING, WHICH COULD CAUSE OUR STOCK PRICE TO DROP

    Sales of substantial amounts of our common stock in the public market following this offering could adversely affect the market price of the common stock. Upon the completion of this offering, we will have 8,648,450 shares of common stock outstanding. Of this amount, the 3,000,000 shares sold in this offering (plus any additional shares sold upon the underwriters' exercise of their over-allotment option) will be available for immediate sale in the public market unless purchased by our affiliates. An additional 324,269 restricted shares will be available for sale immediately following this offering under Rule 144(k). The remaining 5,324,181 shares of common stock outstanding upon completion of this offering will be available for sale in the public market at various times following completion of this offering. See "Shares Eligible for Future Sale" for a complete description of shares available to be sold in the public market.

SINCE WE HAVE BROAD DISCRETION IN HOW WE USE THE PROCEEDS FROM THIS OFFERING, WE MAY USE PROCEEDS IN WAYS WITH WHICH YOU DISAGREE

    We have allocated approximately $3.5 million of the net proceeds from this offering for the repayment of outstanding debt; the remainder of the net proceeds have not been allocated for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. If our management team fails to use such funds effectively we may fail to achieve or sustain revenue growth or profitability.

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

    Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates" and similar expressions. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus.

    You should read statements that contain these words carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other "forward-looking" information. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business and our profitability and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.

                                USE OF PROCEEDS

    Our net proceeds from the sale and issuance of the 3,000,000 shares of common stock being offered, after deducting the estimated underwriting discounts and estimated offering expenses payable by us and assuming an initial offering price of $11.00 per share, are estimated to be $29.3 million ($33.9 million if the underwriters' over-allotment option is exercised in full).

    We will use the net proceeds of this offering as follows:

                                                               APPROXIMATE
APPLICATION OF NET PROCEEDS                                       AMOUNT
---------------------------                                   --------------
                                                              (IN THOUSANDS)
To repay promissory notes and accrued interest(1)...........     $ 3,477
For working capital and other general corporate purposes,
  including the financing of possible acquisitions of
  complementary products, technologies and businesses.......     $25,823
                                                                 -------
                                                                 $29,300
                                                                 =======

------------------------------

(1) Consists of 17 promissory notes and accrued interest in an aggregate amount of $3,476,500 through January 31, 2000 (the assumed closing date of this offering). The following is a description of the notes we intend to repay:

    - Three notes with a current aggregate balance of $173,260 maturing in December 2000 bearing interest at 8% per year issued in the acquisition of Medical System Solutions, Inc.

    - A note with a current balance of $250,000 maturing in February 2000 bearing interest at 10% per year issued in the acquisition of American Voice Computer, Inc.

    - A note with a current balance of $280,391 maturing in June 2000 bearing interest at 15% per year issued in the acquisition of Civitec Healthcare Computers, Inc.

    - Two notes with a current aggregate balance of $500,000 maturing in October 2001 bearing interest at 10% per year issued in the acquisition of Medical Digital Technologies, Inc.

    - Two notes, one with a current balance of $115,610 maturing in November 2001 bearing interest at 9.75% per year, and the other with a current balance of $222,000 maturing in August 2000 bearing interest at 8% per year, in each case issued in the acquisition of Data Decisions, Inc.

    - A note with a current balance of $142,096 maturing in December 2002 bearing interest at 12% per year issued in the acquisition of CARE Information Systems, Inc.

    - A note with a current balance of $37,500 maturing in March 2000 bearing interest at 6% per year issued in the acquisition of MedSoft, Inc.

    - A note with a current balance of $13,837 maturing in May 2000 bearing interest at 12% per year issued in the acquisition of Metropolitan Information Services, Inc.

    - A note with a current balance of $194,572 maturing in July 2004 bearing interest at 10.5% per year issued in the acquisition of Logos Systems, Inc.

    - A note with a current balance of $47,345 maturing in May 2000 bearing interest at 12.5% per year issued in the acquisition of Brand Software, Inc.

    - A note with a current balance of $300,000 maturing in June 2004 bearing interest at 10% per year issued in the acquisition of Healthcare Information Network, Inc. We will pay the note with the proceeds of this offering if the holder of the note decides not to convert the note into shares of our common stock prior to the close of this offering.

    - A note with a current balance of $700,000 maturing in July 2000 bearing interest at 10% per year issued to Friedli Corporate Finance, a company controlled by one of our directors, Peter Friedli, issued in connection with a bridge loan provided to us.

    - A note with a current balance of $500,000 maturing in December 2000 bearing interest at 12% per year issued in connection with a bridge loan provided to us.

    We currently anticipate that from $6 million to $10 million of the proceeds of this offering may be used for potential acquisitions. However, while we continually evaluate acquisition opportunities, there can be no assurance that any acquisition will be completed or that any of the proceeds will be used for acquisitions. Conversely, we may spend more than $10 million on acquisitions if appropriate opportunities are available. We do not currently have any binding understandings or agreements to acquire any companies, products or technologies.

    We plan to use approximately $60,413 of the proceeds of this offering to pay compensation deferred by ten members of our management team. For a full description of these salary deferments, see "Management--Executive Compensation".

    We also expect to use the proceeds to increase our marketing, development and operations activities. We may repay additional indebtedness and we may hire additional personnel. Final allocation of proceeds depends on numerous factors, including amounts spent on acquisitions, growth of our business and the need for additional marketing and development activities. Because we cannot currently anticipate what our actual needs will be we will retain broad discretion over actual use of proceeds.

    Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest bearing investment securities, such as government-backed treasuries.

                                  THE COMPANY

    Our predecessor, VantageMed Corporation, was incorporated in California in June 1995. The California corporation effected a migratory merger into VantageMed Corporation, a Delaware corporation, in April 1997. Our executive offices are located at 3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670. Our telephone number is (916) 638-4744.

                                DIVIDEND POLICY

    We have never declared or paid any cash dividends on our capital stock, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We currently intend to retain future earnings, if any, for use in our business.

                                    DILUTION

    As of September 30, 1999, our net tangible book value was $(3.7 million), or $(0.95) per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock then outstanding. After giving effect to the sale of 3,000,000 shares of common stock in this offering at an assumed initial public offering price of $11.00 per share and after deduction of the estimated underwriting discounts and commissions and the estimated expenses of this offering, net tangible book value on September 30, 1999 would have been $25.6 million or approximately $3.09 per share. This represents an immediate increase in net tangible book value of $4.04 per share of common stock to existing investors and an immediate dilution of $7.91 per share to new investors purchasing shares in the offering. The following table illustrates this per share dilution:

Assumed initial public offering price per share............             $ 11.00
      Net tangible book value before the offering..........   $(0.95)
      Increase per share attributable to new investors.....     4.04
                                                              ------
Net tangible book value per share after the offering.......                3.09
                                                                        -------
Dilution per share to new investors........................             $  7.91
                                                                        =======

    The following table summarizes, as of September 30, 1999, on a pro forma basis described above, the difference between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by the existing stockholders and the new investors purchasing shares of common stock in this offering before deducting underwriting discounts and commissions and estimated offering expenses:

                                            SHARES PURCHASED       TOTAL CONSIDERATION
                                          --------------------   ------------------------   AVERAGE PRICE
                                           NUMBER     PERCENT       AMOUNT       PERCENT      PER SHARE
                                          ---------   --------   -------------   --------   -------------
Existing stockholders...................  5,208,515     63.5%    $  31,085,000     48.5%       $  5.97
New investors...........................  3,000,000     36.5        33,000,000     51.5%       $ 11.00
                                          ---------    -----     -------------    -----
    Total...............................  8,208,515    100.0%    $  64,085,000    100.0%
                                          =========    =====     =============    =====

    The foregoing computations are based on the number of shares of common stock outstanding as of September 30, 1999, and exclude shares of common stock issuable upon exercise of outstanding stock options, additional shares reserved for future issuance under our 1998 Stock Option/Stock Issuance Plan, shares of common stock issuable upon the exercise of outstanding warrants and shares of common stock issuable upon the conversion of promissory notes convertible at the election of the holders. See "Capitalization."

                                 CAPITALIZATION

    The following table sets forth our capitalization as of September 30, 1999:

    - on an actual basis;

    - on a pro forma basis giving effect to all acquisitions occurring to date and the issuance of the $3.0 million secured convertible promissory note; and

    - pro forma as adjusted to reflect our receipt of the estimated net proceeds from the sale of the 3,000,000 shares of common stock offered by us at an assumed offering price of $11.00 per share after deducting the estimated underwriting discounts and commissions and the estimated offering expenses, the conversion of all outstanding shares of preferred stock into 730,334 shares of common stock and the conversion of the $3.0 million convertible promissory note into 555,856 shares of common stock upon completion of this offering.

                                                                   AS OF SEPTEMBER 30, 1999
                                                              ----------------------------------
                                                                                      PRO FORMA
                                                               ACTUAL    PRO FORMA   AS ADJUSTED
(IN THOUSANDS, EXCEPT FOR SHARE DATA)                         --------   ---------   -----------
Current portion of long-term debt...........................  $ 2,261     $ 5,318      $ 2,318
                                                              =======     =======      =======
Long-term debt, net of current portion......................  $ 2,243     $ 3,095      $ 3,095
                                                              -------     -------      -------

Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares
  authorized, actual and pro forma; 5,000,000 shares
  authorized, pro forma as adjusted Series A-1--1,795,300
  shares outstanding, actual and pro forma; and no shares
  outstanding pro forma as adjusted.........................        2           2           --

  Series B--120,000 shares outstanding, actual and pro
    forma; and no shares outstanding pro forma as
    adjusted................................................       --          --           --

Common stock, $0.001 par value per share, 20,000,000 shares
  authorized, 3,906,108 shares issued and outstanding,
  actual; 20,000,000 shares authorized, 4,362,260 shares
  issued and outstanding, pro forma; 20,000,000 shares
  authorized, 8,632,234 shares issued and outstanding, pro
  forma as adjusted.........................................        4           4            9
Additional paid-in capital..................................   28,062      38,117       70,504
Retained earnings (deficit).................................   (7,612)     (7,612)     (10,642)
                                                              -------     -------      -------
  Total stockholders' equity................................   20,456      30,511       59,871
                                                              -------     -------      -------
    Total capitalization....................................  $22,699     $33,606      $62,966
                                                              =======     =======      =======

    The table shown above excludes, as of September 30, 1999: 531,054 shares of common stock issuable upon exercise of stock options outstanding at a weighted-average exercise price of $7.83 per share; 268,946 shares reserved for future issuance under our 1998 Stock Option/Stock Issuance Plan; 13,333 shares of common stock issuable upon the exercise of an outstanding warrant at an exercise price equal to 60% of the initial price of shares of our common stock as sold in this offering; 30,000 shares of common stock issuable upon the exercise of other warrants at an exercise price of $11.10 per share; and 40,000 shares of common stock issuable upon the conversion of outstanding convertible promissory notes at a conversion price of $7.50 per share.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The selected consolidated financial data set forth below are derived from our audited and unaudited financial statements and should be read in conjunction with our consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus. The consolidated statement of operations for the years ended December 31, 1996, 1997, and 1998, and the consolidated balance sheets at December 31, 1997, and 1998 have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this prospectus. The consolidated statement of operations data for the year ended December 31, 1995 and the nine months ended September 30, 1998 and 1999, and the consolidated balance sheets data at December 31, 1995 and 1996 and September 30, 1998 and 1999, are derived from our unaudited financial statements. We believe that the unaudited financial data fairly reflects our results of operations and our financial condition for the respective periods presented.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                              NINE MONTHS
                                                                                                                 ENDED
                                                                      YEARS ENDED DECEMBER 31,               SEPTEMBER 30,
                                                              -----------------------------------------   -------------------
                                                                1995       1996       1997       1998       1998       1999
                                                              --------   --------   --------   --------   --------   --------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues:
  Software and systems......................................   $2,051     $2,056     $2,800    $ 3,943    $ 2,591    $ 5,751
  Customer support and electronic services..................    1,623      1,874      2,448      5,430      3,452      6,709
                                                               ------     ------     ------    -------    -------    -------
    Total revenues..........................................    3,674      3,930      5,248      9,373      6,043     12,460
Operating Costs and Expenses:
  Software and systems......................................    1,060      1,181      1,274      2,146      1,427      2,603
  Customer support and electronic services..................      796        981      1,200      3,606      2,355      4,462
  Selling, general and administrative.......................    1,250      1,209      2,566      4,706      2,951      6,213
  Product development.......................................      280        287        441      1,500      1,015      2,797
  Depreciation and amortization.............................       50        141        376      1,472        976      2,600
                                                               ------     ------     ------    -------    -------    -------
    Total operating costs and expenses......................    3,436      3,799      5,857     13,430      8,724     18,675
                                                               ------     ------     ------    -------    -------    -------
Income (Loss) From Operations...............................      238        131       (609)    (4,057)    (2,681)    (6,215)
Interest income (expense), net..............................       40         16        (20)      (207)      (157)      (419)
                                                               ------     ------     ------    -------    -------    -------
Income (Loss) Before Income Taxes...........................      278        147       (629)    (4,264)    (2,838)    (6,634)
                                                               ------     ------     ------    -------    -------    -------
Provision (benefit) for income taxes........................       58         64       (195)      (343)      (218)    (3,284)
                                                               ------     ------     ------    -------    -------    -------
NET INCOME (LOSS)...........................................   $  220     $   83     $ (434)   $(3,921)   $(2,620)   $(3,350)
                                                               ======     ======     ======    =======    =======    =======
Basic earnings (loss) per share.............................   $ 1.05     $ 0.07     $(0.27)   $ (1.82)   $ (1.25)   $ (1.17)
                                                               ======     ======     ======    =======    =======    =======
Diluted earnings (loss) per share(1)........................   $ 0.97     $ 0.07     $(0.27)   $ (1.82)   $ (1.25)   $ (1.17)
                                                               ======     ======     ======    =======    =======    =======
Weighted-average shares--basic..............................      210      1,255      1,620      2,158      2,089      2,874
Weighted-average shares--diluted(1).........................      227      1,272      1,620      2,158      2,089      2,874
Pro forma basic and diluted loss per share(1)(2)............                                   $ (1.67)   $ (1.16)   $ (0.93)
Pro forma weighted-average shares--basic and
  diluted(1)(2).............................................                                     2,342      2,253      3,594

                                                                         AS OF DECEMBER 31,                AS OF SEPTEMBER 30,
                                                              -----------------------------------------   ---------------------
                                                                1995       1996       1997       1998       1998        1999
                                                              --------   --------   --------   --------   ---------   ---------
CONSOLIDATED BALANCE SHEET DATA:
Net working capital.........................................    $ 83      $ 251      $  106    $(4,563)    $(2,289)    $(4,170)
Total assets................................................     923        993       5,165     11,367      10,296      30,715
Long-term debt, net of current portion......................      --         --       1,501      1,721       1,969       2,243
Series A-1 preferred stock..................................      --         --          --         --          --           2
Series B preferred stock....................................      --         --          --         --          --          --
Accumulated earnings (deficit)..............................     116        199        (267)    (4,262)     (2,961)     (7,612)
Total stockholders' equity..................................     183       (293)      2,242      3,234       4,277      20,456

------------------------------

(1) Common equivalent shares from preferred stock, stock options, warrants and convertible notes have been excluded from the computation of diluted earnings (loss) per share in all loss periods, as their effect is antidilutive.

(2) Includes conversion of preferred stock into common shares, as if the shares had been converted on the dates of their issuance.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER SUBSTANTIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF MANY FACTORS INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    VantageMed is a national provider of healthcare information systems and services. Our strategy is to continue to expand our national distribution network through the acquisition of established regional healthcare products and managed care systems companies who will sell and support our new software products and services to an existing and expanding customer base. We plan to continue to grow our recurring revenues through additional acquisitions and the migration of current customers from legacy systems to our Windows-based, Internet-enabled software products and Internet and electronic services, while at the same time continuing to expand both our market penetration and product offerings.

    Of the 26 business combinations we have completed to date, Healthcare Information Systems, Inc. and Northern Health Solutions, Inc. were accounted for as pooling of interests, and therefore, our financial statements have been restated to reflect them as a part of our operations for all periods presented. We acquired four established regional healthcare information systems companies in 1997, with the first occurring in July 1997, eight companies in 1998 and nine companies in the first nine months of 1999. In addition, we completed five acquisitions since September 30, 1999. We have financed our 26 business combinations to date through the issuance of approximately 3.1 million shares of common stock, 120,000 shares of Series B preferred stock, $1.2 million in stock options, $4.3 million in promissory notes and $1.1 million in cash.

    We derive revenues from two sources: software and systems; and customer support and electronic services. Software and systems revenues result from the licensing of our proprietary software, as well as third-party software, computer hardware and supplies. The third-party software is primarily desktop operating systems and standard communication/security software. Customer support revenues are derived from software maintenance and customer service, network and computer hardware support, training, data conversion and system installation. Electronic services revenues are generated by electronic insurance claims processing, electronic statement printing and mailing and electronic posting of insurance payments, referred to as electronic remittance advices.

    Our revenues include both recurring and non-recurring revenues. We define recurring revenues as any revenues derived from an existing or acquired customer after the initial installation of the product and revenues generated from sales of new products to existing customers. We consider our non-recurring revenues to be revenues generated on sales to new customers. We expect the mix of recurring and non-recurring revenues to fluctuate because of our acquisition activities and our ability to sell our products to new customers. Over time, we believe that recurring revenues will continue to represent a large portion of our overall revenues. Recurring revenue is not a measurement defined by generally accepted accounting principles (GAAP) and should not be considered an alternative to, or more meaningful than, revenues as defined by GAAP. All companies do not calculate recurring revenues in the same manner or at all. Accordingly, our recurring revenue data may not be comparable with that of other companies. We have included information concerning recurring revenues because we believe recurring revenues provides useful information regarding our overall revenue mix.

    Cost of revenues consists primarily of the costs of software and computer hardware products sold to customers and associated shipping costs, third-party costs for supplies and electronic services and salary and benefit costs for employees performing customer support. Selling, general and administrative expenses include the salaries, commissions and benefits of sales staff, executive and administrative personnel costs, advertising and promotional materials costs and travel, communications, facilities, insurance and other administrative expenses. Product development expenses are primarily payroll and related costs to develop new products and enhance existing products.

                       BUSINESS SEGMENT GROSS PROFIT DATA
                     (IN THOUSANDS, EXCEPT PERCENTAGE DATA)

                                                                                           NINE MONTHS
                                                                                              ENDED
                                                         YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                      ------------------------------   -------------------
                                                        1996       1997       1998       1998       1999
                                                      --------   --------   --------   --------   --------
SOFTWARE AND SYSTEMS:
Revenues............................................   $2,056     $2,800     $3,943     $2,591     $5,751
Cost of revenues....................................    1,181      1,274      2,146      1,427      2,603
                                                       ------     ------     ------     ------     ------
Gross profit........................................   $  875     $1,526     $1,797     $1,164     $3,148
                                                       ======     ======     ======     ======     ======
Gross profit percentage.............................     42.6%      54.5%      45.6%      44.9%      54.7%
                                                       ======     ======     ======     ======     ======

                                                                                           NINE MONTHS
                                                                                              ENDED
                                                         YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                      ------------------------------   -------------------
                                                        1996       1997       1998       1998       1999
                                                      --------   --------   --------   --------   --------
CUSTOMER SUPPORT AND ELECTRONIC SERVICES:
Revenues............................................   $1,874     $2,448     $5,430     $3,452     $6,709
Cost of revenues....................................      981      1,200      3,606      2,355      4,462
                                                       ------     ------     ------     ------     ------
Gross profit........................................   $  893     $1,248     $1,824     $1,097     $2,247
                                                       ======     ======     ======     ======     ======
Gross profit percentage.............................     47.7%      51.0%      33.6%      31.8%      33.5%
                                                       ======     ======     ======     ======     ======

    Our acquisitions have resulted in significant intangibles and related amortization. Amortization expenses result from the amortization of intangible assets. Intangible assets acquired include acquired software, covenants not to compete, customer lists, assembled workforce and goodwill and has averaged 95% of the consideration paid by VantageMed for an acquisition. Acquired software is amortized over two to four years depending on the estimated continued use of the software product acquired. Covenants not to compete are amortized over two to five years, representing the life of such agreements. Customer lists are amortized over two to ten years, representing the estimated future life of customer relationships. Assembled workforce is amortized over one to ten years, depending upon the average length of employment for the employees of those companies we have acquired. Goodwill is amortized over two to ten years depending upon whether the acquisition is established as a new one or is consolidated into an existing regional office; and whether or not there is continuing sales of the software purchased in the acquisition.

    Depreciation expenses also include depreciation of tangible property and equipment over their useful lives, which range from three to seven years. Depreciation expenses are not material to our operating results. Depreciation and amortization expenses have resulted in sizeable non-cash charges to our historical operating results and are expected to continue to generate significant operating expenses in the near term due to our acquisition strategy.

    We have invested approximately $5.3 million in product development since our inception. These funds have been primarily invested in our medical and dental products and to a lesser extent into our electronic claims processing systems and a clinical information management system.

    As of September 30, 1999, we had a post-acquisition federal net operating loss carryforward of approximately $5.3 million available to offset future taxable income, if any. This net operating loss carryforward will begin to expire incrementally at various dates beginning in 2017 through 2019.

    For the next 12 months we expect our revenues to increase through both acquisitions and internal growth. We believe that migration of current and acquired customers to our Windows-based, Internet-enabled products and the development and marketing of these products to new and existing customers are the keys to our internal growth strategy. Our internal growth model is therefore focused on increasing revenues from software licensing and electronic transaction services, as well as maintaining recurring support revenues. We recognize revenues from software license fees in accordance with American Institute of Certified Public Accountants Statement of Position 97-2. Software license fees are recognized as revenues upon delivery of our software products to our customers, as long as evidence of an arrangement exists, the amounts of fees are fixed and determinable and the collection of the resulting receivable is probable. Computer hardware and supplies revenues are recognized upon product shipment. Revenues from support and maintenance contracts are recognized ratably over the life of the contract. Revenues from other services are recognized as the services are provided.

    Our strategy is to acquire companies with technology that will enhance our overall product offerings or companies that build regional market penetration in support of our national distribution channel. Since July 1997, we have acquired over 10,000 customer sites. Our acquisitions have produced an established distribution channel of 15 regional offices nationwide, provided us access to an existing customer base, new product offerings, and helped us to build our management team. As we continue to grow, we expect our operating expenses as a percentage of sales to decrease. Our operating expenses to date have grown faster than our revenues as a result of building our infrastructure and a management team to execute our strategy.

RESULTS OF OPERATIONS

    The following table sets forth certain data expressed as a percentage of total revenues for the periods indicated.

                SELECTED CONSOLIDATED FINANCIAL DATA PERCENTAGES

                                                                                           NINE MONTHS
                                                                                              ENDED
                                                         YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                      ------------------------------   -------------------
                                                        1996       1997       1998       1998       1999
                                                      --------   --------   --------   --------   --------
Revenues:
  Software and systems..............................     52.3%      53.4%      42.1%      42.9%      46.2%
  Customer support and electronic services..........     47.7       46.6       57.9       57.1       53.8
                                                       ------     ------     ------     ------     ------
        Total revenues..............................    100.0      100.0      100.0      100.0      100.0
Operating Costs And Expenses:
  Software and systems..............................     30.1       24.3       22.9       23.6       20.9
  Customer support and electronic services..........     25.0       22.9       38.5       39.0       35.8
  Selling, general & administrative.................     30.8       48.9       50.2       48.8       49.9
  Product development...............................      7.3        8.4       16.0       16.8       22.4
  Depreciation and amortization.....................      3.6        7.2       15.7       16.2       20.9
                                                       ------     ------     ------     ------     ------
        Total costs and operating expenses..........     96.8      111.5      143.3      144.4      149.9
                                                       ------     ------     ------     ------     ------
Income (Loss) From Operations.......................      3.2      (11.5)     (43.3)     (44.4)     (49.9)
Interest Income (Expense)...........................      0.4       (0.4)      (2.2)       2.6       (3.4)
                                                       ------     ------     ------     ------     ------
Income (Loss) Before Income Taxes...................      3.6      (11.9)     (45.5)     (47.0)     (53.3)
                                                       ------     ------     ------     ------     ------
Provision (benefit) for income taxes................      1.6       (3.6)      (3.7)      (3.6)     (26.4)
                                                       ------     ------     ------     ------     ------
Net income (loss)...................................      2.0%      (8.3)%    (41.8)%    (43.4)%    (26.9)%
                                                       ======     ======     ======     ======     ======

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED
  SEPTEMBER 30, 1999

    A large portion of the variances between the nine months ended
September 30, 1998 and the corresponding period of 1999 is attributable to our acquisition activity. During the nine months ended September 30, 1998, we completed eight business combinations, six of which were accounted for using the purchase method of accounting and two accounted for as poolings. Therefore, revenues and expenses from these companies were only included for a portion of the nine months ended September 30, 1998, but were included in the entire nine months ended September 30, 1999. In addition, nine companies were acquired using purchase accounting between October 1, 1998 and September 30, 1999, resulting in additional revenues and expenses for the nine months ended September 30, 1999 that were not present in the corresponding period of 1998.

    REVENUES. Total revenues increased 106.2% from $6.0 million in the nine months ended September 30, 1998 to $12.5 million in the corresponding period of 1999. Of this $6.5 million increase, $5.0 million was attributable to additional revenues from acquisitions and the remaining $1.5 million was attributable to internal growth. Recurring revenues increased 100% from $5.0 million in the nine months ended September 30, 1998 to $10.0 million in the corresponding period of 1999, while non-recurring revenues increased 151.8% from $1.0 million in the nine months ended September 30, 1998 to $2.5 million in the corresponding period of 1999.

        SOFTWARE AND SYSTEMS. The software and systems component of total revenues increased 122.0% from $2.6 million, or 42.9% of total revenues for the nine months ended September 30, 1998 to $5.8 million, or 46.2% of total revenues in the corresponding period of 1999. Software and systems revenues consist of software licensing revenues and revenues from the sale of computer hardware and supplies. Software licensing revenues were 38.9% and 45.6% and computer hardware and supply revenues were 61.1% and 54.4% of total software and systems revenues for the nine months ended September 30, 1998 and 1999, respectively. Approximately $2.4 million of the increase in software and systems revenues was due to acquisitions, and the remaining $750,000 was due to our internal growth.

        Revenues from software licensing increased 159.9% from $1.0 million for the nine months ended September 30, 1998 to $2.6 million for the same period in 1999. Legacy product sales were 92.2% of software licensing revenues for the nine months ended September 30, 1998 compared to 54.9% in the corresponding period of 1999. New product sales were 7.8% of software licensing revenues for the nine months ended September 30, 1998 compared to 45.1% in the corresponding period of 1999. The gross profit for software licensing revenues increased 179.6% from $854,000 for the nine months ended September 30, 1998 to $2.4 million in the corresponding period of 1999.

        Revenues from computer hardware and supplies increased 97.8% from $1.6 million for the nine months ended September 30, 1998 to $3.1 million in the corresponding period of 1999. The gross profit for computer hardware and supplies revenues increased 144.9% from $310,000 for the nine months ended September 30, 1998 to $759,000 in for the corresponding period of 1999.

        CUSTOMER SUPPORT AND ELECTRONIC SERVICES. The customer support and electronic services component of total revenues increased 94.4% from $3.5 million, or 57.1% of total revenues in the nine months ended
    September 30, 1998, to $6.7 million, or 53.8% of total revenues in the corresponding period of 1999. Customer support revenues are derived from software maintenance and customer service, network and computer hardware support, training, data conversion and system installation. Electronic services revenues are generated by electronic insurance claims processing, electronic statement printing and mailing and electronic remittance advices. Customer support revenues were 90.0% and 91.6% and electronic services revenues were 10.0% and 8.4% of total customer support and electronic services revenues for the nine months ended September 30, 1998 and 1999, respectively. Approximately $2.6 million of the increase in Customer Support and Electronic Services was due to acquisitions. The remaining $648,000 of the increase was due to internal growth.

        Revenues from customer support increased 97.7% from $3.1 million for the nine months ended September 30, 1998 to $6.1 million in the corresponding period of 1999. The gross profit for customer support revenues increased 110.7% from $918,000 for the nine months ended September 30, 1998 to $1.9 million in the corresponding period of 1999.

        Revenues from electronic services increased 64.1% from $345,000 for the nine months ended September 30, 1998 to $567,000 in the corresponding period of 1999. The gross profit for electronic services revenues increased 74.4% from $179,000 for the nine months ended September 30, 1998 to $312,000 in the corresponding period of 1999.

    COST OF REVENUES. Total cost of revenues increased 86.8% from $3.8 million for the nine months ended September 30, 1998 to $7.1 million in the corresponding period of 1999, but decreased as a percentage of total revenues from 62.6% for the nine months ended September 30, 1998 to 56.7% in the corresponding period of 1999.

        SOFTWARE AND SYSTEMS. Software and systems costs include both software licensing costs and computer hardware and supplies. Software and systems costs increased 82.4% from $1.4 million or 23.6% of total revenues for the nine months ended September 30, 1998 to $2.6 million, or 20.9% of total revenues in the corresponding period of 1999. Software licensing costs were 10.8% and 8.9%, and computer hardware and supplies costs were 89.2% and 91.1% of total software and systems costs for the nine months ended September 30, 1998 and 1999, respectively.

        Costs for software licensing increased 50.4% from $154,000, or 2.5% of total revenues in the nine months ended September 30, 1998 to $231,000, or 1.9% of total revenues in the corresponding period of 1999. The decrease as a percent of total revenues is due to a change in the mix of products and services sold. The gross margin percentage for new products was 90.2% and 95.4% for the nine months ended September 30, 1998 and 1999, respectively. The gross margin percentage for legacy products was 84.3% and 87.7% for the nine months ended September 30, 1998 and 1999, respectively.

        Costs for computer hardware and supplies increased 86.3% from $1.3 million, or 21.1% of total revenues in the nine months ended
    September 30, 1998 to $2.4 million, or 19.0% of total revenues in the corresponding period of 1999. The decrease as a percent of total revenues is due to a change in the mix of product and services sold. Gross margin percentage for computer hardware and supplies increased from 19.6% for the nine months ended September 30, 1998 to 24.2% in the corresponding period of 1999.

        CUSTOMER SUPPORT AND ELECTRONIC SERVICES. Customer support and electronic services costs increased 89.5% from $2.4 million, or 39.0% of total revenues in the nine months ended September 30, 1998 to $4.5 million, or 35.8% of total revenues in the corresponding period of 1999. Customer support costs were 92.9% and 94.3%, and electronic services costs were 7.1% and 5.7% of total customer support and electronic services costs for the nine months ended September 30, 1998 and 1999, respectively.

        Costs for customer support increased 92.3% from $2.2 million or 36.2% of total revenues, in the nine months ended September 30, 1998 to $4.2 million, or 33.8% of total revenues, in the corresponding period of 1999. The customer support gross margin percentage increased from 29.6% for the nine months ended September 30, 1998 to 31.5% in the corresponding period of 1999, primarily due to acquisitions.

        Costs for electronic services increased 53.1% from $166,000, or 2.8% of total revenues, in the nine months ended September 30, 1998 to $255,000, or 2.0% of total revenues, in the corresponding period of 1999. The electronic services gross margin percentage increased from 51.9% for the nine months ended September 30, 1998 to 55.1% in the corresponding period of 1999.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased 110.5% from $3.0 million, or 48.8% of total revenues for the nine months ended September 30, 1998, to

$6.2 million, or 49.9% of total revenues in the corresponding period of 1999. Of the $3.2 million increase, selling expenses, corporate administration, and regional distribution channel expenses increased approximately $700,000, $700,000, and $1.8 million, respectively. This $1.8 million increase resulted from regional operating costs directly related to our acquired distribution channel and the associated increases in headcount and building of corporate staff and infrastructure.

    PRODUCT DEVELOPMENT. Product development expenses increased from $1.0 million, or 16.8% of total revenues for the nine months ended
September 30, 1998, to $2.8 million, or 22.4% of total revenues in the corresponding period of 1999. The dollar and percentage increases were due primarily to additional staffing and related costs necessary for development of our new products.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses increased from $976,000, or 16.2% of total revenues, for the nine months ended September 30, 1998, to $2.6 million, or 20.9% of total revenues, in the corresponding period of 1999. Of these amounts, amortization expenses were $875,000 for the nine months ended September 30, 1998 and $2.0 million in the corresponding period of 1999. At September 30, 1999, we had intangible assets totaling $27.8 million with accumulated amortization of $3.6 million. The weighted average life of these intangibles was 7.8 years.

    INTEREST INCOME (EXPENSE), NET. Interest expense increased from $157,000, or 2.6% of total revenues for the nine months ended September 30, 1998 to $419,000, or 3.4% of total revenues in the corresponding period of 1999. The percentage and dollar increases primarily resulted from interest expense associated with indebtedness incurred to complete our acquisitions.

    PROVISION (BENEFIT) FOR INCOME TAXES. A tax benefit of $218,000 was recorded for the nine months ended September 30, 1998 compared to a tax benefit of $3.3 million in the corresponding period of 1999. The tax benefit resulted from net operating losses recognized to the extent of deferred tax liabilities recorded in connection with purchased intangibles other than goodwill in accordance with SFAS 109 "Accounting for Income Taxes."

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1998

    The increase in revenues and expenses from the year ended December 31, 1997 to December 31, 1998 was primarily the result of two factors. First, the four companies we acquired in 1997 were accounted for on a purchase accounting basis and were acquired at various times throughout the year, representing less than a full year's revenues and expenses as compared to a full year in 1998. Second, two of the eight companies acquired in 1998 were accounted for as pooling of interests. The remaining 1998 acquisitions were accounted for on a purchase accounting basis. Therefore, revenues from these companies acquired on a purchase accounting basis represent revenues and expenses incremental to 1997.

    REVENUES. Total revenues increased 78.6% from $5.2 million for the year ended December 31, 1997 to $9.4 million in the corresponding period of 1998. This increase resulted primarily from acquisitions. Recurring revenues increased 74.1% from $4.3 million for the year ended December 31, 1997 to $7.5 million in the corresponding period of 1998, while non-recurring revenues increased 100.0% from $914,000 for the year ended December 31, 1997 to $1.8 million in the corresponding period of 1998.

        SOFTWARE AND SYSTEMS. The software and systems component of total revenues increased 40.8% from $2.8 million, or 53.4% of total revenues, for the year ended December 31, 1997 to $3.9 million, or 42.1% of total revenues, in the corresponding period of 1998. Software licensing revenues were 31.5% and 38.0% and computer hardware and supplies revenues were 68.5% and 62.0% of total software and systems revenues for the year ended December 31, 1997 and 1998, respectively. This increase in revenues was due to change in product mix between legacy and new products.

        Revenues from software licensing increased 69.6% from $882,200 for the year ended December 31, 1997, to $1.5 million in the corresponding period of 1998. Legacy products were

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
    96.1% of software licensing revenues for the year ended December 31, 1997 as compared to 85.8% in the corresponding period of 1998. New product sales were 3.9% of software licensing revenues for the year ended December 31, 1997 as compared to 14.2% in the corresponding period of 1998. The gross profit for software licensing revenues increased 65.4% from $802,000 for the year ended December 31, 1997 to $1.3 million in the corresponding period of 1998.

        Revenues from computer hardware and supplies increased 27.6% from $1.9 million for the year ended December 31, 1997 to $2.4 million in the corresponding period of 1998. The gross profit for computer hardware and supplies revenues decreased 35.1% from $724,000 for the year ended December 31, 1997 to $470,000 in the corresponding period of 1998.

        CUSTOMER SUPPORT AND ELECTRONIC SERVICES. The customer support and electronic services component of total revenues increased 121.8% from $2.4 million, or 46.6% of total revenues for the year ended December 31, 1997 to $5.4 million, or 57.9% of total revenues in the corresponding period of 1998. Customer support revenues were 91.8% and 89.7% and electronic services revenues were 8.2% and 10.3% of total customer support and electronic service revenues for the year ended December 31, 1997 and 1998, respectively.

        Revenues from customer support increased 116.8% from $2.2 million for the year ended December 31, 1997, to $4.9 million in the corresponding period of 1998. The gross profit for customer support revenues increased 33.4% from $1.1 million for the year ended December 31, 1997, to $1.5 million in the corresponding period of 1998.

        Revenues from electronic services increased 176.5% from $202,000 for the year ended December 31, 1997, to $557,000 in the corresponding period of 1998. The gross profit for electronic services revenues increased 169.4% from $117,000 for the year ended December 31, 1997, to $316,000 in the corresponding period of 1998.

    COST OF REVENUES. The total cost of revenues increased 132.5% from $2.5 million, or 47.1% of total revenues for the year ended December 31, 1997, to $5.8 million, or 61.4% of total revenues in the corresponding period of 1998. This increase was primarily due to an acquisition providing a platform for application service provider type services with historically lower margins than our other products and services.

        SOFTWARE AND SYSTEMS. Software and systems costs increased 68.4% from $1.3 million, or 24.3% of total revenues for the year ended December 31, 1997 to $2.1 million, or 22.9% of total revenues in the corresponding period of 1998. Software licensing costs were 6.3% and 7.9%, and computer hardware and supplies costs were 93.7% and 92.1% of total software and systems costs for the year ended December 31, 1997 and 1998, respectively.

        Costs for software licensing increased 112.0% from $80,000, or 1.5% of total revenues for the year ended December 31, 1997 to $170,000, or 1.8% of total revenues in the corresponding period of 1998. Gross margin percentage for new products was 87.5% and 95.1% for the year ended December 31, 1997 and 1998, respectively. Gross margin percentage for legacy products was 91.0% and 87.6% for the year ended December 31, 1997 and 1998, respectively.

        Costs for computer hardware and supplies increased 65.6% from $1.2 million, or 22.8% of total revenues for the year ended December 31, 1997 to $2.0 million, or 21.1% of total revenues in the corresponding period of 1998. Gross margin percentage for computer hardware and supplies was 37.8% and 19.2% for the year ended December 31, 1997 and 1998, respectively.

        CUSTOMER SUPPORT AND ELECTRONIC SERVICES. Customer support and electronic services costs increased 200.5% from $1.2 million, or 22.9% of total revenues for the year ended December 31, 1997 to $3.6 million, or 38.5% of total revenues in the corresponding period of 1998. Customer support costs were 93.0% and 93.3%, and electronic services costs were 7.0% and 6.7% of total customer support and electronic services costs for the year ended December 31, 1997 and 1998, respectively.

        Costs for customer support increased 201.5% from $1.1 million, or 21.3% of total revenues for the year ended December 31, 1997 to $3.4 million, or 35.9% of total revenues in the corresponding period of 1998. The customer support gross margin percentage decreased from 50.3% for the year ended December 31, 1997 to 31.0% in the corresponding period of 1998, primarily due to acquisitions.

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
        Costs for electronic services increased 186.4% from $84,000 or 1.6% of total revenues for the year ended December 31, 1997 in 1997 to $242,000, or 2.6% of total revenues in the corresponding period of 1998. The electronic services gross margin percentage decreased from 58.1% for the year ended December 31, 1997 to 56.7% in the corresponding period of 1998.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased from $2.6 million, or 48.9% of total revenues for the year ended December 31, 1997 to $4.7 million, or 50.2% of total revenues in the corresponding period of 1998. Of this $2.1 million increase, selling expenses, corporate administration, and regional distribution channel expenses increased approximately $1.0 million, $500,000, and $600,000, respectively. Increased selling expenses included approximately $500,000 of additional marketing expense, increased corporate infrastructure to manage the rapid rate of growth and increased regional operating expenses from acquisitions.

    PRODUCT DEVELOPMENT. Product development expenses increased from $441,000, or 8.4% of total revenues for the year ended December 31, 1997 to $1.5 million, or 16.0% of total revenues, in the corresponding period of 1998. This increase was due to the additional staffing and related expenses to develop new products and enhancement of existing products.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses increased from $376,000, or 7.2% of total revenues for the year ended December 31, 1997, to $1.5 million, or 15.7% of total revenues in the corresponding period of 1998. Of these amounts, amortization expenses were $292,000 for the year ended December 31, 1997 and $1.3 million in the corresponding period of 1998. At December 31, 1998, we had intangible assets totaling $8.9 million with accumulated amortization of $1.6 million. The weighted average life of these intangibles was 7.5 years.

    INTEREST INCOME (EXPENSE), NET. Interest expense increased from $20,000, or 0.4% of total revenues for the year ended December 31, 1997 to $207,000, or 2.2% of total revenues in the corresponding period of 1998. The increase primarily reflects increases in interest expense associated with indebtedness incurred to complete our acquisitions.

    PROVISION (BENEFIT) FOR INCOME TAXES. We realized an income tax benefit of $195,000 for the year ended December 31, 1997 compared to an income tax benefit of $343,000 in the corresponding period of 1998. This increase resulted from an increase in our operating loss before income taxes between 1997 and 1998.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    Nearly all revenues and expenses in 1996 were attributable to two business combinations completed in 1998 that were accounted for as pooling of interests. In 1997, revenues and expenses were comprised of these two entities along with another four companies acquired using purchase accounting. Also in 1997, we focused on selling our higher margin software products, placing less emphasis on computer hardware and service sales.

    REVENUES. Total revenues increased 33.5% from $3.9 million for the year ended December 31, 1996 to $5.2 million in the corresponding period of 1997. The entire $1.3 million increase in revenues resulted from companies acquired in 1997. Recurring revenues increased 32.1% from $3.3 million for the year ended December 31, 1996 to $4.3 million in the corresponding period of 1997, while non-recurring revenues increased 40.6% from $650,000 for the year ended
December 31, 1996 to $914,000 in the corresponding period of 1997.

        SOFTWARE AND SYSTEMS. The software and systems component of total revenues increased 36.2% from $2.1 million, or 52.3% of total revenues for the year ended December 31, 1996 to $2.8 million, or 53.4% of total revenues in the corresponding period of 1997. Software licensing revenues were 19.2% and 31.5% and computer hardware and supplies revenues were 80.8% and 68.5% of total software and systems revenues for the year ended December 31, 1996 and 1997, respectively. The increase in revenues was due to the variation in mix resulting from both changes in the existing base of business and from acquisitions.

        Revenues from software licensing increased 123.7% from $394,000 for the year ended December 31, 1996, to $882,000 in the corresponding period of 1997. Legacy products were 100% of software licensing revenues for the year ended December 31, 1996 compared to 96.1% in the corresponding period of 1997. Software revenues did not include any new product sales for the year ended December 31, 1996, compared to 3.9% in the corresponding period of 1997. The gross profit for software licensing revenues increased 129.9% from $349,000 for the year ended December 31, 1996 to $802,000 in corresponding period of 1997.

        Revenues from computer hardware and supplies increased 15.4% from $1.7 million for the year ended December 31, 1996 to $1.9 million in the corresponding period of 1997. The gross profit for computer hardware and supplies revenues increased 37.7% from $526,000 for the year ended December 31, 1996 to $724,000 in the corresponding period of 1997.

        CUSTOMER SUPPORT AND ELECTRONIC SERVICES. The customer support and electronic services component of total revenues increased 30.6% from $1.9 million, or 47.7% of total revenues for the year ended December 31, 1996 to $2.4 million, or 46.6% of total revenues in the corresponding period of 1997. Customer support revenues were 93.7% and 91.8% and electronic services revenues were 6.3% and 8.2% of total customer support and electronic services revenues for the year ended December 31, 1996 and 1997, respectively.

        Revenues from customer support increased 28.0% from $1.8 million for the year ended December 31, 1996, to $2.2 million in the corresponding period of 1997. The gross profit for customer support revenues increased 34.7% from $840,000 for the year ended December 31, 1996, to $1.1 million in the corresponding period of 1997.

        Revenues from electronic services increased 70.7% from $118,000 for the year ended December 31, 1996, to $202,000 in the corresponding period of 1997. The gross profit for electronic services revenues increased 120.5% from $53,000 for the year ended December 31, 1996, to $117,000 in the corresponding period of 1997.

    COST OF REVENUES. The total cost of revenues increased 14.4% from $2.2 million, or 55.0% of total revenues for the year ended December 31, 1996, to $2.5 million, or 47.1% of total revenues in the corresponding period of 1997, primarily due to acquisitions.

        SOFTWARE AND SYSTEMS. Software and systems costs increased 7.9% from $1.2 million, or 30.1% of total revenues for the year ended December 31, 1996 to $1.3 million, or 24.3% of total revenues in the corresponding period of 1997. Software licensing costs were 3.8% and 6.3%, and computer hardware and supplies costs were 96.2% and 93.7% of total software and systems costs for the year ended December 31, 1996 and 1997, respectively.

        Costs for software licensing increased 76.7% from $45,000 or 1.2% of total revenues for the year ended December 31, 1996 to $80,000 or 1.5% of total revenues in the corresponding period of 1997. Gross margin percentage for new products was 87.5% for the year ended December 31, 1997. No new products were sold in 1996. Gross margin percentage for legacy products was 88.5% and 91.0% for the year ended December 31, 1996 and 1997, respectively.

        Costs for computer hardware and supplies increased 5.1% from $1.1 million, or 28.9% of total revenues for the year ended December 31, 1996 to $1.2 million, or 22.7% of total revenues in the corresponding period of 1997. Gross margin percentage for computer hardware and supplies was 31.7% and 37.8% for the year ended December 31, 1996 and 1997, respectively.

        CUSTOMER SUPPORT AND ELECTRONIC SERVICES. Customer support and electronic services costs increased 22.3% from $981,000, or 25.0% of total revenues for the year ended December 31, 1996 to $1.2 million, or 22.9% of total revenues in the corresponding period of 1997. Customer support costs were 93.4% and 93.0%, and electronic services costs were 6.6% and 7.0% of total customer support and electronic services costs for the year ended December 31, 1996 and 1997, respectively.

        Costs for customer support increased 21.8% from $917,000, or 23.3% of total revenues for the year ended December 31, 1996 to $1.1 million or 21.3% of total revenues in the corresponding period of 1997. The customer support gross margin percentage increased from 47.8% for the year ended December 31, 1996 to 50.3% in the corresponding period of 1997 primarily due to acquisitions.

        Costs for electronic services increased 29.9% from $65,000 or 1.7% of total revenues for the year ended December 31, 1996 to $84,000 or 1.6% of total revenues in the corresponding period of 1997. The electronic services gross margin percentage increased from 45.0% for the year ended December 31, 1996 to 58.1% in the corresponding period of 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general, and administrative expenses increased from $1.2 million, or 30.8% of total revenues, for the year ended December 31, 1996 to $2.6 million, or 48.9% of total revenues in the corresponding period of 1997. Of the $1.4 million increase, selling expenses, corporate administration, and regional distribution channel expenses increased approximately $300,000, $600,000, and $500,000, respectively. The increases resulted from acquisitions and the costs associated with executing our plan for growth.

    PRODUCT DEVELOPMENT. Product development expenses increased from $287,000, or 7.3% of total revenues for the year ended December 31, 1996, to $441,000, or 8.4% of total revenues in the corresponding period of 1997. The increase was due to a focus on our new product offerings released in 1998.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses increased from $141,000, or 3.6% of total revenues for the year ended December 31, 1996 to $376,000, or 7.2% of total revenues in the corresponding period of 1997. Of these amounts, amortization expenses were zero for the year ended December 31, 1996 and $292,000 in the corresponding period of 1997. The dollar and percentage increases were due substantially to the additional non-cash amortization of intangible assets purchased in connection with our acquisitions. At December 31, 1997, we had intangible assets totaling $3.8 million with accumulated amortization of $291,000.

    INTEREST INCOME (EXPENSE), NET. Interest income (expense) changed from $16,000 of income, or 0.4% of total revenues for the year ended December 31, 1996 to $20,000 of expense, or 0.4% of total revenues in the corresponding period of 1997. The change in interest income (expense) was due to the indebtedness incurred to finance our operations, as well as to complete our acquisitions.

    PROVISION (BENEFIT) FOR INCOME TAXES. An income tax provision of $64,000 was recorded for the year ended December 31, 1996, compared to a tax benefit of $195,000 in the corresponding period of 1997. The tax benefit for the year ended December 31, 1997 was recognized in connection with the pre-tax operating loss.

LIQUIDITY AND CAPITAL RESOURCES

    Since 1996, we have financed our operations primarily through a combination of indebtedness, capital leases and equity financings. Approximately 84.1% of the consideration paid for our acquisitions was paid with our stock or stock options. The balance of the consideration was promissory notes and cash.

    In October 1999, we borrowed $3.0 million from Friedli Corporate Finance, an entity controlled by one of our Directors. For a description of the terms of this borrowing, please see "Certain Transactions and Relationships."

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
    In January 2000, we borrowed $700,000 from Friedli Corporate Finance, an entity controlled by one of our Directors. For a description of the terms of this borrowing, please see "Certain Transactions and Relationships."

    In January 2000, we also borrowed $500,000 at an interest rate of 12% from one of our vendors with a maturity date the earlier of ten days following the completion of this offering or December 31, 2000.

    At September 30, 1999, we had $1.2 million of cash and cash equivalents. At September 30, 1999, we had $408,000 in capital leases primarily for computers and office equipment, most of which we assumed in connection with acquisitions. In addition, we had $4.5 million in promissory notes outstanding at September 30, 1999. Of this amount, $3.7 million was assumed debt or promissory notes issued in connection with acquisitions, and $300,000 was a loan from an individual convertible into 40,000 shares of common stock at the election of the holder. Interest rates on the promissory notes range from non-interest bearing to 15%. Future minimum principal payments under debt and lease obligations (capital and operating) for the balance of 1999, 2000, 2001 and 2002 are $556,000, $2.0 million, $642,000 and $522,000 respectively. Approximately
$3.5 million of debt will be paid off with proceeds from this offering. The remaining debt will remain outstanding due to its favorable terms, including interest rates. Minimum principal payments after this offering are expected to be $939,000, $550,000, $428,000 and $391,000 respectively for 2000 through 2003.

    We have operated with negative working capital and with negative cash flow primarily due to acquisition expenses, prior debt incurred by acquired companies and the costs of building infrastructure and product development activities. For the years ended December 31, 1997 and 1998 and the nine months ended
September 30, 1999, net cash used for operating activities was $611,000, $298,000 and $6.6 million, respectively. The net cash used for operating activities was funded by $7.6 million of investment capital and net cash of $4.2 million received from businesses acquired. This offering will eliminate our negative working capital position, however, the negative cash flow from operations is expected to continue until cross-selling of new products and add-on services to our existing customer base produces positive cash flow.

    Net cash used for investing activities for the years ended December 31, 1997 and 1998 was $499,000 and $1.4 million, respectively. Net cash provided by investing activities for the nine months ended September 30, 1999 was $3.9 million. During this 33-month period, approximately $520,000 was paid for computers and office equipment used in our regional offices, $1.5 million was invested in software for claims processing and $4.2 million was net cash received from businesses acquired. During 1997, net cash paid for acquired businesses was $228,000 compared to net cash received from acquired businesses of $270,000 in 1998 and $4.2 million for the nine months ended September 30, 1999.

    During 1997, net cash provided by financing activities was $1.3 million. A small group of investors purchased $414,000 of common stock, and one investor purchased 413,018 shares of Series A preferred stock for $1.1 million and provided a $500,000 line of credit. The Series A preferred stock, subsequently rolled into the Series A-1 preferred stock, is convertible into common stock on the closing of this offering. We issued $166,000 in long-term debt and made payments of $290,000 on long-term debt, which was primarily incurred in connection with the four acquisitions completed in 1997. Also, one of the pooled companies distributed $32,000 to its shareholders.

    During 1998, net cash provided by financing activities was $1.4 million. This consisted of $588,000 in proceeds from the issuance of common stock to four investors, the issuance of $1.3 million in long-term debt and $433,000 for payments of long-term debt. Substantially all of the $1.3 million in new debt came from five private lenders, one of which is a principal stockholder.

    For the nine months ended September 30, 1999, net cash provided by financing activities was $3.4 million. This consisted of $636,000 in proceeds from issuance of common stock, $374,000 in

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issuance of long-term debt and $3.0 million in proceeds from issuance of preferred stock to a previous investor. This $3.0 million of additional investment was combined with a previous investment of $1.2 million and the conversion of a $500,000 fully drawn line of credit into the Series A-1 preferred stock convertible into common stock on the closing of this offering. Payment of long-term debt totaled $620,000.

    We believe that the net proceeds from this offering, together with other available funds, will be sufficient to meet our capital requirements for the next 12 months. We currently anticipate that from $6 million to $10 million of the proceeds of this offering may be used for potential acquisitions. However, while we continually evaluate acquisition opportunities, there can be no assurance that any acquisitions will be completed or that any of the proceeds will be used for acquisitions. Conversely, we may spend more than $10 million on acquisitions if appropriate opportunities are available. We do not have any binding understandings or agreements to acquire any companies, products or technologies. In addition, we may need to finance acquisitions through a combination of internally generated funds, if any, additional debt or equity financing.

YEAR 2000

    Our Windows-based, Internet-enabled products and most of our acquired legacy systems are Year 2000 compliant. We have identified three of our practice management legacy systems currently in operation that potentially have Year 2000 problems. These three products are being discontinued and in most instances have been replaced with Year 2000 compliant software. Certain customers, however, have not responded to notifications we have sent to inform them of the potential impact to their systems. These customers have been informed that third party software and/or computer hardware products may have potential Year 2000 problems that may require upgrades and/or replacements. Such customers may not upgrade their systems.

    Our internal information systems including accounting, customer support and tracking, reporting and communications utilize computer hardware and software from several commercial suppliers. We have investigated the internal information systems for Year 2000 compliance and have not identified any computer hardware or software applications that require further modification. To date, we have not incurred any material expenses associated with our efforts to become Year 2000 compliant and do not anticipate that any future costs associated with our Year 2000 remediation efforts will be material.

    We have relationships with and to varying degrees are dependent on a large number of third parties that supply information, goods and services to us. Our business, results of operations and financial condition could be materially adversely effected if any of the third parties with whom we have relationships were to experience significant Year 2000 related problems. We have communicated with our significant suppliers to evaluate their Year 2000 compliance plans and states of readiness and to determine the extent to which our systems may be affected by the failure of others to resolve their own Year 2000 issues. However, we have not independently confirmed all information received from other parties with respect to Year 2000 issues. Such other parties may not complete their Year 2000 conversion in a timely fashion and may suffer Year 2000 business disruptions.

    The risk to us from Year 2000 problems exists primarily in three areas:

    - potential warranty or other claims from our customers, which may result in significant expense to us;

    - failures of systems we use to run our business, which could disrupt our business operations; and

    - the potential for failures of our products due to Year 2000 problems associated with products developed by other vendors and used in conjunction with our products, which may require that we incur significant unexpected expenses.

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RECENT ACCOUNTING PRONOUNCEMENTS

    Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," issued in April 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 will be effective for our fiscal year ending December 31, 1999. The adoption of SOP 98-5 is not expected to have a material impact on our financial statements.

    Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities," will be effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS 133 requires companies to value derivative financial instruments, including those used for hedging foreign currency exposures, at current market value with the impact of any change in market value being charged against earnings in each period. This statement is not expected to affect us as we currently does not engage or plan to engage in derivative instruments or hedging activities.

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
                                    BUSINESS

THE COMPANY

    VantageMed is a national provider of healthcare information systems and services distributed to over 10,000 customer sites through a network of 15 regional offices. Our suite of software products and services automates administrative, financial, clinical and management functions for physicians, dentists, other healthcare providers and provider organizations. Our software manages the patient data necessary to effectively integrate Internet-based solutions with the functions performed by our systems. Because of our existing relationships with our customers, we are uniquely positioned to manage their transition from legacy products to our Internet-enabled products and services. With the addition of Internet capabilities to our Windows-based products, we will increase our customers' access to information and their ability to communicate with numerous healthcare participants such as their patients, providers, third-party insurance payers, managed care organizations, pharmacies, and other ancillary service providers.

    We have acquired 26 healthcare information systems companies. We plan to strengthen our market position through the continued acquisition of established healthcare information systems companies. For the nine months ended
September 30, 1999, 80.0% of our revenues were recurring, which we define as any revenues derived from an existing or acquired customer after the initial installation of the product, including revenues from sales of new products to existing customers. To increase recurring revenues, we are expanding our service offerings and migrating existing customers to our Windows-based, Internet-enabled products and services.

    Our installed customer base, software products and services, and Internet strategy have positioned us to address the information needs of healthcare providers through the development of an integrated technology solution.

INDUSTRY BACKGROUND

    The healthcare industry is burdened with growing economic pressures, inefficient communications and a lack of consistency among healthcare information systems. Healthcare is further complicated by the need to manage numerous relationships among healthcare participants and the information requirements of managed care and other payers.

    The Health Care Financing Administration estimates that healthcare expenditures currently represent $1.2 trillion, or 14% of the U.S. economy. Furthermore, these expenditures are expected to almost double to $2.2 trillion by 2008 due to both rising healthcare costs and an aging population. Inefficient, paper-intensive administrative processes are contributing to the nation's escalating healthcare costs. This market dynamic has driven managed care organizations and other third-party insurance payers to carefully evaluate cost saving measures. For example, some payers are beginning to require healthcare providers to submit reimbursement claims electronically. Manual claims require more time and are significantly more expensive to prepare, file and process than electronically submitted claims.

    According to Faulkner & Gray, while the percentage of health claims processed electronically rose nearly 9% in 1999, 57% of all claims submitted by physicians are still processed manually. This implies significant market upside for electronic healthcare transaction services. Overall, The Kennedy Group projects that healthcare information technology expenditures in the physician practice management, clinic, outpatient services and home health market will grow from $5.5 billion in 2000 to $15.1 billion in 2005, a compound annual growth rate of 22.4%.

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    The following are several key factors affecting the market for healthcare information systems:

    MANAGED CARE. To control rising costs, the U.S. healthcare industry has shifted away from traditional fee-for-service indemnity plans to various types of managed care plans. This shift to managed care plans has increased the economic pressure to contain costs and has shifted much of the financial risk of delivering healthcare from traditional insurance companies and other third-party payers to healthcare providers. Many healthcare providers have entered into contracts with payers that involve complex reimbursement arrangements, resulting in additional administrative tasks and an increase in the amount of information exchanged. In order to succeed in this changing environment, healthcare providers must operate their businesses more efficiently by streamlining the flow and management of information, reducing operating costs, and improving cash flow.

    MARKET FRAGMENTATION. Both the healthcare information systems industry and the market it serves are highly fragmented. Approximately 70% of doctors in the U.S. practice in groups of fewer than 26 individuals. There are over 500 geographically dispersed healthcare information systems vendors serving healthcare providers throughout the U.S., primarily on a regional basis. Over the past decade, these companies have introduced and sold a number of software products to the healthcare market. Most of these products have focused on solving the basic administrative and financial requirements of healthcare providers such as patient scheduling and billing. However, many have not adequately kept pace with the rapidly changing economics of the healthcare market and have limited functionality and integration capabilities.

    DEPENDENCE ON EXISTING VENDOR RELATIONSHIPS. Our experience has demonstrated that the economic pressures and demands of patient care limit the ability of healthcare providers to experiment with and evaluate new information systems. As a result, healthcare providers depend upon accessible, proven and reliable suppliers of healthcare information systems.

    NEED TO UPDATE TECHNOLOGY. The healthcare industry's current technology infrastructure is characterized by numerous, incompatible and, in many cases, outdated legacy systems. Many healthcare participants communicate via paper, fax, and telephone, often resulting in errors and delays. We believe that these inefficiencies lead to wasteful spending and have contributed to the rising cost of healthcare.

THE VANTAGEMED SOLUTION

    We offer integrated Windows-based, Internet-enabled healthcare information systems that reduce the impact of growing economic pressures, administrative burdens and increased information requirements now faced by healthcare providers and physician organizations. Our products enable our customers to access and process information more efficiently and reliably, reduce staff time, and more effectively meet the challenges of healthcare cost containment. With our established distribution network, we are well-positioned to take advantage of the opportunities that result from the increasingly complex needs of the healthcare industry.

    Our objective is to expand our market share and increase our recurring revenues in order to strengthen our position as one of the leading suppliers of information systems and services to healthcare providers. We intend to increase our revenues and market share through growth strategies that focus on:

    - OFFERING WINDOWS-BASED, INTERNET-ENABLED PRODUCTS AND SERVICES. These products and services are designed to meet the changing and expanding needs of our customers and to enable them to meet the increasingly complex demands of the healthcare market.

    - OFFERING PRODUCT MIGRATION ALTERNATIVES. We enable our current and future customers to move from their existing legacy technology products to our Windows-based, Internet-enabled products and services.

    - STRENGTHENING OUR NATIONAL DISTRIBUTION NETWORK. Through the continued acquisition of established healthcare information systems companies in regional markets where we can gain critical mass, we are expanding our customer base and broadening our market reach.

    - CROSS-SELLING OUR PRODUCTS AND SERVICES TO EXISTING CUSTOMERS AND PURSUING NEW CUSTOMERS. With over 10,000 customer sites, we have the ability to generate significant growth by cross-selling additional products and services, including ongoing maintenance support and electronic transaction services, to our installed customer base. These services are important sources of recurring revenues. We believe that our strong relationships with our customers position us to be the vendor of choice within our client base and to obtain access to new customers through referrals.

    - FORMING INTERNET AFFILIATIONS. By leveraging the systems capabilities of our Internet-enabled products, we intend to provide the primary interface to the Internet for our customers. We have developed affiliations with on-line drugstores, medical and office supply companies and an Internet service provider. We intend to form additional affiliations to provide a full range of services for clinical, administrative and electronic commerce functions.

PRINCIPAL PRODUCTS

    We classify our software products as either "Windows-based" or "legacy." Our Windows-based products are the primary products currently offered to our new customers and are the focus of our on-going product development efforts. Our suite of Windows-based products includes Ridgemark, eMCee, eMCee Connect, ChartKeeper, Therapist Helper and DentalMate. With the exception of DentalMate and ChartKeeper, each of these products is Internet-enabled. Our Windows-based products provide our customers with software designed to automate administrative, financial, clinical and other practice management and managed care functions. These products offer advanced functionality and are compatible with the latest generation of operating systems and hardware platforms. These products can accommodate from one to hundreds of healthcare providers and users.

    As a result of our acquisitions, we support a number of legacy systems. These systems operate on variations of UNIX or DOS-based platforms and generally lack the most advanced features of our Windows-based products. We currently have 30 legacy products. Although we do not actively market our legacy products, these systems provide on-going revenues derived from support services, software and hardware upgrades, electronic transaction services and new system sales. Approximately 59% of our customer sites use our Windows-based products, while approximately 41% use one or more of our legacy products. We are in the process of migrating customers from the legacy systems to our Windows-based products and believe this represents a significant sales and marketing opportunity.

    We have designed our products to enable our customers to easily transition from their legacy systems to Windows-based products and services. The features, functions and targeted customers of our Windows-based products and services are described below.

---------------------   INTERNET-   TYPE OF PRACTICE OR ORGANIZATION
PRODUCTS AND SERVICES    ENABLED         FEATURES AND FUNCTIONS             PRIMARY CUSTOMER
Ridgemark                  Yes      Scheduling, billing, patient      Primary and specialty
                                    registration, electronic claims,  medical practices.
                                    reporting.
eMCee                      Yes      Member tracking, patient          Managed healthcare
                                    eligibility and authorizations,   organizations and physician
                                    referral tracking, claims         associations contracted with
                                    adjudication, utilization         third-party payers,
                                    review, risk and contracting      traditionally referred to as
                                    analysis.                         Management Services
                                                                      Organizations (MSOs),
                                                                      Independent Physician
                                                                      Associations (IPAs) and
                                                                      Physician Hospital
                                                                      Organizations (PHOs).
eMCee Connect              Yes      Internet access to member         MSOs, IPAs and PHOs.
                                    demographics, patient
                                    eligibility and referrals,
                                    authorization and claim payment
                                    status.
ChartKeeper               Under     Electronic storage and tracking   Medium to large medical
                       development  of patient charts, transcription  groups.
                                    notes, document imaging,
                                    security and authentication and
                                    electronic chart distribution.
Therapist Helper           Yes      Patient registration,             Psychologists and behavioral
                                    scheduling, billing, managed      health practitioners.
                                    care tracking, electronic claims
                                    and reporting. Palm
                                    Pilot-enabled.
DentalMate                Under     Scheduling, billing,              General dental practices.
                       development  registration, electronic claims,
                                    charting, digital camera and
                                    x-ray.

    The Internet is emerging as a means of delivering management information services to customers from off-site computer operation centers, known as an Application Service Providers, or ASPs. Although our products are primarily installed at customer sites, we intend to offer our customers the opportunity to outsource the maintenance and operation of our products and services through an ASP operated by us. Customers will be able to use our ASP for all or a portion of their information technology and related business service needs. Our ASP alternative will expand the type of information services we can offer our customers. We already offer an ASP alternative over private communications networks with our on-line service business. This experience, combined with the capabilities of Internet-enabled products under development, will enable us to quickly develop an Internet-based ASP.

OUR INTERNET STRATEGY

    We believe that most of the clinical and financial problems facing healthcare providers require solutions that integrate Internet functionality with software systems that support the management of healthcare practices. Our Internet strategy is to provide a full range of Windows-based, Internet-enabled products and services that reduce inefficiencies and expand the quality and scope of information exchanged between healthcare participants. This strategy is designed to:

    - link information systems in medical offices with third-party insurance payers and other healthcare management organizations to improve the flow of information;

    - provide integrated Internet access for healthcare providers through our suite of software products;

    - enhance the value of information collected and managed by our customers;

    - expand access to our information systems through our ASP;

    - allow healthcare providers to deliver information and services to patients over the Internet; and

    - facilitate electronic commerce for both commercial and consumer use within the healthcare delivery system.

    As described in the following table, many clinical and administrative functions are poorly automated and require manual processing. The following table describes the Internet opportunities we are pursuing which will enable healthcare providers to communicate interactively with their patients and related healthcare entities through the Internet.


---------------------    CURRENT DELIVERY       SERVICE PROBLEMS       INTERNET STRATEGY         VALUE-ADDED
-----------------------------------------------------------------------------------------------------------------
CLINICAL FUNCTIONS
Prescription Ordering  Paper and telephone    Time consuming,        E-mail or access       Access to patient
                                              accuracy, patient      pharmacy order system  education site and
                                              satisfaction, drug                            improved accuracy
                                              interaction
Patient Chart          Handheld recorder      Time consuming, labor  Browser-based          Wireless hand-held
Dictation              with transcriber       intensive              recorder with          browser
                                                                     internet
                                                                     transcription service
Laboratory Orders and  Paper, fax or printer  Time consuming,        Access laboratory and  Patient and hospital
Results                                       errors, misplaced      store data on patient  system Internet
                                              documents              chart system           access
Patient Education      Paper                  Accuracy, manual       Internet search and    Query system database
                                              storages, maintenance  health-related web     to identify patients
                                                                     sites                  by disease,
                                                                                            prescriptions,
                                                                                            demographics, etc.
Doctor On-Call         Telephone or paper     Lack of familiarity    Remote access to       Access from hand-held
                                              with patient           patient chart          or portable devices
-----------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE FUNCTIONS
Patient Appointment    Telephone or none      Time consuming,        Send e-mail to         Attach patient
Reminder                                      missed appointments    patients through the   education or visit
                                                                     scheduling system as   instructions and
                                                                     a reminder of future   forms; patient
                                                                     appointments           directed access to
                                                                                            the scheduler
Patient Billing and    Mail                   Time consuming,        Send e-mail with       Enable consumer
Statements                                    potential errors,      billing statements to  payment of
                                              cash management        patients from the      outstanding bills via
                                              delays                 billing system         credit card
                                                                                            acceptance
Billing to Insurance   Telephone, electronic  Time consuming, data   Access electronic      Provide patient and
Companies              or paper               errors, patient        claims clearinghouse;  doctor access to
                                              eligibility and        access benefit         claim status
                                              benefits not verified  systems to determine
                                                                     benefit status
Insurance Remittance   Check or paper         Delays in payment and  Receive electronic     Electronically
Advice                                        time consuming to      file and post to       receive and post
                                              post payments          accounts receivable    funds
                                                                     system
Verification of        Telephone              Ineligible patients    Access benefit plans   Verify through the
Patient Eligibility                           scheduled and          before patient visit   Internet at time of
and Benefits                                  services are rendered                         appointment
                                              without knowing
                                              benefits
Authorization of       Telephone, fax or      Delays in patient      Electronically send    Automatic approval of
Additional Medical     mail                   care, time consuming   and receive            standard
Services                                                             authorizations         authorization
                                                                                            requests
-----------------------------------------------------------------------------------------------------------------
ELECTRONIC COMMERCE AND OTHER FUNCTIONS
Prescription Refill    Paper or telephone     Time consuming,        E-mail or access       Access to patient
                                              accuracy, and drug     pharmacy order system  education site
                                              interaction
Medical Supplies       Telephone or fax       Time consuming,        Access supplier Web    Search for low cost
Ordering                                      costly                 sites to order         products, volume
                                                                     supplies               purchasing
                                                                                            opportunities
Office Supplies and    Telephone or fax       Time consuming and     Access supplier web    Search for low cost
Services                                      costly                 sites to order         products and volume
                                                                     supplies               purchases

    To build customer and patient confidence, we are developing a secure Internet portal to provide confidentiality for information transferred between the healthcare provider, the patient and related healthcare participants. Through a log-on procedure, our secure portal will enable us to verify access while introducing the user to other health-related sites ranging from prescription ordering to patient education sources through the Internet.

    The following diagram shows connections between our products and services and our secure portal and also shows potential connections to external Internet-based services. The top oval shows our Windows-based software products, each of which contain, or will contain, Internet functions which could be utilized through our secure portal. The middle oval shows services we are currently able to provide through the Internet. The lower oval shows potential connections to external Internet-based services which we hope to offer access to in the future.

[INTERNET PORTAL DIAGRAM]

    At the left center of the graphic is a circle overlaid with a picture of a computer server. To the left of this circle is the caption, 'VantageMed Secure Internet Portal.' Lines from the center circle link to three ellipses, arranged around the center circle.

    The top ellipse contains graphics of five computer monitors each connected to the center circle by a line. From left to right, these monitors contain the following captions: 'Ridgemark Medical Practice,' 'DentalMate Practice,' 'Therapist Helper Practice,' eMCee Managed Care,' and 'ChartKeeper Electronic Charting.' Beneath these five monitors is the caption, 'Our Software Systems.

    The center ellipse is positioned to the right of the circle and contains four graphics each connected to the center circle by a line. The graphics and their captions are as follows: (i) a graphic of a woman at a computer terminal talking on the telephone with the caption, 'Software Support'; (ii) a graphic of a document with a lightening bolt behind it and the caption, 'Electronic Authorizations, Referrals, Claims, and Statements'; (iii) a graphic of a man holding a personal digital assistant with the caption, 'Individual Provider Web Sites'; and (iv) a graphic of three men working with a computer and the caption, 'Application Service Provider.' In the center left portion of the ellipse is the caption, 'Our Internet Services.'

    The bottom ellipse contains seven graphics each connected to the center circle by a line. The graphics and their captions are as follows: (i) a graphic of a nurse administering to a patient in a hospital bed with the caption, 'Hospitals and Ancillary Facilities'; (ii) a graphic of a man talking on a telephone with the caption, 'Provider Remote Access'; (iii) a graphic of a wheelchair with the caption, 'Medical Supplies and Equipment'; (iv) a graphic of a pharmacist with the caption, 'Pharmacies'; (v) a graphic of a physician and a medical chart with the caption, 'Healthcare Information and Education'; (vi) a graphic of a man talking on a telephone with the caption, 'Transcription Services'; and (vii) a graphic of a woman and children working with a computer with the caption, 'Patient Home Access.' In the center of the ellipse is the caption, 'Potential Internet Connections.'

ELECTRONIC SERVICES

    Our products enable electronic data interchange, or EDI functions. EDI can improve a healthcare practice's cash flow by enabling more cost-efficient processing of patient statements, accurate and timely submission of claims to third-party payers, and more rapid receipt of payer reimbursements. Our EDI services currently include the following:

    ELECTRONIC CLAIMS SUBMISSION. Electronically submits insurance claims from practices to payers, either directly or through an independent national clearinghouse.

    ELECTRONIC PATIENT BILLING. Electronically submits patient billing information from practices by dial-up modem to either our printing center or to an independent national clearinghouse which processes, prints and mails invoices and provides billing reports to the practice.

    ELECTRONIC PAYMENT REMITTANCE. Electronically remits insurance payments and automatically posts explanation of benefits into the practice management system.

    PATIENT INSURANCE VERIFICATION. Electronically accesses insurance and managed care plans to determine a patient's eligibility and benefits.

    We generate revenues by providing these electronic services on a per transaction or flat monthly fee basis. With the implementation of our central claims clearinghouse service, we have added nearly 400 customers in less than one year who submit claims on a recurring basis and are charged transaction and/or flat fees for these electronic services. We have started to convert our customers to our internal clearinghouse service to improve the quality of information, increase the level of customer service, and generate additional revenues. We offer additional EDI services such as eligibility verification, referral authorization, and claims status services through our Internet-enabled product eMCee Connect.

SUPPORT SERVICES

    We believe that customer satisfaction with support and services is critical to our on-going success. The scope of our support services includes software and hardware installation, training, software maintenance, data conversion, network support and hardware maintenance. To achieve a higher level of customer satisfaction, many of these services are performed at the customer's site. Our technical service is organized by regional office, product, and practice specialty. In addition to providing on-site training for certain of our product lines, we maintain classroom-based training facilities in 10 locations throughout the U.S. We publish periodic newsletters and sponsor user group conferences. These forums provide the user with current information and provide us with an opportunity to demonstrate new products.

    We provide our customers with on-going software support and services under monthly and annual agreements that typically have automatically renewable terms. These agreements provide for help desk support, software maintenance, and remote diagnostics. We plan to provide customer support and services through a wide area voice and data network which enables automated call distribution of customer calls from any location to the appropriate support person. As of December 31, 1999, our customer service and support groups consisted of 198 employees, representing approximately 50% of our total employee base.

HARDWARE AND SUPPLIES

    In many cases, the sale of our software products is combined with the sale of hardware systems and installation services. In addition, because many medical practices require additional hardware as their practices grow, we sell computers and other peripherals as part of our product offerings. We typically receive installation and on-going maintenance revenues as a result of these hardware sales.

PRODUCT DEVELOPMENT

    As of December 31, 1999, our product development organization consisted of 72 employees. We focus our product development efforts on improving the functionality and performance of our Windows-based products and on developing new products that operate on a common architecture. This common architecture, based upon the latest Microsoft tools, gives our products the capability to simultaneously operate on different systems such as standard desktop computers or less sophisticated and lower cost workstations using standard Internet browsers.

    Our development teams are organized by product. Each product team has a product manager, a project manager and various developers. Our quality assurance and testing teams follow established guidelines in all phases of development. Subject matter experts and analysts contribute to work flow design, content and business rule development. A formalized process for software enhancement requests provides feedback from end users and our sales teams. Project management tools, project scheduling and distribution of technical and training notes are managed through our corporate intranet.

PRIVACY ISSUES

    Because our products and services are utilized to transmit and manage highly sensitive and confidential medical information, we must address the security and confidentiality concerns of our customers and of patients and consumers. To enable the use of our products and services for the transmission of sensitive and confidential medical information, we utilize advanced technology designed to ensure a high degree of security. This technology includes:

    - password security that requires a password to access our software;

    - user access restrictions that allow our customers to determine the individuals who will have access to data and what level of access such individual will have;

    - encryption of data transmitted over private networks, where we control access to the network and public networks where use is shared with the public, including over the Internet; and

    - use of a mechanism for preventing outsiders from improperly accessing private data resources on our network, commonly referred to as a "firewall".

The level of data encryption utilized by our products is in compliance with the encryption guidelines set forth in the federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). We also encourage each of our customers to implement their own firewall to protect the confidentiality of information being transferred into and out of their computer network.

    Internally, we work to ensure the safe handling of confidential data by employees in our electronic services department by:

    - providing each employee with an employee handbook explaining practices and procedures for handling confidential medical information;

    - monitoring employee activities to ensure compliance with the standards set forth in our employee handbook;

    - using individual user names and passwords for each employee handling electronic data; and

    - requiring employees who handle confidential data to sign confidentiality agreements.

    We monitor proposed regulations that might effect our software products and services, in order to ensure that we are in compliance with such regulations when and if they are affected.

SALES AND MARKETING STRATEGY

    Although we are a national company, we manage our sales and marketing efforts to serve our customers on both a regional and national basis. This allows us to meet the unique needs and expectations of each customer. Organized by specialty practice area and product line, the members of our sales force focus on maintaining strong customer relationships within regional markets to build recurring revenues. Within our existing customer base, we promote and sell system upgrades, maintenance services, add-on software modules and electronic data interchange services. Our sales force focuses on cross-selling to existing customers as well as attracting new customers.

    As a result of our acquisition strategy, we have acquired a number of qualified sales personnel with strong experience and customer relationships in the regions they serve. As of December 31, 1999, we had 47 sales and marketing personnel, including national sales managers, regional sales specialists and direct sales representatives.

ACQUISITION INTEGRATION

    Our infrastructure has been designed to support the acquisition and integration of targeted businesses. An acquisition team, which includes key members of our management and technical staff, identifies acquisition targets, performs due diligence investigations and negotiates the terms of each acquisition. An integration team, which includes key operational personnel, works with each acquired company to identify and complete the various post-acquisition tasks of integration, including incorporation of desired product features into our products and consolidation of administrative and financial functions.

    Operating systems and procedures are typically integrated within 30 days of the close of an acquisition. We rapidly standardize the reporting of newly acquired companies to minimize the time and expense associated with financial integration.

    As part of our integration process, we facilitate communications with acquired businesses through our corporate intranet and software systems. Our corporate intranet connects our regional offices and provides up-to-date and complete information on our policies and procedures, product descriptions, and administrative functions along with full e-mail and contact management.

    We believe that our existing infrastructure and our integration practices and procedures effectively position us to continue the acquisition of new companies as such opportunities arise.

COMPETITION

    The healthcare information systems market is highly competitive on both a regional and a national level. We believe that the primary competitive factors in this market are:

    - service and support;

    - price;

    - product features, functionality and ease of use;

    - ongoing product enhancements; and

    - reputation and stability of the seller.

    We believe that our principal competitive advantage stems from our offerings of feature-rich products based on an open system architecture designed to meet our customers' needs, our substantial installed customer base, our focus on customer support and training programs and our network of offices.

    Our principal competitors include practice management systems and Internet companies. Industry competitors include organizations such as Medical Manager Corporation, Physician Computer

Network, Inc., Infocure Corporation, Medic Computer Systems, Inc., IDX Systems Corporation, CyCare, a division of McKessonHBOC, Quality Systems, Inc., Dentrix Dental Systems, Inc., and National Data Corporation. Additionally, within each regional market there are several smaller competitors who have developed technologically advanced niche products offered at lower prices. Finally, with the integration of clinical information systems into practice management systems, several well-funded pharmaceutical, medical supply and biotech companies have entered the practice management systems market. Many of our competitors have greater financial, development, technical, marketing and sales resources than we do. These competitors may be able to respond more rapidly to new or emerging technologies and changes in customer requirements than we can. In addition, as the market for our products develops, additional competitors may enter the market and competition may intensify, requiring us to lower the prices of our products and services.

INTELLECTUAL PROPERTY

    Our success is dependent, in part, on our ability to protect our proprietary software and confidential information from unauthorized use and disclosure. We rely on a combination of trade secrets, common law intellectual property rights, license agreements, nondisclosure and other contractual provisions and technical measures to establish and protect our proprietary rights in our intellectual property and confidential information. We do not own any patents on our products. Employees and technical consultants and contractors are required to execute agreements with us providing for the confidentiality of information and the assignment to us of all proprietary rights. The legal protections afforded to us or the steps taken by us may not be adequate to prevent misappropriation of our technology and confidential information. In addition, these protections do not prevent independent third-party development of competitive products or services. We believe that our proprietary rights do not infringe upon the proprietary rights of third parties. However, third parties may assert infringement claims against us in the future and any such assertion may require us to enter into a license agreement or royalty arrangement with the party asserting the claim. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our confidential information or trade secrets, or to determine the validity or scope of the rights of others. Litigation could result in substantial costs and diversion of management and other resources and could seriously harm our business.

GOVERNMENT REGULATION

    The confidentiality of patient records and the circumstances under which such information may be used or released are subject to substantial regulation by state and federal laws and regulations. Regulations governing the electronic transmission of patient medical information are evolving rapidly and are often unclear and difficult to apply.

    HIPAA was enacted on August 21, 1996 and required the Secretary of Health and Human Services to adopt national standards for the transmission of certain types of patient medical information and the data elements used in such transmissions, and to adopt standards to ensure the integrity and confidentiality of such information.

    On November 3, 1999, the Secretary promulgated proposed regulations designed to protect the privacy of electronically transmitted or maintained, individually identifiable health information. We do not know if these regulations will be adopted in their present form, a different form, or at all. However, if these regulations are adopted, authorization may be required before identifiable patient information could be electronically transmitted to third parties for any purpose other than treatment, payment or health care operations which include such activities as quality assessment, verification of a healthcare providers credentials, insurance rating, peer review, fraud and abuse compliance review and document production for use in civil or criminal legal proceedings. These regulations also would require that we enter into agreements with certain of our customers governing the dissemination of such information and would require that holders or users of such information implement specified security measures. We continue to monitor HIPAA activity and are prepared to incorporate any changes to our software products or our operations that are necessary to ensure compliance.

    The U.S. Food and Drug Administration (the "FDA") has jurisdiction under the 1976 Medical Device Amendments to the Federal Food, Drug, and Cosmetic Act to regulate computer products and software as medical devices if they are intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease in humans. We believe that our healthcare information systems products are not medical devices currently subject to FDA regulation. However, FDA regulations are constantly changing and the FDA may promulgate regulations, or interpret current regulations in a way that would cover our products. In addition, we may develop products that subject us to FDA regulation. Compliance with FDA regulations could substantially increase our cost of doing business and may limit the extent of our planned product development.

    The Federal Drug Enforcement Agency has promulgated regulations that may prohibit a pharmacy from the initial dispensing and/or refilling of certain controlled substances through an electronically transmitted prescription. A violation of these regulations may result in civil and criminal penalties. Such regulations may limit the scope of our planned prescription ordering and refill functions.

FACILITIES

    We currently occupy approximately 13,500 square feet at our corporate headquarters at 3017 Kilgore Road, Rancho Cordova, California. We also lease space at each of our regional offices.

EMPLOYEES

    As of December 31, 1999, we employed 397 persons, including 47 in sales and marketing, 198 in customer support services, 72 in product development and 80 in administration, finance and management. In order to augment our hiring of ready-to-work skilled individuals, we utilize several programs to educate and train our work force. None of our employees is represented by a labor union. We have not experienced any work stoppages and consider relations with our employees to be good.

LEGAL PROCEEDINGS

    We are not currently party to any legal proceedings which would have a material adverse effect on our business, results of operations or financial condition.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    Our executive officers and directors and their ages as of December 31, 1999 are as follows:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
James L. Seiler(1)........................     53      Chief Executive Officer and Chairman of
                                                       the Board
Joel M. Harris(1).........................     44      President and Director
Richard W. Pendleton(1)...................     51      Senior Vice President--Mergers
                                                       and Acquisitions and Director
Thomas A. McCreery........................     46      Chief Financial Officer
Larry W. LeGate...........................     57      Senior Vice President--Sales
Gregory F. Vap............................     47      Senior Vice President--Operations
Peter Friedli(2)(3).......................     41      Director
John R. Stevens(2)(3).....................     78      Director

------------------------

(1) Member of the Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

    Upon completion of this offering our Board of Directors will be divided into three classes. Class I will consist of Messrs. Pendleton and Friedli, Class II will consist of Messrs. Seiler and Stevens and Class III will consist of Mr. Harris. See "Description of Capital Stock--Anti-takeover Provisions of the Certificate of Incorporation and Bylaws."

    JAMES L. SEILER has served as our Chief Executive Officer since our acquisition of Mariner Systems, Inc. in August 1999 and became the Chairman of our Board of Directors in January 2000. Prior to joining us, Mr. Seiler served as President and Chief Executive Officer of Mariner Systems Inc., a managed care software company, from September 1993 to August 1999, and also as Chairman of the Board from November 1997 to August 1999. Before joining Mariner, Mr. Seiler served first as Chief Financial Officer and then as President and Chief Executive Officer of Destron/IDI, Inc., a public radio frequency technology company. Mr. Seiler is a Certified Public Accountant and received a Bachelor of Science degree in Accounting from the University of Akron.

    JOEL M. HARRIS was a co-founder of VantageMed since May 1996 and has served as our President since May 1997. Mr Harris also served concurrently as our Chief Executive Officer from May 1997 through August 1999. From October 1994 through April 1996, Mr. Harris served as Chief Operating Officer of Insurance Benefit Spot Check, Inc., a provider of electronic data interchange services for healthcare providers. Previously, Mr. Harris co-founded the Stratum Group, a software development and consulting firm. Mr. Harris received a Bachelor of Science degree in Business Administration from California State University, Northridge.

    RICHARD W. PENDLETON was a co-founder of VantageMed and served as Chairman of the Board from our inception in April 1995 until January 2000. Mr. Pendleton has also served concurrently as Senior Vice President--Mergers and Acquisitions since April 1997. From October 1993 to February 1995, Mr. Pendleton served as Senior Vice President and Director of Software Development for QuadraMed Corporation, a healthcare information technology company. Prior to his work with QuadraMed, Mr. Pendleton served as President of Coast Micro, Inc., a medical software company, and founded and served as Chief Executive Officer of Cost Containment Systems, Inc., a healthcare software company. Mr. Pendleton has also held senior administrative positions at several medical centers. Mr. Pendleton received a Master of Business Administration in Hospital Administration from the University of

Chicago and a Bachelor of Science degree in Business Administration from the University of Illinois--Chicago.

    THOMAS A. MCCREERY joined VantageMed as our Chief Financial Officer in August 1998. From September 1997 through July 1998, Mr. McCreery was an independent consultant. From April 1997 to August 1997, Mr. McCreery served as the Chief Financial Officer and negotiated the sale of Falcon Systems, a computer storage systems company. From May 1989 through March 1997, Mr. McCreery held a number of executive positions with several affiliates of Wickland Oil Company, an international petroleum company. Mr. McCreery is a certified public accountant and received a Master of Business Administration from the University of Chicago and a Bachelor of Arts degree in Economics from the University of California at Davis.

    LARRY W. LEGATE was a co-founder of VantageMed and has served as our Senior Vice President--Sales since inception in April 1995. Mr. LeGate also served as a member of our Board of Directors from April 1997 through August 1999. From January 1994 through June 1995, Mr. LeGate was the Senior Vice President of Sales and Marketing for QuadraMed Corporation. Prior to joining QuadraMed,
Mr. LeGate served as Vice President of Sales and Customer Service for DATIS Corporation, a database software products company. Mr. LeGate received a Bachelor of Science degree in Architectural Engineering from Oklahoma State University.

    GREGORY F. VAP has served as our Senior Vice President--Operations since December 1998 and served as our Senior Vice President from April 1998 through December 1998. Prior to joining us, Mr. Vap founded Heathcare Information Systems, Inc., a provider of medical practice management products, and served as President and Chief Executive Officer from 1984 until our acquisition of Healthcare Information Systems in April 1998. Mr. Vap received a Bachelor of Science degree in Electronic Engineering from the Missouri Institute of Technology.

    PETER FRIEDLI has served as director of VantageMed since August 1999.
Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., a venture capital firm, since its inception in 1986. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli has over a decade of experience as an independent investment manager for venture capital and has managed various venture investment companies in the U.S.

    JOHN R. STEVENS has served as a director of VantageMed since May 1997. Since 1987, Mr. Stevens has served as the Chief Executive Officer and Chairman of the Board of StellarNet, Inc., a software and communications company, which he founded. Mr. Stevens received a Bachelor of Science degree in Military Science from the University of Maryland.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued by us for the fiscal year ended December 31, 1998 and 1999 for our Chief Executive Officer and our other four most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year and whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                                             ------------
                                                                              SECURITIES
                                           ANNUAL COMPENSATION                UNDERLYING
                                   ------------------------------------        OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITIONS         YEAR         SALARY       BONUS(9)       GRANTED(#)       COMPENSATION
----------------------------       --------      --------      --------      ------------      ------------
James L. Seiler(1)...........        1998        $     --       $   --               --               --
  Chief Executive Officer and        1999          50,000(2)     2,000          100,000               --
    Chairman of the Board
Joel M. Harris(1)............        1998         120,000(3)        --               --               --
  President and Director             1999         120,000(4)     3,000               --               --
Richard W. Pendleton.........        1998         120,000           --               --               --
  Senior Vice President--            1999         120,000(5)     2,000               --               --
    Mergers and Acquisitions
    and Director
Thomas A. McCreery(6)........        1998          52,500           --           66,666               --
  Chief Financial Officer            1999         120,000           --               --               --
Gregory F. Vap(7)............        1998          83,333           --               --           $7,689
  Senior Vice President--            1999         125,000(8)     2,083               --               --
    Operations

------------------------

(1) Mr. Harris served as our Chief Executive Officer until August 1999 at which time James L. Seiler joined us as Chief Executive Officer. Mr. Harris currently serves as our President.

(2) Includes $10,000 of compensation deferred until 2000 at the election of Mr. Seiler. On an annual basis, Mr. Seiler's salary would have been $120,000.

(3) Includes $20,000 of compensation deferred until 1999 at the election of Mr. Harris.

(4) Includes $15,000 of compensation deferred until 2000 at the election of Mr. Harris.

(5) Includes $10,000 of compensation deferred until 2000 at the election of Mr. Pendleton.

(6) Mr. McCreery became Chief Financial Officer on July 28, 1998. On an annual basis, Mr. McCreery's salary would have been $120,000.

(7) Mr. Vap became Senior Vice President--Operations on May 1, 1998. On an annual basis, Mr. Vap's salary would have been $125,000. The $7,689 in "Other Compensation" was a one-time payment for benefits surrendered by Mr. Vap upon his joining us.

(8) Includes $10,417 of compensation deferred until 2000 at the election of Mr. Vap.

(9) All bonuses represent amounts earned on compensation deferred in 1999. These bonuses were deferred until the completion of this offering at the election of each recipient.

    Ten members of our management team have elected to defer payment of salary since December 1999 until the earlier of the completion of this offering or June 30, 2000. As of December 31, 1999, aggregate deferred salaries payable was $51,330. In addition, we are obligated to pay bonuses equal to 20% of the amount deferred. We will pay these deferred salary and bonus amounts from the proceeds of this offering.

                  OPTION GRANTS IN FISCAL YEARS 1998 AND 1999

    The following table sets forth option grants for the years ended
December 31, 1998 and 1999 to each of the Named Executive Officers who received options:

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                                                                  ANNUAL RATES OF
                                                        PERCENT OF                                  STOCK PRICE
                                                      TOTAL OPTIONS                                APPRECIATION
                                      NUMBER OF         GRANTED TO                              FOR OPTION TERM(3)
                        FISCAL    SHARES UNDERLYING    EMPLOYEES IN    EXERCISE   EXPIRATION   ---------------------
NAME                   YEAR END    OPTIONS GRANTED    FISCAL YEAR(1)   PRICE(2)      DATE         5%         10%
----                   --------   -----------------   --------------   --------   ----------   --------   ----------
James L. Seiler......    1999          100,000              37%         $11.10      8/06/09    $698,073   $1,769,054

Joel M. Harris.......      --               --              --              --           --          --           --

Richard W.
Pendleton............      --               --              --              --           --          --           --

Thomas A. McCreery...    1998           38,333              21%         $ 7.50     12/02/08    $180,807   $  458,198
                         1998           13,333(4)            7%         $ 7.50     12/02/08    $ 62,888   $  159,370
                         1998           15,000(5)            8%         $ 7.50     12/02/08    $ 70,751   $  179,296

Gregory F. Vap.......      --               --              --              --           --          --           --

------------------------

(1) Based on an aggregate of 178,037 options granted during fiscal year 1998 and 269,354 options granted during fiscal year 1999 to employees.

(2) The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors after consideration of a number of factors, including, but not limited to, VantageMed's financial performance, market conditions and; the price and preferred rights and privileges of shares of equity securities sold to or purchased by outside investors.

(3) The potential realizable value is calculated based on the term of the option at its time of grant, which is ten years. It is calculated assuming that the fair market value of VantageMed's common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4) 6,250 shares of Mr. McCreery's 13,333 share option will vest upon the close of this offering.

(5) 833 shares of Mr. McCreery's 15,000 share option will vest upon the close of this offering.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR END 1999 OPTION
                                     VALUES

    The following table sets forth information concerning option exercises and option holdings for the year ended December 31, 1999 with respect to the Named Executive Officers. Except as set forth below, no options or stock appreciation rights were exercised by any such individual during such year, and no stock appreciation rights were outstanding on December 31, 1999.

                                                    NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                          SHARES                 OPTIONS AT FISCAL YEAR END          AT FISCAL YEAR END
                        ACQUIRED ON    VALUE     ---------------------------   ------------------------------
NAME                     EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
----                    -----------   --------   -----------   -------------   -----------      -------------
James L. Seiler.......                             100,000(1)          --               --              --
                               --                   36,321             --      $   312,249(2)           --

Joel M. Harris........                                  --             --               --              --

Richard W.
  Pendleton...........                                  --             --               --              --

Thomas A. McCreery....                              26,146         40,521           91,511(3)      141,824(3)

------------------------

(1) These options are immediately exercisable and are subject to a repurchase right held by VantageMed which lapses in equal monthly installments over a period of 36 months. These options have an exercise price of $11.10 per share, which price is not in-the-money based upon a fair market value equal to an assumed offering price of $11.00 per share.

(2) Based on a fair market value equal to an assumed offering price of $11.00 per share, less option exercise prices as follows: 10,508 of these options have an exercise price of $6.28; 4,549 of these options have an exercise price of $4.40 per share; and 21,264 of these options have an exercise price of $0.06 per share.

(3) Based on a fair market value equal to an assumed offering price of $11.00 per share, less the option exercise price of $7.50 payable for these shares.

EMPLOYEE BENEFIT PLANS

    1998 STOCK OPTION/STOCK ISSUANCE PLAN. 1998 Stock Option/Stock Issuance Plan (the "1998 Plan") was adopted by our Board of Directors and approved by our stockholders in May 1998, and most recently amended and restated by our Board of Directors in November 1999, which amendment was approved by our stockholders in January 2000. The 1998 Plan authorizes the grant of incentive and non-statutory stock options and stock bonuses.

    Effective upon the close of this offering, we will have a total of 1,000,000 shares of our common stock reserved for issuance under the 1998 Plan. This share reserve will automatically increase on January 1(st) of each year, beginning with calendar year 2001, by an amount equal to 5% of the total number of shares of our common stock outstanding on December 31(st) of the prior year. As of December 31, 1999, there were options to purchase a total of 548,122 shares of our common stock outstanding under the 1998 Plan.

    Our 1998 Plan includes two separate programs:

    - The discretionary option grant program, under which eligible employees may be granted options to purchase shares of our common stock at an exercise price not less than the fair market value of those shares on the grant date.

    - The stock issuance program, under which eligible employees may be issued shares of common stock directly, upon the attainment of performance milestones or upon the completion of a period of service or as a bonus for past services.

    The individuals eligible to participate in our 1998 Plan include our officers and other employees, our directors and any consultants we hire. The discretionary stock option grant and stock issuance programs are administered by our Compensation Committee. This committee determines which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when the grants or issuances are to be made, the number of shares subject to each grant or issuance, the status of any granted option as either an incentive stock option or a nonstatutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

    Our 1998 Plan provides that the exercise price for any options granted under the 1998 Plan may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. Options may also be exercised through a same-day sale program without any cash outlay by the option holder.

    Our 1998 Plan includes the following change in control provisions, which may result in the accelerated vesting of outstanding option grants and stock issuances:

    - In the event that we consummate a merger or asset sale of our company, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation or substituted with a substantially equivalent option, will immediately become exercisable subject to repurchase rights with respect to those shares that we may assign to the successor corporation.

    - The Compensation Committee has complete discretion to grant one or more options which will become fully vested and exercisable in the event those options are assumed in an acquisition but the optionee's service with us or the acquiring entity is subsequently terminated.

    - The Compensation Committee may grant options and structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with the consummation of a successful tender offer for more than 50% of our outstanding voting stock. Such accelerated vesting may occur either at the time of such transaction or upon the subsequent termination of the individual's service.

    The Board of Directors may amend or modify the 1998 Plan at any time, subject to any required stockholder approval.

    401(K) PLAN. Substantially all full-time employees are covered by a defined contribution plan. Employees are permitted to defer up to 15% of their salaries. No matching has occurred to date.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

    JAMES L. SEILER. We entered into an employment agreement with James L. Seiler pursuant to which he is employed as our Chief Executive Officer. The initial term of this employment agreement expires on August 1, 2002. This employment agreement will continue on a month-to-month basis thereafter. Under the terms of the employment agreement, Mr. Seiler is paid a monthly base salary of $10,000, subject to increases as authorized by the Board of Directors and subject to any company-wide compensation cap then in place. Mr. Seiler's salary will be reviewed by the Board of Directors on February 1, 2000 and on August 1(st) of each year thereafter to determine if an increase in salary is appropriate. At no time shall Mr. Seiler be paid a base salary that is less than the greater of $120,000 per annum; any compensation cap then in place; or the base salary of our highest paid officer and/or employee. Our employment agreement with Mr. Seiler can be terminated at any time by mutual agreement, upon 100 days written notice on the part of Mr. Seiler, or immediately for cause. The term "for cause" is defined to mean: an uncured material violation of the terms of the employment agreement or proprietary information and inventions agreement; a conviction or nonappealable judgment involving a claim of dishonesty, willful misfeasance or nonfeasance of duty by Mr. Seiler intending to injure or having the effect of injuring in some material fashion our reputation, business or relationships; Mr. Seiler's conviction upon a felony charge; or Mr. Seiler's willful or prolonged absence from work or his failure, neglect or refusal to perform his duties. If, prior to the expiration of the agreement's initial three year term, we terminate Mr. Seiler's employment without good cause or due to his death, or if he terminates his employment for good cause, he will receive monthly payments equal to his monthly base salary through the expiration of that initial three year term and all options then held by him shall become fully-vested and immediately exercisable. Mr. Seiler has agreed not to compete with us for a period of one year following the cessation of his employment. In connection with the signing of this employment agreement, Mr. Seiler was granted an option to purchase 100,000 shares of our common stock.

    THOMAS A. MCCREERY. We entered into an agreement with Thomas A. McCreery, our Chief Financial Officer, pursuant to which we agreed to provide six months notice of termination in the event of a change of control. This agreement is described more fully under the heading "Certain Transactions and Relationships."

DIRECTOR COMPENSATION

    The members of our Board of Directors currently do not receive compensation for their services as Directors. Members of the Board of Directors are eligible to receive option grants and stock issuances under the 1998 Plan although no determination has been made as to the number of options, if any, each director may be entitled to receive.

COMMITTEES OF THE BOARD OF DIRECTORS

    We have the following special committees of our Board of Directors:

    EXECUTIVE COMMITTEE. The Executive Committee is empowered to exercise all authority of our Board of Directors except as limited by the Delaware General Corporation Law. Under Delaware law, an executive committee may not approve, adopt or recommend to stockholders actions required by Delaware law to be approved by stockholders, or adopt, amend or repeal any bylaw of the corporation. The Executive Committee consists of Richard W. Pendleton, James L. Seiler and Joel M. Harris.

    COMPENSATION COMMITTEE. The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for executive officers. The Compensation Committee also administers and establishes the terms and conditions of all stock options granted under the 1998 Plan. The Compensation Committee consists of Peter Friedli and John R. Stevens.

    AUDIT COMMITTEE. The Audit Committee is primarily responsible for approving the services performed by our independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring our financial policies and control procedures and reviewing and monitoring the provisions of non-audit services performed by our auditors. The Audit Committee consists of Peter Friedli and John R. Stevens.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to us or our shareholders, except liability for:

    - breach of the director's duty of loyalty;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

    - the unlawful payment of a dividend or unlawful stock purchase or redemption; and

    - any transaction from which the director derives an improper personal benefit.

    Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We have also entered into indemnification agreements with each of our directors.

    At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification is required or permitted.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee of our Board of Directors, formed in September 1999 are Peter Friedli and John R. Stevens. Prior to September 1999, the functions of the Compensation Committee were performed by the Board of Directors as a whole. Prior to the formation of the Compensation Committee, Messrs. Seiler, Harris and Pendleton were involved in compensation decisions.

    In October 1999, we borrowed $3.0 million from Friedli Corporate Finance at an interest rate of 6%. Peter Friedli assisted us in securing this loan. In connection with the borrowing of these funds we issued a secured convertible promissory note which requires us to repay the principal sum of $3.0 million, plus interest at an annual rate of 6%, by July 1, 2000. The outstanding principal and any accrued interest on this note will be automatically converted into shares of our common stock at a conversion ratio equal to 50% of the initial price of shares of common stock sold in this offering. In addition, we issued to Friedli Corporate Finance convertible promissory notes in the principal amounts of $190,000 and $180,000, each due and payable on October 6, 2002. No interest accrues or is due on either of these notes. The $190,000 note will be cancelled in the event that we sell shares of our common stock for an initial price of greater than $21.00 per share. Upon the close of this offering this promissory note will be convertible into 17,117 shares of our common stock, at the option of the holder. The $180,000 was converted into 16,216 shares of common stock in December 1999.

    In exchange for the services rendered in securing this loan, we granted Mr. Friedli a warrant to purchase 13,333 shares of our common stock at an exercise price equal to 60% of the initial price of shares of our common stock as sold in this offering. This warrant may be exercised at any time following the completion of this offering and terminates on October 6, 2002.

    In January 2000, we borrowed $700,000 from Friedli Corporate Finance. Peter Friedli assisted us in securing this loan. In connection with the borrowing of these funds we issued a secured promissory note which requires us to repay the principal sum of $700,000 plus interest at an annual rate of 10% and a premium payment equal to 7% of the outstanding principal amount of the note at the earlier to occur of the completion of this offering or July 1, 2000.

    We have entered into a consulting agreement with Friedli Corporate Finance pursuant to which we agreed to pay Friedli Corporate Finance a $2,000 per month consulting fee and to take action to support the election of Peter Friedli, the principal of Friedli Corporate Finance, to our Board of Directors. In exchange, Friedli Corporate Finance provides us with financial consulting services. We charge the cost of the consulting arrangement to expense as the services are used. This consulting agreement terminates on July 31, 2002 or upon 30 days written notice by either party. If we terminate the consulting agreement without cause, we must immediately pay Friedli Corporate Finance the full balance, through July 31, 2002, owed under the consulting agreement.

    In August 1999 we acquired Mariner Systems, Inc. In connection with this acquisition, Mr. Seiler signed a three-year employment agreement whereby he agreed to serve as our Chief Executive Officer.

Mr. Seiler received 20,680 shares of our common stock in exchange for all of his shares of Mariner Systems, Inc. and we assumed options held by Mr. Seiler which entitle him to purchase an additional 36,321 shares of our common stock at a weighted-average exercise price of $2.40. Upon the signing of his employment agreement with us we granted Mr. Seiler an option to purchase an additional 100,000 shares of our common stock at an exercise price of $11.10 per share. Venturetec, Inc., a shareholder in Mariner, became a principal stockholder of our company and now owns 432,873 shares of our common stock. In addition, in exchange for services rendered in connection with the acquisition of Mariner, we issued one warrant to purchase 20,000 shares of our common stock and one warrant to purchase 10,000 shares of our common stock to Pine, Inc., an entity controlled by Friedli Corporate Finance, which is controlled by Peter Friedli. Both of these warrants were issued at an exercise price of $11.10 per share. Mr. Friedli, a principal with Venturetec, was a member of the Board of Directors of Mariner and later became a member of our Board of Directors.

    None of our executive officers serve on the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

SERIES A PREFERRED STOCK

    In July 1997, we issued 377,647 shares of our Series A preferred stock to QuadraMed Corporation for an aggregate purchase price of $1.2 million. Prior to the completion of the financing, QuadraMed issued us an unsecured convertible bridge note in the amount of $125,000 at an interest rate of 8%, payable at the earlier of October 1, 1997 or the close of the Series A financing. Therefore, the $1.2 million consideration included the cancellation of the bridge note. Pursuant to the terms of this transaction, we agreed that the $1.2 million purchase price paid by QuadraMed entitled them to receive an aggregate of 10% of our issued and outstanding shares of capital stock at the close of four acquisitions then pending. Therefore, we agreed that upon the close of those acquisitions, we would issue to QuadraMed, without payment of additional consideration, that number of additional shares of Series A preferred stock necessary to maintain such 10% ownership interest. Accordingly, upon the close of the four acquisitions, we issued an additional 35,371 shares of Series A preferred stock to QuadraMed, bringing their total holdings to 413,018 shares of Series A preferred stock.

    Richard Pendleton, our Senior Vice President-Mergers and Acquisitions, was employed by QuadraMed from October 1993 through February 1995, prior to joining us. Larry LeGate, our Senior Vice President-Sales, was employed by QuadraMed from January 1994 through June 1995, prior to joining us.

CREDIT AGREEMENT WITH QUADRAMED CORPORATION

    In July 1997 we entered into a credit agreement with QuadraMed Corporation giving us the right to borrow an aggregate of $500,000 at an interest rate of 8%. We borrowed the entire $500,000 on this credit agreement and paid interest on that amount monthly as it accrued. The $500,000 principal amount was repaid and the credit facility terminated upon the closing of our sale of Series A-1 preferred stock to QuadraMed in January 1999.

SERIES A-1 PREFERRED STOCK

    In January 1999, we issued 1,795,300 shares of our Series A-1 preferred stock to QuadraMed Corporation for an aggregate purchase price of $3,500,000, which included the repayment of the $500,000 balance on our credit facility with QuadraMed and the exchange of 413,018 shares of Series A preferred stock held by QuadraMed.

ACQUISITION OF HEALTHCARE INFORMATION SYSTEMS, INC.

    In April 1998, we acquired all of the outstanding shares of Healthcare Information Systems, Inc. In connection with this acquisition, Gregory F. Vap joined us as Senior Vice President-Operations. Mr. Vap received 212,774 shares of our common stock in exchange for all of his shares of Healthcare Information Systems.

ACQUISITION OF MARINER SYSTEMS, INC.

    In connection with the acquisition of Mariner Systems, Inc., James L. Seiler signed a three-year employment agreement whereby he agreed to serve as our Chief Executive Officer. The employment agreement is described more fully under the heading "Management--Employment Agreements."

CONSULTING AGREEMENT WITH FREIDLI CORPORATE FINANCE

    In connection with the acquisition of Mariner Systems, Inc., we entered into a consulting agreement with Peter Friedli, now a member of our Board of Directors. The consulting agreement is described more fully under the heading "Compensation Committee Interlocks and Insider Participation."

FINANCING ARRANGEMENT WITH FRIEDLI CORPORATE FINANCE

    In October 1999, we borrowed $3.0 million from Friedli Corporate Finance. Peter Friedli assisted us in securing this loan. The financing arrangement is described more fully under the heading "Management--Compensation Committee Interlocks and Insider Participation."

SECURED PROMISSORY NOTE WITH FRIEDLI CORPORATE FINANCE

    In January 2000, we borrowed $700,000 from Friedli Corporate Finance. Peter Friedli assisted us in securing this loan. The promissory note is described more fully under the heading, "Management--Compensation Committee Interlocks and Insider Participation."

PROMISSORY NOTE FROM RICHARD PENDLETON

    In July 1997, we issued a promissory note to Richard Pendleton, our Senior Vice President-Mergers and Acquisitions, for $148,000 at an interest rate of 5.25%, payable on or before July 15, 2000. Accrued interest on this note can be paid annually on July 15th of each year beginning July 15, 1998 or upon repayment of the principal amount. Mr. Pendleton has elected to defer the payment of interest on this note and has not paid any of the principal. As of December 31, 1997, Mr. Pendleton owed a total of $148,000 on the note. As of December 31, 1998 and 1999 the total balance due on the note was $155,770 and $163,947, respectively.

CHANGE IN CONTROL AGREEMENT WITH THOMAS A. MCCREERY

    In July 1998, we entered into an agreement with Thomas A. McCreery, our Chief Financial Officer, pursuant to which we agreed to: pay Mr. McCreery a bonus of $30,000 upon the completion of this offering; accelerate the vesting of options to purchase 7,083 shares of our common stock upon the completion of this offering; provide six months notice of termination upon a change of control; and to enter into negotiations for a potential market adjustment to Mr. McCreery's annual salary.

NON-EXCLUSIVE SOFTWARE LICENSE AGREEMENT WITH QUADRAMED CORPORATION

    In December 1998, we entered into a non-exclusive software license agreement with QuadraMed Corporation, one of our principal stockholders. Under the terms of this agreement, QuadraMed granted us a royalty-free license to certain of their software modules. The terms of this license allow us to: incorporate these modules into our products; reproduce and distribute the software contained in the modules; and make modifications, enhancements and improvements to one of the modules, the Claimstar EDI module. As consideration for this software license agreement, we paid QuadraMed an up-front fee of $1.5 million. We also agreed to negotiate with QuadraMed for the grant to QuadraMed of a non-exclusive right to use, reproduce, modify, sublicense and/or distribute any improvements we make to the Claimstar EDI module. Throughout 1999 we worked with QuadraMed on joint development efforts to improve the Claimstar EDI module, including activities in the area of year 2000 compliance. Although we have not negotiated a license for the rights to these improvements, we have shared the product of our joint development efforts with QuadraMed.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 31, 1999, except as noted in the footnotes below, by:

    - all persons who are beneficial owners of 5% or more of our common stock;

    - each director;

    - our Chief Executive Officer and the Named Executive Officers; and

    - all directors and executive officers as a group.

    The number of shares of common stock beneficially owned and the percentage of shares beneficially owned prior to the offering are based on 4,362,260 shares of common stock outstanding as of December 31, 1999. The percentage of shares beneficially owned after the completion of the offering is based on 8,648,450 shares of common stock outstanding immediately following the completion of the offering.

                                                                            PERCENT BENEFICIALLY
                                                                                  OWNED(2)
                                                                           ----------------------
                                                              NUMBER OF    BEFORE THE   AFTER THE
NAME AND ADDRESS(1)                                             SHARES      OFFERING    OFFERING
-------------------                                           ----------   ----------   ---------
Peter Friedli(3)............................................   1,151,246      23.1%       13.2%

QuadraMed Corporation(4)....................................     599,425      12.1%        6.9%
  1003 W. Cutting Blvd., Ste. 2
  Richmond, CA 94804

Friedli Corporate Finance(5)................................     572,983      11.6         6.6
  Freigustrasse #5
  8002 Zurich, Switzerland

Venturetec, Inc.(6).........................................     432,873       9.9%        5.0%
  c/o Friedli Corporate Finance
  Freigustrasse #5
  8002 Zurich, Switzerland

Richard W. Pendleton........................................     300,000       6.9%        3.5%

Gregory Vap.................................................     212,774       4.9%        2.5%

Joel M. Harris..............................................     150,000       3.4%        1.7%

James L. Seiler(7)..........................................      73,669       1.7%          *%

Thomas A. McCreery(8).......................................      34,826         *           *

John R. Stevens.............................................      16,667         *           *

Executive officers and directors as a group (8 persons).....   2,072,515      40.9%       23.6%

------------------------

*   Less than 1%

(1) Except as otherwise noted, the address of each person listed on the table is c/o VantageMed Corporation, 3017 Kilgore Road, Suite 195, Rancho Cordova, California 95670. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. All shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after December 31, 1999, are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3) Includes: (i) 43,333 shares issuable upon the exercise of warrants;
    (ii) 17,127 shares issuable upon the conversion of secured promissory notes held by Friedli Corporate Finance; (iii) 555,856 shares issuable at the close of this offering upon the conversion of a secured convertible promissory note held by Friedli Corporate Finance (assuming a public offering price of $11.00 per share for the shares registered in this offering and closing this offering on January 31, 2000); (iv) 432,873 shares held by Venturetec, Inc.; and (v) 102,057 shares held by Pine, Inc.
    Mr. Friedli is a control person of Venturetec, Pine and Friedli Corporate Finance.

(4) Reflects the conversion of 1,795,300 shares of Series A-1 preferred stock into an aggregate of 599,425 shares of common stock immediately prior to the completion of this offering.

(5) Includes (i) 555,856 shares issuable at the close of this offering upon the conversion of a secured convertible promissory note held by Friedli Corporate Finance (assuming a public offering price of $11.00 per share for the shares registered in this offering and closing this offering on January 31, 2000); and (ii) 17,127 shares issuable upon the conversion of a secured promissory note held by Friedli Corporate Finance. Peter Friedli, a director of VantageMed, is a control person of Friedli Corporate Finance. The shares referenced in this footnote are also included in the shares shown as beneficially owned by Peter Friedli.

(6) Peter Friedli, a director of VantageMed, is control person of Venturetec, Inc. The shares referenced in this footnote are also included in the shares shown as beneficially owned by Peter Friedli.

(7) Includes 52,988 shares underlying options granted to Mr. Seiler which are exercisable within 60 days of December 31, 1999.

(8) Consists of 34,826 shares underlying options granted to Mr. McCreery which are exercisable within 60 days of December 31, 1999.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    After this offering, our authorized capital stock will consist of 20,000,000 shares of common stock and 5,000,000 shares of undesignated preferred stock. As of December 31, 1999, there were an aggregate 4,362,260 shares of common stock issued and outstanding held of record by 188 stockholders and 1,915,300 shares of preferred stock issued and outstanding held of record by five stockholders. After giving effect to this offering, there will be an aggregate of 8,648,450 shares of common stock outstanding and approximately 675,239 shares of common stock issuable upon exercise of outstanding options and warrants and conversion of notes, assuming an initial public offering price of $11.00 per share and a closing date of this offering of January 31, 2000. There will be no shares of preferred stock issued or outstanding.

COMMON STOCK

    Holders of shares of common stock are entitled to one vote per share for the election of directors and all matters to be submitted to a vote of the stockholders. The holders of shares of common stock are entitled to share ratably in such dividends as may be declared by the Board of Directors and paid by us out of funds legally available therefor. In the event of our dissolution, liquidation, or winding up, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and liquidation preferences, if any. Holders of shares of common stock have no preemptive, subscription, redemption, or conversion rights. The outstanding shares of common stock are, and the shares of common stock to be issued by us in connection with this offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

    The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by our stockholders. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by the stockholders and may adversely affect the market price, and the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. We have no current plans to issue any shares of preferred stock.

ANTI-TAKEOVER PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

    Our Amended and Restated Certificate of Incorporation (the "Certificate") and Restated Bylaws (the "Bylaws") which will become effective on completion of the offering, contain provisions that could have the effect of making it more difficult to effect an acquisition of us without the cooperation of our Board. These provisions are summarized below:

    CLASSIFIED BOARD Delaware law permits a corporation to establish in its certificate of incorporation a "classified board," which typically consists of two or more classes of directors with staggered terms of office. The Certificate provides for a classified board of directors. The directors of the Company will thereupon be divided into three classes. The directors in the first class (Class
I) will hold office until the first annual meeting of stockholders following the completion of this offering; the directors in the second class (Class II) will hold office until the second annual meeting of stockholders following the completion of this offering; and the directors in the third class (Class III) will hold office until the third annual meeting of stockholders following the completion of this offering (and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office or death). After each such election, the directors in each such class will then serve in succeeding terms of three years and until their successors are duly elected and qualified. As a result, only one class of directors will be elected at each annual meeting of stockholders, with the rest of the directors continuing to serve for their respective terms.

    Upon the classification of the Board, it would ordinarily require at least two annual meetings for a majority of the voting stock to elect a majority of the Board unless, prior to the end of such two years, stockholders were able to
(i) obtain the approval of the then-existing Board to increase the number of authorized directors; (ii) amend the Certificate and the Bylaws providing for a classified board of directors; (iii) cause the stockholders to amend the Certificate and the Bylaws to increase the number of directors; (iv) remove, or induce to resign, a sufficient number of directors; or (v) call a special meeting and vote to remove directors and elect persons to fill the resulting vacancies. The Certificate and Bylaws provide that directors can be removed only with cause and with no less than the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors.

    The classification system of electing directors may tend to maintain the incumbency of the Board because it generally makes it more difficult for stockholders to change a majority of the directors. The Board believes that classification will better enable the Board to protect the interests of nontendering or minority stockholders in the event that another person, through a tender offer or otherwise, should obtain a substantial amount of the Company's shares. A classified board of directors also may contribute to continuity and stability in leadership and policy.

    NUMBER OF DIRECTORS. The number of our directors will be initially set at five (5). The Certificate and Bylaws will, however, permit the Board to change the authorized number of directors from time to time, without further stockholder approval.

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. The Certificate and Bylaws provide that a vacancy on the Board occurring during the course of the year may be filled only by the remaining directors. Vacancies in the Board resulting from removal by the stockholders may be filled by a majority of the directors then in office, though less than a quorum. These provisions further provide that any directors so appointed will serve for the remainder of the full term for which elected and no decrease in the number of directors shall reduce the term of any incumbent. Under Delaware law, however, if, at any time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, under certain circumstances, order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

    AMENDMENT OF CHARTER. Under Delaware law, our charter may be amended if such amendment is approved by the board of directors and by a majority of the stockholders. In addition, if we were to have more than one class or series of stock outstanding, amendments that would adversely affect the rights of any class would require the vote of a majority of the shares of such class or series.

    The Certificate provides that the vote of two-thirds of all of the outstanding shares of the capital stock entitled to vote is required to repeal the provisions of the Certificate relating to:

    (i) the elimination of the right of stockholders to act without a meeting;

    (ii) the establishment of a classified board of directors, the terms of office of the members of the board of directors and the exclusive right of directors to change the number of authorized directors and to fill vacancies on the board of directors;

    (iii) the authority of the Board and the stockholders to amend the Bylaws;

    (iv) the elimination of directors' personal liability for monetary damages arising from their negligence and gross negligence; and

    (v) the percentage of our shares necessary to amend the Certificate.

These provisions would prevent the holder(s) of a majority, but less than two-thirds of the combined voting power of our stock from circumventing any or all of the foregoing provisions by amending the Certificate to remove or amend one or more of them. This requirement may make the amendment or repeal of the foregoing provisions more difficult even in circumstances where either or both of (i) the Board or (ii) a majority of the stockholders believe such amendment or repeal to be favorable to the interest of the stockholders.

    AMENDMENT OF THE BYLAWS. Under Delaware law, a corporation may include provisions in its certificate of incorporation that require a supermajority of the stockholders to amend the Bylaws of the corporation. Our Certificate provides that the affirmative vote of either two-thirds of the voting power of all of the outstanding shares of capital stock or a majority of the Board is required to approve amendments to the Bylaws. This provision is designed to prevent a person who has acquired control of more than fifty percent (but less than two-thirds) of the common stock of the Company from amending the Bylaws in a way that limits the power of the Board to manage the Company. The disadvantage of such a provision is that it may limit the ability of the stockholders to adopt amendments to the Bylaws without the approval of the Board.

    LIMITATION ON RIGHT OF STOCKHOLDERS TO ACT WITHOUT A MEETING. Delaware law does not require that stockholders be allowed to act by written consent. The Certificate provides that the Company's stockholders may act only at an annual or special meeting. The Board believes that all stockholders should have the opportunity to consider matters that may affect their rights, that the Board should be able to give advance consideration to any such action, and that it is therefore inappropriate for stockholders of a publicly-held company to take action affecting a corporation and all its stockholders without a meeting. This provision may make it more difficult for stockholders to take action opposed by the Board and thus may deter persons from acquiring substantial stock positions in us or making unsolicited takeover proposals. Action by written consent, under some circumstances, may permit the taking of stockholder action opposed by the Board more rapidly than would be possible if a meeting of a stockholders were required.

    ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS. The Bylaws provide that, at an annual meeting of the stockholders, no matter proposed by a stockholder will be considered unless a written notice of such business is provided to not less than 120 days in advance of the anniversary of the date on which our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. Such notice must be received by us not more than ten days following the date of notice of the annual meeting. The notice must describe the proposed business and provide the information regarding the proposal which we would be required to provide in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if proxies for the proposal were being solicited by the Company.

    These provisions are designed to prevent a hostile acquiror of our securities from presenting proposals to the stockholders or nominating directors without giving adequate notice to the Board, thereby permitting the Board to consider and prepare a response to such proposals. These provisions do not give the Board any power to approve or disapprove stockholder proposals. They may have the effect, however, of precluding the consideration of such business at a meeting if the procedures established are not followed.

    CALLING SPECIAL MEETINGS OF STOCKHOLDERS The Certificate and Bylaws provide that special meetings of stockholders may be called only by the Board, Chairman of the Board, President, Chief Executive Officer or holders of at least 20% of our outstanding shares.

    BLANK CHECK PREFERRED STOCK The Certificate authorizes the issuance of up to 5,000,000 preferred stock. It further provides that the Board is entitled to set the rights, preferences, privileges, and restrictions of such authorized and unissued stock. By issuing preferred stock with particular rights, we may be able to defer a hostile acquisition. For example, we may issue shares of preferred stock with extraordinary voting rights or liquidation preferences to make it more difficult for a hostile acquiror to gain control of us. Preferred stock can also be used in connection with a rights plan, although we have no current intention of adopting a rights plan.

    AUTHORIZED COMMON STOCK We have authorized 20,000,000 shares of common stock. The Board believes that this number of authorized shares of common stock is desirable so that, as the need may arise, we will have more flexibility to issue shares of common stock in connection with future opportunities for expanding the business through investments or acquisitions, possible future stock dividends or stock splits, and for other general corporate purposes. There are no preemptive rights with respect to our common stock.

    Authorized but unissued shares of our common stock may be issued at such times, for such purposes and for such consideration as the Board may determine to be appropriate without further authority from our stockholders, except as otherwise required by applicable law. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership, and depending upon the price at which they are issued, they could be either dilutive or nondilutive to the then existing stockholders.

    The issuance of additional shares of common stock could also have the effect of delaying or preventing a change in control of us without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of us more difficult and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW

    As a corporation incorporated in the state of Delaware, we are subject to
Section 203 of the Delaware General Corporation Law ("Section 203"), which regulates large accumulations of shares, including those made by tender offers.
Section 203 may have the effect of significantly delaying a purchaser's ability to acquire the entire interest in us if such acquisition is not approved by the Board. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) from engaging in a "Business Combination" (defined below) with a Delaware corporation for three years following the date such a person became an Interested Stockholder. For purposes of Section 203, the term "Business Combination" is defined broadly to include (i) mergers and certain other transactions with or caused by the Interested Stockholder; (ii) sales or other dispositions to the Interested Stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to ten percent or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; (iii) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or (iv) receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on Business Combinations by Section 203 does not apply if: (i) prior to the date on which a stockholder becomes an Interested Stockholder, the Board approves either the Business Combination or the transaction which resulted in the person becoming an Interested Stockholder;
(ii) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made it an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer): or (iii) on or after the date a person becomes an Interested Stockholder, the Board approves the Business Combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66-2/3%) of the voting stock not owned by the Interested Stockholder.

    Under Section 203, the restrictions described above do not apply if, among other things, the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Certificate does not contain such a provision. The restrictions described above also do not apply to certain Business Combinations proposed by an Interested Stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors.

LISTING

    We have applied to have our common stock approved for quotation on The Nasdaq National Market under the symbol VMDC.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar of our common stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to this offering there has been no market for our shares of common stock. We can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the common stock in the public market, or the perception that such sales may occur, could adversely affect prevailing market prices.

    The number of shares outstanding after this offering is based on the number of shares outstanding as of December 31, 1999. Of the 8,648,450 shares outstanding upon completion of this offering, the 3,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless they are purchased by one of our "affiliates" as that term is defined in Rule 144 under the Securities Act (which sales would be subject to certain limitations and restrictions described below). The remaining 5,648,450 shares of common stock may be sold in the public market only if registered or sold pursuant to an exemption from registration such as Rules 144, 144(k) or 701 promulgated under the Securities Act.

    Holders of 4,712,249 shares of our common stock, including all executive officers and directors, have entered into lock-up agreements with the representatives of the underwriters. See "Underwriting." As a result of contractual restrictions and the provisions of Rules 144 and 701, additional shares will be available for sale in the public market as follows: (i) 324,269 restricted shares will be eligible for immediate sale on the date of this prospectus; (ii) 241,883 restricted shares will be eligible for sale 90 days after the date of this prospectus under Rules 144 and 144(k) (iii) 1,548,461 restricted shares will be eligible for sale under Rule 144 and 1,464,032 will be eligible for sale under Rule 144(k) 180 days after the date of this prospectus upon expiration of lock-up agreements; and (iv) the remaining restricted shares will be eligible for sale in the public market under Rules 144 and 144(k) at various times after 180 days after the date of this prospectus. In addition, we currently have 548,122 shares issuable upon exercise of outstanding options, 43,333 shares issuable upon exercise of outstanding warrants and 83,784 shares issuable on conversion of outstanding convertible notes at the option of the holder. These shares, if issued, will be available for sale in the public market at various times following completion of this offering under Rules 144, 144(k) and 701.

    After the completion of this offering, we intend to file a Registration Statement on Form S-8 under the Securities Act to register the 1,000,000 shares of common stock reserved for issuance under the 1998 Stock Option/Stock Issuance Plan. Such registration statement will automatically become effective immediately upon filing. Any shares issued upon the exercise of stock options will be eligible for immediate public sale, subject to the lock-up agreements noted above.

    In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned shares for at least one year is entitled to sell in "brokers' transactions" or to market makers, within any three-month period a number of shares that does not exceed the greater of:

    - 1% of the number of shares of common stock outstanding (approximately 86,484 shares immediately after this offering); or

    - the average weekly trading volume of our common stock on the Nasdaq National Market during the four calendar weeks preceding the required filing of a Form 144 with respect to such sale.

    Sales under Rule 144 are subject to the availability of current public information about us.

    Under Rule 144(k), a person, or persons whose shares are aggregated, who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without having to comply with the manner of sale, public information, volume limitation, or notice filing provisions of Rule 144. Unless otherwise restricted or subject to a lock-up agreement, such "144(k) shares" may therefore be sold immediately upon the completion of this offering.

    The lock-up agreements generally provide that stockholders executing such an agreement will not offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares of common stock or any securities convertible into, or exercisable or exchangeable for, common stock owned by them, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, for a period of 180 days after the date of this prospectus, without the prior written consent of Advest, Inc. Transfers may be made earlier:

    - as a bona fide gift or gifts, provided the donee or donees agree in writing to be bound by this restriction;

    - as a distribution to partners, stockholders or beneficiaries of the transferor, provided that the distributees agree in writing to be bound by the terms of this restriction;

    - with respect to dispositions or purchases of common stock acquired on the open market; or

    - with the prior written consent of Advest, Inc.

    Advest, Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. Advest, Inc. currently does not intend to release any of the securities subject to lock-up agreements. If Advest, Inc. releases any securities subject to lock-up agreements it will not provide any notice of such release. When determining whether or not to release shares from the lock-up agreements, Advest, Inc. will consider, among other factors, the stockholder's reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

    Following the offering, under specified circumstances and subject to customary conditions, Messrs. Friedli, Seiler and Vap and certain other stockholders will have rights with respect to 3,074,518 shares of common stock, subject to the 180-day lock-up arrangement described above, to require us to register their shares of common stock under the Securities Act, and will have rights to participate in future registrations of securities by us.

    We have agreed not to sell or otherwise dispose of any shares of common stock during the 180-day period following the date of this prospectus, except we may issue, and grant options to purchase, shares of common stock under the 1998 Stock Option/Stock Issuance Plan.

                                  UNDERWRITING

    Subject to the terms and conditions contained in the underwriting agreement, the underwriters named below through their representatives, Advest, Inc., and J.C. Bradford & Co., have severally agreed to purchase from us, the following respective numbers of shares of common stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

UNDERWRITER                                                NUMBER OF SHARES
-----------                                                ----------------
Advest, Inc..............................................
J.C. Bradford & Co.......................................
  Total..................................................

    The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will purchase all shares of the common stock offered hereby if any of such shares are purchased.

    We have been advised by the representatives of the underwriters that the underwriters propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and
to certain dealers at such price less a concession not in excess of $    per
share. The underwriters may allow, and such dealers may allow, a concession not
in excess of $    per share to certain other dealers. After the initial public offering, the offering price and other selling terms may be changed by the representatives.

    We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to 450,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus. To the extent that the underwriters exercise such option, each of the underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of common stock to be purchased by it shown in the above table bears to 3,000,000, and we will be obligated, pursuant to the option, to sell such shares to the underwriters. The underwriters may exercise such option only to cover over-allotments made in connection with the sale of common stock offered hereby. If purchased, the underwriters will offer such additional shares on the same terms as those on which the 3,000,000 shares are being offered.

    The following table shows the underwriting fees to be paid to the underwriters by us in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares of common stock.

                                                              NO               FULL
                                                           EXERCISE          EXERCISE
                                                        ---------------   ---------------
Per Share.............................................  $                 $
Total.................................................  $                 $

    The underwriters will offer the shares, including the shares from the over-allotment option if it is exercised, on a firm commitment basis. Advest, Inc. expects to deliver the shares of common stock to purchasers on
            , 2000.

    We have agreed to indemnify the underwriters and their contracting persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    We and our officers, directors and stockholders holding in the aggregate
approximately          shares of common stock, have agreed, subject to certain
exceptions, not to offer, sell or otherwise dispose of any shares of common stock for a period of 180 days after the date of this prospectus without the prior written consent of Advest, Inc. When determining whether to release shares from the lock-up agreements, Advest, Inc. may consider, among other factors, market conditions at the time, the number of shares for which the release is requested and the shareholder's reasons for requesting the release. Advest, Inc. currently does not intend to release any of the securities subject to lock-up agreements. If Advest, Inc. releases any securities subject to lock-up agreements it will not provide any notice of such release.

    We have requested that the underwriters reserve up to 5% of the shares of common stock for sale at the initial public offering price to directors, officers, employees and other persons designated by us.

    In order to facilitate the offering of the common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the common stock. Specifically, the underwriters may over-allot shares of the common stock in connection with this offering, thereby creating a short position in the common stock for their own account. Additionally, to cover such over-allotments or to stabilize the market price of the common stock, the underwriters may bid for, and purchase, shares of the common stock in the open market. Finally, the representatives, on behalf of the underwriters, also may reclaim selling concessions allowed to an underwriter or dealer if the underwriting syndicate repurchases shares distributed by that underwriter or dealer. Any of these activities may maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The underwriters are not required to engage in these activities and, if commenced, may end any of these activities at any time.

    The representatives of the underwriters have advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

    Prior to this offering, there has been no public market for the common stock. Consequently, the initial public offering price for the common stock will be determined by negotiations among us and the representatives of the underwriters. Among the factors to be considered in such negotiations will be:

    - prevailing market conditions;

    - our results of operations in recent periods;

    - the market capitalizations and stages of development of other companies that we and the representatives of the underwriters believe to be comparable to us;

    - estimates of our business potential; and

    - the present state of our development and other factors deemed relevant.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of the common stock offered hereby will be passed upon for us by Gray Cary Ware & Freidenrich LLP, Sacramento, California and certain matters will be passed upon for the underwriters by McDermott, Will & Emery.

                                    EXPERTS

    The audited financial statements and schedules included in this prospectus and elsewhere in the registration statement have been audited by Arthur
Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the SEC, Washington, D.C. 20549, under the Securities Act a Registration Statement on Form S-1 relating to the common stock offered. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement. Statements made in this prospectus as to the contents of any contract, agreement, or other document are not necessarily complete and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. The registration statement and the exhibits and schedules thereto may be inspected without charge at the public reference facilities maintained by the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, Room 1400, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, at prescribed rates. In addition, we are required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web Site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    We intend to make available to our stockholders annual reports containing financial statements audited by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

                             VANTAGEMED CORPORATION
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


VANTAGEMED CORPORATION
  Report of Independent Public Accountants..................     F-4
  Consolidated Balance Sheets...............................     F-5
  Consolidated Statements of Operations.....................     F-6
  Consolidated Statements of Stockholders' Equity...........     F-7
  Consolidated Statements of Cash Flows.....................     F-8
  Notes to Consolidated Financial Statements................     F-9

  Unaudited Consolidated Balance Sheet as of September 30,
    1999....................................................    F-32
  Unaudited Consolidated Statements of Operations for the
    nine months ended September 30, 1998 and 1999...........    F-33
  Unaudited Consolidated Statements of Cash Flows for the
    nine months ended September 30, 1998 and 1999...........    F-34
  Notes to Unaudited Consolidated Financial Statements......    F-35

ATEK COMPUTER DISTRIBUTORS, INC.
  Report of Independent Public Accountants..................    F-39
  Balance Sheets............................................    F-40
  Statements of Operations..................................    F-41
  Statements of Stockholders' Deficit.......................    F-41
  Statements of Cash Flows..................................    F-42
  Notes to Financial Statements*............................    F-43

BRAND SOFTWARE, INC.
  Report of Independent Public Accountants..................    F-48
  Balance Sheets............................................    F-49
  Statements of Operations..................................    F-50
  Statements of Stockholders' Deficit.......................    F-51
  Statements of Cash Flows..................................    F-52
  Notes to Financial Statements*............................    F-53

CIVITEC HEALTHCARE COMPUTERS, INC.
  Report of Independent Public Accountants..................    F-59
  Balance Sheet.............................................    F-60
  Statement of Operations...................................    F-61
  Statement of Changes in Stockholders' Deficit.............    F-62
  Statement of Cash Flows...................................    F-63
  Notes to Financial Statements*............................    F-64

CM HEALTHCARE TECHNOLOGIES, INC.
  Report of Independent Public Accountants..................    F-68
  Balance Sheets............................................    F-69
  Statements of Operations..................................    F-70
  Statements of Cash Flows..................................    F-71
  Statements of Stockholders' Deficit.......................    F-72
  Notes to Financial Statements*............................    F-73

COMPUTERIZED DOCTORS SYSTEMS, INC
  Report of Independent Public Accountants..................    F-77

  Balance Sheet.............................................    F-78
  Statement of Income and Retained Earnings.................    F-79
  Statement of Cash Flows...................................    F-80
  Notes to Financial Statements*............................    F-81

CSS, INC.
  Report of Independent Public Accountants..................    F-85
  Balance Sheet.............................................    F-86
  Statement of Income.......................................    F-87
  Statement of Shareholders' Equity.........................    F-88
  Statement of Cash Flows...................................    F-88
  Notes to Financial Statements*............................    F-89

DATA DECISIONS, INC.
  Report of Independent Public Accountants..................    F-92
  Balance Sheets............................................    F-93
  Statements of Operations..................................    F-94
  Statements of Stockholders' Deficit.......................    F-95
  Statements of Cash Flows..................................    F-96
  Notes to Financial Statements*............................    F-97

MARINER SYSTEMS, INC.
  Report of Independent Public Accountants..................   F-102
  Balance Sheets............................................   F-103
  Statements of Operations..................................   F-104
  Statements of Shareholders' Equity........................   F-105
  Statements of Cash Flows..................................   F-106
  Notes to Financial Statements*............................   F-107

MEDICAL DIGITAL TECHNOLOGIES, INC.
  Report of Independent Public Accountants..................   F-118
  Balance Sheet.............................................   F-119
  Statement of Income.......................................   F-120
  Statement of Stockholders' Equity (Deficit)...............   F-121
  Statement of Cash Flows...................................   F-122
  Notes to Financial Statements*............................   F-123

MEDICAL SOFTWARE SOLUTIONS, INC.
  Report of Independent Public Accountants..................   F-127
  Balance Sheet.............................................   F-128
  Statement of Operations...................................   F-129
  Statement of Changes in Stockholders' Equity..............   F-130
  Statement of Cash Flows...................................   F-131
  Notes to Financial Statements*............................   F-132

  Unaudited Balance Sheet as of April 30, 1999..............   F-136
  Unaudited Statements of Operations for the three months
    ended April 30, 1999 and 1998...........................   F-137
  Unaudited Statements of Cash Flows for the three months
    ended April 30, 1999 and 1998...........................   F-138
  Notes to Condensed Financial Statements...................   F-139

MEDICOM CORPORATION
  Report of Independent Public Accountants..................   F-140
  Balance Sheets............................................   F-141
  Statements of Operations..................................   F-142

  Statements of Changes in Stockholders' Equity.............   F-143
  Statements of Cash Flows..................................   F-144
  Notes to Financial Statements*............................   F-145

TREND SIERRA
  Report of Independent Public Accountants..................   F-149
  Balance Sheets............................................   F-150
  Statements of Operations..................................   F-151
  Statements of Owners Deficit..............................   F-152
  Statements of Cash Flows..................................   F-153
  Notes to Financial Statements*............................   F-154

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
  Basis of Presentation.....................................   F-156
  Pro Forma Consolidated Balance Sheet......................   F-158
  Pro Forma Consolidated Statement of Operations for the
    year ended December 31, 1998............................   F-159
  Pro Forma Consolidated Statement of Operations
    for the nine months ended September 30, 1999............   F-160
  Notes to Pro Forma Consolidated Financial Statements......   F-161

  *The notes to the financial statements of Atek Computer
    Distributors, Inc., Brand Software, Inc., Civitec
    Healthcare Computers, Inc., CM Healthcare
    Technologies, Inc., Computerized Doctors
    Systems, Inc., CSS, Inc., Data Decisions, Inc., Mariner
    Systems, Inc., Medical Digital Technologies, Inc.,
    Medical Software Solutions, Inc., Medicom Corporation and Trend Sierra reflect the effect of the one-to-three reverse stock split which has been reflected in the consolidated financial statements of VantageMed
    Corporation.

    After the reverse stock split discussed in note 16 to VantageMed Corporation's consolidated financial statements is effected, we expect to be in a position to render the following report.

November 8, 1999

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To VantageMed Corporation:

    We have audited the accompanying consolidated balance sheets of VANTAGEMED CORPORATION (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1998 and June 30, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998 and the six months ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VantageMed Corporation and subsidiaries as of December 31, 1997 and 1998 and June 30, 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 and the six months ended June 30, 1999, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Sacramento, California
November 8, 1999

                             VANTAGEMED CORPORATION
                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              -------------------   JUNE 30,
                                                                1997       1998       1999
                                                              --------   --------   --------
                           ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................   $  680    $   435    $   192
  Accounts receivable, net of allowance of $68, $311 and
    $231, respectively......................................      731      1,206      1,671
  Inventories...............................................       50        105        114
  Prepaid expenses and other................................       67        103        241
                                                               ------    -------    -------
        Total current assets................................    1,528      1,849      2,218
PROPERTY AND EQUIPMENT, net.................................      196      2,232      2,170
INTANGIBLES, net of accumulated amortization of $291, $1,597
  and $2,611, respectively..................................    3,441      7,286     10,978
                                                               ------    -------    -------
        Total assets........................................   $5,165    $11,367    $15,366
                                                               ======    =======    =======

            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Book overdraft............................................   $   --    $ 1,632    $    --
  Current portion of long-term debt.........................      283      1,510      1,874
  Accounts payable..........................................      162        886      1,679
  Accrued liabilities.......................................      281        858      1,456
  Customer deposits and deferred revenue....................      696      1,526      1,870
                                                               ------    -------    -------
        Total current liabilities...........................    1,422      6,412      6,879
LONG-TERM DEBT, net of current portion......................    1,501      1,721      1,639
                                                               ------    -------    -------
        Total liabilities...................................    2,923      8,133      8,518
                                                               ------    -------    -------
COMMITMENTS AND CONTINGENCIES (Notes 7 and 14)
STOCKHOLDERS' EQUITY:
  Preferred stock, $0.001 par value, 5,000,000 shares
    authorized
    Series A-1--413,018, 413,018 and 1,795,300 shares issued
      and outstanding, respectively (aggregate liquidation
      preference of $4,722 at June 30, 1999)................       --         --          2
    Series B--0, 100,000 and 100,000 shares issued and
      outstanding, respectively (aggregate liquidation
      preference of $1,000 at June 30, 1999)................       --         --         --
  Common stock, $0.001 par value, 20,000,000 shares
    authorized; 1,819,299, 2,405,996 and 2,706,315 shares
    issued and outstanding, respectively....................        2          2          3
  Additional paid-in capital................................    2,507      7,494     13,809
  Accumulated deficit.......................................     (267)    (4,262)    (6,966)
                                                               ------    -------    -------
        Total stockholders' equity..........................    2,242      3,234      6,848
                                                               ------    -------    -------
        Total liabilities and stockholders' equity..........   $5,165    $11,367    $15,366
                                                               ======    =======    =======

        The accompanying notes are an integral part of these statements.

                             VANTAGEMED CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                           YEAR ENDED DECEMBER 31,          SIX MONTHS ENDED JUNE 30,
                                     ------------------------------------   -------------------------
                                        1996         1997         1998         1998          1999
                                     ----------   ----------   ----------   -----------   -----------
                                                                            (UNAUDITED)
REVENUES:
  Software and systems.............  $    2,056   $    2,800   $    3,943   $    1,596    $    3,162
  Customer support and electronic
    services.......................       1,874        2,448        5,430        2,035         4,062
                                     ----------   ----------   ----------   ----------    ----------
    Total revenues.................       3,930        5,248        9,373        3,631         7,224
                                     ----------   ----------   ----------   ----------    ----------
OPERATING COSTS AND EXPENSES:
  Software and systems.............       1,181        1,274        2,146          870         1,648
  Customer support and electronic
    services.......................         981        1,200        3,606        1,374         2,781
  Selling, general and
    administrative.................       1,209        2,566        4,706        1,767         3,371
  Product development..............         287          441        1,500          598         1,560
  Depreciation and amortization....         141          376        1,472          574         1,405
                                     ----------   ----------   ----------   ----------    ----------
    Total operating costs and
      expenses.....................       3,799        5,857       13,430        5,183        10,765
                                     ----------   ----------   ----------   ----------    ----------
INCOME (LOSS) FROM OPERATIONS......         131         (609)      (4,057)      (1,552)       (3,541)
                                     ----------   ----------   ----------   ----------    ----------
INTEREST INCOME (EXPENSE):
  Interest income..................          19           27           45           27            12
  Interest expense.................          (3)         (47)        (252)        (118)         (307)
                                     ----------   ----------   ----------   ----------    ----------
    Total interest income
      (expense)....................          16          (20)        (207)         (91)         (295)
                                     ----------   ----------   ----------   ----------    ----------
INCOME (LOSS) BEFORE INCOME
  TAXES............................         147         (629)      (4,264)      (1,643)       (3,836)

PROVISION (BENEFIT) FOR INCOME
  TAXES............................          64         (195)        (343)        (120)       (1,132)
                                     ----------   ----------   ----------   ----------    ----------
    Net income (loss)..............  $       83   $     (434)  $   (3,921)  $   (1,523)   $   (2,704)
                                     ==========   ==========   ==========   ==========    ==========
Basic and diluted earnings (loss)
  per share........................  $     0.07   $    (0.27)  $    (1.82)  $    (0.76)   $    (1.07)
                                     ==========   ==========   ==========   ==========    ==========
Weighted-average shares--basic.....   1,254,854    1,620,245    2,158,314    2,009,477     2,520,789
                                     ==========   ==========   ==========   ==========    ==========
Weighted-average shares--diluted...   1,271,854    1,620,245    2,158,314    2,009,477     2,520,789
                                     ==========   ==========   ==========   ==========    ==========
Pro forma basic and diluted loss
  per share........................                            $    (1.67)                $     (.84)
                                                               ==========                 ==========
Pro forma weighted-average shares--
  basic and diluted................                             2,341,943                  3,229,306
                                                               ==========                 ==========

        The accompanying notes are an integral part of these statements.

                             VANTAGEMED CORPORATION
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                    PREFERRED STOCK
                                     ---------------------------------------------
                                           SERIES A-1               SERIES B              COMMON STOCK
                                     ----------------------   --------------------   ----------------------     ADDITIONAL
                                      SHARES       AMOUNT      SHARES     AMOUNT      SHARES       AMOUNT     PAID-IN CAPITAL
                                     ---------   ----------   --------   ---------   ---------   ----------   ---------------
BALANCE AT DECEMBER 31, 1995.......         --   $      --         --    $     --      952,729   $       1        $    66

  Issuance of common stock to
    founders.......................         --          --         --          --      513,943           1             --
  Issuance of common stock.........         --          --         --          --       14,367          --             26
  Net income.......................         --          --         --          --           --          --             --
                                     ---------   ----------   -------    ---------   ---------   ----------       -------
BALANCE AT DECEMBER 31, 1996.......         --   $      --         --    $     --    1,481,039   $       2        $    92

  Issuance of common stock to
    founders.......................         --          --         --          --       10,000          --             --
  Issuance of common stock.........         --          --         --          --      134,773          --            414
  Issuance of common stock in
    connection with acquisition....         --          --         --          --      193,487          --            801
  Issuance of Series A preferred
    stock..........................    413,018          --         --          --           --          --          1,200
  Distribution to shareholders of
    NHS............................         --          --         --          --           --          --             --
  Net loss.........................         --          --         --          --           --          --             --
                                     ---------   ----------   -------    ---------   ---------   ----------       -------
BALANCE AT DECEMBER 31, 1997.......    413,018   $      --         --    $     --    1,819,299   $       2        $ 2,507

  Issuance of common stock.........         --          --         --          --      111,753          --            838
  Issuance of common stock in
    connection with acquisitions...         --          --         --          --      474,944          --          3,149
  Issuance of Series B preferred
    stock in connection with
    acquisition....................         --          --    100,000          --           --          --          1,000
  Distribution to shareholders of
    NHS............................         --          --         --          --           --          --             --
  Net loss.........................         --          --         --          --           --          --             --
                                     ---------   ----------   -------    ---------   ---------   ----------       -------
BALANCE AT DECEMBER 31, 1998.......    413,018   $      --    100,000    $     --    2,405,996   $       2        $ 7,494

  Issuance of common stock.........         --          --         --          --       54,933          --            412
  Issuance of common stock in
    connection with acquisitions...         --          --         --          --      245,386           1          2,355
  Conversion of Series A preferred
    stock to Series A-1 preferred
    stock..........................   (413,018)         --         --          --           --          --         (1,200)
  Issuance of Series A-1 preferred
    stock..........................  1,795,300           2         --          --           --          --          4,698
  Issuance of warrants.............         --          --         --          --           --          --             50
  Net loss.........................         --          --         --          --           --          --             --
                                     ---------   ----------   -------    ---------   ---------   ----------       -------
BALANCE AT JUNE 30, 1999...........  1,795,300   $       2    100,000    $     --    2,706,315   $       3        $13,809
                                     =========   ==========   =======    =========   =========   ==========       =======


                                     ACCUMULATED
                                       EARNINGS
                                      (DEFICIT)      TOTAL
                                     ------------   --------
BALANCE AT DECEMBER 31, 1995.......    $   116      $   183
  Issuance of common stock to
    founders.......................         --            1
  Issuance of common stock.........         --           26
  Net income.......................         83           83
                                       -------      -------
BALANCE AT DECEMBER 31, 1996.......    $   199      $   293
  Issuance of common stock to
    founders.......................         --           --
  Issuance of common stock.........         --          414
  Issuance of common stock in
    connection with acquisition....         --          801
  Issuance of Series A preferred
    stock..........................         --        1,200
  Distribution to shareholders of
    NHS............................        (32)         (32)
  Net loss.........................       (434)        (434)
                                       -------      -------
BALANCE AT DECEMBER 31, 1997.......    $  (267)     $ 2,242
  Issuance of common stock.........         --          838
  Issuance of common stock in
    connection with acquisitions...         --        3,149
  Issuance of Series B preferred
    stock in connection with
    acquisition....................         --        1,000
  Distribution to shareholders of
    NHS............................        (74)         (74)
  Net loss.........................     (3,921)      (3,921)
                                       -------      -------
BALANCE AT DECEMBER 31, 1998.......    $(4,262)     $ 3,234
  Issuance of common stock.........         --          412
  Issuance of common stock in
    connection with acquisitions...         --        2,356
  Conversion of Series A preferred
    stock to Series A-1 preferred
    stock..........................         --       (1,200)
  Issuance of Series A-1 preferred
    stock..........................         --        4,700
  Issuance of warrants.............         --           50
  Net loss.........................     (2,704)      (2,704)
                                       -------      -------
BALANCE AT JUNE 30, 1999...........    $(6,966)     $ 6,848
                                       =======      =======

        The accompanying notes are an integral part of these statements.

                             VANTAGEMED CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                      SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,              JUNE 30,
                                                  ------------------------------   ----------------------
                                                    1996       1997       1998        1998         1999
                                                  --------   --------   --------   -----------   --------
                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).............................   $  83      $ (434)   $(3,921)     $(1,523)    $(2,704)
  Adjustments to reconcile net income (loss) to
    net cash provided by (used for) operating
    activities-
    Depreciation and amortization...............     141         376      1,472          574       1,405
    Bad debt expense............................      --          68        243           38         (80)
    Deferred income taxes.......................      --        (212)      (438)        (121)     (1,226)
    Changes in assets and liabilities, net of
      effects from acquisitions-
      Accounts receivable.......................      68         (50)      (335)        (178)       (203)
      Inventories...............................      69         126        (15)         (18)          2
      Prepaid expenses and other................      --         (61)        50         (110)        (78)
      Book overdraft............................      --          --      1,632           --      (1,632)
      Accounts payable and accrued
        liabilities.............................    (110)       (231)       506           86       1,116
      Customer deposits and deferred revenue....      61        (193)       508          181         (72)
                                                   -----      ------    -------      -------     -------
        Net cash provided by (used for)
          operating activities..................     312        (611)      (298)      (1,071)     (3,472)
                                                   -----      ------    -------      -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment...........     (92)       (271)    (1,637)        (120)       (285)
  Cash (paid) received from businesses acquired,
    net.........................................      --        (228)       270           19         115
                                                   -----      ------    -------      -------     -------
        Net cash used for investing
          activities............................     (92)       (499)    (1,367)        (101)       (170)
                                                   -----      ------    -------      -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Issuance of common stock....................      27         414        588          581         412
    Issuance of preferred stock.................      --       1,075         --           --       3,000
    Proceeds from issuance of long-term debt....       9         166      1,339          753         274
    Payments on long-term debt..................      --        (290)      (433)        (275)       (287)
    Distributions to shareholders of Northern
      Health Solutions, Inc.....................      --         (32)       (74)         (74)         --
                                                   -----      ------    -------      -------     -------
        Net cash provided by financing
          activities............................      36       1,333      1,420          985       3,399
                                                   -----      ------    -------      -------     -------
        Net change in cash and cash
          equivalents...........................     256         223       (245)        (187)       (243)

CASH AND CASH EQUIVALENTS, beginning of year....     201         457        680          680         435
                                                   -----      ------    -------      -------     -------
CASH AND CASH EQUIVALENTS, end of year..........   $ 457      $  680    $   435      $   493     $   192
                                                   =====      ======    =======      =======     =======

        The accompanying notes are an integral part of these statements.

                             VANTAGEMED CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND RISKS:

    VantageMed Corporation (the Company) was incorporated in California on
June 11, 1995. On April 9, 1997, the Company was reincorporated in Delaware. The basis of presentation includes Northern Health Solutions, Inc. and Healthcare Information Systems, Inc., two business combinations effected in 1998 accounted for as poolings and included for all periods presented. The Company is a diversified healthcare information systems supplier headquartered in Sacramento, California with regional offices in Walnut Creek and San Francisco, California; Honolulu, Hawaii; Seattle, Washington; Kansas City, Missouri; Flint, Michigan; Pompton Plains, New Jersey; Detroit, Michigan; and Pittsburgh, Pennsylvania. The Company develops, sells, installs and supports software products and services that assist physicians, dentists, physician organizations and other healthcare providers in the operation of their practices and organizations. The Company is building a national distribution network by acquiring established regional healthcare practice management systems companies to sell and support its new generation software and services. Subsequent to June 30, 1999, the Company acquired additional businesses and began operations in Massachusetts, Illinois, Colorado, Utah, Texas, Alabama, North Carolina and Arkansas.

    The practice management software products offered by the Company provide physicians, dentists and other healthcare professionals with comprehensive office management software designed to automate the administrative, financial, practice management and clinical requirements of a practice. These systems range in capacity from one to approximately one hundred users. The Company also provides software, network and hardware support, training, electronic claims processing, electronic statement printing and mailing and electronic remittance advices.

RISKS AND UNCERTAINTIES

    The Company has suffered recurring losses from operations since its inception and does not currently have substantial operating reserves. The Company operates with a negative cash flow primarily because of acquisition expenses, prior debt incurred by the acquired companies, and the costs of building infrastructure for future growth. In order to make acquisitions and pay for the startup losses, the Company must raise additional capital.

    The Company is also subject to a number of additional risks, including, but not limited to, risks associated with acquisitions (successful integration and operation of new products, technologies and businesses), uncertainties in the healthcare industry, and dependence on the medical and dental market. There can be no assurance that the Company will successfully integrate acquired entities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

UNAUDITED INTERIM FINANCIAL INFORMATION

    The interim consolidated statements of operations and cash flows for the six months ended June 30, 1998 included herein are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of the results of their

                             VANTAGEMED CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

operations and their cash flows for the six months ended June 30, 1998. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations relating to interim financial statements. The results of operations for the six months ended
June 30, 1998 are not necessarily indicative of the results to be expected for future periods.

CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

FINANCIAL INSTRUMENTS

    The fair values of financial instruments are the amounts at which the instruments could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Company's financial instruments included in the accompanying consolidated balance sheets are not materially different from their fair values.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of supplies and new computer equipment purchased to fill customer orders.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years. Leasehold improvements are amortized over the remaining lease term. Maintenance and repairs are expensed as incurred. Software rights included in property and equipment represent software purchased for internal use and are not intended to be resold. Such software rights are recorded at cash cost and amortized over their estimated useful life of three years.

INTANGIBLES

    Intangibles include goodwill, acquired software, customer lists, covenants not to compete and assembled workforces. Goodwill represents the amount of purchase price in excess of the fair value of the identifiable assets purchased in acquisitions completed by the Company and is amortized on a straight-line basis over a period of two to ten years, depending upon whether the acquisition is established as a new regional office or is consolidated into an existing one and whether or not there are continuing sales of the software purchased in the acquisition. Acquired software consists of software purchased in acquisitions completed by the Company and is amortized on a straight-line basis over a period of two to four years depending on the estimated continued use of the software product acquired. Covenants not to compete are amortized on a straight-line basis over two to five years, representing the life of such agreements. Customer lists are amortized on a straight-line basis over two to ten years, representing the estimated future life of customer relationships. Assembled workforce is amortized on a straight-line basis over a period of one to ten years depending upon the average length of employment for the employees of the acquired companies.

                             VANTAGEMED CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

ASSET IMPAIRMENT

    Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective for years beginning after December 15, 1995, requires that long-lived assets and certain intangibles to be held and used by the Company be reviewed for impairment. The Company periodically reviews whether there has been a permanent impairment of its long-lived assets, in accordance with SFAS No. 121. The measurement of possible impairment is based upon determining whether projected undiscounted future cash flows of the acquired businesses or from the use of the asset over the remaining amortization period is less than the carrying amount of the asset. In the opinion of management, there has been no such impairment.

SOFTWARE DEVELOPMENT COSTS

    In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes software development costs incurred after technological feasibility of the software development projects has been established. To date, all of the Company's costs for research and development of software products have been expensed as incurred since the amount of software development costs incurred subsequent to the establishment of technological feasibility has been immaterial.

REVENUE RECOGNITION

    Effective January 1, 1998, the Company adopted Statement of Position 97-2 (SOP 97-2), "Software Revenue Recognition." SOP 97-2 provides guidance on applying generally accepted accounting principles for recognizing revenue on software transactions. The adoption of SOP 97-2 did not have a material impact on the Company's revenue. In December 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-9 (SOP 98-9), "Modification of SOP 97-2. Software Revenue Recognition With Respect to Certain Transactions." SOP 98-9 is effective for fiscal years beginning after March 15, 1999. The Company believes that the adoption of SOP 98-9 will not have a material effect on the results of their operations or financial condition.

    Software and systems revenue is derived from the licensing of proprietary software, the sale of third-party software, primarily desktop operating systems and communication and security software and the sale of computer hardware and supplies. Customer support and electronic services revenue is derived from software maintenance and customer service, network and computer hardware support, training, data conversion, system installation, electronic claims processing, electronic statement printing, mailing and electronic remittance advices.

    The Company enters into license agreements with customers, which allow for the use of the Company's products, usually restricted by the number of employees, the number of users, or the license term. Fees from licenses are recognized as revenue in accordance with SOP 97-2 when all shipment obligations have been met, fees are fixed and determinable, collection of the sale proceeds is deemed probable and persuasive evidence of an agreement exists. Other customer support and electronic services are also provided to the Company's licensees of software products. These services consist primarily of software maintenance and customer service, network and computer hardware support and installation of software at customer sites. The revenue from the installations is recognized upon

                             VANTAGEMED CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

completion of installation. The revenue from software maintenance, customer service and support is recognized ratably over the term of the support period. For arrangements that include multiple elements, the fee is allocated to the various elements based on vendor-specific objective evidence of fair market value established by independent sale of the elements sold separately. Revenues from other services, which include training, data conversion, electronic claims processing, electronic statement printing, mailing and electronic remittance advices are recognized as the services are provided.

    Deferred revenue consists of revenue deferred under annual maintenance and annual support agreements under which amounts have been received from customers and for which the earnings process has not been completed. Customer deposits consist of cash collections for undelivered product and related services as of the reporting period. The Company expects to recognize these deferred revenues in accordance with its revenue recognition policy, typically over a period of one year or less.

INCOME TAXES

    The Company utilizes the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which taxes become payable. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

EARNINGS PER SHARE

    Basic earnings per share is computed using the weighted-average number of shares of common stock outstanding while diluted earnings per share reflects the potential dilution that would have occurred if preferred stock had been converted and stock options and warrants had been exercised. Common equivalent shares from preferred stock, stock options, warrants, and convertible notes in the amount of 139,673 and 542,173 for years ended December 31, 1997 and 1998, respectively, and in the amount of 142,923 and 1,033,599 for six months ended June 30, 1998 and 1999, have been excluded from the computation of diluted earnings (loss) per share in all loss periods, as their effect is antidilutive.

    Pro forma basic and diluted loss per share has been calculated assuming the conversion of Series A-1 and Series B preferred stock into common shares, as if the shares had been converted on the dates of their issuance. Common equivalent shares from stock options, warrants, and convertible notes in the amount of 4,500 for the year ended December 31, 1998 and 122,666 for the six months ended June 30, 1999 have been excluded from the calculation of pro forma loss per share in all loss periods, as their effect is antidilutive.

COMPREHENSIVE INCOME

    Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130),"Reporting Comprehensive Income."
SFAS 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. The adoption of this statement had no material impact on the Company's financial statements for the periods presented.

                             VANTAGEMED CORPORATION

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

    The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Statement of Financial Accounting Standards
No. 123 (SFAS 123), "Accounting for Stock-Based Compensation." As permitted by SFAS 123, the Company has not changed its method of accounting for stock options but has provided the additional required disclosures. For the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 and 1999, the Company recognized no compensation expense related to stock options.

RECENT PRONOUNCEMENTS

    Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," issued in April 1998, provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 will be effective for the Company's fiscal year ending December 31, 1999. The adoption of SOP 98-5 is not expected to have a material impact on the Company's financial statements.

    Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities," will be effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS 133 requires companies to value derivative financial instruments, including those used for hedging foreign currency exposures, at current market value with the impact of any change in market value being charged against earnings in each period. This statement is not expected to affect the Company as it currently does not engage or plan to engage in derivative instruments or hedging activities.

3. BUSINESS COMBINATIONS:

BUSINESS COMBINATIONS ACCOUNTED FOR AS PURCHASES

    Each of the following acquisitions was accounted for under the purchase method of accounting, applying the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations." As a result, the Company recorded the identifiable assets and liabilities of the acquired companies at their estimated fair values with the excess of the purchase price over these amounts being recorded as goodwill. Intangibles including acquired software, customer lists, covenants not to compete and assembled workforce are valued based upon discounted future cash flows associated with the related intangible asset and its economic life. The acquired deferred revenues were recorded at values which approximate the present value of cost that will be incurred to fulfill maintenance and support obligations plus a normal profit. The financial statements reflect the operations of the acquired businesses for the periods after their respective dates of acquisition. All purchase price allocations reported in historical financial statements are substantially final and any final adjustments are not expected to be material. The consideration for the purchases was cash, notes and company stock. The value of the Company's stock given in consideration was determined through a combination of

                             VANTAGEMED CORPORATION

3. BUSINESS COMBINATIONS: (CONTINUED)

negotiation between the buyer and the seller and by comparing the value used to other shares issued for cash.

PURCHASES DURING THE YEAR ENDED DECEMBER 31, 1997

    The Company acquired Atek Computer Distributors, Inc. (Atek) in July 1997. The purchase price of $976,000 comprised $175,000 in cash and 193,487 shares of common stock issued at $4.14 per share for a total of $801,000. Goodwill and acquired software are being amortized over ten years, customer lists over five years, covenants not to compete and acquired software over two years, and assembled workforce over four years.

    The Company acquired Trend Sierra (Trend) in August 1997. The purchase price of $1,600,000 comprised $75,000 in cash and $1,525,000 in notes payable. Goodwill is being amortized over ten years, acquired software over two years, customer lists over six years, covenants not to compete and assembled workforce over five years.

    The Company acquired Prophase System, Inc. and Patriot Healthcare Inc. (Other 1997 Acquisitions) in 1997. The purchase price of $75,000 comprised $15,000 in cash and $60,000 in notes payable. Goodwill is being amortized over two years, customer lists over two to four years, and covenants not to compete over three years.

    The following table summarizes the fair values of the assets acquired and liabilities assumed in connection with the foregoing acquisitions accounted for as purchases in the year ended December 31, 1997 (in thousands):

                                                                                  OTHER 1997
                                                             ATEK      TREND     ACQUISITIONS    TOTAL
                                                           --------   --------   ------------   --------
Cash.....................................................   $   28     $    9        $ --        $   37
Accounts receivable......................................      242        106          --           348
Inventories..............................................       91         22          --           113
Property and equipment...................................       72         23          --            95
Goodwill.................................................    1,225        530          20         1,775
Other intangibles........................................      528      1,092          66         1,686
Accounts payable.........................................     (146)       (26)         --          (172)
Accrued liabilities......................................      (86)       (79)        (11)         (176)
Customer deposits and deferred revenue...................     (323)       (77)         --          (400)
Long-term debt...........................................     (443)        --          --          (443)
Deferred tax liability...................................     (212)        --          --          (212)
                                                            ------     ------        ----        ------
  Net assets acquired....................................   $  976     $1,600        $ 75        $2,651
                                                            ======     ======        ====        ======

PURCHASES DURING THE YEAR ENDED DECEMBER 31, 1998

    The Company acquired Pacific Software, Inc. (Pacific) in April 1998. The purchase price of $1,254,000 comprised 264,517 shares of common stock issued at $4.74 per share. Goodwill and customer lists are being amortized over ten years, acquired software and covenants not to compete over two years, and assembled workforce over four years.

                             VANTAGEMED CORPORATION

3. BUSINESS COMBINATIONS: (CONTINUED)

    The Company acquired Medicom Corporation (Medicom) in July 1998. The purchase price of $1,000,000 comprised 100,000 shares of Series B preferred stock issued at $10.00 per share. Goodwill and customer lists are being amortized over ten years, covenants not to compete over three years, and assembled workforce over four years.

    The Company acquired CM Healthcare Technologies, Inc. (CMHT) in August 1998. The purchase price of $1,671,000 comprised 174,095 shares of common stock issued at $9.60 per share. Goodwill is being amortized over ten years, acquired software and customer lists over two years, and assembled workforce over seven years.

    The Company acquired Medsoft, Inc., American Voice Computer, Inc., and DOT Medical, Inc. (Other 1998 Acquisitions) in 1998. The purchase price of $599,000 comprised $25,000 in cash, $350,000 in notes payable and 36,332 shares of common stock issued at a weighted-average price of $6.17 per share for a total of $224,000 in common stock. Goodwill is being amortized over two to five years, acquired software over two years, customer lists over two to eight years, assembled workforce over three years and covenants not to compete over two to three years.

    The following table summarizes the fair values of the assets acquired and liabilities assumed in connection with the foregoing acquisitions accounted for as purchases in the year ended December 31, 1998 (in thousands):

                                                                                    OTHER 1998
                                                  PACIFIC    MEDICOM      CMHT     ACQUISITIONS    TOTAL
                                                  --------   --------   --------   ------------   --------
Cash............................................   $   23     $   41     $  210        $  21       $  295
Accounts receivable.............................      120        133        112           18          383
Inventories.....................................       31          5          4           --           40
Prepaid expenses and other......................        5          1         74            6           86
Property and equipment..........................      358         69         83           53          563
Goodwill........................................    1,039        712      1,286          591        3,628
Other intangibles...............................      172        185        607          561        1,525
Accounts payable................................      (30)       (28)       (71)        (193)        (322)
Accrued liabilities.............................      (27)       (43)      (296)        (107)        (473)
Customer deposits and deferred revenue..........     (110)        --         --         (212)        (322)
Long-term debt..................................     (258)        (1)       (95)         (87)        (441)
Deferred tax liability..........................      (69)       (74)      (243)         (52)        (438)
                                                   ------     ------     ------        -----       ------
  Net assets acquired...........................   $1,254     $1,000     $1,671        $ 599       $4,524
                                                   ======     ======     ======        =====       ======

PURCHASES DURING THE SIX MONTHS ENDED JUNE 30, 1999

    The Company acquired Civitec Healthcare Computers, Inc. (Civitec) in
April 1999. The purchase price of $1,386,000 comprised $127,000 in cash, $408,000 in notes payable and 88,667 shares of common stock issued at $9.60 per share for a total of $851,000 in common stock. Goodwill and customer lists are being amortized over ten years, acquired software over two years, covenants not to compete over three years, and assembled workforce over eight years.

    The Company acquired Medical Software Solutions, Inc. (MSS) in May 1999. The purchase price of $1,278,000 comprised $460,000 in notes payable and 85,156 shares of common stock issued at $9.60

                             VANTAGEMED CORPORATION

3. BUSINESS COMBINATIONS: (CONTINUED)

per share for a total of $818,000 in common stock. Goodwill and customer lists are being amortized over ten years, acquired software over two years, covenants not to compete over three years, and assembled workforce over seven years.

    The Company acquired Acrotrex Corporation and Metropolitan Information Services, Inc. (Other 1999 Acquisitions) in 1999. The purchase price of $818,000 comprised $25,000 in cash, $106,000 in notes payable and 71,563 shares of common stock issued at $9.60 per share for a total of $687,000 in common stock. Goodwill is being amortized over two to ten years, acquired software over two years, customer lists over seven to ten years, assembled workforce over four to ten years and covenants not to compete over three years.

    The following table summarizes the fair values of the assets acquired and liabilities assumed in connection with the foregoing acquisitions accounted for as purchases in the six months ended June 30, 1999 (in thousands):

                                                                                 OTHER 1999
                                                          CIVITEC      MSS      ACQUISITIONS    TOTAL
                                                          --------   --------   ------------   --------
Cash....................................................   $  234     $   18        $  15      $   267
Accounts receivable.....................................       18         92           72          182
Inventories.............................................        3         --            8           11
Prepaid expenses and other..............................        7        225            3          235
Property and equipment..................................       24         --           20           44
Goodwill................................................      735        493          478        1,706
Other intangibles.......................................    1,246      1,114          640        3,000
Accounts payable........................................      (56)       (34)         (25)        (115)
Accrued liabilities.....................................      (38)       (81)         (41)        (160)
Customer deposits and deferred revenue..................     (289)       (64)         (63)        (416)
Long-term debt..........................................       --        (13)         (33)         (46)
Deferred tax liability..................................     (498)      (472)        (256)      (1,226)
                                                           ------     ------        -----      -------
  Net assets acquired...................................   $1,386     $1,278        $ 818      $ 3,482
                                                           ======     ======        =====      =======

PRO FORMA CONSOLIDATED RESULTS OF OPERATIONS (UNAUDITED)

    The following unaudited pro forma information presents the consolidated results of operations of the Company as if all of the acquisitions had occurred as of the beginning of 1998. The pro forma information is not necessarily indicative of what would have occurred had the acquisitions been made as of January 1, 1998, nor is it indicative of future results of operations (in thousands, except per share amounts):

                                                                      SIX MONTHS
                                                        YEAR ENDED      ENDED
                                                       DECEMBER 31,    JUNE 30,
                                                       ------------   ----------
                                                           1998          1999
                                                       ------------   ----------
Revenue..............................................     $14,733      $ 8,377
Depreciation and amortization........................       2,410        1,323
Loss available to common stockholders................      (4,647)      (2,579)
Basic and diluted loss per share.....................       (1.79)       (0.97)

                             VANTAGEMED CORPORATION

3. BUSINESS COMBINATIONS: (CONTINUED)

    Common equivalent shares from preferred stock, stock options, warrants and convertible notes in the amount of 542,173 for the year ended December 31, 1998 and 1,033,599 for the six months ended June 30, 1999 have been excluded from the calculation of pro forma loss per share in all loss periods, as their effect is antidilutive.

BUSINESS COMBINATIONS ACCOUNTED FOR AS POOLING OF INTERESTS

    In April 1998, the Company acquired all of the outstanding capital stock and options of Healthcare Information Systems, Inc. (HIS), based in Kansas City, Missouri, for 384,695 shares of VantageMed common stock and 17,022 options. Upon closing the acquisition, the assets and liabilities of HIS were recorded at net book value. Assets consisted primarily of cash, accounts receivable, inventory and fixed assets. Liabilities consisted primarily of vendor payables, accrued liabilities and deferred revenue. The accompanying consolidated financial statements reflect the acquisition of HIS as a pooling of interests.

    In December 1998, the Company acquired all of the outstanding capital stock of Northern Health Solutions, Inc. (NHS), based in Pittsburgh, Pennsylvania, for 210,416 shares of VantageMed common stock and assumption of 17,022 stock options. Upon closing the acquisition, the assets and liabilities of NHS were recorded at net book value. Assets consisted primarily of cash, accounts receivable and fixed assets. Liabilities consisted primarily of vendor payables and accrued liabilities. The accompanying consolidated financial statements reflect the acquisition of NHS as a pooling of interests.

    The accompanying consolidated financial statements have been restated to include the accounts of HIS and NHS as if the companies had combined at the beginning of the first period presented.

    There were no transactions between the Company and HIS nor between the Company and NHS prior to the combination and no adjustments were necessary to conform either HIS' or NHS' accounting policies. The results of operations for the separate companies and the combined amounts presented in the consolidated statements of income are as follows (in thousands):

                                                                                         SIX MONTHS
                                                              YEAR ENDED                    ENDED
                                                             DECEMBER 31,                 JUNE 30,
                                                    ------------------------------   -------------------
                                                      1996       1997       1998       1998       1999
                                                    --------   --------   --------   --------   --------
Revenue
  The Company.....................................   $    4     $1,402    $ 5,398    $ 1,632    $ 5,035
  HIS.............................................    2,785      2,577      2,515      1,274      1,399
  NHS.............................................    1,141      1,269      1,460        725        790
                                                     ------     ------    -------    -------    -------
                                                     $3,930     $5,248    $ 9,373    $ 3,631    $ 7,224

Net income (loss)
  The Company.....................................   $ (105)    $ (574)   $(3,612)   $(1,637)   $(2,803)
  HIS.............................................      137        179        (81)        (1)       (12)
  NHS.............................................       51        (39)      (228)       115        111
                                                     ------     ------    -------    -------    -------
                                                     $   83     $ (434)   $(3,921)   $(1,523)   $(2,704)

                             VANTAGEMED CORPORATION

4. PROPERTY AND EQUIPMENT:

    Property and equipment consisted of the following (in thousands):

                                                         DECEMBER 31,
                                                      -------------------   JUNE 30,
                                                        1997       1998       1999
                                                      --------   --------   --------
Software rights.....................................   $  --      $1,500     $1,500
Office and computer equipment.......................     203         409        619
Furniture and fixtures..............................     185         319        422
Vehicles............................................      27          41         41
Leasehold improvements..............................      48         399        414
                                                       -----      ------     ------
                                                         463       2,668      2,996
Less: accumulated depreciation......................    (267)       (436)      (826)
                                                       -----      ------     ------
                                                       $ 196      $2,232     $2,170
                                                       =====      ======     ======

    Depreciation expense was approximately $141,000, $85,000, $164,000, $52,000 and $391,000 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 (unaudited) and 1999, respectively.

5. INTANGIBLES:

    Intangibles consisted of the following (in thousands):

                                                       DECEMBER 31,
                                                    -------------------   JUNE 30,
                                                      1997       1998       1999
                                                    --------   --------   --------
Goodwill..........................................   $1,775    $ 5,402    $ 7,107
Acquired software.................................      884      1,439      2,072
Customer lists....................................    1,018      1,909      4,206
Covenants not to compete..........................       24         36         81
Assembled workforce...............................       31         97        123
                                                     ------    -------    -------
                                                      3,732      8,883     13,589
Less: accumulated amortization....................     (291)    (1,597)    (2,611)
                                                     ------    -------    -------
                                                     $3,441    $ 7,286    $10,978
                                                     ======    =======    =======

    Amortization expense related to intangibles was approximately $0, $291,000, $1,308,000, $522,000 and $1,014,000 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 (unaudited) and 1999, respectively.

                             VANTAGEMED CORPORATION

6. LONG-TERM DEBT:

    The Company's long-term debt consisted of (in thousands):

                                                                 DECEMBER 31,
                                                              -------------------   JUNE 30,
                                                                1997       1998       1999
                                                              --------   --------   --------
Promissory note, owner of acquired company, interest at
  prime plus 1.5%, not to exceed 10.5% per annum (9.25% at
  June 30, 1999), monthly principal payments of $18,750 plus accrued interest commencing August 1999, due in full by
  August 2005, unsecured....................................  $ 1,500    $ 1,400    $ 1,400

Promissory notes, stockholders, various fixed interest rates between 8.75% and 10%, monthly principal and interest
  payments between $1,000 and $3,000, principal ranges from
  due on demand to due June 2005, secured by assets of the
  Company...................................................      136        253        225

Promissory notes, stockholders, various fixed interest rates between 7% and 12%, monthly principal and interest
  payments between $2,000 and $11,000, principal ranges from due in December 1999 to due in May 2000 unless an initial
  public offering is completed, at which time the principal
  is due on demand, secured by assets of the Company........       --         --         83

Promissory notes, stockholders, bearing interest at 8%,
  principal payment of $75,000 due in October 1999, monthly
  payments of $15,000 beginning January 2000 through
  December 2000 unless an initial public offering is
  completed, at which time the principal is due on demand,
  secured by certain assets of the Company..................       --         --        248

Promissory note, stockholder, bearing interest at 15%,
  monthly principal and interest payments of $30,000 from
  April 1999 through May 2000, due in full June 2000 unless
  an initial public offering is completed, at which time the principal is due on demand, secured by certain assets of
  the Company...............................................       --         --        383

Promissory notes, stockholders, various fixed interest rates between 6% and 10%, monthly payments consist of accrued
  interest only, principal is due on demand, secured by
  certain assets of the Company.............................       24         42         19

Promissory note, stockholder, various fixed interest rates
  between 6% and 10%, monthly payments consist of accrued
  interest only, principal is due in March 2000 to June 2000 unless an initial public offering is completed, at which
  time the principal is due on demand, secured by certain
  assets of the Company.....................................       --        138        263

Promissory note, stockholder, bearing interest at 10%,
  monthly payments consist of accrued interest only,
  principal due in March 2000 unless an initial public
  offering is completed, at which time the principal is due
  on demand, secured by certain assets of the Company.......       --        350        250

Promissory notes, financial institution, bearing interest at
  9.5%, monthly principal and interest payments between $300 and $600 through February 2003, secured by Company
  vehicles..................................................       --         --         30

                             VANTAGEMED CORPORATION

6. LONG-TERM DEBT: (CONTINUED)

                                                                 DECEMBER 31,
                                                              -------------------   JUNE 30,
                                                                1997       1998       1999
                                                              --------   --------   --------
Convertible promissory notes, stockholders, bearing interest at 10% per annum, convertible into 40,000 shares of the
  Company's common stock at $7.50 per share, subject to a
  conversion provision upon completion of a public offering,
  principal and interest due December 1999, unsecured.......       --        300        300

Promissory notes, stockholders, non-interest bearing,
  $20,000 paid in January 1998 and the balance paid in
  January 1999, secured by stock in the Company.............       40         20         --

Promissory notes, stockholders, non-interest bearing,
  monthly payments of $2,000, due on demand, personally
  guaranteed by Chairman of the Company.....................       20         52         40

Line of credit, stockholder, maximum borrowing of $500,000,
  bearing interest at 8%. In January 1999 the note was
  converted into shares of Series A- 1 preferred stock of
  the Company...............................................       --        500         --

Convertible promissory note, stockholder, bearing interest
  at 10% per annum, convertible into 13,333 shares of the
  Company's common stock at $7.50 per share, subject to a
  conversion provision. Payee also has an option to purchase additional 66,666 shares at $7.50 per share and 50,000
  shares at $10.50 per share. Principal and interest due
  August 1999. The note was converted to stock in August
  1999......................................................       --         --        100

Line of credit, financial institution, maximum borrowing of
  $50,000, bearing interest at lender's base rate plus 3.1%
  (11.85% at June 30, 1999), personally guaranteed by a
  stockholder...............................................       --         50         50

Capital lease obligations...................................       64        126        122
                                                              -------    -------    -------

                                                                1,784      3,231      3,513

Less: current portion.......................................     (283)    (1,510)    (1,874)
                                                              -------    -------    -------

                                                              $ 1,501    $ 1,721    $ 1,639
                                                              =======    =======    =======

                             VANTAGEMED CORPORATION

6. LONG-TERM DEBT: (CONTINUED)

    Future minimum payments under all debt obligations excluding capital lease obligations, during the twelve months subsequent to June 30, 1999, are as follows (in thousands):

YEAR ENDING JUNE 30,
--------------------
2000........................................................  $1,837
2001........................................................     481
2002........................................................     278
2003........................................................     278
2004........................................................     262
Thereafter..................................................     255
                                                              ------
                                                              $3,391
                                                              ======

7. CAPITAL AND OPERATING LEASE OBLIGATIONS:

    The Company leases its headquarters and certain other facilities under operating leases and a portion of its equipment under capital lease arrangements. The minimum future lease payments required under the Company's capital and operating leases at June 30, 1999 are as follows (in thousands):

                                                             CAPITAL    OPERATING
YEAR ENDING JUNE 30,                                          LEASES     LEASES
--------------------                                         --------   ---------
2000.......................................................    $ 46       $361
2001.......................................................      39        175
2002.......................................................      31         19
2003.......................................................      27         --
2004.......................................................       1         --
                                                               ----       ----
  Total minimum payments...................................    $144       $555
                                                                          ====
Less: interest on capital lease obligations at rates of
  8.13% to 17.25%..........................................     (22)
                                                               ----
Net minimum principal payments.............................     122
Less: current maturities...................................     (37)
                                                               ----
Long-term portion..........................................    $ 85
                                                               ====

    Rent expense was approximately $134,000, $204,000, $509,000, $208,000 and
$340,000 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 (unaudited) and 1999, respectively.

                             VANTAGEMED CORPORATION

8. STOCKHOLDERS' EQUITY:

COMMON STOCK

    As of June 30, 1999, the Company is authorized to issue 20,000,000 shares of common stock with a par value of $0.001 per share.

PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of preferred stock with a par value of $0.001 per share, of which 1,850,000 shares are designated for Series A-1 preferred stock (Series A-1), 1,795,300 of which are issued and outstanding as of June 30, 1999 and 500,000 are designated for Series B preferred stock (Series B), 100,000 of which are issued and outstanding as of June 30, 1999. As of January 1, 1999, 413,018 shares of previously issued
Series A preferred stock was re-designated as Series A-1 in conjunction with the issuance of an additional 1,382,282 shares of Series A-1 to the same investor. Significant terms of the preferred stock are as follows:

    - Each share of Series A-1 is convertible at the option of the holder into shares of common stock as determined by a conversion ratio applicable to the Series A-1 preferred stock. There is no stated conversion ratio, only a formula for deriving the ratio. Shares of Series A-1 and B will automatically be converted into common stock upon the closing of public offering in excess of $12,500,000 and $10,000,000, respectively, and at a price equal to or greater than $27.00 per share for Series A-1. Subsequent to June 30, 1999, the Company has received a commitment from the Series A-1 preferred shareholder to convert their preferred stock upon the closing of a public offering.

    - Each share has the same voting rights as the number of shares of common stock to which it could be converted.

    - In the event of liquidation, dissolution or winding up of the Company, the preferred shareholders of Series A-1 and B shall receive an amount equal to $2.63 and $10.00 per share, respectively, plus an amount equal to all declared but unpaid dividends on each share. Subsequent to June 30, 1999, the amount that Series B shareholders would receive in the event of a liquidation was increased to $12.00 per share. In the event available assets are insufficient to pay the full liquidation preference amount, any remaining assets will be distributed ratably among the holders of Series A-1 and B preferred stock in proportion to the amount of stock owned by each holder.

    - Holders of preferred stock are entitled to annual non-cumulative dividends of $2.63 per share for Series A-1 and $0.08 for Series B, as declared by the Board of Directors, before any dividend declared on common stock. No dividends have been declared since inception through June 30, 1999.

9. STOCK OPTION PLANS AND WARRANTS:

    The Company has two stock option plans, the Healthcare Information Systems Plan (HIS Plan) and the 1998 Stock Option/Stock Issuance Plan (1998 Plan). No further options may be granted under the HIS Plan, and all 17,022 options previously granted and outstanding under the HIS Plan have been converted into options of the Company's common stock. Each HIS option was converted into
0.13055 of the Company's options at an exercise price of $1.89 per share. Under the 1998 Plan, the Board of Directors is authorized to grant options for up to 400,000 shares of common stock to employees,

                             VANTAGEMED CORPORATION

9. STOCK OPTION PLANS AND WARRANTS: (CONTINUED)

directors and consultants at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for non-statutory stock options. The 1998 Plan is divided into two separate equity programs: the Option Grant Program under which eligible persons may be granted options to purchase shares of common stock and the Stock Issuance Program under which eligible persons may be issued shares of common stock directly, either through the immediate purchase of shares or as a bonus for services rendered the Company. The stock options generally vest 25% in the first year and ratably over the following three-year period and expire ten years from the date of grant. The 1998 Plan permits the exercise of unvested options. Unvested common stock purchased under the 1998 Plan is subject to repurchase by the Company at the option exercise price.

    As permitted by SFAS 123, the Company has elected to account for its stock-based compensation plans under the intrinsic value method as outlined in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Had compensation cost for the Company's option plan been determined based on the fair value at the grant dates for the awards, calculated in accordance with the method prescribed by SFAS 123, the Company's pro forma net income (loss) would have been as follows (in thousands, except per share amounts):

                                                                                             SIX MONTHS
                                                                                               ENDED
                                                               YEAR ENDED DECEMBER 31,        JUNE 30,
                                                            ------------------------------   ----------
                                                              1996       1997       1998        1999
                                                            --------   --------   --------   ----------
Net income (loss) available to common stockholders
  As reported.............................................   $  83      $ (434)   $(3,921)    $(2,704)
  Pro forma...............................................   $  79      $ (438)   $(4,046)    $(2,828)
Basic and diluted earnings (loss) per share
  As reported.............................................   $0.07      $(0.27)   $ (1.82)    $ (1.07)
  Pro forma...............................................   $0.06      $(0.27)   $ (1.87)    $ (1.12)

    The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1998 and 1999: risk free interest rate of 5.5%, expected stock price volatility of 50%, an expected life of six years and no dividend payments. The resulting pro forma compensation cost may not be representative of that to be expected in future years.

                             VANTAGEMED CORPORATION

9. STOCK OPTION PLANS AND WARRANTS: (CONTINUED)

    A summary of stock option activity and related information is as follows (in thousands, except per share amounts):

                                                                                                               SIX MONTHS
                                                                                                                  ENDED
                                                         YEAR ENDED DECEMBER 31,                                JUNE 30,
                                  ---------------------------------------------------------------------   ---------------------
                                          1996                    1997                    1998                    1999
                                  ---------------------   ---------------------   ---------------------   ---------------------
                                              WTD.-AVG.               WTD.-AVG.               WTD.-AVG.               WTD.-AVG.
                                              EXERCISE                EXERCISE                EXERCISE                EXERCISE
                                   NUMBER     PRICE PER    NUMBER     PRICE PER    NUMBER     PRICE PER    NUMBER     PRICE PER
                                  OF SHARES     SHARE     OF SHARES     SHARE     OF SHARES     SHARE     OF SHARES     SHARE
                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Balance,
  beginning of period...........     17         $1.89        17         $1.89         17        $1.89        186        $7.14
  Granted.......................     --            --        --            --        169         7.65         83         8.28
  Exercised.....................     --            --        --            --         --           --         --           --
  Forfeited or canceled.........     --            --        --            --         --           --         --           --
                                     --         -----        --         -----        ---        -----        ---        -----
Balance, end of period..........     17         $1.89        17         $1.89        186        $7.14        269        $7.49
                                     ==         =====        ==         =====        ===        =====        ===        =====
Vested, end of period...........      4                       9                       16                      24
                                     ==                      ==                      ===                     ===

    The following table summarizes information about the Company's outstanding stock options at June 30, 1999 (in thousands, except per share amounts):

                        OPTIONS OUTSTANDING                                    OPTIONS VESTED
--------------------------------------------------------------------   ------------------------------
                         NUMBER OF      WTD.-AVG.
      RANGE OF            SHARES      CONTRACT LIFE     WTD.-AVG.        NUMBER OF       WTD.-AVG.
   EXERCISE PRICE       OUTSTANDING     REMAINING     EXERCISE PRICE   SHARES VESTED   EXERCISE PRICE
---------------------   -----------   -------------   --------------   -------------   --------------
     $1.89                   17            6.5             $1.89            15             $1.89
      7.50                  189            9.5              7.50            --              7.50
      8.34                   32            8.9              8.34             9              8.34
      9.60                   31            9.8              9.60            --              9.60
     -----------            ---            ---             -----            --             -----
   1.$89-9.60               269            9.3             $7.49            24             $4.31
     ===========            ===            ===             =====            ==             =====

    During 1997, the Company issued options to purchase up to 1,437 shares of the Company's common stock at a price of $1.74 per share, 2,283 shares at a price of $4.50 per share and 3,786 shares at a price of $7.50 per share to a consultant in connection with raising capital for the Company. The exercise price approximates the stock price on the issuance dates and the options were fully vested at issuance. The fair value of the options of approximately $25,000 was calculated using the Black-Scholes option pricing model and is netted against proceeds from common stock issued.

    During 1999, the Company issued options to purchase up to 2,166 shares of the Company's common stock at a price of $7.50 per share to a consultant in connection with raising capital for the Company. The fair value of the options of approximately $12,000 was calculated using the Black-Scholes option pricing model and is netted against the proceeds from common stock issued.

WARRANTS

    In June 1999, in connection with the issuance of a convertible promissory note, the Company issued warrants to purchase up to 66,666 shares of the Company's common stock at a price of $7.50 per share, the fair value on the date of issuance, and the right to purchase another 50,000 shares of the

                             VANTAGEMED CORPORATION

9. STOCK OPTION PLANS AND WARRANTS: (CONTINUED)

Company's common stock at the price of $10.50 per share. The warrants become immediately exercisable upon the conversion of the note to common stock and all unexercised warrants were to expire on August 31, 1999. The fair value of the warrants of approximately $50,000 was calculated using the Black-Scholes option pricing model and was amortized to interest expense over the two month term of the note. Subsequent to June 30, 1999, the note was converted to 13,333 shares of common stock at $7.50 per share, and 6,666 warrants were exercised at $7.50 per share. The remaining warrants expired on August 31, 1999.

10. RELATED PARTY TRANSACTIONS:

    The Company had receivables from related parties included in prepaid expenses and other as follows (in thousands):

                                                             DECEMBER 31,
                                                        ----------------------      JUNE 30,
                                                          1997          1998          1999
                                                        --------      --------      --------
Due from stockholder..................................    $52           $20           $10
Due from employees....................................      3             6            --
                                                          ---           ---           ---
                                                          $55           $26           $10
                                                          ===           ===           ===

    During 1998, the Company incurred consulting costs to the president of an acquired company in the amount of approximately $35,000. In addition, the Company purchased software rights from a corporate shareholder for $1,500,000 in cash.

11. SUPPLEMENTAL CASH FLOW INFORMATION:

    Cash payments for interest amounted to approximately $3,000, $47,000, $220,000, $114,000 and $310,000 for the years ended December 31, 1996, 1997 and
1998 and the six months ended June 30, 1998 (unaudited) and 1999, respectively. The Company made cash payments for income taxes of approximately $800, $800, $800, $0 and $7,000 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 (unaudited) and 1999, respectively.

    During the year ended December 31, 1997, the Company acquired Atek Computer Distributors, Inc., Trend Sierra, Prophase Systems, Inc., and Patriot Healthcare Development, Inc. Aggregate consideration for these acquisitions completed in 1997 were 193,487 shares of common stock, $265,000 in cash, and $1,585,000 in notes payable for an approximate aggregate value of $2,651,000. Additionally, the Company financed the purchase of property and equipment under capital leases of approximately $61,000, purchased software for a $120,000 note payable, and converted a $125,000 note into preferred stock.

    During the year ended December 31, 1998, the Company acquired
Medsoft, Inc., American Voice Computer, Inc., Pacific Software, Inc., DOT Medical, Inc., Medicom Corporation and CM Healthcare Technologies, Inc. Aggregate consideration for these acquisitions completed in 1998 was 474,944 common shares, 100,000 shares of Series B preferred stock, $25,000 in cash, and $350,000 in notes payable for an approximate aggregate value for $4,524,000. The Company issued stock warrants with an aggregate fair value of approximately $50,000 for services rendered to the Company. Additionally, the Company financed the purchase of property and equipment under capital leases of approximately $114,000 and converted a note payable for $250,000 into common stock.

                             VANTAGEMED CORPORATION

11. SUPPLEMENTAL CASH FLOW INFORMATION: (CONTINUED)

    During the six months ended June 30, 1999, the Company acquired Civitec Healthcare Computers, Inc., Acrotrex Corporation, Medical Software
Solutions, Inc. and Metropolitan Information Services, Inc. Aggregate consideration for these acquisitions completed in the first six months of 1999 was 245,386 common shares, $152,000 in cash, and $974,000 in notes payable for an approximate aggregate value of $3,482,000. Additionally, the Company converted a $500,000 line of credit to 197,628 shares of Series A-1 preferred stock and financed the purchase of property and equipment under capital leases of approximately $16,000.

12. EMPLOYEE BENEFIT PLANS:

    The Company maintains a 401(k) Savings Plan (the Plan). Under the terms of the Plan, employees may elect to contribute up to 15% of their pre-tax compensation to the Plan. Employee contributions are 100% vested at all times. The Company may make discretionary contributions to the Plan, which vest annually over a six-year period. Discretionary contributions made to the Plan were approximately $0, $0, $4,000, $1,500 and $2,500 for the years ended December 31, 1996, 1997 and 1998 and the six months ended June 30, 1998 (unaudited) and 1999, respectively.

13. INCOME TAXES:

    The provision (benefit) for income taxes consists of (in thousands):

                                                                        YEAR ENDED                   SIX MONTHS
                                                                       DECEMBER 31,                    ENDED
                                                           ------------------------------------       JUNE 30,
                                                             1996          1997          1998           1999
                                                           --------      --------      --------      ----------
Current:
  Federal................................................    $50          $  --         $   --        $    --
  State..................................................     14             --             --             --
                                                             ---          -----         ------        -------
    Total current........................................     64             --             --             --
Deferred:
  Federal................................................     (4)          (307)        (1,188)        (1,186)
  State..................................................     --            (61)          (302)          (265)
                                                             ---          -----         ------        -------
    Total deferred.......................................     (4)          (368)        (1,490)        (1,451)
                                                             ---          -----         ------        -------
Change in valuation allowance............................      4            173          1,147            319
                                                             ---          -----         ------        -------
    Net income tax provision (benefit)...................    $64          $(195)        $ (343)       $(1,132)
                                                             ===          =====         ======        =======

    Deferred taxes result from temporary differences between the bases of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. At June 30, 1999, the Company had net operating loss carryforwards of approximately $1,832,000 and $329,000 available to offset future federal and state taxable income, respectively. Such federal and state carryforwards expire through 2018 and 2003, respectively. The extent to which the loss carry forwards

                             VANTAGEMED CORPORATION

13. INCOME TAXES: (CONTINUED)

can be used to offset future taxable income may be limited. The sources of the temporary differences and their effect on deferred tax assets and liabilities are as follows (in thousands):

                                                          DECEMBER 31,
                                                     ----------------------      JUNE 30,
                                                       1997          1998          1999
                                                     --------      --------      --------
Deferred tax assets:
  Net operating loss carryforwards.................    $199         $  988        $2,161
  Accruals and reserves............................     107            415           388
  Depreciation.....................................      --             31            31
  Difference between book and tax basis of
    intangibles....................................      38            211           305
                                                       ----         ------        ------
                                                        344          1,645         2,885
Deferred tax liabilities:
  Difference between book and tax amortization
    related to acquired identifiable intangibles
    other than goodwill............................    (150)          (304)       (1,225)
                                                       ----         ------        ------
Net deferred tax asset before allowance............     194          1,341         1,660
                                                       ----         ------        ------
Valuation allowance................................    (194)        (1,341)       (1,660)
                                                       ----         ------        ------
    Net deferred tax asset.........................    $ --         $   --        $   --
                                                       ====         ======        ======

    The following table accounts for the differences between the actual tax provision (benefit) and amounts obtained by applying the Statutory U.S. Federal rate to the income (loss) before income taxes (in thousands):

                                                                  YEAR ENDED
                                                                 DECEMBER 31,                  SIX MONTHS ENDED
                                                     ------------------------------------          JUNE 30,
                                                       1996          1997          1998              1999
                                                     --------      --------      --------      ----------------
Expected tax provision (benefit)...................    $51          $(214)       $(1,434)           $(1,304)
Increase (decrease)in income taxes resulting from:
    State income benefit...........................      9            (38)          (253)              (230)
    Change in deferred tax asset valuation
      allowance....................................      4            173          1,128                319
    Nondeductible goodwill.........................     --             --             77                 --
    Other, net.....................................     --           (116)           139                 83
                                                       ---          -----        -------            -------
Net income tax provision (benefit).................    $64          $(195)       $  (343)           $(1,132)
                                                       ===          =====        =======            =======

14. CONTINGENCIES:

    From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of June 30, 1999, the Company was not a party to any legal proceedings, which, if decided adversely to the Company, would, in the opinion of management, individually or in the aggregate, have a material adverse effect on the Company's business, financial condition or results of operations.

                             VANTAGEMED CORPORATION

15. SEGMENT REPORTING:

    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information," which was adopted by the Company for the fiscal year ended December 31, 1998. This statement establishes standards for reporting selected segment services, geographic areas and major customers. The Company reported on two operating segments in 1998 and 1999--the software and systems sales and customer support and electronic services groups. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on margin level before selling general and administrative and other operating costs. The Company does not manage costs below gross margin by segment. The Company does not track long-lived assets by segment and therefore related disclosures are not relevant and are not presented. The software and systems sales group sells and licenses practice management software products to physicians, dentists and other professionals with comprehensive office management software designed to automate the administrative, financial, practice management and clinical requirements of a practice. The customer support and electronic services group provides software, network and hardware support, training, electronic claims processing, electronic statement printing and mailing and electronic remittance advices. The Company's reportable segments offer different products and services, which are sold and serviced by the same selling and support personnel.

    For the year ended December 31, 1998, the following table reports selected segment information (in thousands):

                                                               CUSTOMER
                                               SOFTWARE AND   SUPPORT AND
                                                 SYSTEMS      ELECTRONIC
                                                  SALES        SERVICES      TOTAL
                                               ------------   -----------   --------
Revenues.....................................     $3,943         $5,430      $9,373
Cost of revenues.............................      2,146          3,606       5,752
                                                  ------         ------      ------
  Gross margin...............................     $1,797         $1,824      $3,621
                                                  ======         ======      ======

    For the six months ended June 30, 1999, the following table reports selected segment information (in thousands):

                                                               CUSTOMER
                                               SOFTWARE AND   SUPPORT AND
                                                 SYSTEMS      ELECTRONIC
                                                  SALES        SERVICES      TOTAL
                                               ------------   -----------   --------
Revenues.....................................     $3,162         $4,062      $7,224
Cost of revenues.............................      1,648          2,781       4,429
                                                  ------         ------      ------
  Gross margin...............................     $1,514         $1,281      $2,795
                                                  ======         ======      ======

16. SUBSEQUENT EVENTS (UNAUDITED):

    In November 1999, the Company filed a registration statement with the Securities and Exchange Commission that would permit the Company to sell shares of the Company's common stock in connection with a proposed initial public offering (IPO). Approximately $3.5 million of the proceeds will be used to retire outstanding promissory notes. The balance of the proceeds will be used for working capital and for other general corporate purposes, including the funding of future acquisitions.

                             VANTAGEMED CORPORATION

16. SUBSEQUENT EVENTS (UNAUDITED): (CONTINUED)

If the offering is consummated under the terms presently anticipated, each of the outstanding shares of the Company's Series B preferred stock will automatically convert into 1.09 shares of common stock. Each of the shares of Series A-1 preferred stock will convert into 0.33886 shares of common stock.

    On November 22, 1999, the board of directors approved a one-for-three reverse stock split which is subject to shareholders' approval. The split would be effective upon the completion of an IPO and would affect all outstanding shares of common stock. All common share and per share data in these financial statements have been retroactively adjusted to give effect to the reverse stock split. In addition, the conversion and exercise provisions of the outstanding shares of preferred stock, stock options and warrants have been adjusted accordingly.

    In October 1999, the Company issued a $3,000,000 convertible note. The note is convertible into a number of shares equal to the quotient obtained by dividing the aggregate outstanding principal due on the date of conversion by an amount equal to 50% of the IPO share price. Based upon the above terms and using a per share fair value equal to the Company's per share value of stock provided in an acquisition that occurred in October of 1999, the convertible note has an embedded beneficial conversion feature of $3,000,000.

    The beneficial conversion feature will be recorded as a debt discount of $3 million with a corresponding increase to paid in capital. The debt discount will be amortized straight-line to interest expense at $500,000 per month through March 2000. The note was extended in November to July 2000. The remaining amortization will be amortized over the remaining period. Upon the completion of the IPO any unamortized balance will be expensed. In connection with the $3,000,000 convertible note, the Company issued a warrant to purchase 13,333 shares of common stock at an exercise price equal to 60% of the IPO share price. This warrant may be exercised at any time following the completion of the IPO. The warrant terminates on October 6, 2002.

    Subsequent to June 30, 1999, the Company committed to issue an aggregate of 38,664 shares of common stock at $7.50 per share. 28,665 shares were committed to outside investors, 6,666 shares were committed to a director and 3,333 shares to an employee. 16,665 of the committed shares were from the conversion of notes receivable and 21,999 were to be sold for cash. No additional services or financing was involved with the issuance of the common stock, and all shares were subsequently issued at the fair-market value at the date of issuance.

SUBSEQUENT BUSINESS COMBINATIONS

    Subsequent to June 30, 1999, the Company acquired the following acquisitions using the purchase method of accounting, applying the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations." As a result, the Company recorded the identifiable assets and liabilities of the acquired companies at their estimated fair values with the excess of the purchase price over these amounts being recorded as goodwill. Intangibles including acquired software, customer lists, covenants not to compete and assembled workforce are valued based upon discounted future cash flows associated with the related intangible asset and its economic life. The acquired deferred revenues were recorded at values which approximate the present value of cost that will be incurred to fulfill maintenance and support obligations plus a normal profit. The financial statements reflect the operations of the acquired businesses for the periods after their respective dates of acquisition. All purchase price allocations reported in historical financial statements are substantially final and any final

                             VANTAGEMED CORPORATION

16. SUBSEQUENT EVENTS (UNAUDITED): (CONTINUED)

adjustments are not expected to be material. The consideration for the purchases was cash, notes and company stock. The value of the Company's stock given in consideration was determined through a combination of negotiation between the buyer and the seller and by comparing the value used to other shares issued for cash.

    The Company acquired Brand Software, Inc. in July 1999. The purchase price of $2,207,000 comprised 160,804 shares of common stock issued at $9.60 per share for a total of $1,544,000 in common stock, 20,000 shares of Series B preferred stock issued at $12.00 per share for a total of $240,000 in preferred stock, and 67,506 stock options with exercise prices ranging from $1.89 to $9.60 per share for a total of $423,000 in stock options. The fair value of the options granted and assumed was determined using the Black-Scholes option pricing model.

    The Company acquired Mariner Systems, Inc. in August 1999. The purchase price of $10,577,000 comprised $190,000 in notes payable and 873,770 shares of common stock issued at $11.10 per share for a total of $9,699,000 in common stock, and 179,816 stock options with exercise prices ranging from $0.06 to $62.82 per share for a total of $688,000 in stock options. The fair value of the options granted and assumed was determined using the Black-Scholes option pricing model.

    The Company acquired Care Information Systems, Inc., Health Information Network and Logos Systems, Inc. during the three months ended September 30, 1999. The purchase price of $1,803,000 comprised $442,000 in notes payable and 141,813 shares of common stock issued at $9.60 per share for a total of $1,361,000 in common stock.

    The Company acquired CSS, Inc. in October 1999. The purchase price of $1,350,000 comprised of $230,000 in cash and 71,089 shares of common stock issued at $15.75 per share.

    The Company acquired Pepware Software, Inc. in October 1999. The purchase price of $365,000 comprised $50,000 in notes payable and 20,000 shares of common stock issued at $15.75 per share for a total of $315,000 in common stock.

    The Company acquired Data Decisions, Inc. in October 1999. The purchase price of $2,488,000 comprised $78,000 in cash, $222,000 in notes payable and 138,943 shares of common stock issued at $15.75 per share for a total of $2,188,000 in common stock.

    The Company acquired Computerized Doctors Systems, Inc. in October 1999. The purchase price of $1,912,000 comprised 113,413 shares of common stock issued at $15.75 per share and 17,756 stock options with an exercise price of $15.75 per share for a total of $126,000 in stock options.

    The Company acquired Medical Digital Technologies, Inc. in October 1999. The purchase price of $2,320,000 comprised $300,000 in cash, $500,000 in notes payable and 96,491 shares of common stock issued at $15.75 per share for a total of $1,520,000 in common stock.

    The following unaudited pro forma information presents the consolidated results of operations of the Company as if the above acquisitions, and those discussed in Note 3, had occurred as of the beginning of 1998. The pro forma information is not necessarily indicative of what would have occurred

                             VANTAGEMED CORPORATION

16. SUBSEQUENT EVENTS (UNAUDITED): (CONTINUED)

had the acquisitions been made as of January 1, 1998, nor is it indicative of future results of operations (in thousands, except per share amounts):

                                                      YEAR ENDED      SIX MONTHS
                                                     DECEMBER 31,   ENDED JUNE 30,
                                                     ------------   ---------------
                                                         1998            1999
                                                     ------------   ---------------
Revenue............................................     $23,388         $13,622
Depreciation and amortization......................       5,943           3,061
Loss available to common stockholders..............      (9,764)         (4,416)
Basic and diluted loss per share...................       (3.12)          (1.38)

                             VANTAGEMED CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                            AS OF SEPTEMBER 30, 1999

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                 PRO FORMA
                                                                               STOCKHOLDERS'
                                                                                  EQUITY
                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                  1999             1999
                                                              -------------   ---------------
                                                                        (UNAUDITED)
                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................     $ 1,190
  Accounts receivable, net of allowance of $329.............       1,773
  Notes receivable, current portion.........................          64
  Inventories...............................................         273
  Prepaid expenses and other................................         546
                                                                 -------
    Total current assets....................................       3,846
NOTES RECEIVABLE, net of current portion....................         141
PROPERTY AND EQUIPMENT, net.................................       2,573
INTANGIBLES, net of accumulated amortization of $3,612......      24,155
                                                                 -------
    Total assets............................................     $30,715
                                                                 =======

                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Book overdraft............................................     $   299
  Current portion of long-term debt.........................       2,261
  Accounts payable..........................................       1,143
  Accrued liabilities.......................................       1,746
  Customer deposits and deferred revenue....................       2,567
                                                                 -------
    Total current liabilities...............................       8,016
LONG-TERM DEBT, net of current portion......................       2,243
                                                                 -------
    Total liabilities.......................................      10,259
                                                                 -------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 5,000,000 shares
  authorized
  Series A-1--1,795,300 shares outstanding at September 30,
    1999 (aggregate liquidation preference of $4,722); no
    pro forma shares outstanding............................           2          $    --
  Series B--120,000 shares outstanding at September 30, 1999
    (aggregate liquidation preference of $1,440); no pro
    forma shares outstanding................................          --               --
Common stock, $0.001 par value, 20,000,000 shares
  authorized;
  3,906,198 shares outstanding at September 30, 1999;
    4,636,532
    pro forma shares outstanding............................           4                5
Additional paid-in capital..................................      28,062           28,063
Accumulated deficit.........................................      (7,612)          (7,612)
                                                                 -------          -------
    Total stockholders' equity..............................      20,456           20,456
                                                                 -------          -------
    Total liabilities and stockholders' equity..............     $30,715          $30,715
                                                                 =======          =======

        The accompanying notes are an integral part of these statements

1.16

                             VANTAGEMED CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   SEPTEMBER 30,
                                                              -----------------------
                                                                 1998         1999
                                                              ----------   ----------
                                                                    (UNAUDITED)
REVENUES:
  Software and systems......................................  $    2,591   $    5,751
  Customer support and electronic services..................       3,452        6,709
                                                              ----------   ----------
    Total revenues..........................................       6,043       12,460

OPERATING COSTS AND EXPENSES:
  Software and systems......................................       1,427        2,603
  Customer support and electronic services..................       2,355        4,462
  Selling, general and administrative.......................       2,951        6,213
  Product development.......................................       1,015        2,797
  Depreciation and amortization.............................         976        2,600
                                                              ----------   ----------
    Total operating costs and expenses......................       8,724       18,675
                                                              ----------   ----------
LOSS FROM OPERATIONS........................................      (2,681)      (6,215)
                                                              ----------   ----------
INTEREST INCOME (EXPENSE):
  Interest income...........................................          35           23
  Interest expense..........................................        (192)        (442)
                                                              ----------   ----------
    Total interest income (expense).........................        (157)        (419)
                                                              ----------   ----------
LOSS BEFORE INCOME TAXES....................................      (2,838)      (6,634)
BENEFIT FOR INCOME TAXES....................................        (218)      (3,284)
                                                              ----------   ----------
    Net loss................................................  $   (2,620)  $   (3,350)
                                                              ----------   ----------
Basic and diluted loss per share............................  $    (1.25)  $    (1.17)
                                                              ----------   ----------
Weighted-average shares--basic and diluted..................   2,088,741    2,873,550
                                                              ----------   ----------
Pro forma basic and diluted loss per share..................  $    (1.16)  $    (0.93)
                                                              ----------   ----------
Pro forma weighted-average shares--basic and diluted........   2,253,482    3,593,945
                                                              ----------   ----------

        The accompanying notes are an integral part of these statements.

                             VANTAGEMED CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1999

                                 (IN THOUSANDS)

                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(2,620)   $(3,350)
  Adjustments to reconcile net loss to net cash used for
    operating activities-
    Depreciation and amortization...........................      976      2,600
    Bad debt expense........................................      126        128
    Provision for deferred income taxes.....................     (438)    (3,275)
    Changes in assets and liabilities, net of effects from
      acquisitions-
      Accounts receivable...................................     (162)      (176)
      Inventories...........................................        2       (151)
      Prepaid expenses and other............................      (47)      (141)
      Book overdraft........................................       --     (1,333)
      Accounts payable and accrued liabilities..............      286       (529)
      Customer deposits and deferred revenue................      277       (346)
                                                              -------    -------
        Net cash used for operating activities..............   (1,600)    (6,573)
                                                              -------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................      (61)      (262)
  Cash received from businesses acquired, net...............      270      4,200
                                                              -------    -------
        Net cash provided by investing activities...........      209      3,938
                                                              -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................      580        636
  Proceeds from issuance of preferred stock.................       --      3,000
  Proceeds from issuance long-term debt.....................      967        374
  Payments on long-term debt................................     (364)      (620)
  Distributions to shareholders.............................      (74)        --
                                                              -------    -------
        Net cash provided by financing activities...........    1,109      3,390
                                                              -------    -------
        Net change in cash and cash equivalents.............     (282)       755
CASH AND CASH EQUIVALENTS, beginning of period..............      680        435
                                                              -------    -------
CASH AND CASH EQUIVALENTS, end of period....................  $   398    $ 1,190
                                                              =======    =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $   176    $   404
  Cash paid for income taxes................................  $     1    $     7

        The accompanying notes are an integral part of these statements.

                             VANTAGEMED CORPORATION

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

1.  ORGANIZATION AND BASIS OF PRESENTATION:

    The information presented at September 30, 1999 and for the nine months ended September 30, 1998 and 1999 is unaudited, but includes all adjustments which the management of VantageMed Corporation and Subsidiaries (the Company) believes to be necessary for a fair presentation of the financial condition, results of operations and cash flows for the periods presented. Historical results may not be indicative of the results to be expected in the future. Certain footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These unaudited consolidated financial statement notes should be read in conjunction with the remainder of this document.

OPERATIONS

    The Company was incorporated in California on June 11, 1995. On April 9, 1997, the Company reincorporated in Delaware. The Company began operations in July 1997 with its first acquisition. The Company is a diversified healthcare information systems supplier headquartered in Sacramento, California with regional offices in Walnut Creek and San Francisco, California; Honolulu, Hawaii; Seattle, Washington; Kansas City, Missouri; Pittsburgh, Pennsylvania; Flint, Michigan; Pompton Plains, New Jersey; Detroit, Michigan; Boston, Massachusetts; Springfield, Illinois; Boulder, Colorado; Salt Lake City, Utah and Houston, Texas. The Company develops, sells, installs and supports software products and services that assist physicians, dentists, physician organizations and other healthcare providers in the operation of their practices and organizations. The Company is building a national distribution network by acquiring established regional healthcare practice management systems companies to sell and support its new generation software and services.

    The practice management software products offered by the Company provide physicians, dentists and other healthcare professionals with comprehensive office management software designed to automate the administrative, financial, practice management and clinical requirements of a practice. These systems range in capacity from one to approximately one hundred users. The Company also provides software, network and hardware support, training, electronic claims processing, electronic statement printing and mailing and electronic remittance advices.

RISKS AND UNCERTAINTIES

    The Company has suffered recurring losses from operations since its inception and does not currently have a substantial amount of operating reserves. The Company operates with a negative cash flow primarily because of acquisition expenses, prior debt incurred by the acquired companies, and the costs of building infrastructure for future growth. In order to make acquisitions and pay for the startup losses, the Company must raise additional capital. The Company is also subject to a number of additional risks, including, but not limited to, risks associated with acquisitions (successful integration and operation of new products, technologies and businesses), uncertainties in the healthcare industry, and dependence on the medical and dental market. There can be no assurance that the Company will successfully integrate acquired subsidiaries.

                             VANTAGEMED CORPORATION

                               SEPTEMBER 30, 1999

2.  BUSINESS COMBINATIONS:

    Each of the following acquisitions was accounted for under the purchase method of accounting, applying the provisions of Accounting Principles Board Opinion No. 16, "Business Combinations." As a result, the Company recorded the identifiable assets and liabilities of the acquired companies at their estimated fair values with the excess of the purchase price over these amounts being recorded as goodwill. The financial statements reflect the operations of the acquired businesses for the periods after their respective dates of acquisition. The consideration for the purchases was cash, notes and company stock. The value of the Company's stock given in consideration was determined through a combination of negotiation between the buyer and the seller and by comparing the value used to other shares issued for cash.

PURCHASES DURING THE SIX MONTHS ENDED JUNE 30, 1999

    The Company acquired Civitec Healthcare Computers, Inc. in April 1999. The purchase price of $1,386,000 comprised $127,000 in cash, $408,000 in notes payable and 88,667 shares of common stock issued at $9.60 per share for a total of $851,000 in common stock.

    The Company acquired Medical Software Solutions, Inc. in May 1999. The purchase price of $1,278,000 comprised $460,000 in notes payable and 85,156 shares of common stock issued at $9.60 per share for a total of $818,000 in common stock.

    The Company acquired Acrotrex Corporation and Metropolitan Information Services, Inc. in 1999. The purchase price of $818,000 comprised $25,000 in cash, $106,000 in notes payable and 71,563 shares of common stock issued at $9.60 per share for a total of $687,000 in common stock.

PURCHASES DURING THE THREE MONTHS ENDED SEPTEMBER 30, 1999

    The Company acquired Brand Software, Inc. in July 1999. The purchase price of $2,207,000 comprised 160,804 shares of common stock issued at $9.60 per share for a total of $1,544,000 in common stock, 20,000 shares of Series B preferred stock issued at $12.00 per share for a total of $240,000 in preferred stock, and 67,506 stock options with exercise prices ranging from $1.89 to $9.60 per share for a total of $423,000 in stock options. The fair value of the options granted and assumed was determined using the Black-Scholes option pricing model.

    The Company acquired Mariner Systems, Inc. in August 1999. The purchase price of $10,577 comprised $190,000 in notes payable and 873,770 shares of common stock issued at $11.10 per share for a total of $9,699,000 in common stock, and 179,816 stock options with exercise prices ranging from $0.06 to $62.82 per share for a total of $688,000 in stock options. The fair value of the options granted and assumed was determined using the Black-Scholes option pricing model.

    The Company acquired Care Information Systems, Inc., Health Information Network and Logos Systems, Inc. during the three months ended September 30, 1999. The purchase price of $1,803,000 comprised $442,000 in notes payable and 141,813 shares of common stock issued at $9.60 per share for a total of $1,361,000 in common stock.

    The following unaudited pro forma information presents the consolidated results of operations of the Company as if all of the acquisitions had occurred as of the beginning of 1998. The pro forma information is not necessarily indicative of what would have occurred had the acquisitions been made

                             VANTAGEMED CORPORATION

                               SEPTEMBER 30, 1999

2.  BUSINESS COMBINATIONS: (CONTINUED)

as of January 1, 1998, nor is it indicative of future results of operations (in thousands except per share amounts):

                                                             NINE MONTHS ENDED
                                                               SEPTEMBER 30,
                                                            -------------------
                                                              1998       1999
                                                            --------   --------
Revenues..................................................  $13,380    $16,013
Depreciation and amortization.............................    3,818      4,193
Loss available to common stockholders.....................   (6,958)    (5,364)
Basic and diluted loss per share..........................     2.69      (1.80)

    Common equivalent shares from preferred stock, stock options, warrants, and convertible notes in the amount of 543,548 and 1,311,932 for the nine months ended September 30, 1998 and 1999 have been excluded from the computation of diluted loss per share in all loss periods, as their effect is antidilutive.

3.  STOCKHOLDERS' EQUITY:

    On November 22, 1999, the board of directors approved a one-for-three reverse stock split which is subject to shareholders' approval. The split would be effective upon the completion of an IPO and would affect all outstanding shares of common stock. All common share and per share data in these financial statements have been retroactively adjusted to give effect to the reverse stock split. In addition, the conversion and exercise provisions of the outstanding shares of preferred stock, stock options and warrants have been adjusted accordingly.

    During the nine months ended June 30, 1999, in addition to the shares issued in connection with acquisitions, the Company issued the following shares:

    - 76,933 common shares for $636,000 cash

    - 16,666 common shares converted from a note for $125,000

    - 955 common shares for $6,000 cash in accordance with stock option agreements

    - 1,184,654 Series A-1 preferred shares for $3,000,000 cash

    - 197,628 Series A-1 preferred shares from a line of credit for $500,000

UNAUDITED PRO FORMA STOCKHOLDERS' EQUITY

    In November 1999, the Company filed a registration statement with the Securities and Exchange Commission that would permit the Company to sell shares of the Company's common stock in connection with a proposed initial public offering (IPO). If the IPO is consummated under the terms presently anticipated, all of the currently outstanding shares of Series A-1 and Series B preferred stock will be automatically converted into shares of common stock upon the closing of the IPO. The effect of this transaction has been reflected as unaudited pro forma stockholders' equity in the accompanying balance sheet as of September 30, 1999.

                             VANTAGEMED CORPORATION

                               SEPTEMBER 30, 1999

4.  EARNINGS PER SHARE:

    Basic loss per share is computed using the weighted-average number of shares of common stock outstanding while diluted loss per share reflects the potential dilution that would occur if preferred stock had been converted and stock options and warrants had been exercised. Common equivalent shares from preferred stock, stock options and convertible notes have been excluded from the computation of diluted loss per share, as their effect is antidilutive.

    Pro forma basic and diluted loss per share has been calculated assuming the conversion of Series A-1 and Series B preferred stock into common shares, as if the shares had been converted on the dates of their issuance.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of VantageMed Corporation:

    We have audited the accompanying balance sheet of ATEK COMPUTER DISTRIBUTORS, INC. (a Delaware Corporation) as of March 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atek Computer
Distributors, Inc. as of March 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Sacramento, California
October 22, 1999

                        ATEK COMPUTER DISTRIBUTORS, INC.

                                 BALANCE SHEETS

                                                              MARCH 31,    JUNE 30,
                                                                1997         1997
                                                              ---------   -----------
                                                                          (UNAUDITED)
                                       ASSETS
CURRENT ASSETS:
  Cash......................................................  $  12,833    $  36,154
  Accounts receivable, net of allowance of $38,250 and
    $31,636 for March 31, 1997 and June 30, 1997,
    respectively............................................     45,050       54,825
  Inventories...............................................     40,852       42,485
  Prepaid expenses and other................................      3,390        3,390
                                                              ---------    ---------
    Total current assets....................................    102,125      136,854
NOTE RECEIVABLE.............................................     25,000            0
PROPERTY AND EQUIPMENT, net.................................     86,827       75,382
                                                              ---------    ---------
    Total assets............................................  $ 213,952    $ 212,236
                                                              =========    =========

                        LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 112,656    $ 106,717
  Accrued liabilities.......................................     68,003      110,901
  Customer deposits and deferred revenue....................    297,799      323,006
  Current portion of long-term debt.........................    377,549      363,792
                                                              ---------    ---------
    Total current liabilities...............................    856,007      904,416
LONG-TERM DEBT, net of current portion......................     79,846       79,537
                                                              ---------    ---------
    Total liabilities.......................................    935,853      983,953
                                                              ---------    ---------
COMMITMENTS AND CONTINGENCIES (NOTES 5 AND 7)
STOCKHOLDERS' DEFICIT:
  Common stock, no par value, 2,000 shares authorized, 1,369
    shares outstanding......................................    166,900      166,900
  Accumulated deficit.......................................   (888,801)    (938,617)
                                                              ---------    ---------
    Total stockholders' deficit.............................   (721,901)    (771,717)
                                                              ---------    ---------
    Total liabilities and stockholders' deficit.............  $ 213,952    $ 212,236
                                                              =========    =========

        The accompanying notes are an integral part of these statements.

                        ATEK COMPUTER DISTRIBUTORS, INC.

                            STATEMENTS OF OPERATIONS

                                                                           THREE MONTHS ENDED
                                                              YEAR ENDED   -------------------
                                                              MARCH 31,    JUNE 30,   JUNE 30,
                                                                 1997        1996       1997
                                                              ----------   --------   --------
                                                                               (UNAUDITED)
REVENUES....................................................  $1,912,523   $510,625   $304,194

OPERATING COST AND EXPENSES:
  Cost of revenues..........................................     979,603    260,497    144,018
  Selling, general and administrative.......................   1,127,836    226,652    195,432
                                                              ----------   --------   --------
    Income (loss) from operations...........................    (194,916)    23,476    (35,256)

OTHER INCOME (EXPENSE):
  Interest, net.............................................     (61,884)   (16,593)   (14,600)
  Other, net................................................           0        112         40
                                                              ----------   --------   --------
    Net income (loss).......................................  $ (256,800)  $  6,995   $(49,816)
                                                              ==========   ========   ========

                        ATEK COMPUTER DISTRIBUTORS, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                          COMMON STOCK
                                                       -------------------   ACCUMULATED
                                                        SHARES     AMOUNT      DEFICIT       TOTAL
                                                       --------   --------   -----------   ---------
BALANCE AT MARCH 31, 1996............................   1,369     $166,900    $(632,001)   $(465,101)
  Net loss...........................................       0            0     (256,800)    (256,800)
                                                        -----     --------    ---------    ---------
BALANCE AT MARCH 31, 1997............................   1,369      166,900     (888,801)    (721,901)
  Net loss (for three months)........................       0            0      (49,816)     (49,816)
                                                        -----     --------    ---------    ---------
BALANCE AT JUNE 30, 1997 (UNAUDITED).................   1,369     $166,900    $(938,617)   $(771,717)
                                                        =====     ========    =========    =========

        The accompanying notes are an integral part of these statements.

                        ATEK COMPUTER DISTRIBUTORS, INC.

                            STATEMENTS OF CASH FLOWS

                                                           YEAR ENDED         THREE MONTHS ENDED
                                                           MARCH 31,    -------------------------------
                                                              1997      JUNE 30, 1996    JUNE 30, 1997
                                                           ----------   --------------   --------------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)......................................  $(256,800)      $  6,995         $(49,816)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used for) operating activities--
    Depreciation and amortization........................     31,173          7,408            9,267
    Bad debt expense.....................................     38,250         12,766            7,909
    Changes in assets and liabilities, net of effects
      from acquisitions--
      Accounts receivable................................    164,446        (38,965)         (17,684)
      Inventories........................................     14,127          7,688           (1,633)
      Prepaid expenses and other.........................     (3,390)             0                0
      Accounts payable and accrued liabilities...........   (117,624)       (12,006)          36,959
      Customer deposits and deferred revenue.............    (78,368)       (47,323)          25,207
                                                           ---------       --------         --------
        Net cash provided by (used for) operating
          activities.....................................   (208,186)       (63,437)          10,209
                                                           ---------       --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment....................    (24,160)             0                0
  Proceeds from sale of property and equipment...........          0              0            2,178
                                                           ---------       --------         --------
        Net cash provided by (used for) investing
          activities.....................................    (24,160)             0            2,178
                                                           ---------       --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt...............    217,264         40,000                0
  Payments on long-term debt.............................          0         (4,471)         (14,066)
  Issuance of notes receivable...........................    (25,000)             0                0
  Settlement of notes receivable.........................          0              0           25,000
                                                           ---------       --------         --------
        Net cash provided by financing activities........    192,264         35,529           10,934
                                                           ---------       --------         --------
        Net change in cash...............................    (40,082)       (27,908)          23,321

CASH, beginning of period................................     52,915         52,915           12,833
                                                           ---------       --------         --------
CASH, end of period......................................  $  12,833       $ 25,007         $ 36,154
                                                           =========       ========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest.................................  $  38,317       $ 11,674         $ 10,369
  Cash paid for income taxes.............................  $     800       $      0         $      0

        The accompanying notes are an integral part of these statements.

                        ATEK COMPUTER DISTRIBUTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1997

1. ORGANIZATION:

    Atek Computer Distributors, Inc. (the Company) is a Delaware corporation. The Company is a healthcare information systems supplier that operates in California. The Company sells, installs, and supports computerized practice management systems, and provides related services to medical and dental practices. The Company was acquired by VantageMed Corporation (VantageMed) in July 1997 under an agreement in which the Company's owners exchanged their total 1,369 shares of common stock for 193,487 shares of VantageMed's common stock. Under this agreement, VantageMed then contributed $50,000 to pay certain notes payable of the Company. Also under the agreement VantageMed has the right to redeem up to 47.5% of the VantageMed common shares held by the Company's previous owners for a price ranging between $8.28 and $16.56 per share, depending upon the time redeemed.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

FINANCIAL INSTRUMENTS

    The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Company's financial instruments included in the accompanying consolidated balance sheets are not materially different from their fair values.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of computer equipment purchased to fill customer orders.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, which are generally three to seven years. Leasehold improvements are amortized over the term of the lease. Maintenance and repairs are expensed as incurred.

REVENUE RECOGNITION

    Revenue is primarily generated from new software installations, software conversions and upgrades for existing customers, sales of hardware manufactured by other companies, hardware maintenance, software support and electronic transaction services. In accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition," revenue from software product sales is recognized upon delivery to the customer provided the collection of the sales proceeds is deemed probable, the fee is fixed and determinable and no significant vendor obligations remain. Other revenue, including hardware sales, maintenance, licensing and support activities are recognized as hardware is shipped or as services are provided. For arrangements that include multiple elements, the Company recognizes revenue based on the fair value of each element determined by the price charged when the same element is sold separately.

                        ATEK COMPUTER DISTRIBUTORS, INC.

                                 MARCH 31, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

    Deferred revenue primarily consists of revenue deferred under annual maintenance and license agreements on which amounts have been received from customers and for which the earnings process has not been completed.

INCOME TAXES

    The Company utilizes the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which taxes become payable. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

                                                        MARCH 31,    JUNE 30,
                                                          1997         1997
                                                        ---------   -----------
                                                                    (UNAUDITED)
Office and computer equipment.........................  $  71,468    $ 117,382
Furniture and fixtures................................    177,566      177,566
Vehicles..............................................     88,450       88,450
Leased equipment......................................     48,092            0
                                                        ---------    ---------
                                                          385,576      383,398
Less: Accumulated depreciation........................   (298,749)    (308,016)
                                                        ---------    ---------
                                                        $  86,827    $  75,382
                                                        =========    =========

    Depreciation expense was $31,173, $7,408 (unaudited) and $9,267 (unaudited), for the year ending March 31, 1997 and for the three months ending June 30, 1996 and 1997, respectively.

                        ATEK COMPUTER DISTRIBUTORS, INC.

                                 MARCH 31, 1997

4. LONG-TERM DEBT:

    The Company's long-term debt consists of:

                                                        MARCH 31,     JUNE 30,
                                                           1997         1997
                                                        ----------   -----------
                                                                     (UNAUDITED)
Note payable to individual, secured by accounts
  receivable, interest at 10%, payable on demand......  $ 130,208     $ 125,000

Note payable to financing companies, secured by
  vehicles, interest ranging from 6.75% to 7.75%,
  payable in monthly installments through June 2000...     23,840        20,554

Note payable to shareholder, secured by vehicle,
  interest at 15%, due on demand......................      3,594         3,683

Note payable to shareholder, secured by software,
  interest at 11%, payable in monthly installments
  through January 1998................................      5,160         3,661

Note payable to shareholder, unsecured, interest at
  12%, due on demand..................................     50,000        51,515

Notes payable to shareholders, unsecured, interest
  ranging from 10% to 12%, due in monthly installments
  through July 1999...................................    198,941       203,186

Note payable to third party, unsecured, interest at
  10%, payable in monthly installments through April
  1997................................................        500             0

Capital leases payable, secured by equipment or
  vehicles, payable in monthly installments through
  August 1998.........................................     45,152        35,730
                                                        ---------     ---------

  Total...............................................    457,395       443,329

  Current portion.....................................   (377,549)     (363,792)
                                                        ---------     ---------

  Notes payable, less current portion.................  $  79,846     $  79,537
                                                        =========     =========

    Future minimum payments under all debt obligations excluding capital lease obligations, during the 12 month periods subsequent to June 30, 1997, are as follows:

1998........................................................  $363,792
1999........................................................    79,067
2000........................................................       470
                                                              --------
                                                              $443,329
                                                              ========

                        ATEK COMPUTER DISTRIBUTORS, INC.

                                 MARCH 31, 1997

5. OPERATING LEASE OBLIGATION:

    The Company leases facilities under a non-cancellable operating lease arrangement. The minimum future lease payments required under the Company's operating lease at June 30, 1997 is as follows:

1998........................................................  $ 72,972
1999........................................................    72,972
2000........................................................    72,972
2001........................................................    72,972
2002........................................................    72,972
Thereafter..................................................    36,486
                                                              --------
                                                              $401,346
                                                              ========

    Rent expense for this lease was $30,405, $0 (unaudited), and $18,243 (unaudited) for the year ending March 31, 1997 and the three months ending June 30, 1996 and 1997, respectively.

6. INCOME TAXES:

    The provision (benefit) for income taxes is included in selling, general and administrative expenses and consists of:

                                                              THREE MONTHS ENDED
                                                 YEAR ENDED   -------------------
                                                 MARCH 31,    JUNE 30,   JUNE 30,
                                                    1997        1996       1997
                                                 ----------   --------   --------
                                                                  (UNAUDITED)
Current:
  Federal......................................  $ (82,176)    $2,238    $(15,942)
  State........................................    (23,112)       630      (4,483)
                                                 ---------     ------    --------
    Total current..............................   (105,288)     2,868     (20,425)

Deferred:
  Federal......................................     (2,804)       306      (2,176)
  State........................................       (789)        85          86
                                                 ---------     ------    --------
    Total deferred.............................     (3,593)       391      (2,090)
                                                 ---------     ------    --------
Change in valuation allowance..................    108,881          0      22,515
                                                 ---------     ------    --------
    Net income tax provision (benefit).........  $       0     $3,259    $      0
                                                 =========     ======    ========

                        ATEK COMPUTER DISTRIBUTORS, INC.

                                 MARCH 31, 1997

6. INCOME TAXES: (CONTINUED)

    Deferred taxes result from temporary differences between the bases of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The sources of the temporary differences and their effect of deferred tax assets and liabilities are as follows:

                                                         MARCH 31,     JUNE 30,
                                                            1997         1997
                                                         ----------   -----------
                                                                      (UNAUDITED)
Deferred tax assets:
  Accruals and reserves................................   $ 27,881      $ 45,469
  Depreciation.........................................      7,817         7,695
                                                          --------      --------
                                                            35,698        53,164
Valuation allowance....................................    (35,698)      (53,164)
                                                          --------      --------
    Net deferred tax asset.............................   $      0      $      0
                                                          ========      ========

    The following table accounts for the differences between the actual tax provision and amounts obtained by applying the Statutory U.S. Federal rate to the income (loss) before income taxes.

                                                  MARCH 31,   JUNE 30,   JUNE 30,
                                                    1997        1996       1997
                                                  ---------   --------   --------
                                                                  (UNAUDITED)
Expected tax benefit............................  $(89,880)    $2,448    $(17,436)
Increase (decrease) in income taxes resulting
  from:
  State income benefit..........................   (15,408)       420      (2,989)
  Change in deferred tax asset valuation
    allowance...................................   108,881          0      22,515
  Other, net....................................    (3,593)       391      (2,090)
                                                  --------     ------    --------
Net income tax provision (benefit)..............  $      0     $3,259    $      0
                                                  ========     ======    ========

7. CONTINGENCIES:

    From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of June 30, 1997, the Company was not a party to any legal proceedings, which, if decided adversely to the Company, would, individually or in the aggregate, have a material adverse effect on the Company's business, financial condition or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Brand Software, Inc.:

    We have audited the accompanying balance sheet of Brand Software, Inc. (a New York corporation) as of March 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brand Software, Inc. as of March 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Boston, Massachusetts
October 18, 1999

                              BRAND SOFTWARE, INC.

                                 BALANCE SHEETS

                                                              MARCH 31,    JUNE 30,
                                                                1999         1999
                                                              ---------   -----------
                                                                          (UNAUDITED)
                                       ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $  75,280    $  55,522

PROPERTY AND EQUIPMENT, AT COST:
  Computer hardware and software............................     89,553       98,198
  Office equipment..........................................     46,061       48,908
  Equipment under capital lease.............................     27,702       27,702
  Furniture and fixtures....................................      5,899        7,484
                                                              ---------    ---------
    Total assets............................................    169,215      182,292

Less--Accumulated depreciation..............................    103,130      107,164
                                                              ---------    ---------
                                                                 66,085       75,128
                                                              ---------    ---------

DEPOSITS....................................................      1,359       13,258
                                                              ---------    ---------
    Total assets............................................  $ 142,724    $ 143,908
                                                              =========    =========

                        LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Line of credit............................................  $  47,250    $  47,250
  Current portion of capital lease obligations..............      3,579        4,652
  Current portion of notes payable..........................      9,547       10,914
  Accounts payable..........................................    167,324      137,718
  Accrued expenses..........................................    116,413      109,674
  Deferred maintenance revenue..............................    500,179      546,000
                                                              ---------    ---------
    Total current liabilities...............................    844,292      856,208
                                                              ---------    ---------

CAPITAL LEASE OBLIGATIONS, LESS CURRENT PORTION.............     20,873       18,991

NOTES PAYABLE, LESS CURRENT PORTION.........................     19,376       15,717

COMMITMENTS (Note 6)

STOCKHOLDERS' DEFICIT:
  Common stock, no par value--
    Authorized--5,000 shares
    Issued and outstanding--2,364 shares....................     81,520       81,520
  Accumulated deficit.......................................   (823,337)    (828,528)
                                                              ---------    ---------
    Total stockholders' deficit.............................   (741,817)    (747,008)
                                                              ---------    ---------

    Total liabilities and stockholders' deficit.............  $ 142,724    $ 143,908
                                                              =========    =========

   The accompanying notes are an integral part of these financial statements.

                              BRAND SOFTWARE, INC.

                            STATEMENTS OF OPERATIONS

                                                                             THREE MONTHS ENDED
                                                             YEAR ENDED           JUNE 30,
                                                             MARCH 31,    -------------------------
                                                                1999         1998          1999
                                                             ----------   -----------   -----------
                                                                          (UNAUDITED)   (UNAUDITED)
REVENUES:
  License..................................................  $1,030,702     $213,785      $340,099
  Service and other........................................     465,068      117,197       201,224
                                                             ----------     --------      --------
                                                              1,495,770      330,982       541,323

OPERATING EXPENSES:
  Cost of revenues.........................................      72,119       14,670        24,579
  Selling, general and administrative......................   1,484,135      325,009       472,495
  Product development......................................     128,435       32,070        42,323
  Depreciation.............................................      12,589        3,056         4,034
                                                             ----------     --------      --------
    Total operating expenses...............................   1,697,278      374,805       543,431
                                                             ----------     --------      --------

    Loss from operations...................................    (201,508)     (43,823)       (2,108)

INTEREST EXPENSE...........................................     (15,874)      (2,996)       (4,583)

GAIN ON SALE OF EQUIPMENT..................................          --           --         1,500
                                                             ----------     --------      --------
    Net loss...............................................  $ (217,382)    $(46,819)     $ (5,191)
                                                             ==========     ========      ========

   The accompanying notes are an integral part of these financial statements.

                              BRAND SOFTWARE, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                   FOR THE YEAR ENDED MARCH 31, 1999 AND THE
                  THREE MONTHS ENDED JUNE 30, 1999 (UNAUDITED)

                                                           COMMON STOCK
                                                        -------------------   ACCUMULATED
                                                         SHARES     AMOUNT      DEFICIT       TOTAL
                                                        --------   --------   -----------   ---------
BALANCE, MARCH 31, 1998...............................   2,364     $81,520     $(605,955)   $(524,435)

  Net loss............................................      --          --      (217,382)    (217,382)
                                                         -----     -------     ---------    ---------

BALANCE, MARCH 31, 1999...............................   2,364      81,520      (823,337)    (741,817)

  Net loss (unaudited)................................      --          --        (5,191)      (5,191)
                                                         -----     -------     ---------    ---------

BALANCE, JUNE 30, 1999 (UNAUDITED)....................   2,364     $81,520     $(828,528)   $(747,008)
                                                         =====     =======     =========    =========

   The accompanying notes are an integral part of these financial statements.

                              BRAND SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS

                                                                           THREE MONTHS ENDED
                                                              YEAR ENDED        JUNE 30,
                                                              MARCH 31,    -------------------
                                                                 1999        1998       1999
                                                              ----------   --------   --------
                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(217,382)   $(46,819)  $ (5,191)
  Adjustments to reconcile net loss to net cash used in
    operating activities--
    Depreciation............................................     12,589       3,056      4,034
    Gain on disposal of equipment...........................         --          --     (1,500)
    Changes in assets and liabilities--
      Accounts payable......................................      2,694      (8,046)   (29,606)
      Accrued expenses......................................     77,512      12,758     (6,739)
      Deferred maintenance revenue..........................    192,179      31,000     45,821
                                                              ---------    --------   --------
        Net cash provided by (used in) operating
          activities........................................     67,592      (8,051)     6,819
                                                              ---------    --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................    (30,797)     (2,656)   (13,077)
  Proceeds from sales of equipment..........................         --          --      1,500
  Increase in deposits......................................     (1,359)         --    (11,899)
                                                              ---------    --------   --------
        Net cash used in investing activities...............    (32,156)     (2,656)   (23,476)
                                                              ---------    --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit..........................     20,000      20,000         --
  Principal payments on notes payable.......................     (8,578)     (2,060)    (2,292)
  Principal payments on capital lease obligations...........     (3,250)         --       (809)
                                                              ---------    --------   --------
        Net cash provided by (used in) financing
          activities........................................      8,172      17,940     (3,101)
                                                              ---------    --------   --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     43,608       7,233    (19,758)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............     31,672      31,672     75,280
                                                              ---------    --------   --------

CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  75,280    $ 38,905   $ 55,522
                                                              =========    ========   ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................  $  15,036    $  2,996   $  4,378
                                                              =========    ========   ========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING:
  Equipment acquired under capital lease obligations........  $  27,702    $ 22,456   $     --
                                                              =========    ========   ========

   The accompanying notes are an integral part of these financial statements.

                              BRAND SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1999

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

    Brand Software, Inc. (the Company) is a developer and distributor of billing and practice management software for mental health professionals. The Therapist Helper-TM- software is used by psychologists, professional counselors and social workers nationwide.

    Effective July 1999, the Company was acquired by VantageMed Corporation
(VMC). To affect this acquisition, the shareholders of the Company agreed to exchange substantially all of the assets and certain liabilities of the Company for 160,804 shares of VMC Common Stock and 20,000 shares of VMC Preferred
Series B Stock. In addition, outstanding options of the Company were converted into fully vested 25,837 VMC Common Stock options and 41,669 additional VMC common stock options were issued. The exercise price on these options range from $1.89 to $2.52 and vest from three to five years from the original grant date. It is anticipated that this merger will be accounted for as a purchase, in accordance with Accounting Principles Board (APB) Option No. 16, BUSINESS COMBINATIONS.

    The Company is subject to a number of risks associated with emerging, technology-oriented companies. Principal among these are the risks associated with marketing the Company's products, dependence upon key individuals, competition from larger, more financially independent competitors and the need to obtain adequate financing to fund future operations. The Company has incurred losses of $828,000 from inception through June 30, 1999. These losses have been funded through bank and stockholder loans.

    The accompanying financial statements reflect the application of certain significant accounting policies, as described below and in the accompanying notes to financial statements.

    (a) INTERIM FINANCIAL STATEMENTS

    The accompanying statements of operations and cash flows for the three months ended June 30, 1999 and 1998 are unaudited, but in the opinion of management, include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted, although the Company believes that the disclosures included are adequate to make the information presented not misleading. The results of operations for the three months ended June 30, 1999 and 1998 are not necessarily indicative of the results to be expected for the entire fiscal year.

    (b) MANAGEMENT ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (c) REVENUE RECOGNITION

    The Company recognizes revenue in accordance with Statement of Position
(SOP) 97-2, "Software Revenue Recognition."

                              BRAND SOFTWARE, INC.

                                 MARCH 31, 1999

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    License revenue consists of software licenses. In accordance with SOP 97-2, revenue from software license sales is recognized upon delivery to the customer provided the collection of the sale proceeds is deemed probable, the fee is fixed and determinable, and no significant vendor obligations remain.

    Customer support revenue is generated from software support and maintenance agreements. Revenue from support and maintenance agreements, which are typically one to three years in length, is recognized ratably over the life of the contract. Deferred maintenance revenue consists of revenue deferred under annual support and maintenance agreements on which amounts have been received from customers and for which the earnings process has not been completed.

    (d) DEPRECIATION

    The Company provides for depreciation using the straight-line method and charges to operations amounts estimated to allocate the cost of the assets over their useful lives, as follows:

                                                                ESTIMATED
ASSET CLASSIFICATION                                           USEFUL LIFE
--------------------                                          -------------
Computer hardware and software..............................  3 to 5 years
Office equipment............................................  5 to 7 years
Equipment under capital leases..............................  Life of lease
Furniture and fixtures......................................  5 to 7 years

    (e) SOFTWARE DEVELOPMENT COSTS

    In accordance with SFAS No. 86, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE TO BE SOLD, LEASED OR OTHERWISE MARKETED, the Company will capitalize software development costs incurred after technological feasibility of the software development projects are established. To date, all of the Company's costs for research and development of software products have been charged to operations as incurred, since the amount of software development costs incurred subsequent to the establishment of technological feasibility has been immaterial.

    (f) CONCENTRATIONS OF CREDIT RISK/SIGNIFICANT CUSTOMERS

    SFAS No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements, or concentration of credit risk.

    (g) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist mainly of cash and equivalents, line-of-credit loan, notes payable and accounts payable. The carrying amounts of these financial instruments approximate fair value.

                              BRAND SOFTWARE, INC.

                                 MARCH 31, 1999

(1) OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    (h) ACCRUED EXPENSES

    Accrued expenses consisted of payroll and vacation of $50,039 and other accruals of $66,374 as of March 31, 1999.

    (i) COMPREHENSIVE INCOME

    In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. The Company does not have any items of comprehensive income other than net income.

(2) LINE OF CREDIT

    The Company has up to a $50,000 line of credit with a bank that bears interest at prime plus 4% (11.75% at March 31, 1999). The line of credit is due on demand. At March 31, 1999, $47,250 was outstanding. The line is guaranteed by a stockholder and the president of the Company.

    As a result of the merger (Note 1), the Company is in default with certain provisions of this agreement.

(3) NOTES PAYABLE

    Notes payable at March 31, 1999 consist of the following:

Promissory note, stockholder, bearing interest at 10.75% per annum. Due in monthly payments of $325 including interest
  and maturing December 2001. Secured by assets of the
  Company...................................................  $ 9,235

Promissory note bearing interest at 10.75% per annum. Due in monthly payments of $692 including interest and maturing
  December 2001. Secured by assets of the Company...........   19,688
                                                              -------
  Total notes payable.......................................   28,923

Less--Current portion.......................................    9,547
                                                              -------
                                                              $19,376
                                                              =======

    Future principal maturities on the above notes are $9,547 in 1999, $10,626 in 2000, and $8,750 in 2001.

(4) INCOME TAXES

    The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. SFAS No. 109 prescribes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities.

                              BRAND SOFTWARE, INC.

                                 MARCH 31, 1999

(4) INCOME TAXES (CONTINUED)

    The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of March 31, 1999:

                                                                1999
                                                              ---------
Deferred tax assets (liabilities)--
  Net operating loss carryforwards..........................  $   3,000
  Cash to accrual...........................................    280,000
  Depreciation..............................................    (10,000)
  Valuation allowance.......................................   (273,000)
                                                              ---------
                                                              $      --
                                                              =========

    Due to the uncertainty surrounding the realization of this deferred tax asset, the Company provided a full valuation reserve against this amount at the time it was recorded.

    At March 31, 1999, the Company had net operating loss carryforwards for federal and Massachusetts income tax purposes of approximately $8,000. The net operating loss carryforwards expire through 2018 and are subject to review and possible adjustment by the Internal Revenue Service (IRS). The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of significant changes in ownership interest, as defined.

(5) STOCK OPTION PLAN

    On December 31, 1997, a stock option plan (the Plan) was approved by the Company's Board of Directors and stockholders. The Plan provides for the award of options to purchase up to 480 shares of the Company's common stock. Stock options granted under the Plan may be either incentive stock options or nonqualified stock options.

    The Plan is administered by the Board of Directors, which has the authority to designate participants and determine the number and type of options to be granted, the time at which options are exercisable, the method of payment and any other terms or conditions of the options. Options generally vest annually over a five-year period and expire 10 years from the date of grant.

    The Board of Directors determines the prices at which options may be exercised under the Plan. To date, the Company has issued only incentive stock options, the exercise price of which must be at least 100% (110% for incentive stock options granted to a 10% stockholder) of the fair market value of the Company's common stock on the date of grant.

                              BRAND SOFTWARE, INC.

                                 MARCH 31, 1999

(5) STOCK OPTION PLAN (CONTINUED)

    The following table summarizes information about stock option activity for the year ended March 31, 1999 and the three months ended June 30, 1999:

                                                                       WEIGHTED
                                                                       AVERAGE
                                                           NUMBER OF   EXERCISE
                                                            SHARES      PRICE
                                                           ---------   --------
Outstanding, March 31, 1998..............................     340      $144.95
  Granted................................................     120       181.33
                                                              ---      -------
Outstanding, March 31, 1999..............................     460       154.44
  Granted................................................      --           --
                                                              ---      -------
Outstanding, June 30, 1999...............................     460      $154.44
                                                              ===      =======

                              OPTIONS OUTSTANDING

                                                            WEIGHTED
                                              NUMBER        AVERAGE        NUMBER
                                            OUTSTANDING    REMAINING     EXERCISABLE
                                            AT JUNE 30,   CONTRACTUAL    AT JUNE 30,
EXERCISE PRICE                                 1999       LIFE (YEARS)      1999
--------------                              -----------   ------------   -----------
$135.33...................................      226            8.50          175
$164.03...................................      114            8.50           50
$181.33...................................      120            8.83           27
                                                ---                          ---
                                                460                          252
                                                ===                          ===

    As of June 30, 1999, the Company may issue future stock options to purchase 20 shares under the plan.

    In October 1995, the FASB issued SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. SFAS No. 123 requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and will elect the disclosure-only alternative under SFAS No. 123.

    The Company has computed the pro forma disclosures required under SFAS
No. 123 for options granted in 1999 using the Black-Scholes option pricing model prescribed by SFAS No. 123, using the following assumptions:

Risk-free interest rate.....................................     6%
Expected dividend yield.....................................    None
Expected lives..............................................  5 years
Expected volatility.........................................    None
Weighed average value of grants.............................   $48.07

                              BRAND SOFTWARE, INC.

                                 MARCH 31, 1999

(5) STOCK OPTION PLAN (CONTINUED)

    Had compensation cost for the Company's stock option plan been determined consistent with SFAS No. 123, the pro forma net loss for the year ended
March 31, 1999 would have been as follows:

Net loss--
  As reported...............................................  $(217,382)
  Pro forma.................................................   (221,090)

(6) CAPITAL AND OPERATING LEASE OBLIGATIONS

    The Company has operating lease commitments for its facilities, as well as capital lease commitments for certain equipment, which expire through June 2004. The approximate future minimum payments under these leases as of March 31, 1999 are as follows:

                                                           OPERATING   CAPITAL
YEAR                                                         LEASE      LEASE
----                                                       ---------   --------
2000.....................................................  $ 69,000    $ 9,650
2001.....................................................    75,000      9,650
2002.....................................................     6,000      9,650
2003.....................................................        --      9,650
2004.....................................................        --      2,412
                                                           --------    -------
  Total future minimum lease payments....................  $150,000     41,012
                                                           ========
Less--Amount representing interest.......................               16,560
                                                                       -------
  Present value of future minimum lease payments.........               24,452
Less--Current portion of capital lease obligation........                3,579
                                                                       -------
  Long-term portion......................................              $20,873
                                                                       =======

    Rent expense included in the accompanying statements of operation for the year ended March 31, 1999 and the three months ended June 30, 1998 and 1999 was approximately $52,000, $12,000 and $14,000, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To VantageMed Corporation:

    We have audited the accompanying balance sheet of CIVITEC HEALTHCARE COMPUTERS, INC. (a Michigan Corporation) as of March 31, 1999, and the related statements of operations, stockholders' deficit and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Civitec Healthcare Computers, Inc. as of March 31, 1999, and the results of its operations and its cash flows for the nine months then ended, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Detroit, Michigan
October 14, 1999

                       CIVITEC HEALTHCARE COMPUTERS, INC.

                                 BALANCE SHEET

                              AS OF MARCH 31, 1999

                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 241,124
  Accounts receivable.......................................     20,113
  Inventories...............................................      3,018
  Prepaid expenses and other................................      8,453
                                                              ---------
    Total current assets....................................    272,708
PROPERTY AND EQUIPMENT, net.................................     34,391
                                                              ---------
    Total assets............................................  $ 307,099
                                                              =========

                 LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable..........................................  $  55,715
  Accrued liabilities.......................................     57,892
  Customer deposits and deferred revenue....................    288,853
                                                              ---------
    Total current liabilities...............................    402,460
  Long-term deferred tax liability..........................      4,500
                                                              ---------
    Total liabilities.......................................    406,960
                                                              ---------
COMMITMENTS

STOCKHOLDERS' DEFICIT:
  Common stock, $1.00 par value, 100,000 shares authorized;
    99,750 shares issued and outstanding....................     99,750
  Additional paid-in capital................................     27,750
  Accumulated deficit.......................................   (227,361)
                                                              ---------
    Total stockholders' deficit.............................    (99,861)
                                                              ---------
    Total liabilities and stockholders' deficit.............  $ 307,099
                                                              =========

   The accompanying notes are an integral part of these financial statements.

                       CIVITEC HEALTHCARE COMPUTERS, INC.

                            STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED MARCH 31, 1999

NET REVENUES................................................  $1,056,994

COST OF REVENUES............................................     512,054
                                                              ----------

    GROSS PROFIT............................................     544,940

OPERATING COSTS AND EXPENSES................................     549,467
                                                              ----------

LOSS FROM OPERATIONS........................................      (4,527)
                                                              ----------

INTEREST AND OTHER INCOME:

  Interest income, net......................................       1,808

  Other income, net.........................................       1,421
                                                              ----------

    Total interest and other income.........................       3,229
                                                              ----------

LOSS BEFORE INCOME TAXES....................................      (1,298)

PROVISION FOR INCOME TAXES..................................         400
                                                              ----------

NET LOSS....................................................  $   (1,698)
                                                              ==========

NET LOSS PER COMMON SHARE

  Basic net loss per share..................................  $    (0.02)
                                                              ==========

  Weighted average common shares outstanding................      99,750
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                       CIVITEC HEALTHCARE COMPUTERS, INC.

                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                    FOR THE NINE MONTHS ENDED MARCH 31, 1999

                                                 COMMON STOCK       ADDITIONAL
                                              -------------------    PAID-IN     ACCUMULATED
                                               SHARES     AMOUNT     CAPITAL       DEFICIT      TOTAL
                                              --------   --------   ----------   -----------   --------
BALANCE AT JUNE 30, 1998....................   99,750    $99,750      $27,750     $(225,663)   $(98,163)
  Net loss..................................       --         --           --        (1,698)     (1,698)
                                               ------    -------      -------     ---------    --------
BALANCE AT MARCH 31, 1999...................   99,750    $99,750      $27,750     $(227,361)   $(99,861)
                                               ======    =======      =======     =========    ========

   The accompanying notes are an integral part of these financial statements.

                       CIVITEC HEALTHCARE COMPUTERS, INC.

                            STATEMENT OF CASH FLOWS

                    FOR THE NINE MONTHS ENDED MARCH 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $ (1,698)
  Adjustments to reconcile net loss to net cash provided by
    operating activities--
    Depreciation............................................     8,975
    Provision for deferred income taxes.....................       200
    Changes in assets and liabilities--
      Accounts receivable...................................     6,473
      Inventories...........................................    (1,655)
      Prepaid expenses and other............................     6,087
      Accounts payable and accrued liabilities..............    15,851
      Customer deposits and deferred revenue................   (10,530)
                                                              --------
        Net cash provided by operating activities...........    23,703
                                                              --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..............       668
  Purchases of property and equipment.......................    (1,044)
                                                              --------
        Net cash used for investing activities..............      (376)
                                                              --------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................    23,327
CASH AND CASH EQUIVALENTS, beginning of year................   217,797
                                                              --------
CASH AND CASH EQUIVALENTS, end of year......................  $241,124
                                                              ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $    347
                                                              ========

   The accompanying notes are an integral part of these financial statements.

                       CIVITEC HEALTHCARE COMPUTERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1999

1. ORGANIZATION:

    Civitec Healthcare Computers, Inc. (the "Company") is incorporated in Michigan and began operations in 1987. The Company is a healthcare information systems supplier headquartered in Grand Blanc, Michigan. The Company develops, sells, installs and supports computerized practice management systems and provides related services to medical professionals.

    The practice management software products offered by the Company provide physicians and other medical industry professionals with comprehensive office management software designed to automate the administrative, financial, practice management and clinical requirements of a practice. These systems range in capacity from one to approximately one hundred providers. The Company also provides software, network and hardware support, training, electronic claims processing, electronic statement printing and mailing and electronic remittance advices.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

FINANCIAL INSTRUMENTS

    The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Company's financial instruments included in the accompanying balance sheet are not materially different from their fair values.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of supplies and new computer equipment purchased to fill customer orders.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, which are generally three to seven years. Leasehold improvements are amortized over the term of the lease. Maintenance and repairs are expensed as incurred.

REVENUE RECOGNITION

    Revenue is generated primarily from the following sources: New software installations, software conversions and upgrades for existing customers, sales of hardware manufactured by other companies, hardware maintenance, software support and electronic transaction services. In accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition", revenue from software product sales is recognized upon delivery to the customer provided the collection of the sales proceeds is deemed probable, the fee is fixed and determinable and no significant vendor obligations remain. Other revenue, including

                       CIVITEC HEALTHCARE COMPUTERS, INC.

                                 MARCH 31, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

hardware sales, maintenance, licensing and support activities, is recognized as hardware is shipped or as services are provided. Deferred revenue primarily consists of revenue deferred under annual maintenance and annual license agreements on which amounts have been received from customers and for which the earnings process has not been completed.

SOFTWARE DEVELOPMENT COSTS

    Under the criteria set forth in Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic product lives and changes in software and hardware technology. Amounts that would have been capitalized under this statement after consideration of the above factors were immaterial, and therefore, no software development costs have been capitalized by the Company.

INCOME TAXES

    The Company utilizes the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes", under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which taxes become payable. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

                       CIVITEC HEALTHCARE COMPUTERS, INC.

                                 MARCH 31, 1999

3. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

Office and computer equipment...............................  $ 65,666
Furniture and fixtures......................................    26,752
Vehicles....................................................     8,013
Leasehold improvements......................................    27,256
                                                              --------
                                                               127,687
Less: Accumulated depreciation..............................   (93,296)
                                                              --------
                                                              $ 34,391
                                                              ========

    Depreciation expense was approximately $9,000 for the nine months ended March 31, 1999.

4. OPERATING LEASE OBLIGATION:

    The Company leases its headquarters under a non-cancelable operating lease that expires in March 2001. The minimum future lease payments required under the Company's operating lease for the fiscal years ending June 30 are as follows:

1999........................................................  $11,700
2000........................................................   46,900
2001........................................................   35,200
                                                              -------
  Total minimum payments....................................  $93,800
                                                              =======

    Rent expense was approximately $48,000 for the nine months ended March 31, 1999.

5. EMPLOYEE BENEFIT PLANS:

    The Company maintains a 408(k) Savings Plan ("the Plan"). All eligible employees can participate in the Plan. Under the terms of the Plan, employees may elect to contribute up to 15% of their pre-tax compensation to the Plan. Employee contributions are 100% vested at all times.

6. INCOME TAXES:

    The provision for income taxes consists of:

Current provision...........................................    $200
Deferred provision..........................................     200
                                                                ----
  Provision for income taxes................................    $400
                                                                ====

                       CIVITEC HEALTHCARE COMPUTERS, INC.

                                 MARCH 31, 1999

6. INCOME TAXES: (CONTINUED)

    Deferred taxes result from temporary differences between the bases of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The sources of the temporary differences and the related deferred tax assets and liabilities are as follows:

Deferred tax assets:
  Accruals and reserves.....................................  $ 4,300
Deferred tax liabilities:
  Depreciation..............................................   (4,500)
                                                              -------
    Net deferred tax liability..............................  $  (200)
                                                              =======

    The following table accounts for the differences between the actual tax provision and amounts obtained by applying the Statutory U.S. Federal rate to the loss before income taxes.

Expected tax benefit........................................   $(195)
Increase in income taxes resulting from nondeductible
  items.....................................................     595
                                                               -----
Net income tax provision....................................   $ 400
                                                               =====

7. SUBSEQUENT EVENT:

    Subsequent to March 1999, the Company was acquired by VantageMed Corporation. As consideration, the stockholders of the Company received approximately 88,667 shares of VantageMed stock and a promissory note for approximately $408,000 in exchange for the stock of the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To VantageMed Corporation:

    We have audited the accompanying balance sheet of CM Healthcare Technologies, Inc. (a Washington corporation) as of December 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CM Healthcare
Technologies, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Seattle, Washington,
October 22, 1999

                        CM HEALTHCARE TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................    $ 204,414     $ 191,087
  Accounts receivable, net of allowance of $18,538 and
    $25,924.................................................      102,200        94,327
  Other.....................................................           --         3,628
                                                                ---------     ---------
    Total current assets....................................      306,614       289,042

PROPERTY AND EQUIPMENT, at cost, net of $536,877 and
  $551,877 of accumulated depreciation......................       89,551        84,096

OTHER ASSETS................................................          248         1,053
                                                                ---------     ---------
    Total assets............................................    $ 396,413     $ 374,191
                                                                =========     =========

                         LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable..........................................    $ 122,779     $  70,454
  Accrued compensation and benefits.........................       66,832        82,767
  Accrued expenses..........................................       14,351        20,077
  Deferred revenue..........................................       19,710            --
  Current portion of notes payable and other long-term
    liabilities.............................................       84,446        91,729
                                                                ---------     ---------
    Total current liabilities...............................      308,118       265,027

NOTES PAYABLE AND OTHER LONG-TERM LIABILITIES, net of
  current portion...........................................      249,621       221,272
                                                                ---------     ---------
    Total liabilities.......................................      557,739       486,299
                                                                ---------     ---------

STOCKHOLDERS' DEFICIT:
  Class A common stock and paid-in capital, $0.01 par value;
    4,800,000 shares authorized; 1,421,956 and 1,320,279
    issued and outstanding..................................      395,580       494,207
  Class B non-voting common stock, no par value; 200,000
    shares authorized; 200,000 shares issued and
    outstanding.............................................           --            --
  Accumulated deficit.......................................     (556,906)     (606,315)
                                                                ---------     ---------
    Total stockholders' deficit
                                                                 (161,326)     (112,108)
                                                                ---------     ---------
    Total liabilities and stockholders' deficit.............    $ 396,413     $ 374,191
                                                                =========     =========

        The accompanying notes are an integral part of these statements.

                        CM HEALTHCARE TECHNOLOGIES, INC.
                            STATEMENTS OF OPERATIONS

                                                        YEAR ENDED      SIX MONTHS       SIX MONTHS
                                                       DECEMBER 31,   ENDED JUNE 30,   ENDED JUNE 30,
                                                           1997            1997             1998
                                                       ------------   --------------   --------------
                                                                       (UNAUDITED)      (UNAUDITED)
REVENUES:
  System sales.......................................  $   628,592     $   399,302      $   279,320
  Maintenance and other..............................      608,463         236,582          293,994
  Facility management services.......................      503,671         228,528          345,992
                                                       -----------     -----------      -----------
    Total revenues...................................    1,740,726         864,412          919,306
                                                       -----------     -----------      -----------
OPERATING EXPENSES:
  Cost of system sales...............................      398,253         251,561          175,972
  Cost of maintenance and other......................      437,756         170,339          211,676
  Cost of facility management services...............      403,806         182,822          276,794
  Selling, general and administrative................      537,039         353,675          278,401
  Depreciation.......................................       23,593          13,000           15,000
                                                       -----------     -----------      -----------
    Total operating expenses.........................    1,800,447         971,397          957,843
                                                       -----------     -----------      -----------
LOSS FROM OPERATIONS.................................      (59,721)       (106,985)         (38,537)
INTEREST EXPENSE, net................................      (16,376)         (4,062)         (10,872)
                                                       -----------     -----------      -----------
NET LOSS.............................................  $   (76,097)    $  (111,047)     $   (49,409)
                                                       ===========     ===========      ===========

        The accompanying notes are an integral part of these statements.

                        CM HEALTHCARE TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED      SIX MONTHS       SIX MONTHS
                                                       DECEMBER 31,   ENDED JUNE 30,   ENDED JUNE 30,
                                                           1997            1997             1998
                                                       ------------   --------------   --------------
                                                                       (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................................    $(76,097)      $(111,047)        $(49,409)
  Adjustments to reconcile net loss to net cash from
    operating activities--
    Depreciation.....................................      23,593          13,000           15,000
    Common stock issued to employees.................          --              --           98,627
    Changes in assets and liabilities:
      Accounts receivable............................      35,278          68,427            7,873
      Other assets...................................         575            (516)          (4,433)
      Accounts payable...............................      (6,363)         30,167          (52,325)
      Accrued compensation and accrued expenses......       8,258           1,515           21,661
      Deferred revenue...............................     (58,706)        (78,416)         (19,710)
                                                         --------       ---------         --------
        Net cash from operating activities...........     (73,462)        (76,870)          17,284
                                                         --------       ---------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment................     (23,574)        (22,438)          (9,545)
                                                         --------       ---------         --------
        Net cash from investing activities...........     (23,574)        (22,438)          (9,545)
                                                         --------       ---------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings on notes payable........................      76,621              --               --
  Repayments of notes payable........................     (65,545)        (15,673)         (21,066)
                                                         --------       ---------         --------
        Net cash from financing activities...........      11,076         (15,673)         (21,066)
                                                         --------       ---------         --------
NET DECREASE IN CASH.................................     (85,960)       (114,981)         (13,327)

CASH, beginning of period............................     290,374         290,374          204,414
                                                         --------       ---------         --------
CASH, end of period..................................    $204,414       $ 175,393         $191,087
                                                         ========       =========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND
  NONCASH ACTIVITIES:
  Cash paid for interest.............................    $ 14,657       $   6,403         $  3,373
  Property and equipment acquired under notes
    payable..........................................      26,621              --               --

        The accompanying notes are an integral part of these statements.

                        CM HEALTHCARE TECHNOLOGIES, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                      COMMON STOCK                         TOTAL
                                                  --------------------   ACCUMULATED   STOCKHOLDERS'
                                                   SHARES      AMOUNT      DEFICIT        DEFICIT
                                                  ---------   --------   -----------   -------------
BALANCES, December 31, 1996.....................  1,520,279   $395,580    $(480,809)     $ (85,229)
  Net loss......................................         --         --      (76,097)       (76,097)
                                                  ---------   --------    ---------      ---------
BALANCES, December 31, 1997.....................  1,520,279    395,580     (556,906)      (161,326)
  Issuance of stock to employees................    101,677     98,627           --         98,627
  Net loss......................................         --         --      (49,409)       (49,409)
                                                  ---------   --------    ---------      ---------
BALANCES, June 30, 1998 (unaudited).............  1,621,956   $494,207    $(606,315)     $(112,108)
                                                  =========   ========    =========      =========

        The accompanying notes are an integral part of these statements.

                        CM HEALTHCARE TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND NATURE OF OPERATIONS:

    CM Healthcare Technologies, Inc., a Washington corporation, was incorporated under the name CM Computers, Inc. in 1978. In July 1996, in order to better reflect its business focus, CM Computers, Inc. changed its name to CM Healthcare Technologies, Inc. (CMHT). CMHT and its predecessors are collectively referred to as the Company or CM. The Company provides and supports automated office management support systems for the healthcare field. CM markets their products and services to small and mid-sized medical offices in the United States.

2. SIGNIFICANT ACCOUNTING POLICIES:

UNAUDITED INTERIM FINANCIAL DATA

    The unaudited interim financial statements as of June 30, 1998 and for the six-month periods ended June 30, 1997 and 1998 have been prepared on the same basis as the audited financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial information set forth therein, in accordance with generally accepted accounting principles.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Revenue is generated primarily from the following sources: software and hardware installations, software conversions and upgrades for existing customers, sales of hardware manufactured by other companies, hardware maintenance, software support and facility management services consisting of billing and other services for small and mid-sized medical offices. In accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition", revenue from software product sales is recognized upon delivery to the customer provided the collection of the sales proceeds is deemed probable, the fee is fixed and determinable and no significant vendor obligations remain. Other revenue, including hardware sales, maintenance and support activities and management services are recognized as hardware is shipped or as services are provided. For arrangements that include multiple elements, the Company recognizes revenue based on the fair value of each element determined by the price charged when the same element is sold separately.

CASH

    Cash consists of deposits in checking and savings accounts. The Company has no cash equivalents.

                        CM HEALTHCARE TECHNOLOGIES, INC.

                               DECEMBER 31, 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and accounts receivable.

    To date, accounts receivable have been derived from revenues earned from customers located in the United States. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. Historically, credit losses have been minor and within management's expectations.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Improvements and replacements are capitalized. Maintenance and repairs are expensed when incurred. Depreciation is computed using the straight-line method over lives as indicated following. The accompanying balance sheet includes the following property and equipment as of December 31, 1997:

                                                                 DEPRECIATION
                                                      BALANCE        LIFE
                                                     ---------   ------------
Computer equipment                                   $ 104,255     5 years
Furniture and fixtures                                 143,289     7 years
Software                                               378,884     3 years
                                                     ---------
                                                     $ 626,428
Less: Accumulated depreciation                        (536,877)
                                                     ---------
                                                     $  89,551
                                                     =========

SOFTWARE DEVELOPMENT

    Under the criteria set forth in Statement of Financial Accounting Standards
(SFAS) No. 86, 'Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed,' capitalization of software development costs begins upon the establishment of technological feasibility of the product, which the Company has defined as the completion of beta testing of a working product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. Amounts that could have been capitalized under this statement after consideration of the above factors were immaterial and, therefore, no software development costs have been capitalized by the Company to date.

INCOME TAXES

    The Company recognizes deferred income tax assets and liabilities for the expected future income tax consequences, based on enacted tax laws, of temporary differences between the financial reporting and tax bases of assets, liabilities and carryforwards. Deferred tax assets are then reduced, if deemed

                        CM HEALTHCARE TECHNOLOGIES, INC.

                               DECEMBER 31, 1997

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

necessary, by a valuation allowance for the amount of any future benefits which, more likely than not based on current circumstances, are not expected to be realized.

RESEARCH AND DEVELOPMENT

    Research and development costs are expensed as incurred and consist primarily of salaries, travel, materials, supplies and contract services.

3. INCOME TAXES:

    At December 31, 1997, for income tax reporting purposes, the Company had federal net operating loss carryforwards of approximately $120,000, which will expire at various dates through 2012. A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding realization of the asset, including the limited operating history of the Company, the lack of profitability to date and the uncertainty over future operating profitability. The Internal Revenue Code contains provisions which may limit the net operating loss carryforwards available to be used in any given year if certain events occur, including changes in ownership interests.

4. NOTES PAYABLE AND OTHER LONG-TERM LIABILITIES:


Notes payable and other long-term liabilities consisted of
  the following at December 31, 1997:
Note payable to shareholder bearing interest at 8%; monthly
  payments of interest only for six months, followed by
  monthly principal and interest payments                     $131,127
Note payable to shareholder bearing interest at 8%,
  principal and interest payable monthly                        53,155
Note payable to shareholder bearing interest at 8%, monthly
  payments of interest only for six months, followed by
  monthly principal and interest payments                       50,000
Non-interest bearing note payable to former officer; monthly
  principal payments of $2,000; interest imputed at 8%          65,892
Note payable bearing interest at 8%, principal and interest
  payable annually                                               8,000
Note payable bearing interest at 10%, principal and interest
  payable monthly                                               25,893
                                                              --------
                                                               334,067
Less: Current portion                                          (84,446)
                                                              --------
                                                              $249,621
                                                              ========


Maturities of long-term debt are as follows:
1998                                                          $ 84,446
1999                                                           102,398
2000                                                            82,896
2001                                                            56,890
2002 and thereafter                                              7,437
                                                              --------
                                                              $334,067
                                                              ========

                        CM HEALTHCARE TECHNOLOGIES, INC.

                               DECEMBER 31, 1997

5. COMMITMENTS:

    The Company leases its office space under an operating lease which expired May 31, 1999. The lease provided for monthly lease payments of $4,884. Future minimum lease payments were as follows:


               1998                                $62,648
               1999                                21,556

Rent expense under operating leases totaled $63,706 for the year ended December 31, 1997.

6. SUBSEQUENT EVENT:

    In August 1998, the Company was acquired by VantageMed Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Computerized Doctors Systems, Inc.:

    We have audited the accompanying balance sheet of COMPUTERIZED DOCTORS SYSTEMS, INC. (an Alabama Corporation) as of September 30, 1999 and the related statements of income and retained earnings and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Computerized Doctors Systems, Inc. as of September 30, 1999 and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Birmingham, Alabama
October 15, 1999

                       COMPUTERIZED DOCTORS SYSTEMS, INC.

                                 BALANCE SHEET

                               SEPTEMBER 30, 1999

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $276,557
  Accounts receivable.......................................   171,015
  Related party receivables.................................     4,900
  Inventories...............................................     6,308
  Prepaid expenses and other................................     9,043
                                                              --------
    Total current assets....................................   467,823
                                                              --------
PROPERTY AND EQUIPMENT, NET.................................    19,694
                                                              --------
    Total assets............................................  $487,517
                                                              ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.........................  $  5,322
  Accounts payable..........................................    27,900
  Accrued liabilities.......................................    64,405
  Income taxes payable......................................    24,314
  Customer deposits and deferred revenue....................   201,576
                                                              --------
    Total current liabilities...............................   323,517
                                                              --------
LONG-TERM DEBT..............................................    13,754
                                                              --------
    Total liabilities.......................................   337,271
                                                              --------
STOCKHOLDERS' EQUITY:
  Common stock, $10 par value, 87 shares authorized, issued,
    and outstanding.........................................       870
  Retained earnings.........................................   149,376
                                                              --------
    Total stockholders' equity..............................   150,246
                                                              --------
    Total liabilities and stockholders' equity..............  $487,517
                                                              ========

         The accompanying notes are an integral part of this statement.

                       COMPUTERIZED DOCTORS SYSTEMS, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

REVENUES:
  Software licensing........................................  $  453,467
  Support services..........................................     429,731
  Hardware and supplies.....................................     218,177
  Conversion................................................      41,995
  Other.....................................................      14,226
                                                              ----------
    Total revenues..........................................   1,157,596
                                                              ----------
OPERATING EXPENSES:
  Software licenses.........................................      56,971
  Support services..........................................      95,420
  Hardware and supplies.....................................     128,183
  Selling, general, and administrative......................     789,992
  Depreciation..............................................       6,531
                                                              ----------
    Total operating expenses................................   1,077,097
                                                              ----------
OPERATING INCOME............................................      80,499
                                                              ----------
INTEREST INCOME (EXPENSE):
  Interest income...........................................       6,896
  Interest expense..........................................        (570)
                                                              ----------
    Total interest income...................................       6,326
                                                              ----------
INCOME BEFORE PROVISION FOR INCOME TAXES....................      86,825
PROVISION FOR INCOME TAXES..................................      24,314
                                                              ----------
NET INCOME..................................................      62,511
RETAINED EARNINGS AT BEGINNING OF PERIOD....................      86,865
                                                              ----------
RETAINED EARNINGS AT END OF PERIOD..........................  $  149,376
                                                              ==========

         The accompanying notes are an integral part of this statement.

                       COMPUTERIZED DOCTORS SYSTEMS, INC.

                            STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  62,511
                                                              ---------
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................      6,531
  Changes in assets and liabilities:
    Accounts receivable.....................................   (118,265)
    Inventories.............................................        400
    Prepaid expenses and other..............................     (2,140)
    Accounts payable........................................      6,639
    Accrued liabilities.....................................     26,353
    Income taxes payable....................................     24,114
    Customer deposits and deferred revenue..................    130,513
                                                              ---------
      Total adjustments.....................................     74,145
                                                              ---------
      Net cash provided by operating activities.............    136,656
                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......................       (403)
                                                              ---------
      Net cash used in investing activities.................       (403)
                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments received on related party receivables............      3,300
  Payments on long-term debt................................     (3,312)
                                                              ---------
      Net cash used in financing activities.................        (12)
                                                              ---------
      Net change in cash and cash equivalents...............    136,241
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............    140,316
                                                              ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................  $ 276,557
                                                              =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest..................  $     570
                                                              =========
NONCASH INVESTING ACTIVITY:
  Purchase of property and equipment financed with long-term debt....................................................  $  13,993
                                                              =========

         The accompanying notes are an integral part of this statement.

                       COMPUTERIZED DOCTORS SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

1. BUSINESS

    Computerized Doctors Systems, Inc. (the "Company") was incorporated in Alabama on March 8, 1982. The Company is a diversified healthcare information systems supplier headquartered in Birmingham, Alabama. The Company develops, sells, installs, and supports computerized practice management systems, and provides related services to medical practices.

    The practice management software products offered by the Company provide physicians with comprehensive office management software designed to automate the administrative, financial, practice management and clinical requirements of a practice. These systems range in capacity from one to approximately one hundred providers. The Company also provides software, network and hardware support, training, electronic claims processing, electronic statement printing and mailing and electronic remittance advices.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of supplies, used computer equipment to service the Company's customers pursuant to revenue producing service agreements and new computer equipment purchased to fill customer orders.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, which are generally three to seven years. Leasehold improvements are amortized over the term of the lease. Maintenance and repairs are charged to expense as incurred. Upon sale, retirement, or other disposition of these assets, the cost and related accumulated depreciation are removed from the respective accounts, and the related gain or loss is credited or charged to income.

REVENUE RECOGNITION

    Revenue is generated primarily from the following sources: New software installations, software conversions and upgrades for existing customers, sales of hardware manufactured by other companies, hardware maintenance, software support and electronic transaction services. In accordance with the American Institute of Certified Public Accountants' Statement of Position ("SOP")
No. 97-2, SOFTWARE REVENUE RECOGNITION, the Company recognizes revenue from software product sales upon delivery to the

                       COMPUTERIZED DOCTORS SYSTEMS, INC.

                               SEPTEMBER 30, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

customer provided the collection of the sales proceeds is deemed probable, the fee is fixed and determinable and no significant vendor obligations remain. Other revenue, including hardware sales, maintenance, licensing and support activities, is generally recognized as hardware is shipped or as services are provided. Deferred revenue primarily consists of revenue deferred under annual maintenance and annual license agreements on which amounts have been received from customers and for which the earnings process has not been completed.

INCOME TAXES

    The Company utilizes the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, ACCOUNTING FOR INCOME TAXES, under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which taxes become payable. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

                                                                1999
                                                              ---------
Office and computer equipment...............................  $  79,638
Furniture and fixtures......................................     88,892
Vehicles....................................................     21,057
Less accumulated depreciation...............................   (169,893)
                                                              ---------
                                                              $  19,694
                                                              =========

    Depreciation expense was $6,531 for the nine months ended September 30, 1999.

4. OPERATING LEASE

    The Company leases its corporate office under an operating lease which expires December 31, 2000. The minimum future lease payments required under the Company's operating lease is $86,436 and $21,609 for the twelve months ended September 30, 2000 and 2001, respectively.

    Rent expense was $64,827 for the nine months ended September 30, 1999.

5. RELATED PARTY TRANSACTIONS

    The Company has receivables from related parties as follows:

                                                                1999
                                                              --------
Due from stockholder........................................   $4,750
Due from employees..........................................      150
                                                               ------
                                                               $4,900
                                                               ======

                       COMPUTERIZED DOCTORS SYSTEMS, INC.

                               SEPTEMBER 30, 1999

5. RELATED PARTY TRANSACTIONS (CONTINUED)

    The receivables from the stockholder and the employees are noninterest bearing and no formal agreements exist. The Company has these amounts classified as current as the stockholder and the employees make payments sporadically throughout the year.

6. EMPLOYEE BENEFIT PLAN

    The Company sponsors a Simplified Employee Pension Plan (the "Plan") on behalf of its employees. All employees are eligible to participate in the Plan upon attaining age 21 and performing one year of service. The Company makes discretionary contributions to the Plan. Employer contributions are 100% vested upon eligibility. As of September 30, 1999, no employer contribution amount had been approved by the Board of Directors.

7. PROVISION FOR INCOME TAXES

    A summary of the components of the provision for income is as follows:

                                                                 NINE MONTHS
                                                                    ENDED
                                                              SEPTEMBER 30, 1999
                                                              ------------------
FEDERAL:
Current.....................................................        $20,994
Deferred....................................................         (1,213)
                                                                    -------
                                                                     19,781
                                                                    -------
STATE:
Current.....................................................          4,811
Deferred....................................................           (278)
                                                                    -------
                                                                      4,533
                                                                    -------
  Provision for income taxes................................        $24,314
                                                                    =======

    The provision for income taxes differs from the amounts computed by applying federal statutory rates due to the following:

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
Tax provision computed at the blended federal statutory rate
  (20.5%)...................................................     $21,706
Effect of state income taxes................................       3,604
Other, net..................................................        (996)
                                                                 -------
                                                                 $24,314
                                                                 =======

    Temporary differences which create net deferred tax assets, which are included in prepaid expenses and other in the accompanying balance sheet at September 30, 1999, include payroll-related accrued expenses and amount to $5,709.

                       COMPUTERIZED DOCTORS SYSTEMS, INC.

                               SEPTEMBER 30, 1999

8. CONTINGENCIES

    From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of September 30, 1999, the Company was not a party to any legal proceedings, which, if decided adversely to the Company, would, individually or in the aggregate, have a material adverse effect on the Company's business, financial condition or results of operations.

9. PENDING MERGER

    In October 1999, the Company entered into a definitive merger agreement with VantageMed Corporation ("VantageMed") providing for the acquisition of the Company by VantageMed. The consideration to be given to the Company by VantageMed will be 113,413 shares of VantageMed common stock, 17,756 stock options, and $500,000 in cash.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of CSS, Inc.:

    We have audited the accompanying balance sheet of CSS, Inc. (a North Carolina Corporation) as of September 30, 1999, and the related statements of income, shareholders' equity and cash flows for the period from January 1, 1999, through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CSS, Inc. as of September 30, 1999, and the results of its operations and its cash flows for the period from January 1, 1999, through September 30, 1999, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Greensboro, North Carolina,

October 20, 1999.

                                   CSS, INC.

                        BALANCE SHEET SEPTEMBER 30, 1999

                                     ASSETS

CURRENT ASSETS:
  Cash......................................................  $ 12,629
  Accounts receivable, net of allowance for doubtful
    accounts of $15,500.....................................    57,027
  Inventories...............................................   101,807
  Prepaid expenses and other................................     3,651
                                                              --------
    Total current assets....................................   175,114
PROPERTY AND EQUIPMENT, net.................................    11,026
                                                              --------
                                                              $186,140
                                                              ========

                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 40,630
  Accrued liabilities.......................................    10,343
  Deferred revenue..........................................    61,685
  Current portion of capital lease obligation...............     2,217
                                                              --------
    Total current liabilities...............................   114,875
                                                              --------
COMMITMENTS (Note 6)
SHAREHOLDERS' EQUITY:
  Class A voting common stock, $1 par value, 50,000 shares
    authorized, 250 shares issued and outstanding...........       250
  Class B nonvoting common stock, $1 par value, 50,000
    shares authorized, 250 shares issued and outstanding....       250
  Additional paid-in capital................................     8,250
  Retained earnings.........................................    62,515
                                                              --------
    Total shareholders' equity..............................    71,265
                                                              --------
                                                              $186,140
                                                              ========

        The accompanying notes are an integral part of these statements.

                                   CSS, INC.

                              STATEMENT OF INCOME

        FOR THE PERIOD FROM JANUARY 1, 1999, THROUGH SEPTEMBER 30, 1999

REVENUES:
  Software licensing........................................  $ 63,686
  Hardware and software maintenance.........................   406,917
  Hardware and supplies.....................................   164,788
  Installation and other support services...................    79,709
                                                              --------
    Total revenues..........................................   715,100
                                                              --------
OPERATING COSTS AND EXPENSES:
  Software licensing........................................    11,780
  Hardware and software maintenance.........................    31,002
  Hardware and supplies.....................................   108,981
  Installation and other support services...................    11,478
  Selling, general and administrative.......................   480,392
                                                              --------
    Total operating costs and expenses......................   643,633
                                                              --------
INCOME FROM OPERATIONS......................................    71,467
                                                              --------
INTEREST EXPENSE AND OTHER INCOME:
  Interest expense..........................................    (1,298)
  Other income..............................................       371
                                                              --------
    Total interest expense and other income.................      (927)
                                                              --------
Net income..................................................  $ 70,540
                                                              ========

        The accompanying notes are an integral part of these statements.

                                   CSS, INC.

                       STATEMENT OF SHAREHOLDERS' EQUITY

        FOR THE PERIOD FROM JANUARY 1, 1999, THROUGH SEPTEMBER 30, 1999

                                               CLASS A    CLASS B    ADDITIONAL
                                                COMMON     COMMON     PAID-IN     RETAINED
                                                STOCK      STOCK      CAPITAL     EARNINGS    TOTAL
                                               --------   --------   ----------   --------   --------
BALANCE, December 31, 1998...................    $250       $250       $8,250     $ 17,975   $ 26,725
  Net income.................................       0          0            0       70,540     70,540
  Distributions to shareholders..............       0          0            0      (26,000)   (26,000)
                                                 ----       ----       ------     --------   --------
BALANCE, September 30, 1999..................    $250       $250       $8,250     $ 62,515   $ 71,265
                                                 ====       ====       ======     ========   ========

                                   CSS, INC.

                            STATEMENT OF CASH FLOWS

        FOR THE PERIOD FROM JANUARY 1, 1999, THROUGH SEPTEMBER 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 70,540
  Adjustments to reconcile net income to net cash provided
    by operating activities--
    Depreciation............................................     3,287
    Changes in assets and liabilities:
      Accounts receivable...................................    34,207
      Inventories...........................................   (11,992)
      Prepaid expenses and other............................      (401)
      Accounts payable and accrued liabilities..............    (8,298)
      Deferred revenue......................................    (4,411)
                                                              --------
        Net cash provided by operating activities...........    82,932
                                                              --------
CASH FLOWS FROM INVESTING ACTIVITIES--Purchases of property
  and equipment.............................................    (4,771)
                                                              --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of loan from stockholder..........................   (10,000)
  Payments on line-of-credit................................   (30,000)
  Payments on capital lease obligation......................    (1,859)
  Distributions to shareholders.............................   (26,000)
                                                              --------
        Net cash used in financing activities...............   (67,859)
                                                              --------
NET INCREASE IN CASH........................................    10,302
CASH, as of December 31, 1998...............................     2,327
                                                              --------
CASH, as of September 30, 1999..............................  $ 12,629
                                                              ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION--Cash paid
  for interest..............................................  $  1,078
                                                              ========

        The accompanying notes are an integral part of these statements.

                                   CSS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

1. DESCRIPTION OF BUSINESS:

    CSS, Inc. (the Company) was incorporated in North Carolina in 1983. The Company develops, sells, installs and supports computerized practice management systems and provides related services to medical practices.

    The practice management software products offered by the Company provide physicians with comprehensive office management software designed to automate the administrative, financial and practice management requirements of a practice. The Company also provides software and hardware support, training services and sales of computer supplies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of computer systems, parts and supplies.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which are generally three to seven years. Leasehold improvements are amortized over the term of the related lease. Maintenance and repairs are expensed as incurred.

REVENUE RECOGNITION

    Revenue is generated primarily from the following sources: new software installations, software conversions and upgrades for existing customers, sales of hardware manufactured by other companies, hardware maintenance and software support services and system installation and training services. Effective January 1, 1998, the Company adopted American Institute of Certified Public Accountants (AICPA) Statement of Position 97-2 (SOP 97-2), "Software Revenue Recognition." Revenue from software licensing is recognized upon delivery to the customer provided the collection of the sales proceeds is deemed probable, the fee is fixed and determinable and no significant vendor obligations remain. Other revenue, including hardware and supplies sales and maintenance and other support services (system installation and training services), is generally recognized as the hardware or supplies are shipped or as services are provided. Deferred revenue primarily consists of revenue deferred under hardware and software maintenance contracts on which amounts have been billed to customers on a monthly or quarterly basis and for which the earnings process has not been completed.

INCOME TAXES

    For income tax purposes, the Company has elected S Corporation status under the Internal Revenue Code. In general, the corporate income or loss of a S Corporation is allocated to its shareholders for inclusion in their personal federal income tax returns and, accordingly, no provision for federal income taxes is required. North Carolina recognizes S Corporation status for state income tax purposes, accordingly, no provision for state income taxes is required.

                                   CSS, INC.

                               SEPTEMBER 30, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following at September 30, 1999:

Furniture and equipment.....................................  $ 107,576
Leasehold improvements......................................     23,606
                                                              ---------
                                                                131,182
Less--Accumulated depreciation..............................   (120,156)
                                                              ---------
                                                              $  11,026
                                                              =========

    Depreciation expense related to property and equipment was $3,287 for the period from January 1, 1999, through September 30, 1999.

4. LINE OF CREDIT:

    At September 30, 1999, the Company has a line of credit in the amount of $30,000 with a bank, with interest at the prime rate plus 1%. There were no outstanding borrowings against this line at September 30, 1999.

5. EMPLOYEE BENEFIT PLANS:

    The Company maintains a retirement plan for the benefit of eligible employees. Employees can make tax-deferred contributions to the plan under
Section 408 of the Internal Revenue Code. The Company does not make any matching contributions under the plan. The Company has the option to contribute a discretionary amount to the plan. No discretionary contributions were made for the period from January 1, 1999, through September 30, 1999.

6. COMMITMENTS:

OPERATING LEASES

    The Company leases its business premises on a month-to-month basis. A portion of the Company's premises is subleased on a month-to-month basis to Computer Assistance, Inc., a related party. Lease expense, and sublease income, was $18,630 and $5,733, respectively, for the period from January 1, 1999, through September 30, 1999.

                                   CSS, INC.

                               SEPTEMBER 30, 1999

6. COMMITMENTS: (CONTINUED)

CAPITAL LEASE OBLIGATION

    The Company leases office equipment under a capital lease arrangement. The minimum future lease payments required under the Company's capital lease at September 30, 1999, are as follows:

September 30, 2000..........................................  $ 2,310
Less--Interest at 9.0%......................................      (93)
                                                              -------
Net minimum principal payments..............................    2,217
Less--Current portion.......................................   (2,217)
                                                              -------
Long-term portion...........................................  $     0
                                                              =======

7. SUBSEQUENT EVENTS:

    Subsequent to September 1999, the owners' of the Company finalized an agreement to sell all outstanding shares of the Company to VantageMed Corporation in exchange for cash and common stock of VantageMed Corporation. The sale was effective in October 1999.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Data Decisions, Inc.:

    We have audited the accompanying balance sheet of DATA DECISIONS, INC. (an Arkansas corporation, the "Company") as of June 30, 1999, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Data Decisions, Inc. as of June 30, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Little Rock, Arkansas,
October 15, 1999.

                              DATA DECISIONS, INC.

                                 BALANCE SHEETS

                                                              JUNE 30, 1999   SEPTEMBER 30, 1999
                                                              -------------   ------------------
                                                                                  UNAUDITED
                                             ASSETS

CURRENT ASSETS:
  Cash......................................................    $ 68,407           $ 16,437
  Accounts receivable.......................................     146,028            126,192
  Inventories...............................................      40,073             40,717
  Other.....................................................       1,306                 --
                                                                --------           --------
    Total current assets....................................     255,814            183,346
PROPERTY AND EQUIPMENT, NET.................................      82,277             27,072
SOFTWARE, NET...............................................      58,603             55,377
                                                                --------           --------
    Total assets............................................    $396,694           $265,795
                                                                ========           ========

                             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of long-term debt.........................    $ 48,309           $ 52,345
  Accounts payable..........................................      62,466             85,184
  Accrued liabilities.......................................      36,679             30,767
  Deferred revenue..........................................     174,661             42,873
  Due to stockholders.......................................      47,099             65,094
  Income taxes payable......................................       5,940              8,440
                                                                --------           --------
    Total current liabilities...............................     375,154            284,703
                                                                --------           --------
LONG-TERM LIABILITIES:
  Long-term debt, net of current portion....................     114,684             63,265
  Deferred taxes............................................      14,854             13,987
                                                                --------           --------
    Total liabilities.......................................     504,692            361,955
                                                                --------           --------
COMMITMENTS AND CONTINGENCIES (Note 5)......................          --                 --
STOCKHOLDERS' DEFICIT:
  Common stock..............................................       8,068              8,068
  Accumulated deficit.......................................    (116,066)          (104,228)
                                                                --------           --------
    Total stockholders' deficit.............................    (107,998)           (96,160)
                                                                --------           --------
    Total liabilities and stockholders' deficit.............    $396,694           $265,795
                                                                ========           ========

   The accompanying notes are an integral part of these financial statements.

                              DATA DECISIONS, INC.

                            STATEMENTS OF OPERATIONS

                                                 FOR THE YEAR      FOR THE THREE        FOR THE THREE
                                                     ENDED          MONTHS ENDED         MONTHS ENDED
                                                 JUNE 30, 1999   SEPTEMBER 30, 1999   SEPTEMBER 30, 1998
                                                 -------------   ------------------   ------------------
                                                                                UNAUDITED
REVENUES:
  Support service fees.........................     $ 569,282         $171,139             $128,773
  Software licensing fees......................       195,152           81,106               40,579
  Hardware sales...............................       189,030          175,685               43,097
  Statement and claims processing..............       303,954           70,419               64,094
                                                    ---------         --------             --------
    Total revenues.............................     1,257,418          498,349              276,543
                                                    ---------         --------             --------
COSTS AND EXPENSES:
  Compensation and benefits....................       654,128          211,310              127,342
  Hardware cost of sales.......................       132,189          125,254               29,613
  Materials and supplies.......................       133,064           40,929               32,518
  Selling, general and administrative..........       254,138           84,848               55,143
  Depreciation and amortization................        56,929           17,415               14,202
                                                    ---------         --------             --------
    Total expenses.............................     1,230,448          479,756              258,818
                                                    ---------         --------             --------
INTEREST AND OTHER INCOME (EXPENSE):
  Interest expense, net........................       (20,711)          (3,697)              (5,231)
  Lease income.................................        16,800            4,200                5,600
  Other income (expense), net..................           143           (4,561)               1,277
                                                    ---------         --------             --------
    Total interest and other income
      (expense)................................        (3,768)          (4,058)               1,646
                                                    ---------         --------             --------
INCOME BEFORE INCOME TAXES.....................        23,202           14,535               19,371
                                                    ---------         --------             --------
INCOME TAX EXPENSE.............................         4,388            2,697                3,506
                                                    ---------         --------             --------
NET INCOME.....................................     $  18,814         $ 11,838             $ 15,865
                                                    =========         ========             ========

   The accompanying notes are an integral part of these financial statements.

                              DATA DECISIONS, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                           TOTAL
                                                               COMMON    ACCUMULATED   STOCKHOLDERS'
                                                               STOCK       DEFICIT        DEFICIT
                                                              --------   -----------   -------------
Balance, June 30, 1998                                         $8,068     $(134,880)     $(126,812)
  Net income................................................       --        18,814         18,814
                                                               ------     ---------      ---------
Balance, June 30, 1999                                          8,068      (116,066)      (107,998)
  Net income (Unaudited)....................................       --        11,838         11,838
                                                               ------     ---------      ---------
Balance, September 30, 1999 (Unaudited).....................   $8,068     $(104,228)     $ (96,160)
                                                               ======     =========      =========

   The accompanying notes are an integral part of these financial statements.

                              DATA DECISIONS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                         FOR THE THREE   FOR THE THREE
                                                                            MONTHS          MONTHS
                                                         FOR THE YEAR        ENDED           ENDED
                                                             ENDED       SEPTEMBER 30,   SEPTEMBER 30,
                                                         JUNE 30, 1999       1999            1998
                                                         -------------   -------------   -------------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................................    $ 18,814        $ 11,838        $ 15,865
  Adjustments to reconcile net income to net cash
    provided by (used for) operating activities--
    Depreciation and amortization......................      56,929          17,415          14,202
    Provision for bad debts............................      13,011              --              --
    Deferred tax expense (benefit).....................      (1,552)            197             844
    Other, net.........................................       3,534            (622)          1,727
    Changes in assets and liabilities--
      Accounts receivable..............................     (61,256)         19,836         (21,103)
      Inventories......................................     (38,008)           (644)         (3,979)
      Prepaid expenses and other.......................         200           1,306              --
      Accounts payable and accrued liabilities.........      (5,175)         16,806         (18,778)
      Deferred revenue.................................     126,757        (131,788)             --
      Income taxes payable.............................       5,337           2,500           3,265
                                                           --------        --------        --------
        Net cash provided by (used for) operating
          activities...................................     118,591         (63,156)         (7,957)
                                                           --------        --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..................     (47,598)             --              --
  Capitalized software.................................     (31,913)         (3,707)         (1,837)
                                                           --------        --------        --------
        Net cash used for investing activities.........     (79,511)         (3,707)         (1,837)
                                                           --------        --------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.........................      22,765              --              --
  Payments on long-term debt...........................     (53,974)        (10,102)        (13,793)
  Increase in amounts due to stockholders..............      32,099          24,995              --
                                                           --------        --------        --------
        Net cash provided by (used for) financing
          activities...................................         890          14,893         (13,793)
                                                           --------        --------        --------
NET CHANGE IN CASH.....................................      39,970         (51,970)        (23,587)
CASH, beginning of period..............................      28,437          68,407          28,437
                                                           --------        --------        --------
CASH, end of period....................................    $ 68,407        $ 16,437        $  4,850
                                                           ========        ========        ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest...............................    $ 26,551        $  3,937        $  5,242
  Cash paid for income taxes...........................    $    603        $     --        $     --

   The accompanying notes are an integral part of these financial statements.

                              DATA DECISIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 JUNE 30, 1999

1. ORGANIZATION AND BUSINESS:

    Data Decisions, Inc. (the "Company"), an Arkansas corporation incorporated on July 13, 1981, develops and markets medical office management software for OB/GYN doctors and clinics. The Company also provides related information systems products and services, including hardware, non-proprietary software, training and support, as well as billing statement and medical insurance claims processing for users of the Company's proprietary software products.

    During fiscal year 1999, the Company signed a letter of intent to be acquired by VantageMed Corporation of Sacramento, California. The acquisition is expected to close in October 1999.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

INVENTORIES--

    Inventories are stated at the lower of cost (specific identification method) or market and consist primarily of new computer equipment purchased to fill customer orders.

PROPERTY AND EQUIPMENT--

    Property and equipment are recorded at cost. Depreciation expense related to certain assets is provided on a tax basis using statutory rates and does not materially differ from depreciation under methods acceptable for financial reporting purposes. Other depreciable assets are depreciated over their estimated useful lives which range from 5 to 10 years. Maintenance and repairs are expensed as incurred.

DEVELOPED SOFTWARE--

    The Company capitalizes the costs associated with its software products upon establishing product technological feasibility. Amortization is computed on a straight-line basis over the economic life of the product, which is estimated to be three years. Amortization expense totaled $24,564 for the year ended
June 30, 1999, and $7,918 (unaudited) and $6,141 (unaudited) for the three months ended September 30, 1999 and 1998, respectively.

    Costs related to research, design and development of computer software prior to establishing product technological feasibility are charged to expense as incurred. Such amounts were not significant in any of the periods presented.

REVENUE RECOGNITION--

    In accordance with American Institute of Certified Public Accountants Statement of Position 97-2, "Software Revenue Recognition," as amended by Statement of Position 98-9, "Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions," revenue from software product sales is recognized upon delivery to the customer, provided the collection of the sales proceeds is deemed probable, the fee is fixed and determinable and no significant vendor obligations remain. Other revenue, including hardware sales, maintenance, training and support activities, is generally recognized as hardware is shipped or as services are provided. Deferred revenue primarily consists of revenue deferred under periodic maintenance agreements and new software installations on which

                              DATA DECISIONS, INC.

                                 JUNE 30, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

amounts have been received from customers and for which the earnings process has not been completed.

INCOME TAXES--

    The Company utilizes the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under this method, deferred income taxes are provided by applying statutory tax rates to the differences between the book bases and tax bases of assets and liabilities.

USE OF ESTIMATES--

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods reported. The estimates and assumptions used in preparing the accompanying financial statements were based on management's evaluation of the relevant facts and circumstances as of the date of the financial statements. However, actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS--

    The accompanying interim financial statements and related disclosures have not been audited by independent accountants. However, they have been prepared in conformity with the accounting principles stated in the audited financial statements for the year ended June 30, 1999, and include all adjustments of a normal, recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Company and the results of operations and cash flows for each of the periods presented. The operating results for the interim periods presented are not necessarily indicative of results for the full year.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

                                                       JUNE 30,   SEPTEMBER 30,
                                                         1999         1999
                                                       --------   -------------
                                                                    UNAUDITED
Office and computer equipment........................  $167,328     $167,328
Furniture and fixtures...............................     2,677        2,677
Vehicles.............................................    83,500       40,006
                                                       --------     --------
                                                        253,505      210,011
Less: Accumulated depreciation.......................   171,228      182,939
                                                       --------     --------
                                                       $ 82,277     $ 27,072
                                                       ========     ========

                              DATA DECISIONS, INC.

                                 JUNE 30, 1999

3. PROPERTY AND EQUIPMENT: (CONTINUED)

    Depreciation expense was $29,744, for the year ended June 30, 1999 and $9,497 (unaudited) and $8,061 (unaudited) for the three months ended September 30, 1999 and 1998, respectively.

4. LONG-TERM DEBT:

                                                       JUNE 30,   SEPTEMBER 30,
                                                         1999         1999
                                                       --------   -------------
                                                                    UNAUDITED
Promissory note payable to a bank, accruing interest
  at 9.75%. Interest and principal are due in monthly
  installments with the final payment due on
  November 15, 2001. Promissory note is
  collateralized by accounts receivable, fixtures,
  equipment, inventory and developed software........  $125,712     $115,610
Promissory notes payable to banks, collateralized by
  vehicles. Interest rates range from 7.00% to
  10.00%. Interest and principal are due in monthly
  payments with the final payment due on March 28,
  2004...............................................    37,281           --
                                                       --------     --------
                                                        162,993      115,610
Less current portion.................................   (48,309)     (52,345)
                                                       --------     --------
                                                       $114,684     $ 63,265
                                                       ========     ========

    Future minimum payments under term debt obligations during the fiscal years subsequent to June 30, 1999, are as follows:

2000........................................................  $ 48,309
2001........................................................    51,572
2002........................................................    51,170
2003........................................................     7,059
2004........................................................     4,882
Thereafter..................................................        --
                                                              --------
                                                              $162,992
                                                              ========

5. COMMITMENTS AND CONTINGENCIES:

    The Company leases office facilities under an operating lease which expires October 31, 1999. Management expects to renew this lease under terms not materially different than those currently in effect. The minimum future lease payments required under this operating lease totaled $15,960 at June 30, 1999. Rent expense was approximately $51,254 for the year ended June 30, 1999 and $11,970 (unaudited) and $11,508 (unaudited) for the three months ended September 30, 1999 and 1998, respectively.

                              DATA DECISIONS, INC.

                                 JUNE 30, 1999

5. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

    The Company has received a written notice of dispute from one of its customers which alleges that software licensed by the Company has not performed satisfactorily resulting in unspecified damages. Management contends that the software has performed satisfactorily, has met with representatives of the customer and is continuing to work toward resolution of the dispute. Management believes that the matter will be resolved without further legal actions. However, in the event legal actions are undertaken by the customer related to this dispute, management intends to vigorously defend such actions.

6. COMMON STOCK:

    The Company is authorized to issue 2,000 shares of its common stock, which has no par value. During all periods presented, 459 shares were issued and outstanding.

7. EMPLOYEE BENEFIT PLAN:

    The Company maintains a contributory, defined contribution plan ("the Plan"). All employees can participate in the Plan. Under the terms of the Plan, employees may elect to contribute up to $6,000 of their pre-tax compensation to the Plan. Employee contributions are 100% vested at all times. The Company is required to make a matching contribution of up to 3% of employee pre-tax compensation one year out of every five and can also make discretionary contributions to the Plan. Contributions made to the Plan were $18,516 for the year ended June 30, 1999 and $12,456 (unaudited) and $2,061 (unaudited) for the three months ended September 30, 1999 and 1998, respectively.

8. INCOME TAXES:

    Income tax expense consists of:

                                                        FOR THE THREE   FOR THE THREE
                                        FOR THE YEAR    MONTHS ENDED    MONTHS ENDED
                                            ENDED       SEPTEMBER 30,   SEPTEMBER 30,
                                        JUNE 30, 1999       1999            1998
                                        -------------   -------------   -------------
                                                                  UNAUDITED
Current:
  Federal.............................      $ 4,094         $1,875          $1,704
  State...............................        1,846            625             958
                                            -------         ------          ------
    Total current.....................        5,940          2,500           2,662
                                            -------         ------          ------
Deferred:
  Federal.............................       (1,164)           148             633
  State...............................         (388)            49             211
                                            -------         ------          ------
    Total deferred....................       (1,552)           197             844
                                            -------         ------          ------
                                            $ 4,388         $2,697          $3,506
                                            =======         ======          ======

                              DATA DECISIONS, INC.

                                 JUNE 30, 1999

8. INCOME TAXES: (CONTINUED)

    Deferred tax liabilities result from differences between the bases of developed software and certain property and equipment for financial reporting purposes and such amounts for tax reporting purposes. The effects of these differences are as follows:

                                                  JUNE 30, 1999   SEPTEMBER 30, 1999
                                                  -------------   ------------------
                                                                      UNAUDITED
Developed software..............................     $11,720            $11,075
Property and equipment..........................       3,134              2,912
                                                     -------            -------
                                                     $14,854            $13,987
                                                     =======            =======

    The following table accounts for the differences between reported income tax expense and amounts expected by applying a U.S. Federal statutory rate of 34% to the income before income taxes.

                                                        FOR THE THREE   FOR THE THREE
                                        FOR THE YEAR    MONTHS ENDED    MONTHS ENDED
                                            ENDED       SEPTEMBER 30,   SEPTEMBER 30,
                                        JUNE 30, 1999       1999            1998
                                        -------------   -------------   -------------
                                                                  UNAUDITED
Expected income tax expense...........      $ 7,889        $ 4,942         $ 6,586
Increase (decrease) in income tax
  expense resulting from:
  State income benefit................         (277)           (94)           (144)
  Impact of graduated U.S. Federal tax
    rate scale........................       (4,409)        (2,762)         (3,680)
  Nondeductible expenses..............        1,284            611             744
  Other, net..........................          (99)            --              --
                                            -------        -------         -------
                                            $ 4,388        $ 2,697         $ 3,506
                                            =======        =======         =======

9. RELATED PARTY TRANSACTIONS:

    The amounts reported as due to stockholders in the accompanying balance sheets represent accrued compensation payments net of certain amounts due from stockholders related to the sale of vehicles disclosed below.

    During the three months ended September 30, 1999, the Company sold vehicles to the stockholders for $7,000 and the assumption of associated promissory notes totaling $37,281. Management believes that the fair value of the vehicles approximated the consideration received, and the transaction did not result in a material gain or loss. The Company remains an obligor on the assumed promissory notes, and accordingly, would be liable on these notes in the event the stockholders do not satisfy these obligations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To the Board of Directors and Shareholders of

Mariner Systems, Inc.:

    We have audited the accompanying balance sheets of MARINER SYSTEMS, INC. (the "Company") as of September 30, 1997 and 1998 and June 30, 1999, and the related statements of operations, shareholders' equity, and cash flows for the years ended September 30, 1997 and 1998 and the nine-month period ended
June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mariner Systems, Inc. as of September 30, 1997 and 1998 and June 30, 1999, and the results of its operations and its cash flows for the years ended September 30, 1997 and 1998 and the nine-month period ended June 30, 1999, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Denver, Colorado,
September 10, 1999.

                             MARINER SYSTEMS, INC.

                                 BALANCE SHEETS

                                                               SEPTEMBER 30,
                                                         -------------------------    JUNE 30,
                                                            1997          1998          1999
                                                         -----------   -----------   -----------
                                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................  $    24,358   $ 2,525,358   $   815,685
  Accounts receivable..................................      127,483       194,484        85,500
  Prepaid expenses and other...........................       12,635        27,693        17,851
  Current portion of note receivable (Note 10).........           --            --        56,496
                                                         -----------   -----------   -----------
    Total current assets...............................      164,476     2,747,535       975,532
                                                         -----------   -----------   -----------
PROPERTY AND EQUIPMENT, net............................      219,587       452,037       340,985
NOTE RECEIVABLE, net of current portion (Note 10)......           --            --       155,379
CAPITALIZED SOFTWARE DEVELOPMENT COST, net of
  accumulated amortization of $0, $35,092 and $89,796,
  respectively.........................................           --       165,700       145,472
OTHER ASSETS...........................................       28,177        49,557        52,812
                                                         -----------   -----------   -----------
    Total assets.......................................  $   412,240   $ 3,414,829   $ 1,670,180
                                                         ===========   ===========   ===========

                              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable.....................................  $   145,907   $   175,433   $    95,757
  Accrued salaries and other...........................      119,792       202,693       176,704
  Deferred revenue.....................................      332,343       341,741       204,263
  Debt to related parties..............................       48,138            --            --
  Current portion of capital leases....................      120,558       187,448       156,334
                                                         -----------   -----------   -----------
    Total current liabilities..........................      766,738       907,315       633,058
CAPITAL LEASES, net of current portion.................       77,045       255,321       180,144
CONVERTIBLE SUBORDINATED DEBENTURE (Note 4)............      200,000       200,000            --
                                                         -----------   -----------   -----------
    Total liabilities..................................    1,043,783     1,362,636       813,202
                                                         -----------   -----------   -----------
SHAREHOLDERS' EQUITY:
  Common stock, no par value, 6,000,000 shares
    authorized, 896,755, 1,476,761 and 1,476,761 issued
    and outstanding at September 30, 1997 and 1998 and
    June 30, 1999, respectively                            1,964,827     6,739,429     6,739,429
  Warrants.............................................           --       143,205       143,205
  Accumulated deficit..................................   (2,596,370)   (4,830,441)   (6,025,656)
                                                         -----------   -----------   -----------
    Total shareholders' (deficit) equity...............     (631,543)    2,052,193       856,978
                                                         -----------   -----------   -----------
    Total liabilities and shareholders' equity.........  $   412,240   $ 3,414,829   $ 1,670,180
                                                         ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these balance sheets.

                             MARINER SYSTEMS, INC.

                            STATEMENT OF OPERATIONS

                                             YEAR ENDED SEPTEMBER 30,    NINE MONTHS ENDED JUNE 30,
                                             -------------------------   ---------------------------
                                                1997          1998           1998           1999
                                             -----------   -----------   ------------   ------------
                                                                         (UNAUDITED)
NET REVENUE:
  Software license fees....................  $ 1,148,997   $   752,374   $   731,173    $   396,521
  Services and maintenance.................      219,527       417,114       355,153        224,530
  Hardware.................................       82,119            --            --             --
                                             -----------   -----------   -----------    -----------
    Total revenue..........................    1,450,643     1,169,488     1,086,326        621,051

COSTS OF REVENUE:
  Software license fee.....................       32,351        58,450        26,588         17,343
  Services and maintenance.................      106,095       113,591        79,651         99,718
  Hardware.................................       41,948            --            --             --
                                             -----------   -----------   -----------    -----------
    Total cost of revenue..................      180,394       172,041       106,239        117,061
                                             -----------   -----------   -----------    -----------
GROSS PROFIT...............................    1,270,249       997,447       980,087        503,990

OPERATING EXPENSES:
  Research and development.................    1,009,655     1,173,845       875,253        617,702
  Selling, general and administrative......    1,501,658     1,743,061     1,232,282      1,263,592
  Depreciation and amortization............      145,610       229,943       156,470        227,566
  Litigation costs.........................           --        89,671        52,623         34,112
                                             -----------   -----------   -----------    -----------
    Net loss from operations...............   (1,386,674)   (2,239,073)   (1,336,541)    (1,638,982)
                                             -----------   -----------   -----------    -----------
OTHER INCOME (EXPENSE):
  Interest income..........................           --        90,905        58,361         47,563
  Interest expense.........................      (65,486)      (85,903)      (57,623)       (58,796)
  Litigation settlement (Note 10)..........           --            --            --        455,000
  Gain on sale of product line (Note 1)....      477,976            --            --             --
                                             -----------   -----------   -----------    -----------
NET LOSS...................................  $  (974,184)  $(2,234,071)  $(1,335,803)   $(1,195,215)
                                             ===========   ===========   ===========    ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             MARINER SYSTEMS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                                       COMMON STOCK           STOCK
                                  ----------------------   SUBSCRIPTION              ACCUMULATED
                                   SHARES       AMOUNT      RECEIVABLE    WARRANTS     DEFICIT        TOTAL
                                  ---------   ----------   ------------   --------   -----------   -----------
BALANCES, September 30, 1996        896,755   $1,489,375     $(39,500)    $     --   $(1,622,186)  $  (172,311)
  Expense for modification of
    stock option terms..........         --      475,452           --           --            --       475,452
  Stock subscription payment
    received....................         --           --       39,500           --            --        39,500
  Net loss......................         --           --           --           --      (974,184)     (974,184)
                                  ---------   ----------     --------     --------   -----------   -----------
BALANCES, September 30, 1997        896,755    1,964,827           --           --    (2,596,370)     (631,543)
  Stock issued in connection
    with private placement-
    Common stock................    370,006    2,978,566           --           --            --     2,978,566
    Warrants....................         --           --           --      104,584            --       104,584
    Offering costs..............         --     (402,517)          --      (14,133)           --      (416,650)
  Stock issued in connection
    with private placement-
    Common stock................    210,000    2,041,508           --           --            --     2,041,508
    Warrants....................         --           --           --       58,492            --        58,492
    Offering costs..............         --     (200,262)          --       (5,738)           --      (206,000)
  Expense for modification of
    stock option terms..........         --      357,307           --           --            --       357,307
  Net loss......................         --           --           --           --    (2,234,071)   (2,234,071)
                                  ---------   ----------     --------     --------   -----------   -----------
BALANCES, September 30, 1998      1,476,761    6,739,429           --      143,205    (4,830,441)    2,052,193
  Net loss......................         --           --           --           --    (1,195,215)   (1,195,215)
                                  ---------   ----------     --------     --------   -----------   -----------
BALANCES, June 30, 1999           1,476,761   $6,739,429     $     --     $143,205   $(6,025,656)  $   856,978
                                  =========   ==========     ========     ========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             MARINER SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                         YEAR ENDED              NINE MONTHS ENDED
                                                        SEPTEMBER 30,                JUNE 30,
                                                   -----------------------   -------------------------
                                                     1997         1998          1998          1999
                                                   ---------   -----------   -----------   -----------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.......................................  $(974,184)  $(2,234,071)  $(1,335,803)  $(1,195,215)
  Adjustments to reconcile net loss to net cash
    used in operating activities-
    Depreciation and amortization................    145,610       229,943       156,470       227,566
    Note receivable from litigation settlement,
      net........................................         --            --            --      (211,875)
    Stock based compensation.....................    475,452       357,307       357,307            --
    Increase in other long-term assets                (6,020)      (21,712)      (19,034)       (3,255)
    (Increase) decrease in-
      Accounts receivable........................    185,377       (67,001)     (144,781)      108,984
      Prepaid expenses and other.................     13,045       (15,058)      (39,447)        9,842
    Increase (decrease) in-
      Accounts payable...........................   (120,837)       29,526          (661)      (79,676)
      Accrued salaries and other.................    (79,532)       82,901        76,392       (25,989)
      Deferred revenue...........................    168,687         9,398       (78,511)     (137,478)
                                                   ---------   -----------   -----------   -----------
        Net cash used in operating activities....   (192,402)   (1,628,767)   (1,028,068)   (1,307,096)
                                                   ---------   -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.....    (20,640)      (17,964)       (4,133)      (12,086)
  Capitalized software development costs.........         --      (200,460)     (183,674)      (34,476)
                                                   ---------   -----------   -----------   -----------
        Net cash used in investing activities....    (20,640)     (218,424)     (187,807)      (46,562)
                                                   ---------   -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock and warrants, net.....         --     4,560,500     4,560,500            --
  Proceeds from issuance of debt.................    248,138            --            --            --
  Repayment of debt..............................         --       (48,138)      (48,138)     (200,000)
  Repayment of capital lease obligations.........   (129,030)     (164,171)     (114,900)     (156,015)
  Stock subscription payments received...........     39,500            --            --            --
                                                   ---------   -----------   -----------   -----------
        Net cash provided by (used in) financing
          activities.............................    158,608     4,348,191     4,397,462      (356,015)
                                                   ---------   -----------   -----------   -----------
NET INCREASE (DECREASE) IN CASH..................    (54,434)    2,501,000     3,181,587    (1,709,673)
  Cash, beginning of period......................     78,792        24,358        24,358     2,525,358
                                                   ---------   -----------   -----------   -----------
  Cash, end of period............................  $  24,358   $ 2,525,358   $ 3,205,945   $   815,685
                                                   =========   ===========   ===========   ===========
SCHEDULE OF NONCASH INVESTING AND FINANCING
  TRANSACTIONS:
  Property, plant and equipment acquired through
    capital leases...............................  $  33,477   $   409,337   $   378,216   $    49,723
                                                   =========   ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest.......  $  65,486   $    85,903   $    57,623   $    58,796
                                                   =========   ===========   ===========   ===========
  Cash paid during the period for taxes..........  $      --   $        --   $        --   $        --
                                                   =========   ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                             MARINER SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

(1) ORGANIZATION

    Mariner Systems, Inc. ("MSI" or the "Company"), a Colorado Corporation, is a software development company that markets software to physician groups involved in the managed care industry. The Company develops, licenses and supports proprietary software marketed under the name "eMCee-Registered Trademark-." eMCee-Registered Trademark- provides a managed care information system that automates the mission-critical activities of managed care entities that are increasingly assuming the financial risks of health care. The eMCee-Registered Trademark- system is comprised of a fully integrated suite of applications designed to support a full range of risk management activities, including capitation, referral management, custom reporting and claims adjudication. The Company directly markets its software primarily to individual practice associations, physician health organizations and managed services organizations.

    PRODUCT DEPENDENCE

    The Company generated substantially all its revenue during the year ended September 30, 1997 from the sale and license of two product lines, AccounTRAX, LegalTRAX, InfoTRAX (referred to, collectively, as the "TRAX products") and eMCee-Registered Trademark-. In February 1997, the Company sold the TRAX products line for $759,000 and realized a gain on the sale of this product line of $477,976. Pro forma operating results without the TRAX products line are as follows:

                                                     YEAR ENDED SEPTEMBER 30,
                                                     -------------------------
                                                        1997          1998
                                                     -----------   -----------
Net revenue........................................  $   747,836   $ 1,169,488
Costs of revenue...................................     (112,294)     (172,041)
                                                     -----------   -----------
  Gross profit.....................................      635,542       997,447
                                                     -----------   -----------
Operating expenses.................................    2,364,197     3,236,520
                                                     -----------   -----------
Operating loss.....................................  $(1,728,655)  $(2,239,073)
                                                     ===========   ===========

    During the year ended September 30, 1998 and the nine-months ended June 30, 1998 and 1999, the Company generated all of its revenue from the sale, license, service and maintenance of one product, eMCee-Registered Trademark-. A significant decrease in the revenue for eMCee-Registered Trademark- could have a material adverse effect on the Company's operations and financial condition.

    LIQUIDITY

    The Company has incurred significant losses in the past several years and had a cumulative deficit of approximately $6.0 million at June 30, 1999. The Company believes that available working capital and funds received subsequent to June 30, 1999 (see Note 11) will be sufficient to fund operations during fiscal 2000; however, additional financing may be required to fund operations and continue development of the Company's sales and marketing infrastructure. There is no assurance that such financing will be available when needed. Operations of the Company are subject to risks and uncertainties including, among others, uncertainty of product development, inexperience in marketing and selling developed products, technological uncertainty, competition and dependence on key personnel.

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    UNAUDITED INFORMATION

    The accompanying unaudited statement of operations and statement of cash flows contain all adjustments consisting only of normal recurring items necessary to present fairly the results of the Company for the nine-month period ending June 30, 1998. The unaudited financial statements presented herein do not include all information and note disclosures required by generally accepted accounting principles. The unaudited statements should be read in conjunction with the audited statements and notes thereto contained herein for the years ended September 30, 1997 and 1998 and the nine-months ended June 30, 1999.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities as well as disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CONCENTRATIONS OF CREDIT RISK

    Financial instruments that potentially subject the Company to concentrations of credit risk are primarily accounts receivable and cash equivalents. The Company performs initial and ongoing credit evaluations of its customers' financial condition and generally requires that customers pay a 50% down payment with new contracts and payments for maintenance one year in advance.

    The Company's cash equivalents are primarily invested in money market securities. The Company maintains most of its cash balances with a financial institution in the form of demand deposits and money market accounts. Such deposit accounts at times may exceed federally insured limits. The Company has not experienced losses in such accounts.

    The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements.

    IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. If not fully recoverable, impairment losses are recorded for the difference between the carrying value and fair value of the long-lived assets.

    CASH AND CASH EQUIVALENTS

    For purposes of reporting cash flows, the Company considers cash and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    REVENUE RECOGNITION

    The Company generates revenue from three sources: (i) fees for the initial license of the Company's proprietary software products, (ii) maintenance fees paid by customers, in advance, on an annual basis which give the customer the right to updates of the Company's software when issued by the Company and telephone support and (iii) implementation, training and consulting services.

    Revenue from the initial license fees of the Company's software products are recognized upon receipt of an executed license agreement, delivery of the software and acceptance by the customer, provided that the collection of the license fee is probable and the Company has satisfied all significant performance obligations. If the terms of the license agreement contain non-standard customer acceptance criteria, revenue is deferred until all such significant performance obligations and all significant acceptance criteria are satisfied.

    Revenue from annual maintenance agreements is deferred and recognized ratably over the term of the agreements, which are typically one year. Implementation, training, consulting and other services revenue is generally recognized as the services are performed. Consulting services are typically performed under separate service agreements and are performed on a time and materials basis.

    The Company recognizes revenue from contracts that contain multiple elements, such as a license fee and maintenance contract, using the residual method. The total fair value of the maintenance contract, as determined by vendor-specific objective evidence, is deferred and subsequently recognized over the term of the contract and the difference between the total contract fee and the amount deferred for maintenance is recognized as software license fees.

    All costs associated with licensing of software products, support and update services, and training and consulting services are expensed as incurred.

    SOFTWARE DEVELOPMENT COSTS

    Capitalization of software development costs commences upon the establishment of technological feasibility of the product. Software development costs incurred prior to achieving technological feasibility are expensed as incurred.

    RESEARCH AND DEVELOPMENT

    Research and development costs are expensed as incurred and include salaries, supplies and other direct costs.

    INCOME TAXES

    The current provision for income taxes represents actual or estimated amounts payable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carryforwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment. The

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Company's deferred tax assets have been reduced by a valuation allowance, to the extent it is deemed more likely than not, that some or all of the deferred tax assets will not be realized.

    STOCK COMPENSATION PLANS

    The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), in accounting for its stock option and other stock-based plans for employees and directors. The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation for such options and stock-based plans for employees and directors.

    COMPREHENSIVE INCOME

    Effective October 1, 1998, the Company adopted the provisions of SFAS
No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. The Company has not had any material transactions that are required to be reported in comprehensive income as compared to its net loss.

    RECENT ACCOUNTING PRONOUNCEMENTS

    In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," which provides guidance on accounting for the cost of such software. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP No. 98-1 did not have a material impact on the Company's financial statements.

    In December 1998, the AICPA issued Statement of Position 98-9 ("SOP 98-9"), "Modification of SOP 97-2 Software Revenue Recognition, with Respect to Certain Transactions." SOP 98-9 amends Paragraphs 11 and 12 of SOP 97-2 to require recognition of revenue using the "Residual Method." SOP 98-9 is effective for transactions entered into in fiscal years beginning after March 15, 1999. The Company believes SOP 98-9 will not materially impact its financial statements.

(3) PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on estimated useful lives ranging from three to five years.

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(3) PROPERTY AND EQUIPMENT (CONTINUED)

    Property and equipment consisted of the following:

                                                 SEPTEMBER 30,
                                             ---------------------    JUNE 30,
                                               1997        1998         1999
                                             --------   ----------   ----------
Computer equipment and software............  $690,418   $1,113,938   $1,175,055
Furniture and fixtures.....................    23,462       29,202       29,894
                                             --------   ----------   ----------
                                              713,880    1,143,140    1,204,949
Less--Accumulated depreciation               (494,293)    (691,103)    (863,964)
                                             --------   ----------   ----------
                                             $219,587   $  452,037   $  340,985
                                             ========   ==========   ==========

    Depreciation expense for the years ended September 30, 1997 and 1998 was $145,610 and $194,851, respectively. Depreciation expense for the nine months ended June 30, 1998 and 1999 was $137,848 and $172,862, respectively.

(4) CONVERTIBLE SUBORDINATED DEBENTURE

    In connection with the sale of the TRAX product line (see Note 1), the Company issued a $200,000 convertible debenture with an interest rate of 9.5% and a term of approximately two years in the exchange for cash received from the purchasers. The debenture required quarterly interest only payments and could be redeemed at any time by the Company. The debenture was convertible at the option of the holder at a conversion price of $8.00 per share. The debenture and accrued interest were paid in full during fiscal 1999.

(5) CAPITAL LEASE OBLIGATIONS

    The Company has entered into various capital lease transactions with imputed interest rates generally ranging from 8.2% to 29.4%. These leases are collateralized by the leased assets which have a net book value of $157,922, $412,721 and $311,490 at September 30, 1997 and 1998 and June 30, 1999,
respectively.

    At June 30, 1999, future payments under capital lease obligations are as follows:

Period ending September 30--
  1999......................................................  $ 54,579
  2000......................................................   190,287
  2001......................................................   115,702
  2002......................................................    31,384
  2003......................................................     9,067
                                                              --------
                                                               401,019
  Less: Amount representing interest........................   (64,541)
                                                              --------
                                                              $336,478
                                                              ========

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(6) SHAREHOLDERS' EQUITY

    FISCAL 1998 PRIVATE PLACEMENTS

    In fiscal 1998, the Company completed two private placements. The first offering was completed in November 1997. Gross proceeds to the Company were $3,083,150 for 370,006 shares of the Company's common stock and a warrant to purchase 35,000 shares of the Company's common stock at an exercise price of $8.33. The fair value of the warrant was determined to be $104,584 using the Black-Scholes option pricing model. Net proceeds to the Company were $2,666,500 after deducting offering costs of $416,650.

    The second offering to the same investor group was completed in June 1998 for gross proceeds to the Company of $2,100,000. The Company issued 210,000 shares of its common stock and a warrant to purchase 20,000 shares of its common stock for an exercise price of $10.00. The fair value of the warrant was determined to be $58,492 using the Black-Scholes option pricing model. Net proceeds to the Company were $1,894,000 after deducting offering costs of $206,000.

    STOCK OPTIONS

    The Company has granted nonqualified stock options to its employees from time to time. Options are usually granted at fair market value and have a vesting period of four years, however, the Board of Directors reserves the right to modify option grants and to issue options with other than normal terms.

    In fiscal 1997, the Company modified the terms of several option grants to employees that left the Company when the TRAX product line was sold (see
Note 1). The option grants were modified to allow the employees to leave the Company, but retain their rights to the options. The modification of these option grants was treated the same as a grant of new options. The Company recognized a charge in the amount of $475,452, equal to the intrinsic value of the options at the date of modification.

    In fiscal 1998, the Company modified the terms of several option grants to employees who agreed to a reduction in their salary. The option grants were modified to reduce the option price to $.01. The Company recognized a charge in the amount of $357,307, equal to the intrinsic value of the options at the date of modification.

    STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123 ("SFAS 123")

    SFAS No. 123 defines a fair-value based method of accounting for employee stock options or similar equity instruments. However, SFAS No. 123 allows the continued measurement of compensation costs for such plans using the intrinsic value based method prescribed by APB No. 25 provided that pro forma disclosures are made of net income or loss, assuming the fair value based method of SFAS No. 123 had been applied.

    The Company has elected to account for its stock-based compensation plans under APB 25; accordingly, for purposes of the pro forma disclosures presented below, the Company has computed the

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(6) SHAREHOLDERS' EQUITY (CONTINUED)

fair values of all options granted during 1997 and 1998, using the Black-Scholes pricing model and the following weighted average assumptions:

                                                              1997       1998
                                                            --------   --------
Risk-fee interest rate....................................     5.0%       5.0%
Expected lives............................................  4 years    4 years
Expected volatility.......................................   0.001%     0.001%
Expected dividend yield...................................       0%         0%

    To estimate the expected lives of options for this valuation, it was assumed that all options will be exercised at the end of the vesting period. Options granted during the year ended September 30, 1998 vest over various periods ranging from date of grant to a four year period from the date of grant. Cumulative compensation cost recognized in pro forma net loss with respect to options that are forfeited prior to vesting is adjusted as a reduction of pro forma compensation expense in the period of forfeiture.

    The total fair value of options granted was computed to be $18,439 and $26,239 for the years ended September 30, 1997 and 1998, respectively, and $25,353 and $13,297 for the nine months ended June 30, 1998 and 1999, respectively. These amount are amortized ratably over the vesting periods of the options. Pro forma stock-based compensation, net of the effect of forfeitures, was $11,735 and $18,197 for the years ended September 30, 1997 and 1998, and $13,558 and $21,138 for the nine-months ended June 30, 1998 and 1999, respectively. If the Company has accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net income would have been reported as follows.

                                       YEARS ENDED           NINE MONTHS ENDED
                                      SEPTEMBER 30,               JUNE 30,
                                  ---------------------   ------------------------
                                    1997        1998         1998          1999
                                  --------   ----------   -----------   ----------
                                                          (UNAUDITED)
Net loss:
  As reported...................  $974,184   $2,234,071   $1,335,803    $1,195,215
                                  ========   ==========   ==========    ==========
  Pro forma.....................  $985,919   $2,252,268   $1,349,361    $1,216,353
                                  ========   ==========   ==========    ==========

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(6) SHAREHOLDERS' EQUITY (CONTINUED)

    A summary of option activity for the years ended September 30, 1997 and 1998 and the nine months ended June 30, 1998 and 1999 is as follows:

                                                  YEARS ENDED SEPTEMBER 30,
                                          -----------------------------------------
                                                 1997                  1998
                                          -------------------   -------------------
                                                     WEIGHTED              WEIGHTED
                                                     AVERAGE               AVERAGE
                                                     EXERCISE              EXERCISE
                                          OPTIONS     PRICE     OPTIONS     PRICE
                                          --------   --------   --------   --------
Outstanding at beginning of year........  469,830     $ .51     486,830     $ .71
Granted.................................   17,000      6.12      21,988      6.73
                                          -------     -----     -------     -----
Outstanding at end of year..............  486,830     $ .71     508,818     $ .97
                                          =======     =====     =======     =====
Exercisable at end of year..............  131,388     $ .96     472,693     $ .50
                                          =======     =====     =======     =====
Weighted average fair value at date of
  grant.................................         $1.08                 $1.19
                                          ===================   ===================

                                                 NINE MONTHS ENDED JUNE 30,
                                          -----------------------------------------
                                                 1998                  1999
                                          -------------------   -------------------
                                              (UNAUDITED)
                                                     WEIGHTED              WEIGHTED
                                                     AVERAGE               AVERAGE
                                                     EXERCISE              EXERCISE
                                          OPTIONS     PRICE     OPTIONS     PRICE
                                          --------   --------   --------   --------
Outstanding at beginning of period......  486,830     $ .71     508,818     $ .90
Granted.................................   21,988      6.65       8,000     10.00
                                          -------     -----     -------     -----
Outstanding at end of period............  508,818     $ .90     516,818     $1.10
                                          =======     =====     =======     =====
Exercisable at end of period............  456,881     $ .46     486,318     $ .63
                                          =======     =====     =======     =====
Weighted average fair value at date of
  grant.................................         $1.15                 $1.77
                                          ===================   ===================

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(7) INCOME TAXES

    The provision for income taxes includes the following:

                                        YEAR ENDED              PERIOD ENDED
                                       SEPTEMBER 30,              JUNE 30,
                                   ---------------------   -----------------------
                                     1997        1998         1998         1999
                                   ---------   ---------   -----------   ---------
                                                           (UNAUDITED)
Current--
  Federal........................  $      --   $      --    $      --    $      --
  State..........................         --          --           --           --
                                   ---------   ---------    ---------    ---------
    Total current provision......         --          --           --           --
                                   ---------   ---------    ---------    ---------
Deferred--
  Federal........................   (323,975)   (748,278)    (445,673)    (399,573)
  State..........................    (31,445)    (72,627)     (43,257)     (38,782)
  Valuation allowance............    355,420     820,905      488,930      438,355
                                   ---------   ---------    ---------    ---------
    Total deferred provision
      (benefit)..................         --          --           --           --
                                   ---------   ---------    ---------    ---------
    Total provision..............  $      --   $      --    $      --    $      --
                                   =========   =========    =========    =========

    The statutory federal income tax rate was 34% for the years ended September 30, 1997 and 1998 and the nine-months ended September 30, 1998 and 1999.

    Reasons for the difference between the income tax expense reported in the statements of operations and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are as follows:

                                                        YEAR ENDED              PERIOD ENDED
                                                       SEPTEMBER 30,              JUNE 30,
                                                   ---------------------   -----------------------
                                                     1997        1998         1998         1999
                                                   ---------   ---------   -----------   ---------
                                                                           (UNAUDITED)
Benefit at statutory rate........................  $(331,223)  $(759,584)   $(454,174)   $(406,373)
Increase (decrease) due to--
  State income taxes.............................    (32,148)    (73,724)     (44,081)     (39,442)
  Nondeductible expenses.........................      7,951      12,403        9,325        7,460
  Valuation allowance............................    355,420     820,905      488,930      438,355
                                                   ---------   ---------    ---------    ---------
Income tax provision.............................  $      --   $      --    $      --    $      --
                                                   =========   =========    =========    =========

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(7) INCOME TAXES (CONTINUED)

    Components of net deferred tax assets (liabilities) are as follows:

                                                SEPTEMBER 30,
                                           -----------------------    JUNE 30,
                                             1997         1998          1999
                                           ---------   -----------   -----------
Current--
  Accrued liabilities....................  $  44,682   $    75,604   $    65,911
  Deferred revenue.......................    123,964       127,469        76,190
  Valuation allowance....................   (168,646)     (203,073)     (142,101)
                                           ---------   -----------   -----------
Net current deferred tax assets..........  $      --   $        --   $        --
                                           =========   ===========   ===========
Non-current--
  Depreciation...........................  $ (51,615)  $  (119,315)  $  (180,062)
  Net operating losses...................    735,287     1,589,465     2,149,541
  Valuation allowance....................   (683,672)   (1,470,150)   (1,969,479)
                                           ---------   -----------   -----------
Net non-current deferred tax assets        $      --   $        --   $        --
                                           =========   ===========   ===========

    For income tax reporting purposes, the Company has approximately
$5.7 million of net operating loss carryforwards that expire at various dates through 2014. The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of a significant change in ownership interests. Realization is dependent on generating sufficient taxable income prior to the expiration dates of the respective carryforward amounts.

    During the years ended September 30, 1997 and 1998 and the nine months ended June 30, 1998 and 1999, the Company increased its valuation allowance by $355,420, $820,905, $488,930 and $438,355, respectively, due mainly to uncertainty relating to the realizability of the net operating loss carryforwards. The amount of the deferred tax assets considered realizable could be adjusted in the near term if future taxable income materializes.

(8) PROFIT SHARING PLAN

    The Company has established a 401(k) plan for its employees. Employees may contribute up to 15% of gross compensation not to exceed the federal statutory amount. The Company may make discretionary matching contributions. No matching contributions have been made by the Company through June 30, 1999.

(9) LEASES

    The Company leases office space under a lease that expires in December 1999. Future minimum annual rental payments due under this lease are as follows:

Period ended September 30--
  1999......................................................  $24,755
  2000......................................................   24,755
                                                              -------
  Total.....................................................  $49,510
                                                              =======

                             MARINER SYSTEMS, INC.

                           DECEMBER 31, 1998 AND 1997

(9) LEASES (CONTINUED)

    Rent expense totaled $55,634 and $70,437 for the year ended September 30, 1997 and 1998, respectively, and was $45,946 and $73,999 for the nine months ended June 30, 1998 and 1999, respectively.

(10) LITIGATION SETTLEMENT

    On May 6, 1999, the Company successfully settled a lawsuit against two former employees, the companies they founded, and their shareholder for misappropriation of trade secrets, breach of contract and breach of fiduciary duty. The terms of the settlement included cash payments to the Company of $229,000, two promissory notes totaling $226,000 secured by an irrevocable letter of credit from a bank, an option to repurchase shares of the Company owned by the two former employees and the cancellation of all future royalty payments to the two former employees. The Company exercised its option to repurchase the shares owned by the two former employees subsequent to June 30, 1999.

(11) SUBSEQUENT EVENTS

    EQUITY INVESTMENT

    Subsequent to June 30, 1999, the Company completed an equity offering to the same investor group who purchased common stock and warrants in fiscal 1998 (see
Note 6). The Company issued 3,871,477 shares and received proceeds from the offering of approximately $3.2 million, net of offering costs of $148,000. The Company also cancelled all previous warrants issued to this investor group.

    MERGER

    In July 1999, the Company entered into a merger agreement (the "Agreement") with VantageMed Corporation ("VantageMed"). The merger has been structured as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 and will qualify for tax free treatment. The Company will exchange all of its shares and options for the shares and options of VantageMed at an exchange ratio of approximately 0.16 shares of VantageMed stock for each share of the Company's stock. The shareholders approved the merger and it was completed in August 1999.

    BUILDING LEASE

    Subsequent to June 30, 1999, the Company entered into a new non-cancelable lease for office space which commences on December 1, 1999. The initial term of the lease is for five years and provides for escalating lease payments. Future lease payments under this lease are as follows:

Year Ended September 30--
  2000......................................................  $ 71,960
  2001......................................................    88,512
  2002......................................................    91,164
  2003......................................................    93,898
  2004......................................................    96,716
  Thereafter................................................    16,198
                                                              --------
                                                              $458,448
                                                              ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To Medical Digital Technologies, Inc.:

    We have audited the accompanying balance sheet of MEDICAL DIGITAL TECHNOLOGIES, INC. (a California Corporation) as of September 30, 1999, and the related statements of income, stockholders' equity (deficit) and cash flows for the nine-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Digital Technologies, Inc. as of September 30, 1999, and the results of its operations and its cash flows for the nine-month period then ended, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Los Angeles, California
October 20, 1999

                       MEDICAL DIGITAL TECHNOLOGIES, INC.

                       BALANCE SHEET--SEPTEMBER 30, 1999

                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $320,656
  Accounts receivable, net of allowance of $10,000..........   132,306
  Inventories...............................................    27,938
  Deferred income taxes.....................................    56,026
                                                              --------
    Total current assets....................................   536,926
                                                              --------
PROPERTY AND EQUIPMENT, net.................................    37,095

OTHER ASSETS................................................     4,264
                                                              --------
    Total assets............................................  $578,285
                                                              ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $138,983
  Payable to related party..................................     8,044
  Accrued liabilities.......................................    73,429
  Income tax payable........................................    81,568
  Customer deposits.........................................   137,186
  Deferred revenue..........................................    80,177
  Other current liabilities.................................    13,840
                                                              --------
    Total current liabilities...............................   533,227
                                                              ========
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, no par value;
    7,500 shares authorized,
    3,330 shares outstanding................................    33,330
  Retained earnings.........................................    11,728
                                                              --------
    Total stockholders' equity..............................    45,058
                                                              --------
    Total liabilities and stockholders' equity..............  $578,285
                                                              ========

       The accompanying notes are an integral part of this balance sheet.

                       MEDICAL DIGITAL TECHNOLOGIES, INC.

                              STATEMENT OF INCOME

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

NET SALES...................................................  $1,292,817

COST OF SALES...............................................     862,812
                                                              ----------

  Gross Profit..............................................     430,005

SELLING, GENERAL AND ADMINISTRATIVE.........................     267,908
                                                              ----------

INCOME FROM OPERATIONS......................................     162,097

INTEREST INCOME.............................................       5,617
                                                              ----------

INCOME BEFORE PROVISION FOR INCOME TAXES....................     167,714

PROVISION FOR INCOME TAXES..................................      26,342
                                                              ----------

NET INCOME..................................................  $  141,372
                                                              ==========

         The accompanying notes are an integral part of this statement.

                       MEDICAL DIGITAL TECHNOLOGIES, INC.

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

                                                                              RETAINED         TOTAL
                                                         COMMON STOCK       STOCKHOLDERS'   STOCKHOLDERS
                                                      -------------------     EARNINGS         EQUITY
                                                       SHARES     AMOUNT      (DEFICIT)      (DEFICIT)
                                                      --------   --------   -------------   ------------
Balance December 31, 1998...........................   3,330     $33,330      $(129,644)      $(96,314)
Net Income..........................................      --          --        141,372        141,372
                                                       -----     -------      ---------       --------
Balance September 30, 1999..........................   3,330     $33,330      $  11,728       $ 45,058
                                                       =====     =======      =========       ========

         The accompanying notes are an integral part of this statement.

                       MEDICAL DIGITAL TECHNOLOGIES, INC.

                            STATEMENT OF CASH FLOWS

               FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $141,372
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................    15,046
    Deferred income taxes...................................   (56,026)
    Bad debt expense........................................     7,632
    Changes in assets and liabilities:
      Accounts receivable...................................   (50,500)
      Inventories...........................................   (27,938)
      Accounts payable......................................    78,779
      Payable to related party..............................     8,044
      Income tax payable....................................    81,568
      Accrued liabilities...................................     9,270
      Customer deposits.....................................   (40,892)
      Deferred revenue......................................    53,299
      Other current liabilities.............................    13,840
                                                              --------
        Net cash provided by operating activities...........   233,494

CASH FLOWS FROM INVESTING ACTIVITIES--
  Purchases of property and equipment.......................    (7,468)
                                                              --------

NET CHANGE IN CASH AND CASH EQUIVALENTS.....................   226,026

CASH AND CASH EQUIVALENTS, beginning of period..............    94,630
                                                              --------

CASH AND CASH EQUIVALENTS, end of period....................  $320,656
                                                              ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................  $     --
                                                              ========
  Cash paid for income taxes................................  $    800
                                                              ========

         The accompanying notes are an integral part of this statement.

                       MEDICAL DIGITAL TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

1. ORGANIZATION AND BUSINESS

    Medical Digital Technologies, Inc. (the "Company") provides physicians and other healthcare professionals in the United States, with office management software designed to automate the administrative, financial, and practice management requirements of medical practices. The Company also provides software, network and hardware support, training, forms and supplies and interfaces for EDI including claims, electronic remittance advice and electronic statement printing services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

    CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

    FINANCIAL INSTRUMENTS

    The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Company's financial instruments included in the accompanying balance sheet is not materially different from their fair values.

    CONCENTRATIONS OF CREDIT RISK

    The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. As of September 30, 1999, three customers represented 46 percent of accounts receivable. For the nine-months ended September 30, 1999, one customer represented 12 percent of net sales.

    INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of supplies and new computer equipment purchased to fill customer orders.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the double-declining balance method with the mid-year convention. The Company depreciates property and equipment over the estimated useful lives of the respective assets, which are generally three to seven years. Maintenance and repairs are expensed as incurred.

    INCOME TAXES

    The Company utilizes the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which taxes become payable. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax assets will not be realized.

                       MEDICAL DIGITAL TECHNOLOGIES, INC.

                               SEPTEMBER 30, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

    REVENUE RECOGNITION

    Software and systems revenue is derived from the licensing of proprietary software, the sale of third-party software, primarily desktop operating systems and standard communication and security software and the sale of computer hardware and supplies. Customer support and electronic services revenue is derived from software maintenance and customer service, network and computer hardware support, training, data conversion, system installation, electronic claims processing, electronic statement printing, mailing and electronic remittance advices.

    Fees from licenses are recognized as revenue in accordance with Statement of Position 97-2 when all shipment obligations have been met, fees are fixed and determinable, collection of the sale proceeds is deemed probable and persuasive evidence of an agreement exists. The Company records revenue when the configured system is shipped or is installed by Company personnel. When systems are sold through a distributor, the Company records revenue after the system for the specific end user has been completed by the distributor. Revenue from service contracts is deferred and recognized over the term of the contract. All other revenue is recognized during the period in which services are performed or the product is shipped. Post customer support obligations are insignificant and are accrued at the time of the sale.

    SOFTWARE DEVELOPMENT INCOME

    In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", development costs related to software products are expensed as incurred until the technological feasibility of the product has been established. Technological feasibility in the Company's circumstances occurs when a working model is completed. After technological feasibility is established, additional costs would be capitalized. The Company believes its process for developing software is essentially completed concurrent with the establishment of technological feasibility, and, accordingly, no software development costs have been capitalized to date.

    USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at September 30, 1999:

Software....................................................  $   8,006
Office and computer equipment...............................    184,944
Furniture and fixtures......................................     26,740
                                                              ---------
                                                                219,690
Less: Accumulated depreciation..............................   (182,595)
                                                              ---------
                                                              $  37,095
                                                              =========

                       MEDICAL DIGITAL TECHNOLOGIES, INC.

                               SEPTEMBER 30, 1999

3. PROPERTY AND EQUIPMENT (CONTINUED)

    Depreciation expense was $15,046 for the nine-month period ended September 30, 1999 and is included in cost of goods sold.

4. COMMITMENTS AND CONTINGENCIES

    The Company leases its office space under an operating lease. The minimum future lease payments at September 30, 1999 are as follows:

    For the period ending December 31,

1999........................................................  $10,662
2000........................................................   42,648
2001........................................................   31,986
                                                              -------
                                                              $85,296
                                                              =======

    Rent expense was $36,057 for the nine-month period ended September 30, 1999.

    From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of September 30, 1999, the Company was not involved in any legal proceedings, which, according to management in consultation with its legal counsel, would individually or in the aggregate, have a material adverse effect on the Company's business, financial condition or results of operations.

5. RELATED PARTY TRANSACTIONS

    The Company sells certain products to its stockholders at cost. During 1999, the Company sold products to the physician practices of two of the Company's stockholders. Sales to these two physician practices during the nine-month period ended September 30, 1999 totaled $33,104. Another company owned by one of these stockholders received commissions of $11,389 relating to current period sales. After deducting commissions, the net sales price equaled the cost to the Company. At September 30, 1999, $8,044 was due to this company.

    During 1999, the Company subcontracted some internal training to a company owned by another stockholder. Services by this company totaled $1,700 for the nine-month period ended September 30, 1999.

6. INCOME TAXES

    The Company has recorded a net deferred tax asset of $56,026 at September 30, 1999. Realization is dependent on generating sufficient taxable income in the future. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized.

                       MEDICAL DIGITAL TECHNOLOGIES, INC.

                               SEPTEMBER 30, 1999

6. INCOME TAXES (CONTINUED)

    The provision for income taxes for the nine-month period ended September 30, 1999 consists of the following:

Current:
  Federal...................................................  $ 63,871
  State.....................................................    18,497
                                                              --------
Total current...............................................    82,368

Deferred:
  Federal...................................................   (11,207)
  State.....................................................    (3,653)
                                                              --------
Total deferred..............................................   (14,860)
                                                              --------
Change in valuation allowance...............................   (41,166)
                                                              --------
Provision for income taxes..................................  $ 26,342
                                                              ========

    Differences between the provision for income taxes and income tax computed at the federal statutory income tax rate for the nine-months ended
September 30, 1999 are as follows:

Income tax at statutory
  federal rate..............................................  $ 57,023
State income tax, net of federal tax benefit................     9,818
Other.......................................................       667
Change in valuation allowance...............................   (41,166)
                                                              --------
                                                              $ 26,342
                                                              ========

    The components of the net deferred tax asset at September 30, 1999 are as follows:

Allowance for bad debts.....................................  $ 3,983
Vacation accrual............................................    7,974
Deferred service revenue....................................   35,917
State income taxes..........................................    6,289
Other.......................................................    1,863
                                                              -------
                                                              $56,026
                                                              =======

7. SUBSEQUENT EVENT

    In October 1999, the Company's stockholders' entered into a sales agreement with VantageMed Corporation ("VMC"). All shares of the Company's common stock outstanding at October 1, 1999 will be exchanged for 96,491 shares of VMC common stock, $600,000 in cash and $500,000 in promissory notes.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To VantageMed Corporation:

    We have audited the accompanying balance sheet of MEDICAL SOFTWARE SOLUTIONS, INC. (a Michigan Corporation) as of January 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Software Solutions, Inc. as of January 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Detroit, Michigan,
October 19, 1999

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                                 BALANCE SHEET

                             AS OF JANUARY 31, 1999

                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    725
  Accounts receivable, net of allowance of $29,350..........   118,814
  Accrued interest receivable...............................    20,083
  Deferred tax asset........................................     6,464
                                                              --------
    Total current assets....................................   146,086

PROPERTY AND EQUIPMENT, net.................................    13,009

OFFICERS/STOCKHOLDERS LOANS.................................   199,906

OTHER ASSETS................................................    10,000
                                                              --------
    Total assets............................................  $369,001
                                                              ========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 61,473
  Accrued liabilities.......................................    19,453
  Outstanding drafts........................................    20,600
  Customer deposits and deferred revenue....................    56,187
                                                              --------
    Total current liabilities...............................   157,713
                                                              --------

COMMITMENTS

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 50,000 shares authorized;
    1,000 shares issued and outstanding.....................     1,000
  Accumulated earnings......................................   210,288
                                                              --------
    Total stockholders' equity..............................   211,288
                                                              --------
    Total liabilities and stockholders' equity..............  $369,001
                                                              ========

   The accompanying notes are an integral part of these financial statements.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED JANUARY 31, 1999

NET REVENUES................................................  $1,022,668

COST OF REVENUES............................................     588,068
                                                              ----------
  GROSS PROFIT..............................................     434,600

OPERATING COSTS AND EXPENSES................................     543,959
                                                              ----------
  LOSS FROM OPERATIONS......................................    (109,359)
                                                              ----------

INTEREST AND OTHER INCOME:
  Interest income...........................................      22,690
  Other income, net.........................................       8,591
                                                              ----------

    Total interest and other income.........................      31,281
                                                              ----------
LOSS BEFORE INCOME TAXES....................................     (78,078)

BENEFIT FOR INCOME TAXES....................................     (12,701)
                                                              ----------
NET LOSS....................................................  $  (65,377)
                                                              ==========

NET LOSS PER COMMON SHARE

  Basic net loss per share..................................  $   (65.38)
                                                              ==========
  Weighted-average common shares outstanding................       1,000
                                                              ==========

The accompanying notes are an integral part of these financial statements.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                      FOR THE YEAR ENDED JANUARY 31, 1999

                                                            COMMON STOCK
                                                         -------------------   ACCUMULATED
                                                          SHARES     AMOUNT     EARNINGS      TOTAL
                                                         --------   --------   -----------   --------
BALANCE AT JANUARY 31, 1998............................   1,000      $1,000      $275,665    $276,665
  Net loss.............................................      --          --       (65,377)    (65,377)
                                                          -----      ------      --------    --------
BALANCE AT JANUARY 31, 1999............................   1,000      $1,000      $210,288    $211,288
                                                          =====      ======      ========    ========

   The accompanying notes are an integral part of these financial statements.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED JANURARY 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(65,377)
  Adjustments to reconcile net loss to net cash provided by
    operating activities--
    Depreciation............................................     8,103
    Credit for deferred income taxes........................   (19,365)
    Changes in assets and liabilities--
      Accounts receivable...................................    70,316
      Prepaid expenses and other............................       251
      Accounts payable and accrued liabilities..............    18,001
      Outstanding drafts....................................    20,600
      Customer deposits and deferred revenue................     7,700
                                                              --------
        Net cash provided by operating activities...........    40,229
                                                              --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of marketable securities...............    26,333
  Accrued interest receivable...............................    (2,657)
  Net borrowings of officers/stockholders...................   (85,676)
  Purchases of property and equipment.......................    (6,963)
                                                              --------
        Net cash used in investing activities...............   (68,963)
                                                              --------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................   (28,734)

CASH AND CASH EQUIVALENTS, beginning of year................    29,459
                                                              --------

CASH AND CASH EQUIVALENTS, end of year......................  $    725
                                                              ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for income taxes................................  $  8,825
                                                              ========

   The accompanying notes are an integral part of these financial statements.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                JANUARY 31, 1999

1. ORGANIZATION AND BASIS OF PRESENTATION:

    Medical Software Solutions, Inc. (the "Company") was incorporated in Michigan on February 1, 1985. The Company develops and sells practice management software and related services to physicians and other healthcare professionals.

    The practice management software products offered by the Company provide physicians and other professionals with comprehensive office management software designed to automate the administrative, financial, practice management and clinical requirements of a practice. These systems range in capacity from one to approximately twenty-five providers. The Company also provides software, network and hardware support, training, electronic claims processing and electronic statement printing and mailing.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

FINANCIAL INSTRUMENTS

    The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Company's financial instruments included in the accompanying balance sheet are not materially different from their fair values.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the respective assets, which are generally three to seven years. Leasehold improvements are amortized over the term of the related lease. Maintenance and repairs are expensed as incurred.

REVENUE RECOGNITION

    Revenue is generated primarily from the following sources: new software installations, software conversions and upgrades for existing customers, sales of hardware manufactured by other companies, hardware maintenance, software support and electronic transaction services. In accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition", revenue from software product sales is recognized upon delivery to the customer provided the collection of the sales proceeds is deemed probable, the fee is fixed and determinable and no significant vendor obligations remain. Other revenue, including hardware sales, maintenance, licensing and support activities, is recognized as hardware is shipped or as services are provided. Deferred revenue primarily consists of revenue deferred under annual maintenance and annual license agreements on which amounts have been received from customers and for which the earnings process has not been completed.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                                JANUARY 31, 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

SOFTWARE DEVELOPMENT COSTS

    Under the criteria set forth in Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic product lives and changes in software and hardware technology. Amounts that would have been capitalized under this statement after consideration of the above factors were immaterial, and therefore, no software development costs have been capitalized by the Company.

INCOME TAXES

    The Company utilizes the asset and liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes", under which deferred income taxes are provided based upon enacted tax laws and rates applicable to the periods in which taxes become payable. A valuation allowance is provided against the future benefits of deferred tax assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

Office and computer equipment...............................  $ 52,159
Furniture and fixtures......................................     7,063
Leasehold improvements......................................     1,200
                                                              --------
                                                                60,422
Less: Accumulated depreciation..............................   (47,413)
                                                              --------
                                                              $ 13,009
                                                              ========

    Depreciation expense was approximately $8,000 for 1999.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                                JANUARY 31, 1999

4. OPERATING LEASE OBLIGATIONS:

    The Company leases two autos under non-cancelable operating leases. The minimum future lease payments required under the Company's operating leases for the fiscal years ending January 31 are as follows:

  2000......................................................  $ 8,700
  2001......................................................    5,400
  2002......................................................      500
                                                              -------
  Total minimum payments....................................  $14,600
                                                              =======

    Total rent expense was approximately $29,000 for fiscal 1999.

5. RELATED PARTY TRANSACTIONS:

OFFICERS/STOCKHOLDERS LOANS

    The Company has outstanding loans receivable from officers/stockholders of approximately $200,000 at January 31, 1999. The loans earn interest at a rate of 9.25% and repayment terms are unspecified. Total related party interest income on these loans was approximately $20,000 for 1999.

ROYALTIES

    The Company has a contractual agreement with the officers/stockholders of the Company and a related third party to pay royalties for product development and inventions, whose value is determined on a periodic basis. Royalties under this agreement of $190,000 were charged to operating expenses in 1999.

6. EMPLOYEE BENEFIT PLANS:

    The Company maintains an employee retirement plan under which leased employees may defer a portion of their annual compensation, pursuant to
Section 401(k) of the Internal Revenue Code. Substantially all leased employees who have completed at least 90 days of service are eligible to participate in the plan. The company has no contributory obligations with respect to this plan, nor did it incur any significant plan expense during the year.

7. INCOME TAXES:

    The benefit for income taxes consists of:

Current provision...........................................  $  6,664
Deferred benefit............................................   (19,365)
                                                              --------
  Benefit for income taxes..................................  $(12,701)
                                                              ========

    Deferred taxes result from temporary differences between the bases of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The Company

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                                JANUARY 31, 1999

7. INCOME TAXES: (CONTINUED)

is a cash basis taxpayer therefore the sources of the temporary differences and the related deferred tax assets and liabilities are as follows:

Deferred tax assets:
  Accrued expenses..........................................  $ 26,187

Deferred tax liabilities:
  Accrued revenue...........................................   (19,723)
                                                              --------
Net deferred tax asset......................................  $  6,464
                                                              ========

    The following table accounts for the differences between the actual tax benefit and amounts obtained by applying the Statutory U.S. Federal rate to the loss before income taxes.

Expected tax benefit........................................  $(16,178)
Increase in income taxes resulting from nondeductible
  items.....................................................     3,477
                                                              --------
Benefit for income taxes....................................  $(12,701)
                                                              ========

8. SUBSEQUENT EVENT:

    Subsequent to January 31, 1999, the Company was acquired by VantageMed Corporation. As consideration, the stockholders of the Company received approximately 85,156 shares of VantageMed Corporation stock and a promissory note for approximately $460,000 in exchange for the stock of the Company.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                                 BALANCE SHEET

                              AS OF APRIL 30, 1999

                                  (UNAUDITED)

                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  9,977
  Accounts receivable, net of allowance of $29,350..........   139,884
  Accrued interest receivable...............................    24,706
  Deferred tax asset........................................       990
                                                              --------
    Total current assets....................................   175,557

PROPERTY AND EQUIPMENT, net.................................    11,495

OFFICERS/STOCKHOLDERS LOANS.................................   224,616

OTHER ASSETS................................................    10,000
                                                              --------
    Total assets............................................  $421,668
                                                              ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $ 57,951
  Accrued liabilities.......................................    17,894
  Customer deposits and deferred revenue....................    62,317
                                                              --------
    Total current liabilities...............................   138,162
                                                              --------
COMMITMENTS

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value, 50,000 shares authorized;
    1,000 shares issued and outstanding.....................     1,000
  Accumulated earnings......................................   282,506
                                                              --------
    Total stockholders' equity..............................   283,506
                                                              --------
    Total liabilities and stockholders' equity..............  $421,668
                                                              ========

   The accompanying notes are an integral part of these financial statements.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                            STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED APRIL 30, 1999 AND 1998

                                  (UNAUDITED)

                                                                1999       1998
                                                              --------   --------
NET REVENUES................................................  $427,445   $294,346

COST OF REVENUES............................................   209,976    122,629
                                                              --------   --------

    GROSS PROFIT............................................   217,469    171,717

OPERATING COSTS AND EXPENSES................................   134,821    114,841
                                                              --------   --------

    INCOME FROM OPERATIONS..................................    82,648     56,876

INTEREST INCOME.............................................     4,633      4,279
                                                              --------   --------

INCOME BEFORE INCOME TAXES..................................    87,281     61,155

PROVISION FOR INCOME TAXES..................................    15,063     10,503
                                                              --------   --------

NET INCOME..................................................  $ 72,218   $ 50,652
                                                              ========   ========

NET INCOME PER COMMON SHARE

  Basic net earnings per share..............................  $  72.22   $  50.65
                                                              ========   ========

  Weighted average common shares outstanding................     1,000      1,000
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                            STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED APRIL 30, 1999 AND 1998

                                  (UNAUDITED)

                                                                1999       1998
                                                              --------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $ 72,218   $  50,652
  Adjustments to reconcile net income to net cash provided
    by operating activities--
    Depreciation............................................     1,514       2,026
    Provision (credit) for deferred income taxes............     5,474     (15,831)
    Changes in assets and liabilities--
      Accounts receivable...................................   (21,070)     40,850
      Accounts payable and accrued liabilities..............   (25,681)     85,669
      Customer deposits and deferred revenue................     6,130      (5,616)
                                                              --------   ---------
        Net cash provided by operating activities...........    38,585     157,751
                                                              --------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Accrued interest receivable...............................    (4,623)     (4,025)
  Proceeds from sale of marketable securities...............        --      26,333
  Net borrowings of officers/stockholders...................   (24,710)   (119,622)
  Purchases of property and equipment.......................        --        (103)
                                                              --------   ---------
        Net cash used in investing activities...............   (29,333)    (97,417)
                                                              --------   ---------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................     9,252      60,334

CASH AND CASH EQUIVALENTS, beginning of year................       725      29,459
                                                              --------   ---------

CASH AND CASH EQUIVALENTS, end of year......................  $  9,977   $  89,793
                                                              ========   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for income taxes................................  $  1,896   $   4,580
                                                              ========   =========

   The accompanying notes are an integral part of these financial statements.

                        MEDICAL SOFTWARE SOLUTIONS, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                            APRIL 30, 1999 AND 1998

1. BASIS OF PRESENTATION:

    The interim financial statements are unaudited and reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. The results of operations for the current interim period are not necessarily indicative of results to be expected for the current year or any other period.

    These interim financial statements should be read in conjunction with the Company's financial statements for the year ended January 31, 1999.

2. ROYALTIES:

    The Company has a contractual agreement with the officers/stockholders of the Company and a related third party to pay royalties for product development and inventions, whose value is determined on a periodic basis. Royalties under this agreement of $50,000 and $35,000 were charged to operating expenses during the three months ended April 30, 1999 and 1998, respectively.

3. INCOME TAXES:

    The following table accounts for the differences between the actual tax benefit and amounts obtained by applying the Statutory U.S. Federal rate to the loss before income taxes.

                                                           1999          1998
                                                        -----------   -----------
                                                        (UNAUDITED)   (UNAUDITED)
Expected tax provision................................    $14,489       $10,152
Increase in income taxes resulting from nondeductible
  items...............................................        574           351
                                                          -------       -------
Provision for income taxes............................    $15,063       $10,503
                                                          =======       =======

4. SUBSEQUENT EVENT:

    Subsequent to April 30, 1999, the Company was acquired by VantageMed Corporation. As consideration, the stockholders of the Company received approximately 85,156 shares of VantageMed Corporation stock and a promissory note for approximately $460,000 in exchange for the stock of the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Medicom Corporation:

    We have audited the accompanying balance sheet of Medicom Corporation (a California corporation) as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medicom Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

San Francisco, California,
  October 15, 1999

                              MEDICOM CORPORATION

                                 BALANCE SHEETS

             AS OF DECEMBER 31, 1997, AND JUNE 30, 1998 (UNAUDITED)

                                                              DECEMBER 31,    JUNE 30,
                                                                  1997          1998
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................    $  56,432      $ 44,029
  Accounts receivable.......................................       68,652        75,495
  Prepaid expenses and other................................        4,351         9,900
                                                                ---------      --------
    Total current assets....................................      129,435       129,424

PROPERTY AND EQUIPMENT, net.................................       89,398        68,640

  OTHER ASSETS..............................................        3,416         3,897
                                                                ---------      --------
    Total assets............................................    $ 222,249      $201,961
                                                                =========      ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................    $  45,215      $ 28,681
  Accrued liabilities.......................................       49,494        15,834
  Capital lease obligation..................................        4,255             0
                                                                ---------      --------
    Total current liabilities...............................       98,964        44,515

DEFERRED INCOME TAXES.......................................        9,447        17,646

STOCKHOLDERS' EQUITY:
  Common stock, no par value, 5,000,000 shares authorized;
    871,278 shares outstanding as of December 31, 1997, and
    June 30, 1998...........................................      258,670       258,670
  Accumulated deficit.......................................     (144,832)     (118,870)
                                                                ---------      --------
Total stockholders' equity..................................      113,838       139,800
                                                                ---------      --------
Total liabilities and stockholders' equity..................    $ 222,249      $201,961
                                                                =========      ========

        The accompanying notes are an integral part of these statements.

                              MEDICOM CORPORATION

                            STATEMENTS OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1997, AND
       FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998 (UNAUDITED)

                                                                               SIX MONTHS ENDED
                                                                                    JUNE 30
                                                              DECEMBER 31,    -------------------
                                                                  1997          1997       1998
                                                              -------------   --------   --------
                                                                                  (UNAUDITED)
REVENUES:
  On-line revenue...........................................   $  701,106     $360,525   $326,538
  Full-service revenue......................................      721,340      421,034    239,726
  Other.....................................................       53,970       24,547     13,777
                                                               ----------     --------   --------
    Total revenues..........................................    1,476,416      806,106    580,041

OPERATING COSTS AND EXPENSES:
  Cost of revenue...........................................    1,203,171      605,377    456,077
  Selling, general and administrative.......................      202,008      116,405     68,657
  Depreciation..............................................       51,014       25,577     21,861
                                                               ----------     --------   --------
    Income from operations..................................       20,223       58,747     33,446

INTEREST INCOME, net........................................        2,075        1,222        715
                                                               ----------     --------   --------
    Income before income taxes..............................       22,298       59,969     34,161

PROVISION FOR INCOME TAXES..................................        5,352       14,201      8,199
                                                               ----------     --------   --------
    Net income..............................................   $   16,946     $ 45,768   $ 25,962
                                                               ==========     ========   ========

        The accompanying notes are an integral part of these statements.

                              MEDICOM CORPORATION

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                   FOR THE YEAR ENDED DECEMBER 31, 1997, AND
            FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1998 (UNAUDITED)

                                                       COMMON STOCK       ACCUMULATED
                                                   --------------------    EARNINGS
                                                    SHARES      AMOUNT     (DEFICIT)      TOTAL
                                                   ---------   --------   -----------   ---------
BALANCE AT DECEMBER 31, 1996.....................  1,102,443   $327,300    $  12,315    $ 339,615
  Repurchase of common stock.....................   (231,165)   (68,630)    (174,093)    (242,723)
  Net income.....................................          0          0       16,946       16,946
                                                   ---------   --------    ---------    ---------
BALANCE AT DECEMBER 31, 1997.....................    871,278    258,670     (144,832)     113,838
  Net income.....................................          0          0       25,962       25,962
                                                   ---------   --------    ---------    ---------
BALANCE AT JUNE 30, 1998 (unaudited).............    871,278   $258,670    $(118,870)   $ 139,800
                                                   =========   ========    =========    =========

        The accompanying notes are an integral part of these statements.

                              MEDICOM CORPORATION

                            STATEMENTS OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1997, AND
       FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1997 AND 1998 (UNAUDITED)

                                                                               SIX MONTHS ENDED
                                                                                   JUNE 30
                                                              DECEMBER 31,   --------------------
                                                                  1997         1997        1998
                                                              ------------   ---------   --------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................    $  16,946    $  45,768   $ 25,962
  Adjustments to reconcile net income to net cash provided
    by (used for) operating activities:
    Depreciation............................................       51,014       25,577     21,861
    Changes in assets and liabilities:
      Accounts receivable...................................        3,730      (50,473)    (6,843)
      Prepaid expenses and other............................       14,551        9,145     (5,549)
      Other assets..........................................        1,548        1,548       (481)
      Accounts payable......................................       (9,088)      (8,886)   (16,534)
      Accrued liabilities...................................      (34,444)     (22,264)   (33,660)
      Deferred income taxes.................................        2,052       (5,580)     8,199
                                                                ---------    ---------   --------
        Net cash provided by (used for) operating
          activities........................................       46,309       (5,165)    (7,045)
                                                                ---------    ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of property
  and equipment.............................................      (16,060)      (1,350)    (1,103)
                                                                ---------    ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repurchase of common stock................................     (242,723)    (242,723)         0
  Repayment of capital lease obligation.....................         (667)           0     (4,255)
                                                                ---------    ---------   --------
      Net cash used for financing activities................     (243,390)    (242,723)    (4,255)
                                                                ---------    ---------   --------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................     (213,141)    (249,238)   (12,403)
                                                                ---------    ---------   --------
CASH AND CASH EQUIVALENTS, beginning of period..............      269,573      269,573     56,432
                                                                ---------    ---------   --------
CASH AND CASH EQUIVALENTS, end of period....................    $  56,432    $  20,335   $ 44,029
                                                                =========    =========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest....................................    $     191    $     111   $     96
  Cash paid for income taxes................................          800          800        800

        The accompanying notes are an integral part of these statements.

                              MEDICOM CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

    Medicom Corporation (the Company) was incorporated in May 1981 in the state of California. The Company develops, implements, and supports computerized practice management systems and provides related services to medical and dental practices. The practice management software products offered by the Company provide physicians, dentists, and other professionals with comprehensive office management software designed to automate the administrative, financial, practice management, and clinical requirements of a practice. The Company also provides software, network and hardware support, training, electronic claims processing, electronic statement printing and mailing, and electronic remittance advices.

CONCENTRATION OF BUSINESS RISKS

    The market for the Company's products and services is characterized by rapid technological developments, the need to update products and services due to changing regulatory requirements, intense competition, and changing consumer preferences. Accordingly, the Company will be required to continually improve the performance, features, and reliability of its products and services to meet consumer demand and maintain its competitive advantage. Additional risks include development of an effective marketing and sales strategy, retention of qualified personnel, and the Company's ability to grow its client base.

UNAUDITED INTERIM FINANCIAL STATEMENTS

    The unaudited financial information included herein as of June 30, 1998, and for the six months ended June 30, 1997 and 1998, has been prepared in accordance with generally accepted accounting principles for interim financial statements. In the opinion of the Company, these unaudited financial statements reflect all adjustments necessary, consisting of normal recurring adjustments, for a fair presentation of such data on a basis consistent with that of the audited data presented herein. The results of operations for interim periods are not necessarily indicative of the results expected for a full year.

REVENUE RECOGNITION

    The Company primarily generates revenues from two types of clients: on-line and full service. On-line clients are granted remote access to the Company's software, perform most data entry functions, and are the primary users of the software. Full-service clients essentially outsource their practice management function to the Company. The types of revenue generated from on-line and full-service clients are primarily set-up/installation fees, monthly base recurring charges, and monthly variable charges based on the services used. Other revenues consist primarily of hardware sales and performance of one-time services.

    Revenues from set-up/installation services are recognized ratably over the contract period. Fees generated from monthly base recurring charges and monthly variable charges are recognized as revenue in accordance with SOP 97-2 when all shipment obligations have been met, fees are fixed and determinable, collection of the sale proceeds is deemed probable and persuasive evidence of an agreement exists. Other types of revenue are recognized in accordance with SOP 97-2 as services are rendered or hardware is shipped. For arrangements that include multiple elements, the Company recognizes revenue based on the fair value of each element determined by the price charged when the

                              MEDICOM CORPORATION

                               DECEMBER 31, 1997

1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

same element is sold separately or if the element is not yet being sold separately, the price established by the Company's management.

CONCENTRATION OF CREDIT RISK

    Financial instruments that may potentially subject the Company to concentration of credit risk consist principally of accounts receivable. The Company has experienced minimal losses due to write-offs of uncollectible accounts.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

INCOME TAXES

    The Company provides for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying the applicable statutory tax rate to the differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date based on the applicable tax rate.

CASH AND CASH EQUIVALENTS

    The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, which are generally five to seven years. Maintenance and repairs are expensed as incurred.

SOFTWARE DEVELOPMENT COSTS

    Under the criteria set forth in SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," capitalization of software development costs begins upon the establishment of technological feasibility. The ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life, and changes in software and hardware technology. After considering the above factors, the Company has expensed software development costs incurred for the year ended December 31, 1997.

                              MEDICOM CORPORATION

                               DECEMBER 31, 1997

2. PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

                                                       DECEMBER 31,    JUNE 30,
                                                           1997          1998
                                                       ------------   -----------
                                                                      (UNAUDITED)
Office and computer equipment........................    $ 450,131     $ 451,233
Furniture and fixtures...............................       54,703        54,704
                                                         ---------     ---------
                                                           504,834       505,937
Less: Accumulated depreciation.......................     (415,436)     (437,297)
                                                         ---------     ---------
                                                         $  89,398     $  68,640
                                                         =========     =========

    Depreciation expense for the year ended December 31, 1997, was $51,014.

3. ACCRUED LIABILITIES:

    Accrued liabilities consist of the following at December 31, 1997, and June 30, 1998 (unaudited):

                                                       DECEMBER 31,    JUNE 30,
                                                           1997          1998
                                                       ------------   -----------
                                                                      (UNAUDITED)
Payroll and related..................................     $30,590       $12,090
Deferred revenue.....................................       6,616           975
Other................................................      12,288         2,769
                                                          -------       -------
                                                          $49,494       $15,834
                                                          =======       =======

4. COMMITMENTS AND CONTINGENCIES:

LEASES

    The Company leases office space for its headquarters and on-line operations pursuant to a month-to-month operating lease. The Company also leases its full-service operating facility pursuant to an operating lease, which expires in May 1999. The lease payments for this operating facility are consistent over the lease period and are therefore charged to expense over the lease terms as they become payable. Future minimum payments under the full-service operating lease are $52,376 and $40,446 in 1998 and 1999, respectively.

    The Company has entered into a capital lease agreement for its telephone system. The capital lease expires in June 1998. The minimum future capital lease payments due through the expiration of this lease total $4,255.

    Rent expense for the year ended December 31, 1997, was approximately
$106,000.

                              MEDICOM CORPORATION

                               DECEMBER 31, 1997

5. STOCKHOLDERS' EQUITY:

COMMON STOCK

    During 1997, the Company repurchased 231,165 shares from various stockholders at $1.05 per share. The difference between the cash paid to repurchase the stock and the original proceeds received is included in accumulated deficit in the accompanying balance sheets.

6. INCOME TAXES:

    The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company's primary temporary differences relate to expense items deductible for financial reporting purposes but not for income tax purposes, primarily differences between depreciation for financial reporting purposes and income tax purposes. Other than state income taxes, there are no significant differences between effective and statutory income tax rates.

    As of December 31, 1997, the Company had a net operating loss (NOL) carryforward of approximately $7,000 for California purposes. The California NOL begins expiring in 2002. SFAS No. 109 requires that the tax benefit of such net operating loss be recorded as an asset. However, SFAS No. 109 also requires that a valuation allowance be provided to the extent uncertainty surrounds the realizability of the deferred tax assets. Accordingly, the Company has recorded a full valuation allowance against the California NOL.

7. SIGNIFICANT CLIENTS:

    The Company earned approximately 20 percent of its revenue from sales made to one client during the year ended December 31, 1997.

8. SUBSEQUENT EVENTS:

    Effective July 1998, the Company entered into an agreement and plan of merger with VantageMed Corporation. The 871,278 shares of Company common stock were converted into the right to receive an aggregate of 100,000 shares of VantageMed Series B preferred stock.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of VantageMed Corporation:

    We have audited the accompanying balance sheet of TREND SIERRA (a California Proprietorship) as of December 31, 1996, and the related statements of operations, owner's deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trend Sierra as of December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Sacramento, California
October 22, 1999

                                  TREND SIERRA

                                 BALANCE SHEETS

                                                              DECEMBER 31,
                                                                  1996       JUNE 30, 1997
                                                              ------------   -------------
                                                                              (UNAUDITED)
                                          ASSETS

CURRENT ASSETS:
  Cash......................................................   $    7,769     $        0
  Accounts receivable, net of allowance of $40,160 and
    $23,740 for December 31, 1996, and June 30, 1997,
    respectively............................................      192,755        123,722
  Inventories...............................................       18,472         21,616
  Other current assets......................................        2,695          2,695
                                                               ----------     ----------
    Total current assets....................................      221,691        148,033
PROPERTY AND EQUIPMENT, net.................................       15,548         21,286
                                                               ----------     ----------
    Total assets............................................   $  237,239     $  169,319
                                                               ==========     ==========

                             LIABILITIES AND OWNER'S DEFICIT

CURRENT LIABILITIES:
  Bank overdraft............................................   $        0     $   17,281
  Accounts payable..........................................       57,440         15,633
  Accrued liabilities.......................................       70,496         72,442
  Customer deposits.........................................       56,547         12,562
  Deferred revenue..........................................       67,417         64,249
  Loan from affiliate.......................................      787,883        835,592
                                                               ----------     ----------
    Total current liabilities...............................    1,039,783      1,017,759

COMMITMENTS AND CONTINGENCIES (NOTE 5)

OWNER'S DEFICIT
    Total owner's deficit...................................     (802,544)      (848,440)
                                                               ----------     ----------
    Total liabilities and owner's deficit...................   $  237,239     $  169,319
                                                               ==========     ==========

        The accompanying notes are an integral part of these statements.

                                  TREND SIERRA

                            STATEMENTS OF OPERATIONS

                                                                              SIX MONTHS ENDED
                                                       YEAR ENDED       -----------------------------
                                                    DECEMBER 31, 1996   JUNE 30, 1996   JUNE 30, 1997
                                                    -----------------   -------------   -------------
                                                                                 (UNAUDITED)
REVENUES..........................................    $  1,922,848      $    892,298     $   852,225

OPERATING COST AND EXPENSES:

  Cost of revenues................................       1,118,211           536,783         509,994

  Selling, general and administrative.............         688,246           365,679         322,657
                                                      ------------      ------------     -----------

      Income (loss) from operations...............         116,391           (10,164)         19,574

OTHER EXPENSE:

  Interest........................................        (166,490)          (73,920)        (64,288)

  Other...........................................               0                 0          (1,182)
                                                      ------------      ------------     -----------

                                                          (166,490)          (73,920)        (65,470)
                                                      ------------      ------------     -----------

      Net loss....................................    $    (50,099)     $    (84,084)    $   (45,896)
                                                      ============      ============     ===========

The accompanying notes are an integral part of these statements.

                                  TREND SIERRA

                         STATEMENTS OF OWNER'S DEFICIT

BALANCE AT DECEMBER 31, 1995................................  $ (752,445)

  Net loss..................................................     (50,099)
                                                              ----------

BALANCE AT DECEMBER 31, 1996................................    (802,544)

  Net loss (for six months).................................     (45,896)
                                                              ----------

BALANCE AT JUNE 30, 1997 (UNAUDITED)........................  $ (848,440)
                                                              ==========

        The accompanying notes are an integral part of these statements.

                                  TREND SIERRA

                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED           SIX MONTHS ENDED
                                                             DECEMBER 31,    -----------------------------
                                                                 1996        JUNE 30, 1996   JUNE 30, 1997
                                                             -------------   -------------   -------------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................     $ (50,099)      $(84,084)       $(45,896)
  Adjustments to reconcile net loss to net cash provided
    by (used for) operating activities--
    Depreciation and amortization.........................         6,413          3,206           3,518
    Interest added to principal balance on loan from
      affiliate...........................................       156,694         58,639          47,709
    Bad debt expense......................................        40,160         24,092          23,740
    Loss on disposal of property and equipment............             0              0           1,182
    Changes in assets and liabilities--
      Accounts receivable.................................      (180,066)       (39,492)         45,293
      Inventories.........................................        (1,206)        (6,129)         (3,144)
      Bank overdraft, accounts payable, and accrued
        liabilities.......................................         1,571         51,095         (22,580)
      Customer deposits and deferred revenue..............        20,950        (20,679)        (47,153)
                                                               ---------       --------        --------
        Net cash provided by (used for) operating
          activities......................................        (5,583)       (13,352)          2,669
                                                               ---------       --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.....................       (10,411)       (10,411)        (10,438)
                                                               ---------       --------        --------
        Net cash used for investing activities............       (10,411)       (10,411)        (10,438)
                                                               ---------       --------        --------
        Net change in cash................................       (15,994)       (23,763)         (7,769)

CASH, beginning of period.................................        23,763         23,763           7,769
                                                               ---------       --------        --------
CASH, end of period.......................................     $   7,769       $      0        $      0
                                                               =========       ========        ========

        The accompanying notes are an integral part of these statements.

                                  TREND SIERRA

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1.  ORGANIZATION:

    Trend Sierra (the Company) is a sole proprietorship in the state of California. The Company is a healthcare information systems supplier that operates in California. The Company sells, installs and supports computerized practice management systems and provides related services to medical and dental practices. The Company was acquired by VantageMed Corporation (VantageMed) in August 1997 under an agreement in which the sole proprietor of Trend Sierra exchanged all of his ownership interest for $75,000 in cash and a note from VantageMed for $1,525,000. The note is payable over eight years at prime plus 1.5% (not to exceed 10.5%). No principal is paid in the first two years. VantageMed pledged 100 shares of stock as collateral for the note.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES:

FINANCIAL INSTRUMENTS

    The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. Management estimates that the carrying amounts of the Company's financial instruments included in the accompanying balance sheets are not materially different from their fair values.

INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of new computer equipment purchased to fill customer orders.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over five years, the estimated useful life of the office and computer equipment.

REVENUE RECOGNITION

    Revenue is primarily generated from the licensing of proprietary software, the sale of third-party software, software conversions and upgrades for existing customers, sales of hardware manufactured by other companies, hardware maintenance, software support and electronic transaction services. In accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2 ("SOP 97-2"), "Software Revenue Recognition", revenue from software product sales is recognized upon delivery to the customer provided the collection of the sales proceeds is deemed probable, the fee is fixed and determinable and no significant vendor obligations remain. Other revenue, including hardware sales, maintenance, licensing and support activities are recognized as hardware is shipped or as services are provided. The revenue from software maintenance, customer service and support is recognized ratably over the term of the support period. For arrangements that include multiple elements, the fee is allocated to the various elements based on vendor-specific objective evidence of fair market value established by independent sale of the elements sold separately.

    Deferred revenue consists of revenue deferred under annual maintenance and license agreements on which amounts have been received from customers and for which the earnings process has not been completed.

                                  TREND SIERRA

                               DECEMBER 31, 1996

2.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES: (CONTINUED)

INCOME TAXES

    The Company is a sole proprietorship. All income tax is assessed to the Company owner on his personal tax return.

USE OF ESTIMATES

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT:

    Property and equipment consist of the following:

                                                       DECEMBER 31,   JUNE 30,
                                                           1996         1997
                                                       ------------   ---------
                                                             (UNAUDITED)
Office and computer equipment........................    $ 32,880     $ 39,952
Less: accumulated depreciation.......................     (17,332)     (18,666)
                                                         --------     --------
                                                         $ 15,548     $ 21,286
                                                         ========     ========

    Depreciation expense was $6,413, $3,206 (unaudited), and $3,518 (unaudited) for the year ending December 31, 1996, and the six month periods ending June 30, 1996 and 1997, respectively.

4.  LOAN FROM AFFILIATE:

    Loan from affiliate represents a loan from an entity in which the Company's proprietor has a partial interest. Interest is paid monthly at 18% and no maturity date is set.

5.  CONTINGENCIES:

    From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of June 30, 1997, the Company was not a party to any legal proceedings, which, if decided adversely to the Company, would, individually or in the aggregate, have a material adverse effect on the Company's business, financial condition or results of operations.

                             VANTAGEMED CORPORATION

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                   UNAUDITED

                             BASIS OF PRESENTATION

    The unaudited pro forma financial statements present the balance sheet and results of operations data from the consolidated financial statements of VantageMed Corporation ("VantageMed" or the "Company") and give effect to the acquisitions by VantageMed.

    The following table lists the acquisitions completed in 1998 (collectively, the 1998 Acquisitions):

ACQUISITION                                                   ACQUISITION DATE
-----------                                                   ----------------
Medsoft, Inc................................................    January 1998
American Voice Computer, Inc................................   February 1998
Pacific Software, Inc.......................................    April 1998
DOT Medical, Inc............................................      May 1998
Medicom Corporation (Medicom)...............................     July 1998
CM Healthcare Technologies, Inc. (CMHT).....................    August 1998

    The following table lists the acquisitions completed between January 1, 1999 and September 30, 1999 (collectively, the 1999 Acquisitions):

ACQUISITION                                                  ACQUISITION DATE
-----------                                                  ----------------
Civitec Healthcare Computers, Inc. (Civitec)...............    April 1999
Acrotrex Corporation.......................................    April 1999
Medical Software Solutions, Inc. (MSS).....................     May 1999
Metropolitan Information Services, Inc.....................    June 1999
Brand Software, Inc. (Brand)...............................     July 1999
Care Information Systems, Inc..............................     July 1999
Mariner Systems, Inc. (Mariner)............................    August 1999
Logos Systems, Inc.........................................    August 1999
Health Information Network.................................  September 1999

    The following table lists the acquisitions completed subsequent to September 30, 1999 (collectively, the Recent Acquisitions):

ACQUISITION                                                   ACQUISITION DATE
-----------                                                   ----------------
CSS, Inc. (CSS).............................................    October 1999
Pepware Software, Inc.......................................    October 1999
Computerized Doctors Systems, Inc. (CDS)....................    October 1999
Medical Digital Technologies, Inc. (MDT)....................    October 1999
Data Decisions, Inc. (Data Decisions).......................   October 1999

    The unaudited pro forma balance sheet also gives effect to proceeds from issuance and conversion of a $3.0 million promissory note and this offering.

    The unaudited pro forma consolidated statements are based on the historical financial statements of VantageMed and other historical financial statements included elsewhere in this Prospectus, and other financial statements not included in this Prospectus, and the estimates and assumptions set forth below and in the notes to the unaudited pro forma consolidated financial statements. All purchase

                             VANTAGEMED CORPORATION

                                   UNAUDITED

price allocations reported in historical financial statements are substantially final and any final adjustments are not expected to be material.

    The unaudited pro forma consolidated statements of operations have been prepared for the year ended December 31, 1998, and the nine months ended September 30, 1999. These statements give effect to the 1998 Acquisitions, the 1999 Acquisitions and the Recent Acquisitions as if such transactions had occurred as of January 1, 1998. The unaudited pro forma consolidated balance sheet gives effect to the Recent Acquisitions and the issuance and conversion of a $3.0 million promissory note into common stock and the offering as if such transactions had occurred as of September 30, 1999.

    The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The unaudited pro forma consolidated financial data presented herein do not purport to represent the results of operations or the financial position that would have occurred had the transactions which were the subject of the pro forma adjustments occurred as of January 1, 1998, or September 30, 1999, respectively, as assumed. The unaudited pro forma consolidated financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in the Prospectus. See also the "Risk Factors" included elsewhere in this Prospectus.

                             VANTAGEMED CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999

                                 (IN THOUSANDS)

                                  (UNAUDITED)

                                                PRO FORMA       SUBTOTAL
                                 VANTAGEMED     EFFECT OF      VANTAGEMED
                                 HISTORICAL    ACQUISITIONS     AND ALL                                             OFFERING
                                CONSOLIDATED     (NOTE 5)     ACQUISITIONS   ADJUSTMENTS     REF      PRO FORMA    ADJUSTMENTS
                                ------------   ------------   ------------   -----------   --------   ----------   -----------

                                                            ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...    $ 1,190         $  302        $ 1,492        $3,000           (A)    $ 4,492       $29,300
  Accounts receivable, net....      1,773            510          2,283                                  2,283
  Notes receivable, current
    portion...................         64              5             69                                     69
  Inventories.................        273            177            450                                    450
  Prepaid expenses and
    other.....................        546             73            619         3,000           (A)      3,619        (2,940)
                                  -------         ------        -------        ------                  -------       -------
    Total current assets......      3,846          1,067          4,913         6,000                   10,913        26,360
NOTE RECEIVABLE, net of
  current portion.............        141             --            141                                    141
PROPERTY AND EQUIPMENT, net...      2,573            150          2,723                                  2,723
INTANGIBLES, net..............     24,155          8,186         32,341                                 32,341
                                  -------         ------        -------        ------                  -------       -------
    Total assets..............    $30,715         $9,403        $40,118        $6,000                  $46,118       $26,360
                                  =======         ======        =======        ======                  =======       =======

                                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Book overdraft..............    $   299         $  279        $   578                                $   578
  Current portion of long-term
    debt......................      2,261             57          2,318        $3,000           (A)      5,318       $(3,000)
  Accounts payable............      1,143            306          1,449                                  1,449
  Accrued liabilities.........      1,746            330          2,076                                  2,076
  Customer deposits and
    deferred revenue..........      2,567            524          3,091                                  3,091
                                  -------         ------        -------        ------                  -------       -------
    Total current
      liabilities.............      8,016          1,496          9,512         3,000                   12,512        (3,000)
LONG-TERM DEBT, net of current
  portion.....................      2,243            852          3,095                                  3,095
    Total liabilities.........     10,259          2,348         12,607         3,000                   15,607        (3,000)
STOCKHOLDERS' EQUITY:
  Preferred
    Stock--Series A-1.........          2             --              2            --                        2            (2)
  Preferred
    Stock--Series B...........         --             --             --            --                       --            --
  Common stock................          4             --              4            --                        4             5
  Additional paid-in
    capital...................     28,062          7,055         35,117         3,000           (A)     38,117        32,387
  Accumulated deficit.........     (7,612)            --         (7,612)           --                   (7,612)       (3,030)
                                  -------         ------        -------        ------                  -------       -------
    Total stockholders'
      equity..................     20,456          7,055         27,511         3,000                   30,511        29,360
                                  -------         ------        -------        ------                  -------       -------
    Total liabilities and
      stockholders' equity....    $30,715         $9,403        $40,118        $6,000                  $46,118       $26,360
                                  =======         ======        =======        ======                  =======       =======


                                            PRO FORMA
                                  REF      AS ADJUSTED
                                --------   -----------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...       (B)    $ 33,792
  Accounts receivable, net....                 2,283
  Notes receivable, current
    portion...................                    69
  Inventories.................                   450
  Prepaid expenses and
    other.....................    (A)(G)         679
                                            --------
    Total current assets......                37,273
NOTE RECEIVABLE, net of
  current portion.............                   141
PROPERTY AND EQUIPMENT, net...                 2,723
INTANGIBLES, net..............                30,341
                                            --------
    Total assets..............              $ 72,478
                                            ========
                                   LIABILITIES AND
                                  STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Book overdraft..............              $    578
  Current portion of long-term
    debt......................       (C)       2,318
  Accounts payable............                 1,449
  Accrued liabilities.........                 2,076
  Customer deposits and
    deferred revenue..........                 3,091
                                            --------
    Total current
      liabilities.............                 9,512
LONG-TERM DEBT, net of current
  portion.....................                 3,095
    Total liabilities.........                12,607
STOCKHOLDERS' EQUITY:
  Preferred
    Stock--Series A-1.........                    --
  Preferred
    Stock--Series B...........                    --
  Common stock................    (B)(C)           9
  Additional paid-in
    capital...................    (B)(C)      70,504
  Accumulated deficit.........       (G)     (10,642)
                                            --------
    Total stockholders'
      equity..................                59,871
                                            --------
    Total liabilities and
      stockholders' equity....              $ 72,478
                                            ========

     See accompanying notes to pro forma consolidated financial statements.

                             VANTAGEMED CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                 PRO FORMA       SUBTOTAL
                                                  VANTAGEMED     EFFECT OF      VANTAGEMED
                                                  HISTORICAL    ACQUISITIONS       AND        ACQUISITION
                                                 CONSOLIDATED     (NOTE 5)     ACQUISITIONS   ADJUSTMENTS     REF      PRO FORMA
                                                 ------------   ------------   ------------   -----------   --------   ----------
REVENUES:
  Software and systems.........................    $ 3,943        $  6,110       $10,053                               $   10,053
  Customer support and electronic services.....      5,430           7,905        13,335                                   13,335
                                                   -------        --------       -------        -------                ----------
    Total revenues.............................      9,373          14,015        23,388                                   23,388
OPERATING COSTS AND EXPENSES:
  Software and systems.........................      2,146           2,318         4,464                                    4,464
  Customer support and electronic services.....      3,606           3,748         7,354                                    7,354
  Selling, general and administrative..........      4,706           8,468        13,174                                   13,174
  Product development..........................      1,500           1,830         3,330                                    3,330
  Depreciation and amortization................      1,472             452         1,924        $ 4,019        (D)          5,943
                                                   -------        --------       -------        -------                ----------
    Total operating costs and expenses.........     13,430          16,816        30,246          4,019                    34,265
LOSS FROM OPERATIONS...........................     (4,057)           (176)       (6,858)        (4,019)                  (10,877)
INTEREST INCOME AND EXPENSE:
  Interest income..............................         45              17            62                                       62
  Interest expense.............................       (252)            (84)         (336)                                    (336)
                                                   -------        --------       -------        -------                ----------
    Total interest income (expense)............       (207)            (67)         (274)                                    (274)
LOSS BEFORE INCOME TAXES.......................     (4,264)         (2,868)       (7,132)        (4,019)                  (11,151)
PROVISION (BENEFIT) FOR INCOME TAXES...........       (343)             10          (333)        (1,054)       (E)         (1,387)
                                                   -------        --------       -------        -------                ----------
    Net loss...................................    $(3,921)       $ (2,878)      $(6,799)       $(2,965)               $   (9,764)
                                                   =======        ========       =======        =======                ==========
Basic and diluted loss per share...............                                                                (F)     $    (2.96)
Weighted-average shares--basic and diluted.....                                                                (F)      3,300,574

     See accompanying notes to pro forma consolidated financial statements.

                             VANTAGEMED CORPORATION

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)
                                  (UNAUDITED)

                                                                 PRO FORMA       SUBTOTAL
                                                  VANTAGEMED     EFFECT OF      VANTAGEMED
                                                  HISTORICAL    ACQUISITIONS       AND        ACQUISITION
                                                 CONSOLIDATED     (NOTE 5)     ACQUISITIONS   ADJUSTMENTS     REF      PRO FORMA
                                                 ------------   ------------   ------------   -----------   --------   ----------
REVENUES:
  Software and systems.........................    $ 5,751        $  3,903       $ 9,654                               $    9,654
  Customer support and electronic services.....      6,709           4,148        10,857                                   10,857
                                                   -------        --------       -------        -------                ----------
    Total revenues.............................     12,460           8,051        20,511                                   20,511
OPERATING COSTS AND EXPENSES:
  Software and systems.........................      2,603           1,200         3,803                                    3,803
  Customer support and electronic services.....      4,462           1,494         5,956                                    5,956
  Selling, general and administrative..........      6,213           4,894        11,107                                   11,107
  Product development..........................      2,797             746         3,543                                    3,543
  Depreciation and amortization................      2,600             280         2,880        $ 1,681        (D)          4,561
                                                   -------        --------       -------        -------                ----------
    Total operating costs and expenses.........     18,675           8,614        27,289          1,681                    28,970
LOSS FROM OPERATIONS...........................     (6,215)           (563)       (6,778)        (1,681)                   (8,459)
INTEREST INCOME AND EXPENSE:
  Interest income..............................         23              14            37                                       37
  Interest expense.............................       (442)            (79)         (521)                                    (521)
                                                   -------        --------       -------        -------                ----------
    Total interest income (expense)............       (419)            (65)         (484)                                    (484)
LOSS BEFORE INCOME TAXES.......................     (6,634)           (628)       (7,262)        (1,681)                   (8,943)
PROVISION (BENEFIT) FOR INCOME TAXES...........     (3,284)             70        (3,214)          (438)       (E)         (3,652)
                                                   -------        --------       -------        -------                ----------
    Net loss...................................    $(3,350)       $   (698)      $(4,049)       $(1,243)               $   (5,291)
                                                   =======        ========       =======        =======                ==========
Basic and diluted loss per share...............                                                                (F)     $    (1.28)
Weighted-average shares--basic and diluted.....                                                                (F)      4,141,286

     See accompanying notes to pro forma consolidated financial statements.

                             VANTAGEMED CORPORATION

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. GENERAL:

    VantageMed Corporation (the Company) was incorporated in California on
June 11, 1995. On April 9, 1997, the Company was reincorporated in Delaware. The basis of presentation includes Northern Health Solutions, Inc. and Healthcare Information Systems, Inc., two business combinations effected in 1998 accounted for as poolings and included for all periods presented. The Company is a diversified healthcare information systems supplier headquartered in Sacramento, California with regional offices in Walnut Creek and San Francisco, California; Honolulu, Hawaii; Seattle, Washington; Kansas City, Missouri; Flint, Michigan; Pompton Plains, New Jersey; Detroit, Michigan; and Pittsburgh, Pennsylvania. The Company develops, sells, installs, and supports computerized practice management software systems and provides related services to medical and dental practices. The Company is building a national distribution network by acquiring established regional healthcare practice management systems companies to sell and support its new generation software and services.

    Subsequent to September 1999, the Company executed agreements to acquire the following companies: (i) Pepware Software, Inc., based in Utah,
(ii) Computerized Doctors Systems, based in Alabama, (iii) Medical Digital Technologies, Inc., based in California, (iv) CSS, Inc., based in North Carolina and (v) Data Decisions, Inc., based in Arkansas. The acquisitions were accounted for using the purchase method of accounting. The aggregate consideration paid was 439,936 shares of common stock valued at $6.9 million, 17,756 stock options valued at $126,000, $772,000 in notes payable and $608,000 in cash. The pro forma effects of these acquisitions have been included in the accompanying pro forma consolidated financial statements.

    In November 1999, the Company filed a registration statement with the Securities and Exchange Commission that would permit the Company to sell shares of the Company's common stock in connection with a proposed initial public offering (IPO).

2. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS:

ISSUANCE OF SECURED CONVERTIBLE PROMISSORY NOTE

    (A) Records the October issuance of a secured convertible promissory note to a private investor in the amount of $3.0 million. The note is automatically convertible into shares of the Company's common stock at 50% of the IPO price upon completion of the IPO.

    The beneficial conversion feature is recorded as a debt discount of $3.0 million with a corresponding increase to paid in capital. The debt discount will be amortized straight-line to interest expense at $500,000 per month through March 2000. The note was extended in November to July 2000. The remaining amortization will be taken over the remaining period. Upon the completion of the initial public offering any unamortized balance will be expensed.

OFFERING ADJUSTMENTS

    (B) Records the proceeds from the issuance of 3,000,000 shares of common stock, net of estimated offering costs. Offering costs consist primarily of underwriting discounts and commissions, legal fees, accounting fees and printing expenses.

    (C) Records (i) the conversion of a $3.0 million secured convertible promissory note into 555,856 shares of common stock at a conversion price of $5.50 per share, and (ii) the conversion of 1,795,300 shares of Series A-1 preferred stock into 599,425 shares of common stock at a conversion

                             VANTAGEMED CORPORATION

                                  (UNAUDITED)

2. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS: (CONTINUED)

ratio of 0.33386, and (iii) the conversion of 120,000 shares of Series B preferred stock into 130,909 shares of common stock at a conversion price of $11.00 per share.

3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS:

ACQUISITION ADJUSTMENTS

    (D) Records adjustment to amortization expense for the intangible assets identified as part of the acquisitions and for goodwill which is the excess of the purchase price over the identifiable intangible assets and the tangible assets. Intangible assets include acquired software, covenants not to compete, assembled workforce, customer lists and goodwill. Software is amortized over two to four years depending on the estimated continued use of the software product acquired. Covenants not to compete are amortized over two to five years, which represents the life of such agreements. Assembled workforce is amortized over one to ten years, depending upon the average length of employment for the employees of those companies we have acquired. Customer lists are amortized over two to ten years, representing the estimated future life of customer relationships. Goodwill is amortized over two to ten years depending upon whether the acquisition is established as a new regional office or is consolidated into an existing one and whether or not there is continuing sales of the software purchased in the acquisition.

    Total intangible assets, net of accumulated amortization, were $7.3 million and $24.2 million at December 31, 1998 and September 30, 1999, respectively.

    The following table presents by acquisition, the allocation of the acquisition purchase price, the number of shares issued, the value assigned to all consideration, the purchase price allocation to specific tangible and intangible assets and liabilities, and the related amortization periods for each intangible asset associated with each acquired company. All intangibles are amortized on a straight-line basis.

                                    ATEK                                                          AMERICAN
                                  COMPUTER                  PROPHASE      PATRIOT                  VOICE       PACIFIC      DOT
                                DISTRIBUTORS,    TREND      SYSTEM,     HEALTHCARE,   MEDSOFT,   COMPUTER,    SOFTWARE,   MEDICAL,
                                    INC.         SIERRA       INC.         INC.         INC.        INC.        INC.        INC.
                                -------------   --------   ----------   -----------   --------   ----------   ---------   --------
                                                 August    September     December     January     February       April
Acquisition date                 July 1997         1997         1997         1997        1998         1998        1998    May 1998
Common shares issued (in
  shares).....................     193,487           --           --           --      19,409           --     264,517     16,923
Preferred shares issued (in
  shares).....................          --           --           --           --          --           --          --         --
Stock options (in shares).....          --           --           --           --          --           --          --         --

CONSIDERATION
Common shares (in dollars)....    $    801       $   --    $      --     $     --     $    92     $     --    $  1,254    $   132
Preferred shares (in
  dollars)....................          --           --           --           --          --           --          --         --
Stock options.................          --           --           --           --          --           --          --         --
Notes payable.................          --        1,525           40           20          --          350          --         --
Cash..........................         175           75           10            5          --           25          --         --
                                  --------       ------    ---------     --------     -------     --------    --------    -------
  TOTAL CONSIDERATION.........    $    976       $1,600    $      50     $     25     $    92     $    375    $  1,254    $   132
                                  ========       ======    =========     ========     =======     ========    ========    =======
PURCHASE PRICE ALLOCATION
Cash..........................    $     28       $    9    $      --     $     --     $    21     $     --    $     23    $    --
Accounts receivable...........         242          106           --           --           3           --         120         15
Inventories...................          91           22           --           --          --           --          31         --
Prepaid expenses and other....          --           --           --           --           6           --           5         --
Property and equipment........          72           23           --           --          51           --         358          2
Goodwill......................       1,225          530           10           10         354          201       1,039         36
Assembled workforce...........          17           14           --           --           4           --          20         --
Customer lists................         247          706           45           20         123           18         113        237
Covenants not to compete......           4           19            1           --           2           --           2          5
Acquired software.............         260          353           --           --          --          172          37         --
Accounts payable..............        (146)         (26)          --           --         (81)          --         (30)      (112)
Accrued liabilities...........         (86)         (79)          (6)          (5)        (40)         (16)        (27)       (51)
Customer deposits and deferred
  revenue.....................        (323)         (77)          --           --        (212)          --        (110)        --
Long-term debt................        (443)          --           --           --         (87)          --        (258)        --
Deferred tax liability........        (212)          --           --           --         (52)          --         (69)        --
                                  --------       ------    ---------     --------     -------     --------    --------    -------
  NET ASSETS ACQUIRED.........    $    976       $1,600    $      50     $     25     $    92     $    375    $  1,254    $   132
                                  ========       ======    =========     ========     =======     ========    ========    =======
USEFUL LIVES OF INTANGIBLES
  (IN YEARS)
Goodwill......................          10           10           --            2           5            3          10          2
Assembled workforce...........           4            5            2           --           3           --           4         --
Customer lists................          10            6            4            2           3            2          10          8
Covenants not to compete......           2            5            3           --           2           --           2          3
Acquired software.............           2            2           --           --          --            2           2         --

                                                   CM           CIVITEC
                                               HEALTHCARE     HEALTHCARE
                                  MEDICOM     TECHNOLOGIES,   COMPUTERS,     ACROTREX
                                CORPORATION       INC.           INC.       CORPORATION
                                -----------   -------------   -----------   -----------

Acquisition date                July 1998     August 1998     April 1999    April 1999
Common shares issued (in
  shares).....................         --        174,095         88,667        53,958
Preferred shares issued (in
  shares).....................    100,000             --             --            --
Stock options (in shares).....         --             --             --            --
CONSIDERATION
Common shares (in dollars)....   $     --       $  1,671        $   851       $   518
Preferred shares (in
  dollars)....................      1,000             --             --            --
Stock options.................         --             --             --            --
Notes payable.................         --             --            408            73
Cash..........................         --             --            127            --
                                 --------       --------        -------       -------
  TOTAL CONSIDERATION.........   $  1,000       $  1,671        $ 1,386       $   591
                                 ========       ========        =======       =======
PURCHASE PRICE ALLOCATION
Cash..........................   $     41       $    210        $   234       $    13
Accounts receivable...........        133            112             18            69
Inventories...................          5              4              3            --
Prepaid expenses and other....          1             74              7            --
Property and equipment........         69             83             24            --
Goodwill......................        712          1,286            735           368
Assembled workforce...........         14             29              9             4
Customer lists................        168            232            969           320
Covenants not to compete......          3             --             19             6
Acquired software.............         --            346            249            69
Accounts payable..............        (28)           (71)           (56)           (9)
Accrued liabilities...........        (43)          (296)           (38)          (26)
Customer deposits and deferred
  revenue.....................         --             --           (289)          (63)
Long-term debt................         (1)           (95)            --            --
Deferred tax liability........        (74)          (243)          (498)         (160)
                                 --------       --------        -------       -------
  NET ASSETS ACQUIRED.........   $  1,000       $  1,671        $ 1,386       $   591
                                 ========       ========        =======       =======
USEFUL LIVES OF INTANGIBLES
  (IN YEARS)
Goodwill......................         10             10             10            10
Assembled workforce...........          4              7              8             4
Customer lists................         10              2             10             7
Covenants not to compete......          3             --              3             3
Acquired software.............         --              2              2             2

                                      MEDICAL     METROPOLITAN                  CARE
                                      SOFTWARE    INFORMATION      BRAND     INFORMATION     MARINER         HEALTH
                                     SOLUTIONS,    SERVICES,     SOFTWARE,    SYSTEMS,      SYSTEMS,      INFORMATION
                                        INC.          INC.         INC.         INC.          INC.          NETWORK
                                     ----------   ------------   ---------   -----------   -----------   --------------
                                           May          June          July        July          August        September
Acquisition date...................       1999          1999          1999        1999            1999             1999
Common shares issued (in shares)...     85,156        17,605       160,804      47,751         873,770           10,417
Preferred shares issued (in
  shares)..........................         --            --        20,000          --              --               --
Stock options (in shares)..........         --            --        67,506          --         241,834               --

CONSIDERATION
Common shares (in dollars).........   $    818     $     169     $   1,544     $   458     $     9,699   $          100
Preferred shares (in dollars)......         --            --           240          --              --               --
Stock options......................         --            --           423          --             688               --
Notes payable......................        460            33            --         142             190              300
Cash...............................         --            25            --          --              --               --
                                      --------     ---------     ---------     -------     -----------   --------------
  TOTAL CONSIDERATION..............   $  1,278     $     227     $   2,207     $   600     $    10,577   $          400
                                      ========     =========     =========     =======     ===========   ==============
PURCHASE PRICE ALLOCATION
Cash...............................   $     18     $       2     $      56     $     2     $     3,962   $           --
Accounts receivable................         92             3            --          51             177               --
Inventories........................         --             8            --           3               3               --
Prepaid expenses and other.........        225             3            --          --             424               --
Property and equipment.............         --            20           115          21             324               --
Goodwill...........................        493           110         2,214         578           5,387              360
Assembled workforce................         10             2            19           6              23                3
Customer lists.....................        776           232           419         474             176               --
Covenants not to compete...........         15             5             8           9               3               --
Acquired software..................        313             2           650          75           2,466               73
Accounts payable...................        (34)          (16)         (130)        (94)            (68)              --
Accrued liabilities................        (81)          (15)         (110)        (81)           (688)              (6)
Customer deposits and deferred
  revenue..........................        (64)           --          (546)        (16)           (379)             (30)
Long-term debt.....................        (13)          (33)          (50)       (202)           (166)              --
Deferred tax liability.............       (472)          (96)         (438)       (226)         (1,067)              --
                                      --------     ---------     ---------     -------     -----------   --------------
  NET ASSETS ACQUIRED..............   $  1,278     $     227     $   2,207     $   600     $    10,577   $          400
                                      ========     =========     =========     =======     ===========   ==============
USEFUL LIVES OF INTANGIBLES (IN
  YEARS)
Goodwill...........................         10             2            10          10              10               10
Assembled workforce................          7            10             2           6               3                1
Customer lists.....................         10            10             3           4              10               --
Covenants not to compete...........          3             3             3           3               3               --
Acquired software..................          2             2             4           4               4                4

                                                                                                    MEDICAL
                                        LOGOS                       PEPWARE      COMPUTERIZED       DIGITAL          DATA
                                      SYSTEMS,                     SOFTWARE,        DOCTORS      TECHNOLOGIES,    DECISIONS
                                        INC.        CSS, INC.         INC.       SYSTEMS, INC.       INC.            INC.
                                     -----------   ------------   ------------   -------------   -------------   ------------
                                          August        October        October        October         October         October
Acquisition date...................         1999           1999           1999           1999            1999            1999
Common shares issued (in shares)...       83,645         71,089         20,000        113,413          96,491         138,943
Preferred shares issued (in
  shares)..........................           --             --             --             --              --              --
Stock options (in shares)..........           --             --             --         17,756              --              --
CONSIDERATION
Common shares (in dollars).........  $       803   $      1,120   $        315   $      1,786    $      1,520    $      2,188
Preferred shares (in dollars)......           --             --             --             --              --              --
Stock options......................           --             --             --            126              --              --
Notes payable......................           --             --             50             --             500             222
Cash...............................           --            230             --             --             300              78
                                     -----------   ------------   ------------   ------------    ------------    ------------
  TOTAL CONSIDERATION..............  $       803   $      1,350   $        365   $      1,912    $      2,320    $      2,488
                                     ===========   ============   ============   ============    ============    ============
PURCHASE PRICE ALLOCATION
Cash...............................  $        65   $         13   $          4   $        277    $        321    $         16
Accounts receivable................          102             57             23            171             132             126
Inventories........................           --            102             --              6              28              41
Prepaid expenses and other.........           --              4             --             14              61              --
Property and equipment.............           16             11             --             20              37              82
Goodwill...........................          566            565            181            761           1,010           1,528
Assembled workforce................            7              8              2             17              13              13
Customer lists.....................          564            638            141            674           1,153             804
Covenants not to compete...........           11             12              3             13              23              16
Acquired software..................          213             55             24            297              76             159
Accounts payable...................          (13)           (41)           (13)           (28)           (139)            (85)
Accrued liabilities................         (185)           (12)            --            (89)           (178)            (39)
Customer deposits and deferred
  revenue..........................           --            (62)            --           (202)           (217)            (43)
Long-term debt.....................         (225)            --             --            (19)             --            (116)
Deferred tax liability.............         (318)            --             --             --              --             (14)
                                     -----------   ------------   ------------   ------------    ------------    ------------
  NET ASSETS ACQUIRED..............  $       803   $      1,350   $        365   $      1,912    $      2,320    $      2,488
                                     ===========   ============   ============   ============    ============    ============
USEFUL LIVES OF INTANGIBLES (IN
  YEARS)
Goodwill...........................           10             10              2             10              10              10
Assembled workforce................            6              8              1              6               4               4
Customer lists.....................           10             10             10             10              10              10
Covenants not to compete...........            3              3              3              2               3               3
Acquired software..................            2              2              2              2               2               2

3. UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS:
(CONTINUED)

    (E) Adjusts the benefit for income taxes based on other pro forma audit adjustments.

    (F) Common equivalent shares from stock options and warrants, and convertible notes in the amount of 542,173 for the year ended December 31, 1998 and 1,311,932 for the nine months ended September 30, 1999 have been excluded from the computation of diluted loss per share in all loss periods, as their effect is antidilutive.

    (G) Records the interest expense related to the debt discount in the amount of $3.0 million. Also records the effect to the warrant issued to purchase 13,333 shares of common stock at a price equal to 60% of the IPO share price, in the amount of $90,000, which also increases additional paid in capital.

4. UNAUDITED PRO FORMA EARNINGS PER SHARE:

    Proforma basic and diluted loss per share has been calculated as if all of the acquisitions had occurred as of the beginning of the immediately preceding period and as if the conversion of Series A-1 and Series B preferred stock into common shares had occurred on the dates of their issuance. Series A-1 and Series B preferred shares convert into 0.33386 and 1.09 shares of common stock, respectively, assuming a conversion price of $11.00 per share.

    The number of weighted-average shares used in the basic and diluted loss per share calculations were calculated as follows:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
Weighted-average shares per financial statements............    2,158,314      2,873,550
Additional weighted-average shares assuming all acquisitions prior to September 30, 1999 occurred at the beginning of
  1998......................................................      433,514         97,466
Weighted-average shares assuming all acquisitions subsequent
  to September 30, 1999 occurred at the beginning of 1998...      439,936        439,936
Weighted-average shares assuming conversion of Series A-1
  preferred stock on the dates of their issuance............      137,901        599,425
Weighted-average shares assuming conversion of Series B
  preferred stock on the dates of their issuance............      130,909        130,909
                                                                ---------      ---------
    Total...................................................    3,300,574      4,141,286
                                                                =========      =========

    As all of the Series B preferred stock was issued in connection with acquisitions, its date of issuance was assumed to be the beginning of 1998.

5. PRO FORMA EFFECT OF ACQUISITIONS:

    The following schedules disclose the effect of the significant acquisitions on the pro forma consolidated balance sheet as of September 30, 1999 and the pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999.

                             VANTAGEMED CORPORATION

                        PRO FORMA EFFECT OF ACQUISITIONS

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999

                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                          RECENT ACQUISITIONS
                                        --------------------------------------------------------
                                                                                        OTHER       PRO FORMA
                                                                           DATA        RECENT       EFFECT OF
                                          CSS        CDS        MDT      DECISIONS   ACQUISITION   ACQUISITIONS
                                        --------   --------   --------   ---------   -----------   ------------
CURRENT ASSETS:
  Cash and cash equivalents...........   $   --     $  277     $   21     $   --       $    4         $  302
  Accounts Receivable, net............       57        171        132        127           23            510
  Notes Receivable, current portion...       --          5         --         --           --              5
  Inventories.........................      102          6         28         41           --            177
  Prepaid Expenses and other..........        3          9         61         --           --             73
                                         ------     ------     ------     ------       ------         ------
    Total current assets..............      162        468        242        168           27          1,067
NOTE RECEIVABLE, net of current
  portion.............................       --         --         --         --           --             --
PROPERTY AND EQUIPMENT, net...........       11         20         37         82           --            150
INTANGIBLES, net......................    1,278      1,762      2,275      2,520          351          8,186
                                         ------     ------     ------     ------       ------         ------
    Total assets......................   $1,451     $2,250     $2,554     $2,770       $  378         $9,403
                                         ======     ======     ======     ======       ======         ======
CURRENT LIABILITIES:
  Book overdraft......................   $  217     $   --     $   --     $   62       $   --         $  279
  Current portion of long-term debt...        2          5         --         --           50             57
  Accounts payable....................       41         28        139         85           13            306
  Accrued liabilities.................       10         89        178         53           --            330
  Customer deposits and deferred
    revenue...........................       62        202        217         43           --            524
                                         ------     ------     ------     ------       ------         ------
    Total current liabilities.........      332        324        534        243           63          1,496
LONG-TERM DEBT, net of current
  portion.............................       --         14        500        338           --            852
    Total liabilities.................      332        338      1,034        581           63          2,348
STOCKHOLDERS' EQUITY:
  Preferred Stock--Series A-1.........       --         --         --         --           --             --
  Preferred Stock--Series B...........       --         --         --         --           --             --
  Common stock........................       --         --         --         --           --             --
  Additional paid-in-capital..........    1,119      1,912      1,520      2,189          315          7,055
  Accumulated deficit.................       --         --         --         --           --             --
                                         ------     ------     ------     ------       ------         ------
    Total stockholders' equity........    1,119      1,912      1,520      2,189          315          7,055
    Total liabilities and
      stockholders' equity............   $1,451     $2,250     $2,554     $2,770       $  378         $9,403
                                         ======     ======     ======     ======       ======         ======

                             VANTAGEMED CORPORATION
                        PRO FORMA EFFECT OF ACQUISITION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                   1998 ACQUISITIONS                                       1999 ACQUISITIONS
                           ----------------------------------    PRO FORMA     -----------------------------------------
                                                  ALL OTHER      EFFECT OF
                                                     1998           1998
                           MEDICOM      CMHT     ACQUISITIONS   ACQUISITIONS   CIVITEC      MSS       BRAND     MARINER
                           --------   --------   ------------   ------------   --------   --------   --------   --------
REVENUES:
  Software and systems....   $  8      $  758        $ 138         $  904       $  500     $  521     $  894    $   648
  Customer support and
    electronic services...    647         506          215          1,368          692        501        378        360
                             ----      ------        -----         ------       ------     ------     ------    -------
    Total revenues........    655       1,264          353          2,272        1,192      1,022      1,272      1,008
OPERATING COSTS AND
  EXPENSES:
  Software and systems....     --         503           58            561          225        247         88         37
  Customer support and
    electronic services...    542         300          182          1,024          345        341         --         33
  Selling, general and
    administrative........     94         395          195            684          586        517      1,340      2,065
  Product development.....     --          --           --             --           22         27        105      1,267
  Depreciation and
    amortization..........     26          15            2             43           17         --         15        231
                             ----      ------        -----         ------       ------     ------     ------    -------
    Total operating costs
      and expenses........    662       1,213          437          2,312        1,195      1,132      1,548      3,633
INCOME (LOSS) FROM
  OPERATIONS..............     (7)         51          (84)           (40)          (3)      (110)      (276)    (2,625)
INTEREST INCOME AND
  EXPENSE:
  Interest income.........      5          --           --              5           --         --         --         12
  Interest income.........     --         (10)         (21)           (31)          --         --         --        (53)
                             ----      ------        -----         ------       ------     ------     ------    -------
    Total interest income
      (expense)...........      5         (10)         (21)           (26)          --         --         --        (41)
INCOME (LOSS) BEFORE
  INCOME TAXES............     (2)         41         (105)           (66)          (3)      (110)      (276)    (2,666)
PROVISION (BENEFIT) FOR
  INCOME TAXES............      8          --           --              8            1        (13)        --         --
                             ----      ------        -----         ------       ------     ------     ------    -------
  Net income (loss).......   $(10)     $   41        $(105)        $  (74)      $   (4)    $  (97)    $ (276)   $(2,666)
                             ====      ======        =====         ======       ======     ======     ======    =======

                               1999 ACQUISITIONS                                  RECENT ACQUISITIONS
                               ---------------    PRO FORMA     --------------------------------------------------------
                                   ALL OTHER      EFFECT OF                                                     OTHER
                                      1999           1999                    DATA                              RECENT
                                  ACQUISITIONS   ACQUISITIONS     CSS      DECISIONS     CDS        MDT      ACQUISITION
                                  ------------   ------------   --------   ---------   --------   --------   -----------
REVENUES:
  Software and systems....           $  804         $ 3,367       $271      $  435      $  604     $  441        $ 88
  Customer support and
    electronic services...            1,456           3,387        697         771         872        674         136
                                     ------         -------       ----      ------      ------     ------        ----
    Total revenues........            2,260           6,754        968       1,206       1,476      1,115         224
OPERATING COSTS AND
  EXPENSES:
  Software and systems....              309             906        148         190         245        235          33
  Customer support and
    electronic services...              612           1,331        193         405         442        328          25
  Selling, general and
    administrative........            1,245           5,753        348         543         606        471          63
  Product development.....              133           1,554         52          --         130         88           6
  Depreciation and
    amortization..........               53             316          5          60          15         13          --
                                     ------         -------       ----      ------      ------     ------        ----
    Total operating costs
      and expenses........            2,352           9,860        746       1,198       1,438      1,135         127
INCOME (LOSS) FROM
  OPERATIONS..............              (92)         (3,106)       222           8          38        (20)         97
INTEREST INCOME AND
  EXPENSE:
  Interest income.........               --              12         --          --          --         --          --
  Interest income.........               --             (53)        --          --          --         --          --
                                     ------         -------       ----      ------      ------     ------        ----
    Total interest income
      (expense)...........               --             (41)        --          --          --         --          --
INCOME (LOSS) BEFORE
  INCOME TAXES............              (92)         (3,147)       222           8          38        (20)         97
PROVISION (BENEFIT) FOR
  INCOME TAXES............               --             (12)        --           5           9         --          --
                                     ------         -------       ----      ------      ------     ------        ----
  Net income (loss).......           $  (92)        $(3,135)      $222      $    3      $   29     $  (20)       $ 97
                                     ======         =======       ====      ======      ======     ======        ====


                             PRO FORMA
                             EFFECT OF      PRO FORMA
                               RECENT       EFFECT OF
                            ACQUISITIONS   ACQUISITIONS
                            ------------   ------------
REVENUES:
  Software and systems....     $1,839         $ 6,110
  Customer support and
    electronic services...      3,150           7,905
                               ------         -------
    Total revenues........      4,989          14,015
OPERATING COSTS AND
  EXPENSES:
  Software and systems....        851           2,318
  Customer support and
    electronic services...      1,393           3,748
  Selling, general and
    administrative........      2,031           8,468
  Product development.....        276           1,830
  Depreciation and
    amortization..........         93             452
                               ------         -------
    Total operating costs
      and expenses........      4,644          16,816
INCOME (LOSS) FROM
  OPERATIONS..............        345          (2,801)
INTEREST INCOME AND
  EXPENSE:
  Interest income.........         --              17
  Interest income.........         --             (84)
                               ------         -------
    Total interest income
      (expense)...........         --             (67)
INCOME (LOSS) BEFORE
  INCOME TAXES............        345          (2,868)
PROVISION (BENEFIT) FOR
  INCOME TAXES............         14              10
                               ------         -------
  Net income (loss).......     $  331         $(2,878)
                               ======         =======

                             VANTAGEMED CORPORATION
                        PRO FORMA EFFECT OF ACQUISITION
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                 1999 ACQUISITIONS
                                              --------------------------------------------------------    PRO FORMA
                                                                                           ALL OTHER      EFFECT OF
                                                                                              1999           1999
                                              CIVITEC      MSS       BRAND     MARINER    ACQUISITIONS   ACQUISITIONS
                                              --------   --------   --------   --------   ------------   ------------
REVENUES:
  Software and systems......................    $222       $318      $  670    $   308       $  416        $ 1,934
  Customer support and electronic
    services................................     130        250         364        175          700          1,619
                                                ----       ----      ------    -------       ------        -------
    Total revenues..........................     352        568       1,034        483        1,116          3,553
OPERATING COSTS AND EXPENSES:
  Software and systems......................      85        123          44         13          197            462
  Customer support and electronic
    services................................      87        156          --         78          237            558
  Selling, general and administrative.......     180        170         958        619          645          2,572
  Product development.......................      --          9          67        481          100            657
  Depreciation and amortization.............      --         --           8        177           27            212
                                                ----       ----      ------    -------       ------        -------
    Total operating costs and expenses......     352        458       1,077      1,368        1,206          4,461
INCOME (LOSS) FROM OPERATIONS...............      --        110         (43)      (885)         (90)          (908)
INTEREST INCOME AND EXPENSE:
  Interest income...........................      --         --          --         10            4             14
  Interest income...........................      --         --          --        (55)         (24)           (79)
                                                ----       ----      ------    -------       ------        -------
    Total interest income (expense).........      --         --          --        (45)         (20)           (65)
INCOME (LOSS) BEFORE INCOME TAXES...........      --        110         (43)      (930)        (110)          (973)
PROVISION (BENEFIT) FOR INCOME TAXES........      --         17          --         --           --             17
                                                ----       ----      ------    -------       ------        -------
  Net income (loss).........................    $ --       $ 93      $  (43)   $  (930)      $ (110)       $  (990)
                                                ====       ====      ======    =======       ======        =======

                                                                RECENT ACQUISITIONS
                                              --------------------------------------------------------    PRO FORMA
                                                                                              OTHER       EFFECT OF      PRO FORMA
                                                                                 DATA        RECENT         RECENT       EFFECT OF
                                                CSS        CDS        MDT      DECISIONS   ACQUISITION   ACQUISITIONS   ACQUISITIONS
                                              --------   --------   --------   ---------   -----------   ------------   ------------
REVENUES:
  Software and systems......................    $229      $  671     $  517     $  433        $119          $1,969         $3,903
  Customer support and electronic
    services................................     486         486        776        699          82           2,529          4,148
                                                ----      ------     ------     ------        ----          ------         ------
    Total revenues..........................     715       1,157      1,293      1,132         201           4,498          8,051
OPERATING COSTS AND EXPENSES:
  Software and systems......................      62         185        235        189          67             738          1,200
  Customer support and electronic
    services................................     101          95        323        381          36             936          1,494
  Selling, general and administrative.......     477         790        469        489          97           2,322          4,894
  Product development.......................      --          --         89         --          --              89            746
  Depreciation and amortization.............      --           7         15         46          --              68            280
                                                ----      ------     ------     ------        ----          ------         ------
    Total operating costs and expenses......     640       1,077      1,131      1,105         200           4,153          8,614
INCOME (LOSS) FROM OPERATIONS...............      75          80        162         27           1             345           (563)
INTEREST INCOME AND EXPENSE:
  Interest income...........................      --          --         --         --          --              --             14
  Interest income...........................      --          --         --         --          --              --            (79)
                                                ----      ------     ------     ------        ----          ------         ------
    Total interest income (expense).........      --          --         --         --          --              --            (65)
INCOME (LOSS) BEFORE INCOME TAXES...........      75          80        162         27           1             345           (628)
PROVISION (BENEFIT) FOR INCOME TAXES........      --          24         26          3          --              53             70
                                                ----      ------     ------     ------        ----          ------         ------
  Net income (loss).........................    $ 75      $   56     $  136     $   24        $  1          $  292         $ (698)
                                                ====      ======     ======     ======        ====          ======         ======

                                     [LOGO]

    Through and including            , 2000, (the 25th day after the date of
this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.